As filed with the Securities and Exchange Commission on September 20, 1996.
                                                    Registration No. 33-99694.

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ---------

                              AMENDMENT NO. 6 TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ---------
                      METROPOLITAN REALTY COMPANY, L.L.C.
            (Exact name of registrant as specified in its charter)

            Delaware                    535 Griswold           38-3260057
(State or other jurisdiction of           Suite 748          (I.R.S. Employer
 incorporation or organization)    Detroit, Michigan 48226    Identification
                                       (313) 961-5552             Number)

              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)
                                     6743
           (Primary Standard Industrial Classification Code Number)

                            F. Thomas Lewand, Esq.
                            100 Renaissance Center
                                  34th Floor
                            Detroit, Michigan 48243
                                (313) 259-7777
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service
                                  of process)
                                  ---------
                                  Copies to:
                           Barbara A. Bluford, Esq.
                         Bodman, Longley & Dahling LLP
                            100 Renaissance Center
                                  34th Floor
                            Detroit, Michigan 48243
                                (313) 259-7777
                                  ---------
Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
                                  ---------
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
==============================================================================

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

==============================================================================

                      METROPOLITAN REALTY COMPANY, L.L.C.

        Cross Reference Sheet Pursuant To Item 501(b) Of Regulation S-K


 Item
Numbers                 Caption                                     Location in Prospectus
- -------                 -------                                     ----------------------
1.   Forepart of the Registration Statement and Outside        Outside Front Cover of Prospectus
     Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Page of               Inside Front and Outside Back Cover Page of
     Prospectus                                                Prospectus

3.   Risk Factors, Ratio of Earnings to Fixed Charges          Summary; Risk Factors; The Introduction; The
     and Other Information                                     Companies; The Special Meeting; The Restructuring;
                                                               The Offering; Management's Discussion and
                                                               Analysis of Financial Conditions  and Results of
                                                               Operations; The Operating Agreement; The
                                                               Restructuring Agreement; Federal Income Tax
                                                               Considerations

4.   Terms of the Transaction                                  Summary; The Special Meeting; The Restructuring;
                                                               The Offering; Comparison of MRC Capital Stock
                                                               and MRC, LLC Class Membership Interests; The
                                                               Restructuring Agreement

5.   Pro Forma Financial Information                           Summary; Pro forma Financial Information; MRC,
                                                               LLC Pro forma Condensed Balance Sheet; Selected
                                                               Financial Data of Metropolitan Realty Corporation

6.   Material Contacts with Company Being Acquired             The Restructuring Agreement

7.   Additional Information Required for Re-Offering                            *
     by Persons and Parties Deemed Underwriters

8.   Interests of Named Experts and Counsel                    Relationship with Independent Accountants; Experts;
                                                               Legal Matters

9.   Disclosure of Commission Position on                      The Operating Agreement
     Indemnification for Securities Act Liabilities

10.  Information with Respect to S-2 or S-3 Registrants        Summary; The Companies; Pro forma Financial
                                                               Information; MRC, LLC Pro forma Condensed
                                                               Balance Sheet; Selected Financial Data of
                                                               Metropolitan Realty Corporation; Management's
                                                               Discussion and Analysis of Financial Condition and
                                                               Results of Operations; Management and Operations
                                                               After the Restructuring; Federal Income Tax
                                                               Considerations

11.  Incorporation of Certain Information by Reference                           *

12.  Information with Respect to S-2 or S-3                                      *
     Companies




13.  Incorporation of Certain Information by Reference                           *

14.  Information with Respect to Registrants other than                          *
     S-2 or S-3 Registrants

15.  Information with Respect to S-3 Companies                                   *

16.  Information with Respect to S-2 or S-3                                      *
     Companies

17.  Information with Respect to Companies Other than          Summary; The Companies; Pro forma Financial
     S-2 or S-3 Companies                                      Information; MRC, LLC Pro forma Condensed
                                                               Balance Sheet; Selected Financial Data of
                                                               Metropolitan Realty Corporation; Management's
                                                               Discussion and Analysis of Financial Condition and
                                                               Results of Operations; Management and Operations
                                                               After the Restructuring; Federal Income Tax
                                                               Considerations

18.  Information if Proxies, Consents or Authorization         Summary; The Special Meeting; The Restructuring;
     are to be Solicited                                       Management and Operations After the Restructuring;
                                                               Legal Matters

19.  Information if Proxies, Consents or Authorizations                          *
     are not to be Solicited or in an Exchange Offer

- --------
*Not applicable.

                        METROPOLITAN REALTY CORPORATION
                                PROXY STATEMENT

                      METROPOLITAN REALTY COMPANY, L.L.C.
                                  PROSPECTUS

        This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being furnished to the shareholders of Metropolitan Realty Corporation ("MRC") in connection with the solicitation of proxies by the Board of Directors of such corporation for use at its Special Meeting of Shareholders (including any adjournments or postponements thereof) to be held on December 6, 1996. This Proxy Statement/Prospectus relates to the proposed restructuring of MRC, which will be accomplished by (1) the transfer of the assets of MRC to, and the assumption of the liabilities of MRC by, Metropolitan Realty Company, L.L.C., a Delaware limited liability company ("MRC, LLC" or the "Company"), in exchange for Class A limited liability company membership interests (the
"Class A Membership Interests") of MRC, LLC, (2) dissolving MRC, and (3) distributing the Class A Membership Interests to certain of MRC's shareholders upon liquidation (the "Restructuring") pursuant to the Agreement and Plan of Dissolution and Restructuring dated as of September 24, 1996 by and between MRC and MRC, LLC (the "Restructuring Agreement"). The beneficial holders of fewer than 50,000 shares of MRC's common stock, $0.01 par value ("Common Stock") as of October 7, 1996, will receive a cash payment equal to the book value of their shares as of September 30, 1995 ($9.03 per share) in lieu of membership interests in MRC, LLC.

        This Proxy Statement/Prospectus also constitutes a prospectus of MRC, LLC with respect to the initial exchange of the Class A Membership Interests of MRC, LLC. Upon consummation of the Restructuring, shareholders of MRC will, with certain exceptions, become holders of Class A Membership Interests of MRC, LLC. See "THE RESTRUCTURING".

         MRC, LLC will also gift that number of Class A Membership Interests necessary to bring the total number of Class A Members to at least 100, the number necessary to satisfy certain requirements applicable to pension plans subject to the Employee Retirement Income Security Act of 1974, as amended. See "CONSIDERATIONS FOR PENSION FUND INVESTORS".

        There is no public market for the Class A Membership Interests and MRC, LLC believes none will develop. In addition, the transfer of Membership Interests is subject to certain limitations. See "COMPARISON OF MRC CAPITAL STOCK AND MRC, LLC CLASS A MEMBERSHIP INTERESTS -- General".

        The MRC Common Stock is listed on the American Stock Exchange ("AMEX") under the symbol "MET". The high and low sales price on the AMEX ranged from $6.375 to $5.175 during 1994 and from $8.725 to $5.625 during 1995 and from
$9.00 to $8.125 during the first six months of 1996. See "COMPARISON OF MRC CAPITAL STOCK AND MRC, LLC CLASS A MEMBERSHIP INTERESTS -- General".

        MRC, LLC has filed a registration statement with the Securities and Exchange Commission on Form S-11 relating to a separate offer of a minimum of 50 Units ($25,000,000) and a maximum of 100 Units ($50,000,000) in Class B membership interests to create a new investment pool which will be segregated on the books of MRC, LLC from the existing investment pool. The effectiveness of that registration statement is a condition to the consummation of the Restructuring. See "THE RESTRUCTURING AGREEMENT -- Conditions to the Restructuring" and "THE OFFERING".

        THE RESTRUCTURING MAY HAVE CERTAIN ADVERSE EFFECTS, INCLUDING THE
FOLLOWING:

 o There is not anticipated to be any public market for the Class A Membership Interests. MRC, LLC will register under Section 12(g) of the Exchange Act and will file periodic reports and other information with the Securities and Exchange Commission, but its membership interests will not be listed on any securities exchange.

 o The nature of the investment of the shareholders of MRC will change from an investment in common stock which is listed on a national securities exchange to an investment in limited liability company interests. MRC cannot predict whether any market will develop.

 o Four entities are the beneficial owners of approximately 62% of MRC's outstanding shares. Directors, executive officers and directors who are nominees of such entities holding approximately 45.3% of the outstanding shares of MRC have indicated that they and such entities intend to vote such shares for approval and adoption of the Restructuring Agreement.

 o Holders of fewer than 50,000 shares of MRC as of October 7, 1996 (assumed to represent 116,267 shares in the aggregate) will receive, in lieu of the distribution of Class A Membership Interests in MRC, LLC, a cash payment equal to the book value of their shares as of September 30, 1995 ($9.03 per share, or $1,049,891 in the aggregate).

 o Risks associated with a reduced level of participation in corporate governance by investors and lack of scheduled annual meetings.
        The Managing Board Members of MRC, LLC will be appointed by its Member-Managers (which will consist of (a) those Members with a Total Percentage Interest at least equal to the Minimum Percentage and (b) to the extent not previously taken into account, those Class A Members (but excluding their assignees) which held sufficient shares of MRC's common stock immediately prior to the initial Capital Contribution of the Class A Members to elect at least one director at an annual meeting of the shareholders of MRC, and in either case which have not declined in writing to serve as Member-Managers). There will be no regularly scheduled meetings of the Members of MRC, LLC. Meetings of all Members or of a class or classes of Members may be called by the Managing Board, the Executive Committee or by the Chairman of the Managing Board, and must be called upon the written request to the Managing Board of Members holding in the aggregate at least ten percent (10%) of the Total Percentage Interests of MRC, LLC or of the applicable class or classes.

 o There will be certain restrictions upon the transfer of Membership Interests. Members with Restricted Membership
        Interests (generally those with a Membership Interest that represents at least 21% of a particular class) cannot transfer such interests without the consent of a majority of the non-transferring Member-Managers.

o Certain tax risks, including the possibility that the IRS might not consider MRC, LLC a partnership for federal tax purposes, notwithstanding the opinion of Coopers & Lybrand L.L.P. that MRC, LLC is a partnership for such purposes. Prior to obtaining an opinion from Coopers & Lybrand L.L.P., MRC, LLC filed a request on January 5, 1996 for a private letter ruling from the IRS which recognizes that it is classified as a partnership for federal income tax purposes. The request is still pending. Although MRC, LLC at this time anticipates receiving a favorable ruling, the request involves issues of first impression and no firm assurance can be given that the IRS will ultimately decide to issue a ruling. Should the IRS ultimately decide not to issue a ruling, MRC, LLC's classification for tax purposes will not be adversely affected by this decision. However, if the IRS declines to rule, it could also decide to challenge MRC, LLC's classification for tax purposes, notwithstanding the opinion of Coopers & Lybrand L.L.P. If such challenge were successful, then under certain conditions MRC, LLC could be subject to Federal income tax (including applicable alternative minimum tax) on its taxable income at corporate rates.

SEE "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING", "COMPARISON
OF MRC CAPITAL STOCK AND MRC,LLC CLASS A MEMBERSHIP INTERESTS", AND "THE OPERATING AGREEMENT".

        THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS," page 13 of this Proxy Statement/Prospectus.

        NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        The date on which this Proxy Statement/Prospectus is first being sent to shareholders of MRC is on or about October 14, 1996.


                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
AVAILABLE INFORMATION........................................................................viii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................................viii

SUMMARY.......................................................................................  1

       The Companies..........................................................................  1
       The Special Meeting....................................................................  1
       Special Meeting of Shareholders........................................................  1
       Matters to be Considered at the Special Meeting........................................  1
       Shareholder Proposals..................................................................  2
       Votes Required.........................................................................  2
       Record Date............................................................................  2
       Security Ownership.....................................................................  2
       The Restructuring......................................................................  3
       Form of Restructuring..................................................................  3
       Effective Date of the Restructuring....................................................  3
       Purpose of the Restructuring and Reasons for the Restructuring.........................  3
       Disadvantages of the Restructuring.....................................................  3
       Recommendations of the Board of Directors .............................................  4
       Opinion of Appraisers..................................................................  4
       Conditions to the Consummation of the Restructuring; Termination.......................  4
       Material Federal Income Tax Consequences...............................................  4
       Considerations for Pension Fund Investors..............................................  5
       Stock Exchange Listing.................................................................  5
       No Appraisal or Other Rights...........................................................  5
       The Offering of Class B Membership Interests...........................................  6
       Risk Factors...........................................................................  6
       Management and Operations After the Restructuring......................................  8
       Managing Board.........................................................................  8
       Committees.............................................................................  8
       Class A Membership Interests...........................................................  8
       Meetings...............................................................................  9
       Federal Income Tax Treatment...........................................................  9
       Dissolution............................................................................ 10
       Summary Financial Data................................................................. 10
       Pro Forma Financial Information........................................................ 10
       Metropolitan Realty Company, L.L.C. Summary Pro Forma Condensed Balance Sheet.......... 11
       Summary Selected Financial Data of Metropolitan Realty Corporation..................... 12

                                    TABLE OF CONTENTS
                                       (Continued)
                                                                                             Page
                                                                                             ----
RISK FACTORS................................................................................ 13

       Conditions to the Restructuring...................................................... 13
       Termination.......................................................................... 13
       Material Federal Income Tax Consequences............................................. 14
       Considerations for Pension Fund Investors............................................ 14
       Lack of Market; Substantial Transfer Restrictions.................................... 14
       Southeast Michigan Economy........................................................... 14
       Real Estate Investment Risks......................................................... 15
       Potential Conflicts of Interest...................................................... 15
       Competition.......................................................................... 16
       Risk of Borrowing.................................................................... 16
       Selection of an Advisory Company..................................................... 16
       Uncertainties Concerning Control..................................................... 16
       Limited Liability Company as an Untested Entity...................................... 17
       Rights of creditors to reach Class A Assets.......................................... 17
       Adverse Consequences of Failure to Qualify as a Partnership.......................... 17


INTRODUCTION................................................................................ 18


THE COMPANIES............................................................................... 18

       Metropolitan Realty Corporation...................................................... 18
       Material Assets of Metropolitan Realty Corporation................................... 19
       Metropolitan Realty Company, L.L.C................................................... 19

THE SPECIAL MEETING......................................................................... 20

       Matters to be Considered at Meeting.................................................. 20
       Votes Required....................................................................... 21
       Voting of Proxies.................................................................... 21
       Revocability of Proxies.............................................................. 21
       Record Date; Shares Entitled to Vote; Quorum......................................... 22
       No Appraisal Rights.................................................................. 22
       Solicitation of Proxies.............................................................. 22

SPECIAL FACTORS CONCERNING THE RESTRUCTURING................................................ 22

       Form of the Restructuring............................................................ 22
       Background of and Reasons for the Restructuring...................................... 23
       Valuation of Common Stock............................................................ 23


                                    TABLE OF CONTENTS
                                       (Continued)

                                                                                             Page
                                                                                             ----
       Direction of MRC..................................................................... 23
       Appointment of Board Committee and Proposed Structures Considered.................... 24
       Restructuring Proposal............................................................... 25
       Recommendation of the Board of Directors............................................. 26
       Appraisal............................................................................ 27
       General.............................................................................. 27
       Scope and Extent of Appraisal Process................................................ 27
       Assumptions and Limiting Conditions.................................................. 28
       Market Value of Mortgage Notes....................................................... 28
       Consideration for Shares to be Paid to Minority Shareholders......................... 29
       Majority Shareholders................................................................ 31
       Effect of the Restructuring.......................................................... 32
       Limited Liability Company............................................................ 32
       Managing Board....................................................................... 33
       Committees........................................................................... 33
       Class A Membership Interests......................................................... 33
       Meetings............................................................................. 34
       Effective Date....................................................................... 34
       Conditions to the Consummation of the Restructuring.................................. 35
       Anticipated Accounting Treatment..................................................... 35
       Material Federal Income Tax Consequences............................................. 35
       Stock Exchange Listing and Marketability ............................................ 35
       No Appraisal Rights.................................................................. 36

THE OFFERING................................................................................ 36

PRO FORMA FINANCIAL INFORMATION............................................................. 36

METROPOLITAN REALTY COMPANY, L.L.C. PRO FORMA CONDENSED
       BALANCE SHEET........................................................................ 37

SELECTED FINANCIAL DATA OF METROPOLITAN REALTY CORPORATION.................................. 38

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
       CONDITION AND RESULTS OF OPERATIONS.................................................. 39

       Results of Operations for the Six Months Ended June 30 , 1996........................ 39
       Liquidity and Capital Resources for the Six Months ended June 30, 1996............... 41
       Results of Operations of MRC for the years ended December 31, 1995, 1994 and 1993.... 42
       Liquidity and Capital Resources of MRC at December 31, 1995.......................... 45


                                    TABLE OF CONTENTS
                                       (Continued)
                                                                                             Page
                                                                                             ----
MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING........................................... 47

       MRC's Current Management Structure................................................... 47
       Board of Directors................................................................... 47
       Committees........................................................................... 47
       MRC, LLC............................................................................. 48
       Member-Managers...................................................................... 50
       Managing Board after the Restructuring............................................... 50
       Compensation and Expense Reimbursement............................................... 51
       Fiduciary Responsibility of Managing Board Members................................... 52
       Limited Liability of Managing Board Members.......................................... 52
       Committees after the Restructuring................................................... 52
       Meetings of Shareholders and Members................................................. 53
       MRC.................................................................................. 53
       MRC, LLC............................................................................. 53
       Voting............................................................................... 53
       MRC.................................................................................. 53
       MRC, LLC............................................................................. 54
       Dissolution.......................................................................... 54
       MRC.................................................................................. 54
       MRC, LLC............................................................................. 54

INVESTMENT OBJECTIVES AND POLICIES AFTER THE RESTRUCTURING.................................. 55

       General.............................................................................. 55
       Underwriting Criteria................................................................ 56
       Types of Investments................................................................. 56
       Commercial Mortgage Loans............................................................ 57
       Construction Loans................................................................... 58
       Equity Participations................................................................ 59
       Reinvestment Policy.................................................................. 60
       Borrowing Policies................................................................... 61
       Arrangements with Advisory Company................................................... 61
       Other Operating and Investment Policies.............................................. 61
       Prohibited Investments and Activities................................................ 62
       Annual Review of Investment Policies and Advisor Performance........................  64


                                    TABLE OF CONTENTS
                                       (Continued)
                                                                                             Page
                                                                                             ----
COMPARISON OF MRC CAPITAL STOCK AND MRC, LLC CLASS A
  MEMBERSHIP INTERESTS...................................................................... 64

       General.............................................................................. 64
       Limited Liability Companies.......................................................... 65
       Nature of Equity Interests........................................................... 65
       MRC.................................................................................. 65
       General.............................................................................. 65
       Certain Anti-Takeover Provisions..................................................... 65
       Common Stock......................................................................... 66
       Preferred Stock...................................................................... 67
       Dividends and Distributions.......................................................... 67
       MRC, LLC............................................................................. 67
       General.............................................................................. 67
       Disposition of Membership Interests.................................................. 68
       In General........................................................................... 68
       Prohibited Dispositions.............................................................. 69
       Permitted Dispositions............................................................... 69
       Admission of Substitute Members...................................................... 69
       Dividends and Distributions.......................................................... 70

THE OPERATING AGREEMENT..................................................................... 70

       Purpose.............................................................................. 70
       Federal Income Tax Classification.................................................... 70
       Classes of Members................................................................... 71
       Meetings of Members.................................................................. 71
       Quorum and Voting.................................................................... 71
       Redemption........................................................................... 72
       Initial Class A Contributions and Members............................................ 72
       Class A Capital Accounts............................................................. 72
       Initial Class B Contributions and Members............................................ 72
       Class B Assets....................................................................... 73
       Class B Capital Accounts............................................................. 73
       Capital Accounts and Capital Contributions in General................................ 73
       Allocation of Expenses............................................................... 73
       Indemnification...................................................................... 74


                                    TABLE OF CONTENTS
                                       (Continued)

                                                                                             Page
                                                                                             ----
THE RESTRUCTURING AGREEMENT................................................................. 75

       The Restructuring.................................................................... 75
       Assignment of Assets and Assumption of Liabilities;
         Conversion of Common Stock Held by
         Majority Shareholders into Class A Membership Interests............................ 75
       Conversion of Common Stock Held by Minority Shareholders
         into Right to Receive Cash Payment................................................. 75
       Conditions to the Restructuring...................................................... 75
       Effective Date of the Restructuring.................................................. 76
       Surrender of MRC Stock Certificates.................................................. 76
       Conduct Pending the Restructuring.................................................... 77
       Effect of Restructuring.............................................................. 77
       Operating Agreement and Management................................................... 77
       Cessation of Business................................................................ 77
       Closing of Transfer Books............................................................ 78
       Termination.......................................................................... 78

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS.................................................. 78

       The Restructuring.................................................................... 78
       General.............................................................................. 78
       Federal Tax Consequences of the Restructuring........................................ 79
       The Organizational Transactions...................................................... 79
       Taxation of MRC, LLC and Members..................................................... 80
       Partnership Status................................................................... 80
       Partnership Classification Standards................................................. 80
       Publicly Traded Partnership Rules.................................................... 81
       Taxable Mortgage Pool Rules.......................................................... 83
       Taxation of MRC, LLC Members......................................................... 85
       Member Tax Basis..................................................................... 85
       Minimum Gain Chargebacks and Qualified Income Offsets................................ 86
       Tax Allocations With Respect To Contributed Properties............................... 87
       Tax Exempt Investors................................................................. 87
       General.............................................................................. 87
       Fees................................................................................. 87
       Real Property Rents.................................................................. 87
       Debt-financed Property............................................................... 89
       Dealer Property Sales................................................................ 89
       Other Tax Considerations............................................................. 89


                                    TABLE OF CONTENTS
                                       (Continued)

                                                                                             Page
                                                                                             ----
CONSIDERATIONS FOR PENSION FUND INVESTORS................................................... 89

       Pension Plans Subject to the Employee Retirement Income Security Act of 1974......... 89
       Michigan Public Employee Retirement Systems.......................................... 90

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS................................................... 91

EXPERTS..................................................................................... 91

LEGAL MATTERS............................................................................... 91

OTHER MATTERS............................................................................... 91

FURTHER INFORMATION......................................................................... 92

GLOSSARY.................................................................................... 93

APPENDIX A -- OPERATING AGREEMENT............................................................A-1

APPENDIX B -- AGREEMENT AND PLAN OF DISSOLUTION AND RESTRUCTURING............................B-1

INDEX TO FINANCIAL STATEMENTS ...............................................................F-1


                             AVAILABLE INFORMATION

        Metropolitan Realty Company, L.L.C. ("MRC, LLC") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4, File No. 33-99694 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Restructuring, and Metropolitan Realty Corporation ("MRC") has filed a
Schedule 13E-3, File No. 5-40234 (the "Schedule 13E-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission in connection with the Restructuring. This Proxy Statement/Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto or incorporated by reference therein. Statements made in this Proxy Statement/Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules thereto or incorporated by reference therein and the
Schedule 13E-3 can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained upon written request from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

        Metropolitan Realty Corporation ("MRC") is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. All such information can be inspected and copied at the public reference facilities maintained by the Commission and referred to above. Reports, proxy statements and other information concerning MRC can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; at its Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the prescribed rates. Documents filed by MRC can also be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006-1881.

        MRC, LLC will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will be required to file periodic reports and other information with the Commission. Such reports and other information can be inspected and copied at the address set forth above.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


        MRC's Annual Report on Form 10-K and on Form 10-K/A for the year ended December 31, 1995, Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996, and MRC's Proxy Statement for the 1995 Annual Meeting of Shareholders which was filed with the Commission on May 1, 1995 (File No. 1-9450) are incorporated by reference in this Proxy Statement/Prospectus and shall be deemed a part hereof. All reports and other documents subsequently filed by MRC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the Special Meeting of Shareholders to be held on December 6, 1996 and any adjournment thereof shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein prior to the date hereof shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.


        The information relating to MRC contained in this Proxy
Statement/Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

        Any documents incorporated by reference in this Proxy Statement/Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available, without charge, to any person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered, on written or oral request to Nancy A. Mattar, Executive Vice President, Metropolitan Realty Corporation, 535 Griswold, Suite 748, Detroit, Michigan 48226 (telephone (313) 961-5552). In order to ensure timely delivery of the documents, requests should be received by November 29, 1996.

                                    SUMMARY

        The following is a summary of certain information appearing elsewhere in this Proxy Statement/Prospectus. As this summary is necessarily incomplete, reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Appendices hereto in their entirety. See the "GLOSSARY" for definitions of various terms used herein.

The Companies

MRC is a Michigan corporation which operates as a real estate investment trust. Its common stock has been traded on the American Stock Exchange since November, 1988. MRC has focused its investments in southeast Michigan's Wayne and Macomb Counties, as well as the City of Detroit. See "THE COMPANIES -- Metropolitan Realty Corporation".

MRC, LLC is a Delaware limited liability company, formed on October 23, 1995 for the purpose of acquiring the assets and carrying on the business of MRC upon the consummation of the Restructuring. See "THE COMPANIES -- Metropolitan Realty Company, L.L.C.".

The Special Meeting

Special Meeting of Shareholders.

         A special meeting of the shareholders of Metropolitan Realty Corporation ("MRC") will be held at the _______________________, on December 6, 1996 at ________ (the "Special Meeting"). See "THE SPECIAL MEETING".


Matters to be Considered at the Special Meeting.

        At the MRC Special Meeting, holders of MRC's Common Stock, $.01 par value per share (the "MRC Common Stock"), will consider and vote upon a proposal (the "Restructuring Proposal") to approve and adopt the Agreement and Plan of Dissolution and Restructuring attached as Appendix A to this Proxy Statement/Prospectus and incorporated herein by this reference (the "Restructuring Agreement") and the transactions contemplated thereby, including the transfer of the assets of MRC to, and the assumption of the liabilities of MRC by, Metropolitan Realty Company, L.L.C., a Delaware limited liability company ("MRC, LLC") in exchange for Class A membership interests in the limited liability company, the dissolution of MRC, and the distribution of the limited liability company membership interests to certain of MRC's shareholders in liquidation (the "Restructuring"); provided, however, that holders of fewer than 50,000 shares as of October 7, 1996, will receive a cash payment equal to the book value of their shares as of September 30, 1995 ($9.03 per share) in lieu of the distribution of membership interests. These cash payments will be made exclusively from the Class A Assets. MRC shareholders may also consider and vote upon such other matters as may properly be brought before the meeting. See "THE SPECIAL MEETING -- Matters to be Considered at the Meeting".

        In the event that the Restructuring is not approved, MRC intends to continue to conduct its business as presently operated. It is anticipated that the Restructuring will be approved. Four entities are the beneficial owners of approximately 62% of the outstanding shares of MRC and directors, executive officers and directors who are nominees of such entities which are the beneficial owners of approximately 45.3% of MRC's Common Stock have indicated that they and such entities intend to vote such shares of MRC

Common Stock for approval and adoption of the Restructuring Agreement. See "THE SPECIAL MEETING -- Record Date; Shares Entitled to Vote; Quorum."

Shareholder Proposals

        Proposals of shareholders of MRC intended to be presented at the MRC 1996 Annual Meeting must be received by MRC no later than , 1996 to be included in the notice of the MRC Annual Meeting and form of proxy relating to that meeting. Any such proposal must comply with Rule 14a-8 promulgated by the Commission under the Exchange Act.

Votes Required

        Approval of the Restructuring Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of MRC Common Stock, with each share entitled to one vote. Such approval is required to approve and adopt the Restructuring Agreement. The members of MRC, LLC must also approve the Restructuring Agreement. Such approval is a condition to, and required for, consummation of the Restructuring. See "THE SPECIAL MEETING -- Votes Required".

Record Date

        The record date for the MRC Special Meeting is  October 7, 1996.
Only MRC shareholders at the close of business on such date are entitled to notice of, and to vote at, the MRC Special Meeting or at any adjournment thereof. As of the close of business on the Record Date, MRC had outstanding 4,532,169 shares of Common Stock, which were held by approximately 50 (fifty) shareholders of record. See "THE RESTRUCTURING -- Vote Required for Approval" and "THE SPECIAL MEETING -- Record Date; Shares Entitled to Vote; Quorum".

Security Ownership

        As of June 11, 1996, directors and executive officers of MRC as a group were the beneficial owners of less than 1% of the outstanding shares of MRC Common Stock. To the Company's knowledge and belief, four entities are the beneficial owners of more than 5% of MRC's Common Stock as of the Record Date. These beneficial owners own 2,814,470 shares of MRC Common Stock, or approximately 62% of its outstanding shares. Directors, executive officers and directors who are nominees of such entities holding approximately 45.3% of the outstanding shares of MRC have indicated that they and such entities intend to vote such shares of MRC Common Stock for approval and adoption of the Restructuring Agreement. See "THE SPECIAL MEETING -- Record Date; Shares Entitled to Vote; Quorum".

The Restructuring

Form of Restructuring.

        Pursuant to the Restructuring Agreement, on the Effective Date, the assets of MRC will be transferred to MRC, LLC in exchange for Class A membership interests of MRC, LLC (the "Class A Membership Interests"). MRC, LLC will assume all of the liabilities of MRC. MRC will then be dissolved and the Class A Membership Interests in MRC, LLC will be distributed to certain of MRC's shareholders in liquidation. Holders of fewer than 50,000 shares of MRC as of October 7, 1996, will receive, in lieu of the distribution of Class A Membership Interests in MRC, LLC, a cash payment equal to the book value of their shares as of September 30, 1995 ($9.03 per share), based upon an appraisal of MRC's loan portfolio as determined by an independent appraiser. See "THE RESTRUCTURING -- Form of the Restructuring" and "--Appraisal".

        MRC, LLC will simultaneously offer a minimum of 50 Units ($25,000,000) and a maximum of 100 Units ($50,000,000) in Class B membership interests (the "Class B Membership Interests") in a separate offering to create a new investment pool.

Effective Date of the Restructuring.


        It is expected that if the Restructuring is approved by MRC shareholders at the Special Meeting, and assuming that the other conditions described in the Restructuring Agreement are satisfied, the Restructuring will become effective during the fourth calendar quarter of 1996. See "THE RESTRUCTURING AGREEMENT".


Purpose of the Restructuring and Reasons for the Restructuring

        The purpose of the Restructuring is to reorganize MRC into a limited liability company, which the Board of Directors believes will provide a number of significant advantages. MRC's Common Stock currently trades at a fraction of book value. The Board of Directors believes that the Common Stock is substantially undervalued by the market because it is traded thinly. The Restructuring will permit MRC's shareholders which are pension funds, representing 69.2% of the outstanding shares of Common Stock, to write up their investment to its estimated fair value at the date of Restructuring, which is expected to equal book value. The Restructuring will also enable MRC to delist from the American Stock Exchange and, in conjunction with the offering of Class B membership interests of MRC, LLC described below, will permit MRC to realize other significant cost savings. The Restructuring will also result in a more flexible organizational structure, which will provide a vehicle for both raising additional capital and developing exit strategies for the members of MRC, LLC. See "THE RESTRUCTURING -- Special Factors" and "THE OFFERING".

Disadvantages of the Restructuring

        The Restructuring will result in a number of changes, some of which could be considered disadvantages to some or all of the shareholders of MRC. Foremost is that the nature of the investment of certain of the shareholders of MRC will change from an investment in common stock which is listed on the

American Stock Exchange to an investment in limited liability company interests which will not be listed on an exchange and are not expected to be publicly traded. Holders of fewer than 50,000 shares of MRC as of October 7, 1996, will receive, in lieu of the distribution of Class A Membership Interests in MRC, LLC, a cash payment equal to the book value of their shares as of September 30, 1995 ($9.03 per share), based upon an appraisal of MRC's loan portfolio as determined by an independent appraiser.

SEE "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING", "COMPARISON OF MRC CAPITAL STOCK AND MRC,LLC CLASS A MEMBERSHIP INTERESTS", AND "THE OPERATING AGREEMENT".

Recommendations of the Board of Directors

        The MRC Board unanimously approved the Restructuring Agreement and recommends that MRC shareholders vote FOR the approval and adoption of the Restructuring Agreement. See "THE RESTRUCTURING -- Recommendations of the Board of Directors".

Opinion of Appraisers

        The MRC Board has retained Cushman & Wakefield of Michigan, Inc. to perform an appraisal of MRC's loan portfolio, and has utilized this appraisal in establishing the cash payment to be made to holders of fewer than 50,000 shares of MRC Common Stock. A copy of the appraisal will be made available for inspection and copying at the offices of MRC during its regular business hours by any interested shareholder or his or her representative who has been so designated in writing. This appraisal should be read in its entirety with respect to the assumptions made and other matters considered in performing such appraisal. See "THE RESTRUCTURING -- Appraisal".

Conditions to the Consummation of the Restructuring; Termination

        The obligations of MRC and MRC, LLC to consummate the Restructuring are subject to various conditions including obtaining requisite shareholder and member approvals, and the accuracy in all material respects of the representations and warranties of the two entities. There are no federal or state regulatory requirements which must be complied with or approvals which must be obtained in connection with the Restructuring.

        Under certain circumstances, the Restructuring Agreement may be terminated by MRC and/or MRC, LLC at any time prior to the Effective Time, whether before or after approval of the Restructuring by the Shareholders of MRC and the members of MRC, LLC. See "THE RESTRUCTURING AGREEMENT -- Termination".

Material Federal Income Tax Consequences


        Provided certain conditions are met, no gain or loss will be recognized by MRC upon the contribution of its assets to MRC, LLC in exchange for Class A Membership Interests. All amounts received by MRC shareholders in a distribution in complete liquidation will be treated as full payment in exchange for their stock pursuant to Section 331 of the Internal Revenue
Code of 1986, as amended (the "Code"). Gain or loss will be recognized based on the difference between the amount of the distribution and the shareholder's tax basis in its MRC stock. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Federal Tax Consequences of the Restructuring".

        As provided in the opinion of Coopers & Lybrand L.L.P., MRC, LLC will be classified as a partnership for federal income tax purposes, and as such it generally will be treated as a "pass-through" entity that is not subject to federal income tax. Items of income, deduction, gain, loss or credit generally will be allocated proportionately (based on class of membership interests) to MRC, LLC's Members, which will be treated as partners for tax purposes. The Members may be subject to tax on allocated items, without regard to whether they receive a distribution from MRC, LLC. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Federal Tax Consequences of the Restructuring -- Taxation of MRC, LLC Members".


Considerations for Pension Fund Investors

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or of a Michigan public employee retirement system should consider the fiduciary standards under applicable law in the context of the plan's or system's particular circumstances before authorizing or continuing an investment of a portion of such plan's or system's assets in the Class A Membership Interests. Such fiduciary should consider, among other factors, whether the investment satisfies the applicable prudence and diversification requirements. Further, an investment by a Michigan public employee retirement system's assets in the Class A Membership Interests may be subject to limitations based upon a percentage of such system's assets. See "CONSIDERATIONS FOR PENSION FUND INVESTORS -- Plans Subject to the Employee Retirement Income Security Act of 1974" and "Michigan Public Employee Retirement Systems".

Stock Exchange Listing


        MRC Common Stock is listed on the American Stock Exchange ("AMEX") under the symbol "MET". As part of the Restructuring, MRC will de-list its Common Stock from AMEX. There is not anticipated to be any public market for the Class A Membership Interests. MRC, LLC will register under Section 12(g) of the Exchange Act and will file periodic reports and other information with the Securities and Exchange Commission, but its membership interests will not be listed on an exchange or quoted on the National Association Securities Dealers Automated Quotation System ("NASDAQ"). See "THE RESTRUCTURING -- Conditions to the Restructuring" and "-- Stock Exchange Listing".

No Appraisal or Other Rights

        No holders of MRC Common Stock will have any appraisal or other rights under Michigan law in connection with or as a result of the matters to be acted upon at the MRC Special Meeting.

The Offering of Class B Membership Interests

        Upon consummation of the Restructuring, MRC, LLC intends to offer Units of its Class B Membership Interests in a separate offering to create a new investment pool which will be segregated on the books of MRC, LLC from the existing investment pool (the "Offering"). The proceeds of the Offering will be invested in Short-term Investments until such time as the proceeds are invested in real estate loans. The Class B Membership Interests will be structured so that payments of principal in the investment pool will be passed through to the Class B members on an annual basis (or more frequently as determined by MRC, LLC's Managing Board), and cash income (less expenses) will be passed through on a quarterly basis. The Class B Membership Interests will terminate when the underlying mortgage loans mature or are liquidated, with the final maturity of such loans not later than December 31, 2025, the date MRC, LLC's existence will terminate. See "THE RESTRUCTURING AGREEMENT -- Conditions to the Restructuring" and "THE OFFERING".

        There can be no assurance that the Offering will be completed, or, if the Offering is completed, that it will be completed on the terms currently contemplated. See "THE OFFERING".

Risk Factors

        The Restructuring and investment in the Class A Membership Interests are subject to certain risks, including among other things, the following:


        o The likelihood exists that an active public market for the Class A Membership Interests will not develop. MRC, LLC will register under the Securities Exchange Act of 1934 and will file period reports with the Securities and Exchange Commission, but the Class A Membership Interests will not be listed on any exchange and it is not anticipated that there will be any public market for the Class A Membership Interests.

        o The nature of the investment of the shareholders of MRC will change from an investment in common stock which is listed on a national securities exchange to an investment in limited liability company interests. MRC cannot predict whether any market will develop.

        o Four entities are the beneficial owners of approximately 62% of MRC's outstanding shares. Directors, executive officers and directors who are nominees of such entities holding approximately 45.3% of the outstanding shares of MRC have indicated that they and such entities intend to vote such shares for approval and adoption of the Restructuring Agreement.

        o Holders of fewer than 50,000 shares of MRC as of October 7, 1996 (assumed to represent 116,267 shares in the aggregate) will receive, in lieu of the distribution of Class A Membership Interests in MRC, LLC, a cash payment equal to the book value of their shares as of September 30, 1995 ($9.03 per share, or $1,049,891 in the aggregate).

        o Risks associated with a reduced level of participation in corporate governance by investors and lack of scheduled annual meetings. The Managing Board Members of MRC, LLC will be appointed by its Member-Managers (which will consist of (a) those Members with a Total Percentage Interest at least equal to the Minimum Percentage and (b) to the extent not previously taken into account, those Class A Members (but excluding their assignees) which held sufficient shares of MRC's common stock immediately prior to the initial Capital Contribution of the Class A
               Members to elect at least one director at an annual meeting of the shareholders of MRC, and in either case which have not declined in writing to serve as Member-Managers). There will be no regularly scheduled meetings of the Members of MRC, LLC. Meetings of all Members or of a class or classes of Members may be called by the Managing Board, the Executive Committee or by the Chairman of the Managing Board, and must be called upon the written request to the Managing Board of Members holding in the aggregate at least ten percent (10%) of the Total Percentage Interests of MRC, LLC or of the applicable class or classes.

        o There will be certain restrictions upon the transfer of Membership Interests. Members with Restricted Membership Interests (generally those with a Membership Interest that represents at least 21% of a particular class) cannot transfer such interests without the consent of a majority of the non-transferring Member-Managers.

        o The absence of previous operating history of MRC, LLC. Although MRC has been operating since 1988, MRC, LLC has no operating history. A limited liability company is a new form of business organization. Because of the relative absence of developed law or judicial decisions regarding the operation and management of limited liability companies, there is no assurance that all the intended benefits will be achieved.

        o The nature of the economy in southeastern Michigan. MRC, LLC intends to make where possible the majority of its Real Estate Investments in Detroit, with the balance being in the eight county metropolitan region constituting southeastern Michigan. Historically, this area has been subject to cyclical economic change tied to the health of the automotive manufacturing industry. Cycles in the local economy could impact the ability of MRC, LLC to make Real Estate Investments and the yields achievable on them.

        o Certain real estate investment risks. The Real Estate Investments which MRC, LLC intends to make will be subject to various risks. Real Estate Investments tend to be long-term and illiquid, and consequently MRC, LLC will have minimal ability to vary its portfolio in response to changing economic, financial and investment conditions. Real Estate Investments are affected by a number of various factors over which MRC, LLC has no control, including (i) changes in tax laws, (ii) operating and construction costs, (iii) the location and the attractiveness of the properties, (iv) changes in interest rates or the availability of long-term mortgage funds, (v) the ability of the owner to provide adequate maintenance and insurance of its properties, (vi) adverse changes in general economic conditions resulting in an inability to maintain occupancies or rent levels, (vii) over-building, (viii) increases in operating costs, and (ix) changes in zoning laws or other governmental regulations. In addition, owners, mortgagees and operators of real estate may have potential liabilities under environmental and other such laws.

        o Potential conflicts of interest of the Members and Managing Board Members of MRC, LLC. Neither the Operating Agreement nor the Certificate of Formation of MRC, LLC prohibit the Members or Managing Board Members of MRC, LLC from engaging in business activities of the type conducted by MRC, LLC and accordingly, certain conflicts of interest may arise in the event that such persons engage in these activities. The Member or Managing Board Members of MRC, LLC may be subject to certain conflicts of interest arising out of their relationship with MRC, LLC and with other entities.

        o Certain tax risks, including the possibility that the IRS might not consider MRC, LLC a partnership for federal tax purposes, notwithstanding the opinion of Coopers & Lybrand L.L.P. that MRC, LLC is a partnership for such purposes. Prior to obtaining an opinion from Coopers & Lybrand L.L.P., MRC, LLC filed a request on January 5, 1996 for a private letter ruling from the IRS which recognizes that it is classified as a partnership for federal income tax purposes. The request is still pending. Although MRC, LLC at this time anticipates receiving a favorable ruling, the request involves issues of first impression and no firm assurance can be given that the IRS will ultimately decide to issue a ruling. Should the IRS ultimately decide not to issue a ruling, MRC, LLC's classification for tax purposes will not be adversely affected by this decision. However, if the IRS declines to rule, it could also decide to challenge MRC, LLC's classification for tax purposes, notwithstanding the opinion of Coopers & Lybrand L.L.P. If such challenge were successful, then under certain conditions MRC, LLC could be subject to Federal income tax (including applicable alternative minimum tax) on its taxable income at corporate rates.


        See "RISK FACTORS", "THE RESTRUCTURING AGREEMENT -- Conditions to the Restructuring", "-- Termination" and "MATERIAL FEDERAL INCOME TAXATION CONSIDERATIONS".

Management and Operations After the Restructuring

Managing Board.

        MRC is managed by a Board of Directors of twenty-two (22) directors. Upon consummation of the Restructuring, MRC, LLC will be managed by its Member-Managers through a Managing Board (the "Managing Board"). The Member-Managers are (a) those Members with a Total Percentage Interest at least equal to the Minimum Percentage and (b) to the extent not previously taken into account, those Class A Members (but excluding their assignees) which held sufficient shares of MRC's common stock immediately prior to the initial Capital Contribution of the Class A Members to elect at least one director at an annual meeting of the shareholders of MRC, and in either case which have not declined in writing to serve as Member-Managers.

        Each Member-Manager is entitled, but is not required, to appoint the greater of one (1) Managing Board Member to the Managing Board or that number obtained by dividing such Member-Manager's Total Percentage Interest by the Minimum Percentage Interest, rounded down to the nearest whole number. The Managing Board will consist of that number of Managing Board Members appointed from time to time by the Member-Managers of MRC, LLC, but in no event will the number of Managing Board Members be fewer than three (3) or greater than forty
(40). See "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING -- MRC, LLC -- Managing Board After the Restructuring".

Committees.

        The Managing Board will appoint an Executive Committee, an Audit Committee, and a Loan Committee and such other subcommittees as the Managing Board shall specify from time to time. These committees will be empowered and structured in a manner substantially identical to the analogous committees which MRC has now. See "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING -- MRC, LLC -- Committees".

Class A Membership Interests.

        Class A Membership Interests will represent an interest in MRC's existing investment pool and other net assets, which will be transferred to MRC, LLC as part of the Restructuring. Class A Members are expected to receive quarterly distributions of 100% of Class A Cash Income, pro rata based upon their Class A Percentage Interests. Distributions of principal will be returned as follows:

        (i) prior to 2001, MRC,LLC has the option to reinvest any principal returned with respect to Real Estate Investments which are part of the Class A Assets; and

        (ii) beginning in 2001, a Class A Member may elect each year to receive its pro rata share of (x) principal returned with respect to Real Estate Investments which are part of the Class A Assets, and (y) any cash or cash equivalents which are part of the Class A Assets. Any part of the Class A Assets which is not distributed pursuant to the foregoing may, at the option of MRC,LLC, be reinvested in Real Estate Investments. Any such election must be made by a Member in writing and must be received by MRC, LLC by the November first preceding the fiscal year for which such election is to be effective.

        All distributions are subject to a determination by the Managing Board that MRC, LLC will have sufficient cash on hand to meet its current and anticipated needs to fulfill its business purpose. See "COMPARISON OF MRC CAPITAL STOCK AND MRC, LLC CLASS A MEMBERSHIP INTERESTS -- Nature of Equity Interests -- MRC, LLC -- General".

        All dispositions of Membership Interests must be made in compliance with applicable state and federal securities laws and regulations. No disposition may be made if it would cause a termination of MRC, LLC under the Internal Revenue Code or if the disposition would, in the opinion of tax counsel to MRC, LLC, jeopardize the status of MRC, LLC as a partnership for federal income tax purposes. See "COMPARISON OF MRC CAPITAL STOCK AND MRC, LLC CLASS A MEMBERSHIP INTERESTS -- Nature of Equity Interests -- MRC, LLC-- Disposition of Membership Interests".

        A Member may assign its economic interest in MRC, LLC in whole or in part. Such an assignment does not entitle the assignee to participate in the management or affairs of the Company or to become a Member. An assignee of a Transferable Membership Interest may be admitted as a substitute Member. An assignee of a Restricted Membership Interest may become a substitute Member with the consent of not less than a majority of the non-transferring Member-Managers. A Restricted Membership Interest is a Class A or Class B Membership Interest which represents at least 21% of the membership interests of such class. A Transferable Membership Interest is a membership interest which is not a Restricted Membership Interest. See "COMPARISON OF MRC CAPITAL STOCK AND MRC, LLC CLASS A MEMBERSHIP INTERESTS -- Nature of Equity Interests
- -- MRC, LLC -- Disposition of Membership Interests".

Meetings.

        There will be no regularly scheduled meetings of the Members of MRC, LLC. Meetings of all Members or of a class or classes of Members may be called by the Managing Board, the Executive Committee or by the Chairman of the Managing Board, and must be called upon the written request to the Managing Board of Members holding in the aggregate at least ten percent (10%) of the Total Percentage Interests of MRC, LLC or of the applicable class or classes. See "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING -- Meetings of Shareholders and Members -- MRC, LLC".

Federal Income Tax Treatment.

        It is intended that MRC, LLC will be classified as a partnership for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
- -- Taxation of MRC, LLC" and "-- Partnership Classification Standards".

Dissolution.

        MRC, LLC will dissolve and its affairs will be wound up on the first to occur of the following events: (a) December 31, 2025; (b) the entry of a decree of judicial dissolution, as provided under Delaware law; (c) by the consent of Members holding at least 75% of the Total Percentage Interests of MRC, LLC as a whole; (d) upon the death, retirement, resignation, expulsion, Bankruptcy, or dissolution of a Member-Manager or the occurrence of any other event that terminates the continued membership of a Member-Manager in MRC, LLC, unless, in the case of disassociation of membership described in clause
(d) above, remaining Members representing either a majority of the Total Percentage Interests of the Company (provided such majority represents a majority of the profit interests of the Company, or, alternatively, a majority of the Percentage Interests of each class or series, consent to the continuation of the business of MRC, LLC within 90 days after the disassociation. See "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING -- Dissolution -- MRC, LLC".

Summary Financial Data

                        Pro Forma Financial Information


        Pursuant to the Restructuring Agreement, assuming the restructuring occurred for balance sheet purposes on June 30, 1996, the assets and liabilities of MRC have been transferred to MRC, LLC at the amounts at which they were stated in the financial statements of MRC (the "predecessor company").


        The effect of the Restructuring on net investment income assuming the transaction occurred on January 1, 1995 is disclosed in Note 3.

        The pro forma data do not purport to be indicative of the results which would actually have been reported if the transaction had occurred on such dates or which may be reported in the future. The pro forma data should be read in conjunction with the historical financial statements of Metropolitan Realty Corporation and related notes to such financial statements.

        An audited balance sheet of MRC, LLC has not been provided because it does not have any assets or operations, and will not have until after the Restructuring is consummated.


                      Metropolitan Realty Company, L.L.C.
                 Summary Pro Forma Condensed Balance Sheet
                              at June 30, 1996
                                                                      Historical        Pro Forma
                                                                      ----------        ---------
Cash and cash equivalents ........................................   $  1,781,496      $    731,605

Marketable securities ............................................     14,873,710        14,873,710

Mortgage notes receivable, net of allowance ......................     25,466,575        25,466,575

Other assets .....................................................        678,889           678,889
                                                                     ------------      ------------


Total assets .....................................................   $ 42,800,670      $ 41,750,779
                                                                     ============      ============


Total liabilities ................................................   $    437,611      $    437,611
                                                                     ------------      ------------

Shareholders' equity:

Common stock .....................................................         45,322                --

Additional paid-in capital .......................................     43,355,529                --

Unrealized holding losses on
 securities available for sale ...................................        (97,735)               --

Distributions in excess of
 net investment income ...........................................       (940,057)               --

Total shareholders' equity .......................................     42,363,059                --
                                                                     ------------

Class A Members' equity(1) .......................................             --        41,313,168

Class B Members' equity(2) .......................................             --                --

Total liabilities and shareholders'/Members' equity(3) ...........   $ 42,800,670      $ 41,750,779
                                                                     ============      ============

- ---------

(1) Pursuant to the Restructuring Agreement, on the Effective Date, the assets of MRC will be transferred to MRC, LLC in exchange for Class A Membership Interests of MRC, LLC (the "Class A Membership Interests"). MRC, LLC will assume all of the liabilities of MRC. MRC will then be dissolved and the Class A Membership Interests in MRC, LLC will be distributed to certain of MRC's shareholders in liquidation. Holders of fewer than 50,000 shares of MRC as of October 7, 1996 (assumed to represent 116,267 shares in the aggregate) will receive, in lieu of the distribution of Class A Membership Interests in MRC, LLC, a cash payment equal to the book value of their shares as of September 30, 1995 ($9.03 per share, or $1,049,891 in the aggregate). See "THE RESTRUCTURING -- Form of the Restructuring" and "-- Appraisal".

(2) MRC, LLC will simultaneously offer a minimum of 50 Units ($25,000,000) and a maximum of 100 Units ($50,000,000) in Class B membership interests (the "Class B Membership Interests") in a separate offering to create a new investment pool. No proceeds have been included related to the proposed offering of Class B Membership Interests.

(3) Using the historical yields from MRC's cash equivalents of 6.47% and 6.48% for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, the use of cash equivalents to acquire minority shares would have reduced net investment income from $1,673,696 to $1,639,732 for the six months ended June 30, 1996 and from $1,990,203 to $1,922,170 for the year ended December 31, 1995. This transaction would not change net investment income per share of $.37 for the six months ended June 30, 1996 and $.44 for the year ended December 31, 1995.

                      Summary Selected Financial Data of
                        Metropolitan Realty Corporation



        The following data, except for the data provided as of and for the periods ended June 30, 1996 and 1995, have been derived from financial statements that have been audited by Coopers & Lybrand L.L.P., independent accountants. The data provided as of and for the six months ended June 30, 1996 and 1995 are unaudited, but in the opinion of management contain all adjustments which are necessary for a fair presentation of the results of such periods. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the financial statements and notes thereto. All data is stated in thousands except for per share data.





                             Six Months Ended
                                  June 30,                          Years Ended December 31
                             ----------------        -------------------------------------------------------

                             1996        1995        1995           1994       1993        1992         1991
                             ----        ----        ----           ----       ----        ----         ----
Statement of
 Operations Data:
Total Income ............. $ 1,912     $ 1,877     $ 3,764        $ 3,858     $ 3,716     $ 3,829     $ 4,135

Net Investment Income ....   1,674       1,499       1,990(1)       2,588       2,701       2,113       1,935

Net Investment Income
 per share ...............     .37         .33         .44(1)         .57         .60         .47         .43

Balance Sheet Data:

Cash and Cash
 Equivalents .............   1,781       4,658       2,466          3,529       2,337       1,612       3,270

Total Assets .............  42,801      42,053      41,761         41,025      41,626      41,235      42,189

Stockholders' Equity .....  42,363      41,453      41,333         40,479      41,104      40,851      41,910

Other:

Net cash provided by
 operating activities ....   1,612       1,331       2,555          2,957       2,845       3,052       3,404

Cash Dividends(2) ........     499         906       1,541          2,855       2,447       3,173       3,490

Cash Dividends per
 share(2) ................     .11         .20         .34            .63         .54         .70         .77

Book Value per share .....    9.35        9.15        9.12           8.93        9.07        9.01        9.25

(1) See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" related to an increase in the allowance for loan losses in the third quarter of 1995.

(2) All dividends were ordinary income; no dividends constituted a return of capital. No dividends were declared for the quarter ended June 30, 1996 in anticipation of the consummation of the Restructuring.


                                 RISK FACTORS

        The Restructuring and investment in the Class A Membership Interests are subject to certain risks, including among other things, failure to consummate the Restructuring, the nature of the economy in southeastern Michigan, certain real estate investment risks, potential conflicts of interest of the Members and Managing Board Members of MRC, LLC, and certain tax risks, including the possibility that MRC, LLC might not be able to qualify as a partnership. See "RISK FACTORS", "THE RESTRUCTURING AGREEMENT -- Conditions to the Restructuring", "-- Termination" and "MATERIAL FEDERAL INCOME TAXATION CONSIDERATIONS".

Conditions to the Restructuring

        Each of MRC's and MRC, LLC's obligation to effect the Restructuring is subject to the following conditions, among others:

        (a) The Restructuring Agreement shall have been approved and adopted by the affirmative vote of the shareholders of MRC and the members of MRC, LLC by the requisite vote in accordance with applicable law;

        (b) No statute, rule, regulation, executive order, decree, order or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or materially and adversely restricts the consummation of the Restructuring; and

        (c) The Registration Statement on Form S-4 of which this Proxy Statement/Prospectus forms a part and the Registration Statement on Form S-11 with respect to the Class B Membership Interests shall have become effective under the Securities Act and no stop order suspending the effectiveness of such Form S-4 and Form S-11 shall have been issued and no proceeding for that purpose shall have been undertaken or threatened by the SEC.

        In the event any of this obligations are not met, there may be a failure to consummate the Restructuring.

Termination

        The Restructuring Agreement may be terminated at any time prior to the Effective Date of the Restructuring, whether before or after approval of the matters presented in connection with the Restructuring by the consent of MRC and MRC, LLC, or by either MRC or MRC, LLC, if any court of competent jurisdiction or other governmental body in the United States shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Restructuring and such order, judgment or decree shall have become final and nonappealable. In the event of the termination of the Restructuring Agreement and the Restructuring, the Restructuring Agreement shall become void and there shall be no liability thereunder on the part of either party.

Material Federal Income Tax Consequences


        Provided certain conditions are met, no gain or loss will be recognized by MRC upon the contribution of its assets to MRC, LLC in exchange for Class A Membership Interests. All amounts received by MRC shareholders in a distribution in complete liquidation will be treated as full payment in exchange for their stock pursuant to Section 331 of the Code. Gain or loss will be recognized based on the difference between the amount of the distribution and the shareholder's tax basis in its MRC stock. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Federal Tax Consequences of the Restructuring".

        As provided in the opinion of Coopers & Lybrand L.L.P., MRC, LLC will be classified as a partnership for federal income tax purposes, and as such it generally will be treated as a "pass-through" entity that is not subject to federal income tax. Items of income, deduction, gain, loss or credit generally will be allocated proportionately (based on class of membership interests) to MRC, LLC's Members, which will be treated as partners for tax purposes. The Members may be subject to tax on allocated items, without regard to whether they receive a distribution from MRC, LLC. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of MRC, LLC".


Considerations for Pension Fund Investors

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA or of a Michigan public employee retirement system should consider the fiduciary standards under applicable law in the context of the plan's or system's particular circumstances before authorizing or continuing an investment of a portion of such plan's or system's assets in the Class A Membership Interests. Such fiduciary should consider, among other factors, whether the investment satisfies the applicable prudence and diversification requirements. Further, an investment by a Michigan public employee retirement system's assets in the Class A Membership Interests may be subject to limitations based upon a percentage of such system's assets. See "CONSIDERATIONS FOR PENSION FUND INVESTORS -- Plans Subject to the Employee Retirement Income Security Act of 1974" and "Michigan Public Employee Retirement Systems".

Lack of Market; Substantial Transfer Restrictions

        The Class A Membership Interests will not be listed on any securities exchange, and MRC, LLC cannot predict whether any market will develop. In addition, the transfer of interests is subject to certain limitations. Although MRC, LLC will attempt to match unsolicited requests to sell the interests in the future, such transfers are not expected to be frequent. Consequently, holders of Class A Membership Interests may not be able to liquidate their investments in the event of emergency or for any other reason. In addition, the interests may not be readily accepted by lenders as collateral for a loan.

Southeast Michigan Economy

        MRC, LLC intends to make where possible the majority of its Real Estate Investments in Detroit, with the balance being in the eight county metropolitan region constituting Southeast Michigan. Historically, the Southeast Michigan area has been subject to cyclical economic change tied to the health of the automotive manufacturing industry. MRC, LLC has no reason to believe that this interrelationship will change; and cycles in the local economy could impact both the ability of MRC, LLC to make Real Estate Investments and the yields achievable on them. To the extent MRC, LLC's Real Estate Investments are concentrated in one geographic area and an overall decline occurs in such area, including a decline in property values, the rates of the delinquencies, foreclosures and losses could be higher than those experienced in less concentrated portfolios.

Real Estate Investment Risks

        The Real Estate Investments which MRC, LLC intends to make will be subject to various risks. Real Estate Investments tend to be long-term and illiquid. Consequently, MRC, LLC will have minimal ability to vary its portfolio in response to changing economic, financial and investment conditions. Real estate values are affected by various factors, including (i) changes in tax laws, (ii) operating and construction costs, (iii) the location and the attractiveness of the properties, (iv) changes in interest rates or the availability of long-term mortgage funds, (v) the ability of the owner to provide adequate maintenance and insurance of its properties, (vi) adverse changes in general economic conditions resulting in an inability to maintain occupancies or rent levels, (vii) over-building, (viii) increases in operating costs, and (ix) changes in zoning laws or other governmental regulations. In addition, owners, mortgagees and operators of real estate may have potential liabilities under environmental and other such laws.

        The above factors may also adversely affect a borrower's or a lessee's ability to meet its obligations to MRC, LLC. In the event of a default by a borrower or lessee, MRC, LLC may experience delays in enforcing its rights as mortgagee or lessor and may incur substantial costs associated with protecting its investment. MRC, LLC may be required to acquire title or to reacquire possession of a property and thereafter to make substantial improvements or repairs in order to maximize the property's investment potential. MRC, LLC may be required to borrow funds to pay for such improvements or repairs. In addition, in the event of a bankruptcy or similar proceeding against a borrower or lessee, MRC, LLC may not be able to realize on its investment for an extended period of time. Moreover, in the event of the commencement of such a proceeding against a borrower, a court might conclude that certain equity enhancements such as contingent interest should not be treated as a debt of such borrower. In such circumstances, MRC, LLC may not ultimately be able to recover its investment.

        For further information regarding the risks involved in making Real Estate Investments, see "INVESTMENT OBJECTIVES AND POLICIES".

Potential Conflicts of Interest

        Neither the Operating Agreement nor the Certificate of Formation of MRC, LLC prohibit the Members or Managing Board Members of MRC, LLC from engaging in business activities of the type conducted by MRC, LLC and accordingly, certain conflicts of interest may arise in the event that such persons engage in these activities. The Member or Managing Board Members of MRC, LLC may be subject to certain conflicts of interest arising out of their relationship with MRC, LLC and with other entities. MRC, LLC's Operating Agreement does provide, however, that if a Managing Board Member becomes aware of the fact that he or she individually, the Member-Manager which appointed such Managing Board Member or an Affiliate has a direct or indirect interest in a Real Estate Investment which is under consideration by

MRC, LLC, the Managing Board Member shall disclose such interest to the Managing Board or any committee of the Managing Board reviewing such Real Estate Investment, promptly, but in all events prior to a vote by the Managing Board or committee with respect to the transaction. All transactions which involve a potential conflict of interest must be approved by a majority of the members of the Managing Board or committee thereof who are Uninterested Representatives.

        All acquisitions and dispositions of Real Estate Investments by MRC, LLC are subject to the approval of a majority of the Unaffiliated Representatives voting thereon. However, the Managing Board may delegate the duty of management of the assets and the administration of MRC, LLC's day-to-day operations to an advisory company. No sale of property to the advisory company, a director, or an affiliate thereof is permitted under MRC, LLC's Operating Agreement. See "INVESTMENT OBJECTIVES AND POLICIES -- Arrangement with Advisory Company".

Competition

        MRC, LLC will be competing for acceptable Real Estate Investments with other financial institutions such as banks, insurance companies, savings and loan associations, mortgage bankers, pension funds and other real estate investment vehicles, which may have investment objectives similar to those of MRC, LLC. Many of these competitors will have greater resources than MRC, LLC and some may have greater experience than MRC, LLC or the advisory company, if any. It is MRC, LLC's intention, however, to participate with financial institutions when such opportunities arise in making the Real Estate Investments. See "INVESTMENT OBJECTIVES AND POLICIES".

Risk of Borrowing

        MRC, LLC may borrow for various purposes. The effect of any such borrowing could be to increase the risk of loss to and diminish the net income of MRC, LLC. See "INVESTMENT OBJECTIVES AND POLICIES -- Borrowing Policies".

Selection of an Advisory Company

        The Operating Agreement authorizes the Managing Board to select an advisory company and to delegate the duty of management of the assets and the administration of MRC, LLC's day-to-day operations to such advisory company. No advisory company has been selected by MRC, LLC and MRC, LLC does not have any present plans to select one. Because no advisory company has been selected by MRC, LLC, the Class A Members will be unable to evaluate any specific advisor, which if later retained, will play an important part in selecting the Real Estate Investments. See "INVESTMENT OBJECTIVES AND POLICIES -- Arrangement with Advisory Company".

Uncertainties Concerning Control

        MRC's Board of Directors is selected by MRC's Majority Shareholders who, following the Restructuring, will hold the Class A Membership Interests. After the Restructuring, MRC,LLC's operations will be controlled by the Managing Board Members. Managing Board Members are appointed by Member-

Managers. Member-Managers are those holders of Class A and Class B Membership Interests with a Total Percentage Interest at least equal to the Minimum Percentage and (b) to the extent not previously taken into account, those Class A Members (but excluding their assignees) which held sufficient shares of MRC's common stock immediately prior to the initial Capital Contribution of the Class A Members to elect at least one director at an annual meeting of the shareholders of MRC, and in either case which have not declined in writing to serve as Member-Managers. The identity of the purchasers of Class B Membership Interests who qualify as Member-Managers and the number and identity of Managing Board Members they select will not be known until completion of the Offering. There is no assurance that the persons who control MRC will remain in control of MRC, LLC following the Offering. See "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING".

Limited Liability Company as an Untested Entity

        A limited liability company is a new form of business organization that is intended to combine the benefits of corporate flexibility and limited liability with the advantages of partnership taxation. Because of the relative absence of developed law or judicial decisions regarding the operation and management of limited liability companies, there is no assurance all the intended benefits will be achieved.

Rights of creditors to reach Class A Assets

        The existing assets of MRC will be held as a separate investment pool identified as the "Class A Assets", and the net proceeds from the Offering will be held as a separate investment pool identified as the "Class B Assets". MRC, LLC's Operating Agreement provides that the liabilities associated with or incurred in connection with one class of assets will be paid only from that class of assets. However, under the Delaware Limited Liability Company Act, all creditors of MRC, LLC, including creditors whose claims arose solely in connection with one class of assets, can look to all the assets of MRC, LLC for payment of their claims. Accordingly, there is no assurance that the Class A Assets will not be used to pay creditors whose claims relate only to the Class B Assets.

Adverse Consequences of Failure to Qualify as a Partnership


        Prior to obtaining an opinion from Coopers & Lybrand L.L.P., MRC, LLC filed a request on January 5, 1996 for a private letter ruling from the IRS which recognizes that it is classified as a partnership for federal income tax purposes. The request is still pending. Although MRC, LLC at this time anticipates receiving a favorable ruling, the request involves issues of first impression and no firm assurance can be given that the IRS will ultimately decide to issue a ruling. Should the IRS ultimately decide not to issue a ruling, MRC, LLC's classification for tax purposes will not be adversely affected by this decision. However, if the IRS declines to rule, it could also decide to challenge MRC, LLC's classification for tax purposes, notwithstanding the opinion of Coopers & Lybrand L.L.P. If such challenge were successful, then under certain conditions MRC, LLC could be subject to Federal income tax (including applicable alternative minimum tax) on its taxable income at corporate rates. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Partnership Classification Standards".

                                 INTRODUCTION

        This Proxy Statement/Prospectus has been prepared by the management of Metropolitan Realty Corporation ("MRC") and is furnished to shareholders of MRC in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of shareholders of MRC (the "Special Meeting") to be held at ____________, on December 6, 1996, and at any adjournments or postponements thereof.

        At the MRC Special Meeting, shareholders of MRC will be asked to approve and adopt the Agreement and Plan of Dissolution and Restructuring, dated as of September 24, 1996 (the "Restructuring Agreement"), between
MRC and Metropolitan Realty Company, L.L.C. ("MRC, LLC") attached as Appendix
B and as more fully described herein. The Restructuring Agreement provides, among other things, that MRC will transfer all of its assets to, and the liabilities of MRC will be assumed by, MRC, LLC in exchange for Class A limited liability company membership interests (the "Class A Membership Interests") of MRC, LLC, that MRC will then be dissolved, and that the Class A Membership Interests will then be distributed to MRC's shareholders who own 50,000 shares or more of MRC Common Stock beneficially or of record on the Record Date (the "Majority Shareholders") in liquidation (the
"Restructuring"). Holders, beneficially or of record, of fewer than 50,000 shares of MRC Common Stock (the "Minority Shareholders") as of October 7, 1996, will receive a cash payment equal to the book value of their shares as of September 30, 1995 ($9.03 per share) in lieu of the distribution of Class A Membership Interests in MRC, LLC. These cash payments will be made exclusively from the Class A Assets.

        Upon the approval and adoption of the Restructuring Agreement, MRC, LLC intends to offer Units of its Class B membership interests (the "Class B Membership Interests") in a separate offering to create a new investment pool (the "Offering").


                                 THE COMPANIES


Metropolitan Realty Corporation


        MRC operates as a qualified as a real estate investment trust ("REIT") under the Code. MRC was incorporated under Michigan law on November 13, 1986. In November 1988, MRC issued 4,512,169 shares of common stock in an initial public offering and received net proceeds of $43,200,851. The net proceeds of the offering have been invested in commercial real estate mortgages in southeastern Michigan and other investments. As of June 30, 1996, MRC has approximately $42,801,000 in total assets, of which approximately
$25,467,000 is invested in mortgage loans and approximately $16,655,000 is invested in cash and cash equivalents and marketable securities. At December 31, 1995, MRC's total mortgage loan portfolio was invested 74% in projects located in the City of Detroit, 11% in projects located in the County of Macomb, and 15% in projects located in the County of Wayne outside of the City of Detroit. The mortgage loan investments were chosen on the basis of economic merit, including availability, risk and potential return. The maximum amount of any loan is $5,000,000, for a loan term of up to ten years. MRC's investment guidelines provide for immediate and forward commitments.

        MRC's goals are to provide a competitive economic return for shareholders and current income and cash flow.


        MRC's only class of stock outstanding is its common stock, $.01 par value, of which MRC is authorized to issue 25,000,000 shares (the "Common Stock"). MRC has approximately fifty (50) shareholders of record and believes that there are approximately 400 beneficial owners of its Common Stock. As of June 30, 1996, 4,532,169 shares of Common Stock were issued and outstanding. MRC has a second class of stock, Preferred Stock, $.01 par value, of which MRC is authorized to issue 5,000,000 shares.


        The principal executive offices of MRC are located at 535 Griswold, Suite 748, Detroit, Michigan 48226 and its telephone number is (313) 961-5552.

Material Assets of Metropolitan Realty Corporation


        As noted above, as of June 30, 1996, MRC has approximately $42,801,000 in total assets, of which approximately $25,467,000 is invested in mortgage loans and approximately $16,655,000 is invested in cash and cash equivalents and marketable securities. Of such assets, only one, a 9.09% mortgage note receivable with an outstanding principal balance of $4,193,405 as of June 30, 1996 (net of loan origination fees of $25,382), constitutes 10% of MRC's total assets. Monthly installments of principal and interest of $35,494 are due through December, 2000 on this mortgage note.


        The mortgage note is secured by a mortgage on a parking deck owned by the borrower under the mortgage note which is located at Abbott and Third Streets in Detroit, Michigan. The parking deck consists of a 595 space deck and 126 spaces of surface parking. The borrower has advised MRC that the occupancy rate of the parking garage was 100% in 1992 and 1993, and that beginning in 1994, the parking deck has been 80% leased, with the 20% balance of the space filled by public parking. City and county taxes on the parking deck are approximately $98,500 annually.

Metropolitan Realty Company, L.L.C.

        In June 1995, the Board of Directors of MRC determined that it would be in the best interests of MRC and its shareholders to restructure MRC by transferring the assets of MRC to a limited liability company in exchange for membership interests in the limited liability company. It was determined that the limited liability company would be structured to meet the requirements for being taxed for federal income tax purposes as a partnership and the distribution of the membership interests to the MRC shareholders would be pursuant to a registered offering.

        MRC, LLC was recently organized as a Delaware limited liability company on October 23, 1995 and has never conducted any business. MRC, LLC was formed for the purpose of implementing the Restructuring. It has no assets. Its principal executive offices are located at 535 Griswold, Suite 748, Detroit, Michigan 48226 and its telephone number is (313) 961-5552. Messrs. Wayne S. Doran and Robert H. Naftaly, members of the Board of Directors of MRC, are the initial members of MRC, LLC and are expected to continue in such capacity until consummation of the Restructuring.

        MRC, LLC's purpose will be to engage profitably in any activity within the purposes for which limited liability companies may be organized, to produce the highest rate of return possible to its Members, and strengthen the economy in southeastern Michigan by enabling developers, business owners and other qualified borrowers to create jobs, including union jobs, to the extent permitted by law, by financing construction or rehabilitation projects. MRC, LLC was formed for a definite term (December 31, 2025).

        Upon consummation of the Restructuring, all of the assets of MRC shall be transferred to, and the liabilities of MRC will be assumed by, MRC, LLC in exchange for the Class A Membership Interests of MRC, LLC, and MRC shall be dissolved, de-listed from the American Stock Exchange and the Class A Membership Interests shall be distributed to MRC's Majority Shareholders in liquidation. MRC's Minority Shareholders as of October 7, 1996, will receive a cash payment equal to the book value of their shares as of September 30, 1995 ($9.03 per share) in lieu of the distribution of Class A Membership Interests. The Operating Agreement of MRC, LLC, the Restructuring Agreement and other material aspects relating to the Restructuring and the Offering have all been approved by the Board of Directors of MRC.


                              THE SPECIAL MEETING


Matters to be Considered at Meeting

        At the Special Meeting, the shareholders will be asked to consider and vote upon a proposal (the "Restructuring Proposal") to approve and adopt the Restructuring Agreement and the transactions contemplated thereby, including:

        (a) the transfer of the assets of MRC to, and the assumption of the liabilities of MRC by, MRC, LLC in exchange for its Class A Membership Interests; and

        (b) the dissolution of MRC, and the distribution of the Class A Membership Interests to MRC's shareholders who own 50,000 shares or more of Common Stock beneficially or of record on the Record Date (the "Majority Shareholders") in liquidation; and

        (c) the cash payment of $9.03 per share to the holders, beneficially or of record, of fewer than 50,000 shares of MRC Common Stock (the "Minority Shareholders") as of October 7, 1996, in lieu of the distribution of the Class A Membership Interests, without any interest thereon.
        Items (a), (b) and (c) will be considered as one proposal.

        In addition, holders of MRC Common Stock may also consider and vote upon such other matters as may properly be brought before the MRC Special Meeting.

        The MRC Board has unanimously approved the Restructuring Agreement and recommends that MRC shareholders vote FOR the approval and adoption of the Restructuring Agreement.

Votes Required

        The Restructuring Agreement will require the affirmative vote of a majority of the outstanding shares of MRC Common Stock, with each share entitled to one vote. Approval of the Restructuring Agreement by the requisite vote of MRC shareholders is a condition to, and is required for, the consummation of the Restructuring.

        At the Record Date, MRC's directors and executive officers may be deemed to be beneficial owners of less than 1% of the outstanding shares of MRC Common Stock.To the Company's knowledge and belief, four entities are each the beneficial owners of more than 5% of MRC's Common Stock as of the Record Date. These beneficial owners own 2,814,470 shares of MRC Common Stock, or approximately 62% of its outstanding shares, which exceeds the requisite percentage of MRC shares required to approve the Restructuring Agreement. Directors, executive officers and directors who are nominees of such entities have indicated that they and such entities holding approximately 45.3% of the outstanding shares of MRC intend to vote such shares of MRC
Common Stock for approval and adoption of the Restructuring Agreement.

Voting of Proxies

        Shares of MRC Common Stock represented by properly executed proxies received at or prior to the MRC Special Meeting will be voted at the MRC Special Meeting in the manner specified by the holders of such shares. Properly executed proxies which do not contain voting instructions will be voted FOR approval and adoption of the Restructuring Agreement.

        If any other matters are properly presented at the MRC Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the MRC Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. MRC does not have any knowledge of any matters to be presented at the MRC Special Meeting, other than those matters referred to and described herein.

Revocability of Proxies

        The grant of a proxy on the enclosed MRC form of proxy does not preclude a shareholder from voting in person or otherwise revoking a proxy. Attendance at the MRC Special Meeting will not in and of itself constitute revocation of a proxy. A shareholder may revoke a proxy at any time prior to its exercise by filing with Nancy A. Mattar, Executive Vice President of Metropolitan Realty Corporation, 535 Griswold, Suite 748, Detroit, Michigan 48226 a duly executed revocation or a proxy bearing a later date or by voting in person at the MRC Special Meeting.

Record Date; Shares Entitled to Vote; Quorum


        Only holders of record of MRC Common Stock at the close of business on October 7, 1996 (the "Record Date") will be entitled to receive notice of and to vote at the MRC Special Meeting. At June 30, 1996, MRC had outstanding 4,532,169 shares of MRC Common Stock.


        Shares representing a majority of the aggregate number of the outstanding shares of MRC Common Stock must be represented in person or by proxy at the MRC Special Meeting in order for a quorum to be present with respect to the MRC Common Stock for purposes of approving the Restructuring Proposal.

No Appraisal Rights

        No shareholder of MRC will have any appraisal rights under the Michigan Business Corporation Act, as amended (the "MBCA"), in connection with, or as a result of, the matters to be acted upon at the MRC Special Meeting.

Solicitation of Proxies

        MRC will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of MRC may solicit proxies from shareholders by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and MRC will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.


                SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES
                            WITH THEIR PROXY CARDS

                 SPECIAL FACTORS CONCERNING THE RESTRUCTURING

Form of the Restructuring

        Pursuant to the Restructuring Agreement, on the Effective Date (as defined below under "-- Effective Date"),

        (a) the assets of MRC will be transferred to, and the liabilities of MRC will be assumed by, MRC, LLC in exchange for its Class A Membership Interests; and

        (b) the Class A Membership Interests will be distributed to MRC's Majority Shareholders, in liquidation; and

        (c) there will be a cash payment of $9.03 per share to MRC's Minority Shareholders in lieu of the distribution of the Class A Membership Interests, without any interest thereon.

Background of and Reasons for the Restructuring

Valuation of Common Stock.


        MRC's Common Stock was sold in its initial public offering in November, 1988 at a price of $10 per share. Since that time, the shares have traded at a price significantly below book value. The following table sets forth the high and low sales prices on the American Stock Exchange and book value per share during each quarter of the years ended December 31, 1995, 1994 and 1993 and during the first two quarters of 1996:

                        1996                        1995                        1994                          1993
               ----------------------     ------------------------     -----------------------      -----------------------
                                Book                         Book                        Book                          Book
               High     Low     Value     High      Low      Value     High      Low     Value      High      Low      Value
               ----     ---     -----     ----      ---      -----     ----      ---     -----      ----      ---      -----
1st Quarter      9     8 3/8    9.27      6 1/8    5 5/8     9.03      6 3/8    5 1/8    9.01         7        5       9.22

2nd Quarter    8 3/4   8 1/8    9.35      7 1/8    5 3/4     9.15      5 7/8    5 5/8    9.03       6 3/8    5 5/8     8.99

3rd Quarter     N/A     N/A      N/A      7 1/4    6 3/4     9.03        6      5 3/4    9.14       6 3/8    5 3/4     9.12

4th Quarter     N/A     N/A      N/A      8 7/8    7 1/8     9.12      5 3/4    5 5/8    8.93       5 3/4    4 7/8     9.07

        As may be seen from the foregoing table, the book value of the Common Stock has been significantly higher than high sales price for the Common Stock for each period. The high sales price ranged from approximately 63% to approximately 76% of book value in 1993; from approximately 64% to approximately 71% of book value in 1994; and from approximately 68% to approximately 97% of book value in 1995 and was approximately 94% of book value in the second quarter of 1996. The Board of Directors believes that the Common Stock is substantially undervalued by the market because it is traded thinly and only by the minority shareholders who were required to make up the 500 beneficial shareholders necessary to meet requirements for listing on AMEX. The shares were required to be listed on AMEX in order to be an eligible investment for certain private pension funds, representing 69.2% of the outstanding shares of MRC. Generally accepted accounting principles require both public and private pension funds to value stock which is listed on an exchange at its fair market value, which, in the case of stock listed on an exchange, is the price at which it trades. As a result, shareholders of MRC which are public or private pension funds have had to recognize significant losses over the original purchase price of the Common Stock.


Direction of MRC.

        The Board of Directors was approached in 1994 by a number of shareholders of MRC and asked to find a solution to this valuation issue. At the same time, MRC had reached a turning point. Over 62% of MRC's assets had been invested in mortgage loans, and it was not practical for MRC to engage in significant marketing efforts with respect to its assets not invested in mortgage loans. As a result, the Board was considering a new offering in connection with its analysis of what direction MRC should be taking.

Appointment of Board Committee and Proposed Structures Considered.

        The Board of Directors appointed a committee in 1994 to consider possible solutions to the valuation issue and to recommend whether or not MRC should raise additional capital. The committee consisted of the following members of the Board of Directors: David M. Diegel, who was nominated to the Board of Directors by the Macomb County (Michigan) Employees Retirement System, a public pension fund; Russell P. Flynn, who was nominated to the Board of Directors by the Chrysler Corporation Master Retirement Trust, a private pension fund; Joel Schwartz, who was nominated to the Board of Directors by Ford Motor Company, a corporate shareholder; R. Douglas Trezise, who was nominated to the Board of Directors by the State of Michigan, Public School Employees Retirement System; Timothy L. Nichols, an at-large director who is Secretary/Treasurer of the Michigan State Building and Construction Trades Council; Samuel H. Thomas, Jr., an at-large director who is also Vice President of Phoenix Management, and F. Thomas Lewand, an at-large director who is also a member of Bodman, Longley & Dahling LLP, MRC's legal counsel. The committee met numerous times in 1994 and 1995 with Bodman, Longley & Dahling LLP and MRC's certified public accountants, Coopers & Lybrand L.L.P., as well as with a financial advisor specifically engaged to assist the Board of Directors in evaluating its alternatives, Tucker Anthony Incorporated. The committee was faced with a difficult challenge because of the extensive and complex legal restrictions and requirements relating to MRC, as a qualified real estate investment trust, and to its shareholders, a significant portion of which are public and private pension funds, with differing legal restrictions on their investments.

        A number of proposed structures were considered and rejected by the committee. The first proposal considered was an offering of additional shares of Common Stock. This proposal was rejected by the committee because the Common Stock could not be offered at a price in excess of its fair market value, which, as noted above, is substantially less than its book value, and would dilute the value of the outstanding shares of MRC's Common Stock. Unless the Common Stock was diluted to the point that its book value was equal to its fair market value, the market value of the stock would remain undervalued when compared to its book value.

        The next proposal considered was the offering of trust certificates (asset-backed securities). Under this proposal, MRC would offer certificates of beneficial interest in a grantor trust, which would hold the assets of the new mortgage pool to be created with the proceeds of the offering. The existing shareholders of MRC would continue to own the existing assets of MRC as they do now. The advantages of this proposal were that interests of existing shareholders would not be diluted as in the case of an offering of additional shares of common stock and a stock exchange listing would not be required. However, this proposal presented a number of significant disadvantages, including the requirement that all funds must be invested in mortgage loans within three months, which the committee believed to be unrealistic. In addition, as there would be no change affecting MRC's Common Stock, the Committee's opinion was that the market value of MRC's Common Stock would remain undervalued when compared to its book value.

        The committee also considered an offering of preferred stock. Under this proposal, MRC would offer shares of preferred stock, which would be tied to a segregated pool of mortgages to be created with the proceeds of the offering. The preferred shareholders would have a dividend and liquidation preference with respect to the segregated pool. The advantage of this proposal was that interests of common shareholders would not be diluted. However, in the view of the committee, as a large number of investors was not contemplated, it was unlikely for there to be a large public trading volume for the preferred stock. As a result, the market value of preferred stock would likely be undervalued when compared to its book value, as with the Common Stock, and so this proposal was also rejected by the committee.

        The committee also considered an offering of Class B common stock. While this proposal presented the advantage that interests of existing shareholders would not be diluted, as in the case of an offering of additional shares of Common Stock, as again a large number of investors was not contemplated, and it was unlikely for there to be a large public trading volume for the Class B Common Stock. As a result, the committee again felt that the market value of Class B common stock would likely be undervalued when compared to its book value, as with the Common Stock. In addition, the issuance of Class B common stock, in contrast to the issuance of Class B Membership Interests as discussed in the following paragraph, would not solve the problem that generally accepted accounting principles require both public and private pension funds to value stock which is listed on an exchange at its fair market value, which, in the case of stock listed on an exchange, is the price at which it trades, which has resulted in the recognition by shareholders of MRC which are public or private pension funds of significant losses, and so this proposal was also rejected by the committee.

Restructuring Proposal.

        The committee then developed the structure for the Restructuring Proposal and the companion Offering. This was the only structure available, in view of all the legal constraints, which the committee determined could meet the dual objectives of permitting MRC's shareholders which are public and private pension funds (all of whom MRC believes are Majority Shareholders; see "--Majority Shareholders") to write up their investment to its estimated fair value at the date of Restructuring, which is expected to equal book value, and providing a means for a public offering without diluting existing shareholders. The committee then gave consideration to the Minority Shareholders, and determined to cash them out because otherwise they would not benefit from the Restructuring to the degree that the Majority Shareholders would benefit. Cashing out the Minority Shareholders at a price at least equal to book value will enable the Minority Shareholders to receive significantly more for their shares of Common Stock than they would be able to receive on the open market. See "-- Background and Reasons for the Restructuring." The committee also projected that the Restructuring Proposal and the Offering, if implemented, would cause significant cost savings to be achieved in the operation of the pool of assets generally representing the existing assets of MRC (the "Class A Assets"). MRC had operating expenses for fiscal 1995 (exclusive of Restructuring expenses) of $528,958. The committee estimated that for the five year period beginning with fiscal 1996 the average yearly operating expenses following a successful Offering and the creation of the second pool of assets generally representing the net proceeds from the Offering (the "Class B Assets") would be approximately $695,000. However, these expenses will be shared on an equitable basis by the two asset pools. As a consequence, the committee estimates a cost savings to the pool of Class A Assets of approximately $285,000 per year, as contrasted to the costs of operating the pool of Class A Assets alone without a pool of Class B Assets to share in such expenses.

        The Restructuring Proposal, if implemented, would provide greater organizational flexibility and would permit the development of an exit strategy by providing a mechanism for Members to determine to receive distributions of capital. The committee recommended proceeding with the implementation of the Restructuring Proposal to the Board of Directors at its meeting on June 8, 1995, and the committee was authorized by the Board to obtain an appraisal of the MRC loan portfolio and have the necessary legal documentation prepared for the Restructuring and the Offering, and directed to present its final report and recommendation to the Board of Directors for its final consideration and approval, which was received at the meeting of the Board of Directors held on September 8, 1995.

Recommendation of the Board of Directors

        The Restructuring was not structured so that the approval of at least a majority of the Minority Shareholders was required, and no unaffiliated representative was retained for the purposes of negotiating the terms of the Restructuring. Nevertheless, the Board of Directors believes that the Restructuring and the Offering are fair to, and in the best interests of, MRC and its Majority Shareholders and Minority Shareholders, and will provide a number of significant advantages, for the following reasons. Generally accepted accounting principles require pension funds to carry securities which are listed on a securities exchange to be carried at their market value, which, in the case of MRC's Common Stock, has historically been significantly lower the book value, as noted above. Of primary importance was that the Board of Directors believes, based upon generally accepted accounting principles, that the Restructuring will permit MRC's shareholders which are public and private pension funds, representing 69.2% of the outstanding shares of Common Stock, to write up their investment to its estimated fair value at the date of Restructuring, which is expected to equal book value, and to thereafter carry their investment at its fair value. While the Board of Directors believes that this will be an advantage to MRC's shareholders which are public and private pension funds because they will be able to reduce their funding costs to the extent they are able to write up their investment, the Board of Directors does not believe that any market will develop for the Class A Membership Interests. The Class A Membership Interests will not be listed on any exchange. Although MRC, LLC will attempt to match unsolicited requests to sell the interests in the future, such transfers are not expected to be frequent. While there can be no assurance that holders of Class A Membership Interests will readily be able to liquidate their investment at any given time, the Class A Membership Interests have been structured to self-liquidate over time through distributions of principal returned with respect to Real Estate Investments. See "COMPARISON OF MRC CAPITAL STOCK AND MRC, LLC CLASS A MEMBERSHIP INTERESTS
- -- Nature of Equity Interests -- MRC, LLC -- General."

        Of equal importance was the fact that the Restructuring will also result in the Minority Shareholders being paid substantially more for their share of Common Stock than they could receive in the open market. See "-- Background and Reasons for the Restructuring." For this reason, the Board of Directors believes that the Restructuring is fair to the Minority Shareholders. Of lesser importance, but still a significant advantage, the Restructuring will also enable MRC to de-list from AMEX and, in conjunction with the Offering, will permit MRC to realize other significant cost savings due to economies of scale. Finally, the Restructuring will also result in a more flexible organizational structure, which could readily provide a vehicle for raising additional capital. The flexible organizational structure also permits each separate investment pool to be structured to provide for the distribution or reinvestment of income and capital. In reaching this determination, the MRC Board has consulted with its legal counsel with respect to the legal duties of the Board, regulatory matters, and the Restructuring Agreement and issues related thereto; with its certified public accountants with respect to the federal income tax treatment of MRC, LLC and the federal income tax consequences of the transaction; and with its financial advisors, Tucker Anthony Incorporated, with respect to the financial aspects and fairness of the transaction, and considered a number of factors and proposals, as discussed above.

        For the reasons described above, the members of the MRC Board present at the meeting held on September 8, 1995 (none of whom are employees of MRC) unanimously approved the Restructuring Agreement and Offering and recommend that MRC shareholders vote FOR the approval and adoption of the Restructuring Agreement. No member of the MRC Board dissented to or abstained from voting on the Restructuring.


Appraisal

General.

        Cushman & Wakefield of Michigan, Inc. ("C&W"), subsidiary of Cushman & Wakefield, Inc., which together with the affiliates, are nationally recognized real estate appraisers, were engaged on behalf of the Board of Directors to prepare a limited appraisal in a summary format ("Appraisal") of the market value of each of the mortgage notes secured by mortgages which constitute MRC's loan portfolio as of August 1, 1995 valuation date. A copy of the Appraisal will be made available for inspection and copying at the offices of MRC during its regular business hours by any interested shareholder or its representative who has been so designated in writing. This Appraisal is as of the date stated therein, August 1, 1995, qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. A limited appraisal does not involve the typical scope of a full self-contained appraisal report. The Appraisal should be read in its entirety with respect to the assumptions made and other matters considered in performing such appraisal.

        C&W offers professional services in brokerage, property management, development and valuation advisory services. Its areas of specialization include the analysis and appraisal of commercial, industrial, special purpose and investment type properties. The firm belongs to numerous professional organizations and its clients include developers, corporate tenants, institutional investors and individuals. The firm was selected on the basis of the firm's qualifications, reputation, and familiarity with real property located in the areas of the real estate securing the mortgage notes. C&W was paid a fee of $60,000 for its appraisal. Other than the Appraisal of the mortgage notes, there is no material relationship between MRC or its affiliates and C&W or its affiliates which existed during the past two years or is mutually understood to be contemplated.

Scope and Extent of Appraisal Process.

        The Appraisal satisfies the reporting requirements of USPAP (Standard
2). The appraisal was limited in the sense that the market value estimate was for MRC's mortgage notes secured by mortgages only, and not the value of the underlying real estate. An examination of the underlying real property assets was performed to evaluate the mortgages. C&W first examined MRC's files pertaining to the operating histories of each of the assets. It examined historical operations, and, where appropriate, made adjustments to the unaudited statements to reflect market conditions where appropriate. This expense analysis adjustment was only effected in the case of properties that were foreclosure candidates, as market level expense estimates are not relevant when analyzing mortgage values. C&W further analyzed the lease documents and compared the rental amounts against other data provided. It performed quick on site inspections of each property, and briefly analyzed the markets in which these properties operate in terms of supply and demand characteristics, and long term stability. C&W developed stabilized pro-forma income and expense statements for each property, with allowances for management and reserves as necessary to derive net operating income figures for each. These figures were then capitalized to yield potential market prices for each asset. C&W did not analyze cost figures, land values, market rent levels, or comparable sales. This potential market price figure was then used in the valuation of the mortgages. The date of value was August 1, 1995. All properties were inspected on or around this date. An appraisal is only an estimate of value as of the date stated, subject to the assumption and limiting conditions contained therein. Appraised value is not a guarantee of actual or realizable value.

Assumptions and Limiting Conditions.

        The Appraisal is subject to a number of assumptions and limiting conditions, including the following. The Appraisal assumes responsible ownership and competent management of the mortgaged property, and that there are no hidden or unapparent conditions of the mortgaged property, subsoil or structures. The Appraisal further assumes full compliance with all zoning and environmental regulations and laws, except as otherwise stated. The physical condition of the improvements considered by the appraisal is based upon visual inspection, and C&W has assumed no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components. The existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance or operation of the improvements or which may be located at or about the mortgage property was not considered. C&W is not qualified to detect such substances. The data for C&W's analysis was provided by MRC, and C&W has assumed that the data provided was accurate. Finally, C&W was instructed to complete its analysis with no reliance on the personal guarantees that support many of the mortgages held by MRC.

Market Value of Mortgage Notes.

        Based upon its analysis, C&W formed an opinion of the market value of each of the seventeen (17) mortgage notes secured by mortgages held by MRC, subject to the assumptions, limiting conditions, certifications and definitions contained in the appraisal, as of August 1, 1995 and which market values total $23,300,000. See "-- Consideration for Shares to be Paid to Minority Shareholders", below, for a discussion of how the amount of the consideration to be paid to the Minority Shareholders was determined.

        MRC is not aware of any events or changed circumstances since August 1, 1995 that may positively affect the amount of the valuation as determined by the appraisal, and consequently does not intend to have the appraisal updated.

        The methodology involved in valuing the mortgages was varied depending on the status of each property. For this reason, the first step in the process was an analysis of the properties themselves including determinations of the stability of the markets in which the properties are located, the stability of the tenants involved, the terms of leases in place, and finally, the long term ability of the property to cover debt service requirements. The stability of the asset, and its resulting debt service coverage ("DCR") and loan to value ("LTV") ratios were determined by an analysis of in-place incomes utilizing direct capitalization. Based on these figures, C & W then determined if DCR and LTV ratios, and hence the overall stability of the properties, were in line and stable, or were outside of a comfortable range.

        If the property's ratios were in line, and net operating income was positive, then the mortgage was valued as follows. C & W compared the payments specified by the existing mortgage and the resulting balloon with a hypothetical market mortgage schedule utilizing the existing mortgage balance as the beginning principal amount, and an interest rate determined from discussions with lenders currently active in this marketplace, and the resulting balloon from this hypothetical schedule. The differences in the two monthly payment schedules were calculated, and then discounted at a rate reflecting the cost of capital, and the risk associated with the properties. Minor variances from a standard loan to value ratio of 75 percent and debt coverage of 1.25 are reflected in the assumed interest rate. Greater variances in loan to value ratios and debt coverage ratios from market norms are handled in the same fashion as described above, except that the amount in excess of 80 percent loan to value is then considered a second lien, and the overall yield rate must reflect the cost of first mortgage money, and also the increased risk of a second position.

        Properties that are not performing with respect to loan balances or properties that are showing negative operating incomes were treated differently. These properties were analyzed in terms of a potential foreclosure where the mortgage lender will eventually take control of the property, with disposition as the ultimate objective. C & W assumed a market average redemption period of eight months (a combination of time associated with the judicial process versus the advertised redemption period), during which no income from the property is realized, and also assumed a standard estimate of legal fees of $10,000. After the eight month lag period, it was assumed that the mortgage lender takes control, and then disposes of the property within a twelve month period. The income, operating expenses, and reversion are then discounted at an overall yield rate of 18 percent. This rate was obtained from C & W's discussions with a national insurance company and other financial institutions that contained nonperforming assets.

        The 18 percent yield reflects some of the primary elements of risk in a foreclosure situation. This yield rate however does not incorporate all of the elements of risk. There is considerable risk that the owner/borrower will ignore deferred maintenance requirements, and bleed the property once foreclosure becomes imminent. Also, as is typical of a potential foreclosure, the property owner may file for protection under federal bankruptcy laws. This scenario could dramatically increase the time and the cost associated with the foreclosure.

Consideration for Shares to be Paid to Minority Shareholders

        Each share of MRC Common Stock held by a Minority Shareholder will automatically be converted into the right to receive cash in the amount of, $9.03 per share, which was book value as of September 30, 1995, without any interest thereon. MRC estimates that the total amount of funds necessary to cash out the Minority Shareholders will be approximately $1,049,891. The source of funds will be the liquidation of a portion of the marketable mortgage-backed securities and shares of money market funds owned by MRC.

        The per share consideration which would be fair and equitable to the Minority Shareholders was discussed at the Board of Directors meeting held on September 8, 1995. The Board, as discussed above, considered the current and historical market prices of MRC's Common Stock to be artificially low, and determined that a per share consideration based upon market price would not constitute fair value. The Board of Directors then reviewed and discussed a preliminary draft of the appraisal (the final appraisal, which does not materially differ from the preliminary draft reviewed by the Board, was not yet available at the time of the meeting). The Board reached an approximate determination of per share value of $8.55 for MRC's Common Stock based upon the preliminary appraisal.

         Considerable discussion then ensued and the Board then discussed whether the per share consideration to be paid to the Minority Shareholders should be based upon the appraised value or the net book value. The Board determined that a per share price ranging from no less than the appraised value to no greater than the net book value would be fair and equitable to the Minority Shareholders. As the final appraisal had not yet been received, a final determination of price could not be made at the Board of Directors meeting, and the Board of Directors delegated to the Executive Committee the authority to determine, within the approved range, the per share consideration to be paid to the Minority Shareholders upon its receipt and review of the final appraisal, barring any significant change from the preliminary appraisal.

         At its meeting on September 29, 1995, the Executive Committee reviewed the final appraisal, and, as there had been no material change in the aggregate appraised market value from the preliminary appraisal and no material change in MRC's financial condition, arrived at a value of $8.51 per share for MRC's Common stock based upon the final appraisal. The Executive Committee then discussed whether the per share price should be based upon the appraised value or the net book value, determined that the net book value of $9.03 per share, which constitutes a premium of over 5% above the per share appraised valuation of $8.51 and a premium of 24.5% over the market value of $7.25 on such date, was a fair and equitable price to be paid to the Minority Shareholders.

        Subsequent to the meeting on September 8, 1995, the Board of Directors has also noted that MRC's net book value per share was $9.35 as of June 30, 1996, an increase of $.32 per share over the book value as of September 30, 1995 and the amount per share to be paid to the Minority Shareholders. The Board of Directors believes that this difference is immaterial and does not impact the fairness of the proposed transaction from a financial point of view.

Majority Shareholders


        The following chart sets forth certain information as of June 11, 1996, regarding the entities which, to MRC's knowledge, are the Majority Shareholders of MRC:

                                                    Number of Shares
         Beneficial Owner                          Beneficially Owned    Percent of Class
         ----------------                          ------------------    ----------------
Chrysler Corporation Master
  Retirement Trust ..............................        789,470             17.42%

Ford Motor Company ..............................        765,000             16.88%

Treasurer, State of Michigan ....................        760,000             16.77%

Operating Engineers Local 324
  Pension Fund ..................................        500,000             11.03%

Wayne County Retirement .........................        226,608               5.0%
System

General Retirement System of
  the City of Detroit ...........................        226,608               5.0%

Macomb County Employees
  Retirement System .............................        226,608               5.0%

Policemen & Firemen
  Retirement System of the City
  of Detroit ....................................        226,608               5.0%

NBD Bancorp, Inc. ...............................        225,000              4.96%

Comerica Incorporated ...........................        200,000              4.41%

Reinforcing Iron Workers Local
  426 Pension Fund ..............................        180,000              3.97%

Michigan Consolidated Gas Co. ...................        100,000              2.21%

     TOTAL ......................................      4,425,902             97.65%


        To the Company's knowledge and belief, MRC's directors and officers, as a group, own 700 shares of MRC Common Stock, or less than 1%.

Effect of the Restructuring

Limited Liability Company.

        After the Restructuring, the business of MRC, a Michigan corporation, will be conducted through MRC,LLC, which is a Delaware limited liability company. A limited liability company is a business organization that is generally intended to be taxed as a partnership for federal income taxation purposes, while providing limited liability protection as a corporation for its members. The owners of the equity interests in a limited liability company are called "members". The business affairs of a limited liability company are governed by an operating agreement, which is analogous to a partnership agreement. See "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING", "COMPARISON OF MRC CAPITAL STOCK AND MRC,LLC CLASS A MEMBERSHIP INTERESTS", AND "THE OPERATING AGREEMENT."

Managing Board.

        MRC is managed by a Board of Directors of twenty-two (22) directors. Upon consummation of the Restructuring, MRC, LLC will be managed by its Member-Managers through a Managing Board (the "Managing Board"). The Member-Managers are (a) those Members with a Total Percentage Interest at least equal to the Minimum Percentage and (b) to the extent not previously taken into account, those Class A Members (but excluding their assignees) which held sufficient shares of MRC's common stock immediately prior to the initial Capital Contribution of the Class A Members to elect at least one director at an annual meeting of the shareholders of MRC, and in either case which have not declined in writing to serve as Member-Managers.

        Each Member-Manager is entitled, but is not required, to appoint the greater of one (1) Managing Board Member to the Managing Board or that number obtained by dividing such Member-Manager's Total Percentage Interest by the Minimum Percentage Interest, rounded down to the nearest whole number. The Managing Board will consist of that number of Managing Board Members appointed from time to time by the Member-Managers of MRC, LLC, but in no event will the number of Managing Board Members be fewer than three (3) or greater than forty
(40). See "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING -- MRC, LLC -- Managing Board After the Restructuring".

Committees.

        The Managing Board will appoint an Executive Committee, an Audit Committee, and a Loan Committee and such other subcommittees as the Managing Board shall specify from time to time. These committees will be empowered and structured in a manner substantially identical to the analogous committees which MRC has now. See "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING -- MRC, LLC -- Committees".

Class A Membership Interests.

        Class A Membership Interests will represent an interest in MRC's existing investment pool and other net assets, which will be transferred to MRC, LLC as part of the Restructuring. Class A Members are expected to receive quarterly distributions of 100% of Class A Cash Income, pro rata based upon their Class A Percentage Interests. Distributions of principal will be returned as follows:

      (i) prior to 2001, MRC,LLC has the option to reinvest any principal returned with respect to Real Estate Investments which are part of the Class A Assets; and

     (ii) beginning in 2001, a Class A Member may elect each year to receive its pro rata share of (x) principal returned with respect to Real Estate Investments which are part of the Class A Assets, and (y) any cash or cash equivalents which are part of the Class A Assets. Any part of the Class A Assets which is not distributed pursuant to the foregoing may, at the option of MRC,LLC, be reinvested in Real Estate Investments. Any such election must be made by a Member in writing and must be received by MRC, LLC by the November first preceding the fiscal year for which such election is to be effective.

        All distributions are subject to a determination by the Managing Board that MRC, LLC will have sufficient cash on hand to meet its current and anticipated needs to fulfill its business purpose. See "COMPARISON OF MRC CAPITAL STOCK AND MRC, LLC CLASS A MEMBERSHIP INTERESTS -- Nature of Equity Interests -- MRC, LLC -- General".

        All dispositions of Membership Interests must be made in compliance with applicable state and federal securities laws and regulations. No disposition may be made if it would cause a termination of MRC, LLC under the Internal Revenue Code or if the disposition would, in the opinion of tax counsel to MRC, LLC, jeopardize the status of MRC, LLC as a partnership for federal income tax purposes. See "COMPARISON OF MRC CAPITAL STOCK AND MRC, LLC CLASS A MEMBERSHIP INTERESTS -- Nature of Equity Interests -- MRC, LLC-- Disposition of Membership Interests".

        A Member may assign its economic interest in MRC, LLC in whole or in part. Such an assignment does not entitle the assignee to participate in the management or affairs of the Company or to become a Member. An assignee of a Transferable Membership Interest may be admitted as a substitute Member. An assignee of a Restricted Membership Interest may become a substitute Member with the consent of not less than a majority of the non-transferring Member-Managers. A Restricted Membership Interest is a Class A or Class B Membership Interest which represents at least 21% of the membership interests of such class. A Transferable Membership Interest is a membership interest which is not a Restricted Membership Interest. See "COMPARISON OF MRC CAPITAL STOCK AND MRC, LLC CLASS A MEMBERSHIP INTERESTS -- Nature of Equity Interests
- -- MRC, LLC -- Disposition of Membership Interests".

Meetings.

        There will be no regularly scheduled meetings of the Members of MRC, LLC. Meetings of all Members or of a class or classes of Members may be called by the Managing Board, the Executive Committee or by the Chairman of the Managing Board, and must be called upon the written request to the Managing Board of Members holding in the aggregate at least ten percent (10%) of the Total Percentage Interests of MRC, LLC or of the applicable class or classes. See "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING -- Meetings of Shareholders and Members -- MRC, LLC".

Effective Date


        It is expected that if the Restructuring is approved by MRC shareholders at the Special Meeting, and assuming that the other conditions described in the Restructuring Agreement are satisfied, the Restructuring will become effective during the fourth calendar quarter of 1996. See "THE RESTRUCTURING AGREEMENT." It is expected that a period of time will elapse between the MRC Special Meeting and the Effective Date while the Offering is made. The Restructuring Agreement may be terminated by either party, even if the Restructuring Agreement has been approved by the shareholders of MRC and the members of MRC, LLC. See "THE RESTRUCTURING AGREEMENT--Termination" below.


Conditions to the Consummation of the Restructuring

        The obligations of MRC and MRC, LLC to consummate the Restructuring are subject to various conditions, including obtaining requisite shareholder and member approval and the accuracy in all material respects of the representations and warranties of the two companies. See "THE RESTRUCTURING AGREEMENT -- Conditions to the Restructuring."

Anticipated Accounting Treatment

        The assets and liabilities transferred from MRC to the Company will be recorded initially at the amounts at which they were stated in the financial statements of MRC, the predecessor company, in a manner similar to a pooling of interests.

Material Federal Income Tax Consequences


         Provided certain conditions are met, no gain or loss will be recognized by MRC upon the contribution of its assets to MRC, LLC in exchange for Class A Membership Interests. All amounts received by MRC shareholders in a distribution in complete liquidation will be treated as full payment in exchange for their stock pursuant to Section 331 of the Code. Gain or loss will be recognized based on the difference between the amount of the distribution and the shareholder's tax basis in its MRC stock. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Federal Tax Consequences of the Restructuring".

        As provided in the opinion of Coppers & Lybrand L.L.P., MRC, LLC will be classified as a partnership for federal income tax purposes, and as such it generally will be treated as a "pass-through" entity that is not subject to federal income tax. Items of income, deduction, gain, loss or credit generally will be allocated proportionately (based on class of membership interests) to MRC, LLC's Members, which will be treated as partners for tax purposes. The Members may be subject to tax on allocated items, without regard to whether they receive a distribution from MRC, LLC. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Federal Tax Consequences of the Restructuring -- Taxation of MRC, LLC Members."


Stock Exchange Listing and Marketability

        MRC Common Stock is listed on AMEX. As part of the Restructuring, such Common Stock will cease to exist and will no longer be listed on AMEX. Public trading of such shares shall cease, and MRC will no longer file periodic reports with the Securities and Exchange Commission. MRC cannot predict whether a public market for the Membership Interests will develop. MRC, LLC will register under Section 12(g) of the Exchange Act, and will continue to file the same periodic reports with the Securities and Exchange Commission presently filed by MRC as required under the Exchange Act, but it is not contemplated that its Membership Interests will be listed on an exchange or quoted on NASDAQ or any over-the-counter system. As a result, the Class A Membership Interests will not be as readily marketable as

MRC's Common Stock. Information concerning MRC, LLC will be publicly available to the same extent as it is presently available with respect to MRC, but its Membership Interests are not expected to be publicly traded.

No Appraisal Rights

        No shareholder of MRC will have any appraisal rights under the MBCA, the Articles of Incorporation or Bylaws of MRC, or otherwise in connection with the Restructuring.

                                 THE OFFERING


        Subject to the approval and adoption of the Restructuring Agreement by the shareholders of MRC and the Members of MRC, LLC, MRC, LLC intends to offer Units of its Class B Membership Interests in a separate offering to create a new investment pool which will be segregated on the books of MRC, LLC from the existing investment pool (the "Offering"). The net proceeds of the Offering will be invested in Short-term Investments until such time as the proceeds are invested in real estate loans. The Class B Membership Interests will be structured so that payments of principal in the investment pool will be passed through to the Class B members on an annual basis (or more frequently as determined by MRC, LLC's Managing Board), and cash income (less expenses) will be passed through on a quarterly basis. The Class B Membership Interests will terminate when the underlying mortgage loans mature or are liquidated, with the final maturity of such loans not later than December 31, 2025, the date MRC, LLC's existence will terminate.



                        PRO FORMA FINANCIAL INFORMATION


        Pursuant to the Restructuring Agreement, assuming the restructuring occurred for balance sheet purposes on June 30, 1996, the assets and liabilities of MRC have been transferred to MRC, LLC at the amounts at which they were stated in the financial statements of MRC (the "predecessor company").


        The effect of the Restructuring on net investment income assuming the transaction occurred on January 1, 1995 is disclosed in Note 3.

        The pro forma data do not purport to be indicative of the results which would actually have been reported if the transaction had occurred on such dates or which may be reported in the future. The pro forma data should be read in conjunction with the historical financial statements of Metropolitan Realty Corporation and related notes to such financial statements.

        An audited balance sheet of MRC, LLC has not been provided because it does not have any assets or operations, and will not have until after the Restructuring is consummated.


                      METROPOLITAN REALTY COMPANY, L.L.C.
                       PRO FORMA CONDENSED BALANCE SHEET
                             AT JUNE 30, 1996

                                                           Historical                   Pro Forma
                                                           ----------                   ---------
Cash and cash equivalents ..............................  $  1,781,496                 $    731,605

Marketable securities ..................................    14,873,710                   14,873,710

Mortgage notes receivable, net of allowance ............    25,466,575                   25,466,575

Other assets ...........................................       678,889                      678,889
                                                          ------------                 ------------

Total assets ...........................................  $ 42,800,670                 $ 41,750,779
                                                          ============                 ============

Total liabilities ......................................  $    437,611                 $    437,611
                                                          ------------                 ------------

Shareholders' equity:

Common stock ...........................................        45,322                           --

Additional paid-in capital .............................    43,355,529                           --

Unrealized holding losses on
 securities available for sale .........................       (97,735)                          --

Distributions in excess of
 net investment income .................................      (940,057)                          --

Total shareholders' equity .............................    42,363,059                           --
                                                          ------------

Class A Members' equity(1) .............................            --                   41,313,168

Class B Members' equity(2) .............................            --                           --

Total liabilities and shareholders'/
  Members' equity(3) ...................................  $ 42,800,670                 $ 41,750,779
                                                          ============                 ============

- ---------

(1) Pursuant to the Restructuring Agreement, on the Effective Date, the assets of MRC will be transferred to MRC, LLC in exchange for Class A Membership Interests of MRC, LLC (the "Class A Membership Interests"). MRC, LLC will assume all of the liabilities of MRC. MRC will then be dissolved and the Class A Membership Interests in MRC, LLC will be distributed to certain of MRC's shareholders in liquidation. Holders of fewer than 50,000 shares of MRC as of October 7, 1996 (assumed to represent 116,267 shares in the aggregate) will receive, in lieu of the distribution of Class A Membership Interests in MRC, LLC, a cash payment equal to the book value of their shares as of September 30, 1995 ($9.03 per share, or $1,049,891 in the aggregate). See "THE RESTRUCTURING -- Form of the Restructuring" and "-- Appraisal".

(2) MRC, LLC will simultaneously offer a minimum of 50 Units ($25,000,000) and a maximum of 100 Units ($50,000,000) in Class B membership interests (the "Class B Membership Interests") in a separate offering to create a new investment pool. No proceeds have been included related to the proposed offering of Class B Membership Interests.

(3) Using the historical yields from MRC's cash equivalents of 6.47% and 6.48% for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, the use of cash equivalents to acquire minority shares would have reduced net investment income from $1,673,696 to $1,639,732 for the six months ended June 30, 1996 and from $1,990,203 to $1,922,170 for the year ended December 31, 1995. The transaction would not change net investment income per share of $.37 for the six months ended June 30, 1996 and $.44 for the year ended December 31, 1995.

          SELECTED FINANCIAL DATA OF METROPOLITAN REALTY CORPORATION


        The following data except for the data provided as of and for the periods ended June 30, 1996 and 1995, have been derived from financial statements that have been audited by Coopers & Lybrand L.L.P., independent accountants. The data provided as of and for the six months ended June 30, 1996 and 1995 are unaudited, but in the opinion of management contain all adjustments which are necessary for a fair presentation of the results of such periods. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the financial statements and notes thereto. All data is stated in thousands except for per share data.



                                    Six Months
                                       Ended
                                      June 30,                                 Years Ended December 31
                                  ----------------          ----------------------------------------------------------
                                  1996        1995          1995           1994          1993        1992         1991
                                  ----        ----          ----           ----          ----        ----         ----
Statement of
Operations Data:

Total Income ..............     $ 1,912      $ 1,877      $ 3,764         $ 3,858      $ 3,716      $ 3,829      $ 4,135

Net Investment Income .....       1,674        1,499        1,990(1)        2,588        2,701        2,113        1,935

Net Investment Income
  per share ...............         .37          .33          .44(1)          .57          .60          .47          .43

Balance Sheet Data:

Cash and Cash Equivalents .       1,781        4,658        2,466           3,529        2,337        1,612        3,270

Total Assets ..............      42,801       42,053       41,761          41,025       41,626       41,235       42,189

Stockholders' Equity ......      42,363       41,453       41,333          40,479       41,104       40,851       41,910

Other:

Net cash provided by
  operating activities ....       1,612        1,331        2,555           2,957        2,845        3,052        3,404

Cash Dividends(2) .........         499          906        1,541           2,855        2,447        3,173        3,490

Cash Dividends per
  share(2) ................         .11          .20          .34             .63          .54          .70          .77

Book Value per share ......        9.35         9.15         9.12            8.93         9.07         9.01         9.25

- ---------
(1) See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" related to an increase in the allowance for loan losses in the third quarter of 1995.

(2) All dividends were ordinary income; no dividends constituted a return of capital. No dividends were declared for the quarter ended June 30, 1996 in anticipation of the consummation of the Restructuring.


               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


        The following is a discussion and analysis of the financial condition and results of operations of MRC and the pool of assets (and assumed liabilities) which will become the Class A Assets upon the consummation of the Restructuring.


Results of Operations for the Six Months Ended June 30, 1996

        MRC's net investment in mortgage loans represented 60% and 61% of its assets, or $25,466,575 and $25,364,328, at June 30, 1996 and December 31,
1995, respectively. The range of yields on mortgage loans closed from MRC's inception through June 30, 1996 ranges from 7.06% to 12.25% The weighted average yield of mortgage notes was 10.12% at June 30, 1996 and 10.27% at December 31, 1995.

         The overall average yield on interest earning assets was 8.8% for the six months ended June 30, 1996 and 8.7% for the year ended December
31, 1995. The average amount held in marketable securities net of unrealized holding gains and losses for the six months ended June 30, 1996 was $17.0 million. The average yield (based on total yield divided by average amount of investments) on marketable securities was 5.2% for the six months ended June 30, 1996 and 5.8% for the year ended December 31, 1995.

        Investment income from marketable securities increased $25,741 to $200,625 for the second quarter of 1996 from $174,884 for the second quarter of 1995. Of the increase, $70,304 was the result of an increase in the average amount invested in marketable securities, offset by a $44,563 decrease in the average yield. Investment income from marketable securities increased $117,356 to $436,908 for the first six months of 1996 from $319,552 for the first six months of 1995. Of the increase, $178,587 was the result of an increase in the average amount invested in marketable securities, offset by a $61,231 decrease in the average yield.

        Investment income from money market securities decreased $48,798 to $15,696 for the second quarter of 1996 from $64,494 for the second quarter of 1995. Of the decrease, $46,300 was the result of a decrease in the average amount invested in money market securities combined with a $2,498 increase in the average yield. Investment income from money market securities decreased $73,055 to $46,084 for the first six months of 1996 from $119,139 for the first six months of 1995. Of the decrease, $76,010 was the result of a decrease in the average amount invested in money market securities offset by a $2,955 increase in average yield.

        Interest income from mortgage notes increased $12,210 to $687,967 for the second quarter of 1996 from $675,757 for the second quarter of 1995. Of the increase, $16,698 was the result of an increase in average earning loans offset by a $4,488 decrease in average yield. Interest income from mortgage notes increased $24,794 to $1,377,181 for the first six months of 1996 from $1,352,387 for the first six months of 1995. Of the increase, $31,473 was the result of an increase in the average amount invested in mortgage notes offset by a $6,679 decrease in average yield.

        Operating expenses decreased $76,649, or 40%, to $113,611 for the second quarter of 1996 from $190,260 for the second quarter of 1995. This decrease results primarily from a $324,361 net loss from foreclosed property held for sale incurred in 1995, which was largely attributable to an increase in the valuation provision, offset by a $250,000 decrease in the allowance for loan losses. Operating expenses decreased $139,975, or 37%, to $238,277 for the first six months of 1996 from $378,252 for the first six months of 1996. This decrease results from a $335,065 net loss from foreclosed property held for sale incurred in 1995, offset by a $250,000 decrease in the allowance for loan losses and a $54,910 decrease in general and administrative expenses, due primarily to decreased professional and loan advisory fees.

        Net investment income increased 9% to $802,400, or $.18 per share, for the second quarter of 1996 from $736,626, or $.16 per share, for the second quarter of 1995 as a result of the items discussed above. Net investment income increased 12% to $1,673,696, or $.37 per share, for the first six months of 1996 from $1,499,147, or $.33 per share for the first six months of 1995 as a result of the items discussed above.

        Management reviews, on a regular basis, factors which adversely affect its mortgage loans, including occupancy levels, rental rates and property values. It is possible that economic conditions in Southeast Michigan and the nation in general may adversely affect the recoverability of MRC's loans.
MRC believes that the allowance for loan losses of $1,600,000 at June 30, 1996 is at a level that is sufficient to absorb probable credit losses in the mortgage loan portfolio.


        On December 23, 1992, MRC obtained an apartment building located in Detroit, Michigan, through a foreclosure sale. This property was the collateral for a construction loan under which the borrower defaulted during 1992. The carrying value of the property was written down to its estimated fair value at the time of foreclosure of $2,100,000, based upon a July 1992 independent appraisal, net of a $140,000 valuation allowance for the estimated costs to sell the property. At December 31, 1994 the carrying value of the property was reduced to $900,000 to reflect an updated property valuation based on the results of MRC's marketing efforts to locate a buyer for the property. The carrying value of the property was further written down to $555,000 during the quarter ended June 30, 1995 as the result of an offer to purchase the property.

        On August 1, 1995, the sale of this property was consummated. In accordance with the terms of the purchase agreement, MRC received $100,000 of the purchase price at the August 1, 1995 settlement date. The remaining $455,000 of the purchase price will be paid, pursuant to the terms of a mortgage note bearing interest at 10% per annum, in monthly installments of principal and interest of $4,889 commencing in September 1995 until maturity in August 2000, at which time the remaining unpaid principal of approximately $375,000 is due. The mortgage note is guaranteed by the borrower and may be prepaid in whole or in part at any time. The net loss from foreclosed property held for sale totaled $335,065 for the six months ended June 30, 1995 and was largely attributable to a $312,066 increase in the valuation provision.

        During 1994, MRC reached settlements with the guarantors of the foreclosed loan aggregating $320,000. These settlements are payable over four to eight years, with interest rates ranging from non-interest bearing to 7.5%. Income from settlements is recorded as miscellaneous income when received and totaled $9,400 and $18,900 for the three and six months ended June 30, 1996 and $9,450 and $43,000 for the three and six months ended June 30, 1995, respectively.



Liquidity and Capital Resources for the Six Months ended June 30, 1996

        Funds that have not yet been invested in mortgage loans are primarily invested in marketable mortgage-backed securities until needed for MRC's operations or investments in mortgage loans. Income and principal received with respect to MRC's investment in mortgage loans are also invested in marketable securities pending distribution to shareholders in the form of dividends or reinvestment in mortgage loans. At June 30, 1996, MRC had $25,466,575 invested in net mortgage loans, $8,867,150 invested in marketable mortgage-backed securities, $6,006,560 invested in U.S. Treasury Notes and $1,597,299 invested in money market funds. MRC does not invest in high-risk mortgage-backed securities, such as interest only strips or residual tranches. However, there can be no assurance that cash flows will materialize as scheduled as a result of prepayments of the underlying mortgages or that the proceeds can be invested in securities that will provide comparable yields.

        At June 30, 1996, MRC had outstanding loan commitments aggregating $576,000. The source of funds to satisfy these commitments will be MRC's marketable securities. MRC anticipates that its sources of cash are more than adequate to meet its liquidity needs.

        MRC expects to invest the balance of its available assets in mortgage loans to real estate projects during the balance of 1996 and 1997; however, management will continue its prudent approach of approving funding only of those loans which meet appropriate underwriting criteria.

        On September 8, 1995, MRC's Board of Directors gave its approval for a proposed restructuring of MRC into a limited liability company ("LLC") and the generation of additional capital through the LLC. MRC expects to raise new capital of $25 to $50 million through the private placement of securities by the LLC. Distributions to current company shareholders under the proposed LLC restructuring are expected to remain consistent with current levels. At June 30, 1996, $688,000 of professional fees have been incurred in connection with this transaction, of which $344,000 have been deferred.

        MRC's policy is to declare and pay cash dividends on a quarterly basis. MRC paid dividends totalling $.11 per share during the first six months of 1996, all of which was ordinary income to shareholders. For the quarter ending June 30, 1996, no cash dividend was declared by the Board of Directors of MRC in anticipation of the consummation of the Restructuring. MRC paid dividends totalling $.20 per share during the first six months of 1995.


Results of Operations of MRC for the years ended December 31, 1995, 1994 and
1993

        MRC's net investment in mortgage loans to real estate projects represented 61% of its assets, or $25,364,328, at December 31, 1995 and 62% of its assets, or $25,393,979, at December 31, 1994. The yields on MRC's outstanding mortgage loans range from 7.25% to 12.25%. The weighted average yield of earning mortgage loans is 10.27% at December 31, 1995, as compared to 10.58% at December 31, 1994. The weighted average term of outstanding mortgage loans is 8.94 years. At December 31, 1995, MRC had outstanding loan commitments for additional commercial mortgage loans aggregating $921,000. The amount of marketable securities (which consisted primarily of Federal National Mortgage Association and Federal Home Loan Mortgage Corporation mortgage-backed, pass through securities) held by MRC during 1995 averaged $11,992,000 and earned an average yield of 5.8%, as compared to average marketable security holdings of $8,164,000 which earned an average yield of 4.8% during 1994. The average yield on all interest earning assets was 8.7% for the year ended December 31, 1995 and 8.9% for the year ended December 31, 1994.

        Investment income from marketable securities increased $302,673 to $689,955 for the year ended December 31, 1995 from $387,282 for the year ended December 31, 1994. Of the increase, $186,003 was the result of an increase in the average amount invested in marketable securities and $116,670 was the result of an increase in the average yield earned.

        Investment income from money market securities increased $9,444 to $194,431 for the year ended December 31, 1995 from $184,987 for the year ended December 31, 1994. Of the increase, $56,106 was the result of an increase in average yield offset by a $46,662 decrease in the average amount invested in money market securities.

        Investment income from mortgage loans decreased $318,255 to $2,754,975 for the year ended December 31, 1995 from $3,073,230 for the year ended December 31, 1994. Of the decrease, $233,321 was the result of a decrease in the average amount invested in mortgage loans and $84,934 was the result of a decrease in the average yield.

        Miscellaneous income decreased $86,033 to $142,916 for the year ended December 31, 1995 from $228,949 for the year ended December 31, 1994. The decrease primarily results from $114,000 in prepayment penalties received in 1994 offset by a $19,000 increase in income from guarantor settlements from 1994 to 1995.

        Operating expenses increased 40% to $1,773,856 for the year ended December 31, 1995 from $1,270,478 for the year ended December 31, 1994. This increase is due to a $1,061,500 increase in the change in the provision for loan losses, a $312,944 increase in general and administrative expenses for costs associated with MRC's proposed restructuring into a limited liability company, and a $92,397 increase in other general and administrative expenses, due primarily to increased loan advisory and professional service fees, offset by a $963,463 decrease in net loss from foreclosed property held for sale.

        Net investment income decreased by 23% to $1,900,203 or $.44 per share, for the year ended December 31, 1995 from $2,587,550, or $.57 per share, for the year ended December 31, 1994 as a result of the items discussed above.

        Management reviews, on a regular basis, factors which may adversely affect its mortgage loans, including occupancy levels, rental rates and property values. It is possible that economic conditions in southeastern Michigan, and the nation in general, may adversely affect certain of MRC's other loans.

        MRC had maintained an allowance for doubtful accounts of $1,461,500 from December 31, 1992 through the third quarter of 1994 to reflect the expected recoverable cash flows from three troubled loans.

        During 1994, the cash flows generated by one of the above loans which had previously been in default, collateralized by a shopping center, increased significantly. As this increase was supported by an improvement in tenant base, MRC determined at December 31, 1994 that this loan no longer required a loss reserve. The loan loss reserve was reduced, accordingly, by $461,500 during the fourth quarter of 1994 to $1,000,000. The other loan with an affiliated borrower, which was also formerly in default, had not exhibited the same magnitude of improvement in cash flows and tenants during 1994. The loan loss reserve, however, was further reduced by $250,000 in the second quarter of 1995, based on MRC's determination that the continued assignment of rents reduced the risk of loss associated with this loan.

        In 1994, only one loan was operating under a loan modification agreement. The borrower was current with the modified debt service requirements during 1994, although the underlying apartment collateral continued to experience high tenant turnover and poor cash flow, and monthly debt service payments were occasionally late. During 1995, the borrower tried unsuccessfully to find a buyer for this property. The physical property collateralizing the loan began to deteriorate as the year progressed. An independent analysis of the loan portfolio performed in the third quarter of 1995, confirmed the deterioration of the property compared to similar properties in the surrounding geographic location. The independent valuation also identified a loan, collateralized by a shopping center which has begun to experience limited market rent potential based on recent commercial developments in its surrounding market area. Based on the results of this independent market valuation, the allowance relating to these loans was increased by $850,000 during the third quarter of 1995. MRC believes that the allowance for loan losses of $1,600,000 at December 31, 1995 is adequate to reflect mortgage loans at their estimated net realizable value.

        On December 23, 1992, MRC obtained an apartment building located in Detroit, Michigan, through a foreclosure sale. This property was the collateral for a construction loan under which the borrower defaulted during 1992. The carrying value of the property was written down to its estimated fair value at the time of foreclosure of $2,100,000, based upon a July 1992 independent appraisal, net of a $140,000 valuation allowance for the estimated costs to sell the property. At December 31, 1994 the carrying value of the property was reduced to $900,000 to reflect an updated property valuation based on the results of the MRC's marketing efforts to locate a buyer for the property. The carrying value of the property was further written down to $555,000 during the quarter ended June 30, 1995 as the result of an offer to purchase the property.

        On August 1, 1995, the sale of this property was consummated. In accordance with the terms of the purchase agreement, MRC received $100,000 of the purchase price at the August 1, 1995 settlement date.

The remaining $455,000 of the purchase price will be paid, pursuant to the terms of a mortgage note bearing interest at 10% per annum, in monthly installments of principal and interest of $4,889 commencing in September 1995 until maturity in August 2000, at which time the remaining unpaid principal of approximately $375,000 is due. The mortgage note is guaranteed by the borrower and may be prepaid in whole or in part at any time.

        During 1994, MRC reached settlements with the guarantors of the foreclosed loan aggregating $320,000. These settlements are payable over four to eight years, with interest rates ranging from noninterest-bearing to 7.5%. Income from settlements is recorded as miscellaneous income when received and totalled $62,000 and $43,000 for the years ended December 31, 1995 and 1994, respectively. The property's operating income and expenses from the date of foreclosure are reflected in the statement of operations as net loss from foreclosed property held for sale and totaled $331,953, $1,295,416, and $337,699 for the years ended December 31, 1995, 1994 and 1993, respectively.

        Investment income from mortgage-backed marketable securities decreased $34,968 to $387,282 for the year ended December 31, 1994 from $403,608 for the year ended December 31, 1993. Of the decrease, $9,508 was the result of a decrease in the average amount invested in marketable securities and $26,260 was the result of a decrease in the average yield earned.

        Investment income from money market securities increased $134,211 to $184,987 for the year ended December 31, 1994 from $50,776 for the year ended December 31, 1993. Of the increase, $112,893 was the result of an increase in the average amount invested in money market securities and $21,318 was the result of an increase in average yield.

        Investment income from mortgage loans decreased $40,646 to $3,073,230 for the year ended December 31, 1994 from $3,113,876 for the year ended December 31, 1993. Of the decrease, $210,745 was the result of a decrease in average mortgage loans offset by a $45,326 increase in the stated average yield on all mortgage loans, and a $124,773 increase in interest income from loans which were nonearning at December 31, 1993.

        Miscellaneous income increased $102,162 to $228,949 for the year ended December 31, 1994 from $126,787 for the year ended December 31, 1993. The increase primarily resulted from $114,000 in prepayment penalties received in 1994.

        Operating expenses increased 25% to $1,270,478 for the year ended December 31, 1994 from $1,015,087 for the year ended December 31, 1993. The majority of this increase is due to a $957,717 increase in net loss from foreclosed property held for sale, which was largely attributable to a $994,000 increase in the provision for valuation allowance, offset by a $461,500 decrease in the allowance for loan losses. Other operating expenses decreased $240,826 to $436,562 for the year ended December 31, 1994 from $677,388 for the year ended December 31, 1993. This decrease is due to a $147,363 reduction in general and administrative expenses, primarily as a result of decreased professional service fees, and a $93,463 reduction in amortization of organization costs, which became fully amortized in 1993.

        Net investment income decreased by 4% to $2,587,550, or $.57 per share, for the year ended December 31, 1994 from $2,700,898, or $.60 per share for the year ended December 31, 1993 as a result of the items discussed above.

        Investment income from marketable securities decreased $264,888 to $403,608 for the year ended December 31, 1993 from $668,496 for the year ended December 31, 1992. Of the decrease, $153,487 was the result of a decrease in the average amount invested in marketable securities and $111,401 was the result of a decrease in the average yield earned.

        Investment income from mortgage loans increased $105,192 to $3,113,876 for the year ended December 31, 1993 from $3,008,684 for the year ended December 31, 1992. Of the increase, $354,411 was the result of an increase in average mortgage loans offset by a $38,918 decrease in the stated average yield on all mortgage loans, a $54,381 decrease in interest income due to property received in foreclosure and a $155,920 decrease in interest income due to MRC's decision to discontinue accruing interest on certain loans.

        Operating expenses decreased 41% to $1,015,087 for the year ended December 31, 1993 from $1,716,288 for the year ended December 31, 1992. The majority of this decrease is due to a $900,000 decrease in the allowance for loan losses offset by a $337,699 net loss from foreclosed property held for sale. Other operating expenses, consisting primarily of general and administrative expenses, decreased $138,900 as a result of decreased professional fees.

        Net investment income increased by 28% to $2,700,898, or $.60 per share, for the year ended December 31, 1993 from $2,112,662, or $.47 per share, for the year ended December 31, 1992 as a result of the items discussed above.

        MRC intends to continue to invest its available funds at competitive market rates in mortgage loans to real estate projects located in southeastern Michigan. Cycles in the local and national economy have affected and could continue to affect MRC's ability to invest its remaining funds in mortgage loans and the yields attainable on such investments. Decreases in market interest rates may result in lower returns on future mortgage loans than on the mortgage loans closed to date. Although MRC expects to have the balance of its available assets fully invested in mortgage loans by the end of 1996 management will continue its prudent approach of approving funding only of those loans which meet appropriate underwriting criteria.

Liquidity and Capital Resources of MRC at December 31, 1995

        Funds that have not yet been invested in mortgage loans are primarily invested in marketable mortgage-backed securities until needed for MRC's operations or investments in mortgage loans. Income and principal received with respect to MRC's investments in mortgage loans are also invested in marketable mortgage backed securities pending distribution to shareholders in the form of dividends or reinvestment in mortgage loans. At December 31, 1995, MRC had $25,364,328 invested in mortgage loans, $9,809,793 invested in marketable mortgage-backed securities, $3,516,940 invested in U.S. Treasury Notes, and $2,294,965 invested in money market funds. MRC does not invest in high risk, mortgage-backed securities such as interest only strips or residual trenches. However, there can be no assurance that cash flows will materialize as scheduled as a result of prepayments of the underlying mortgages or that the proceeds can be invested in securities that will provide comparable yields.

        At December 31, 1995, MRC had outstanding loan commitments aggregating $921,000. The source of funds to satisfy these commitments will be MRC's marketable securities. MRC anticipates that its sources of cash are more than adequate to meet its liquidity needs.

        During the years ended December 31, 1995 and 1994, professional fees incurred in connection with the Restructuring totaled $495,000 and $131,000, respectively, of which $182,000 and $131,000 have been deferred at December 31, 1995 and 1994, respectively.

        Net cash generated by operating activities during 1995 aggregated $2,555,102, including $2,898,231 in net investment income adjusted for noncash depreciation and amortization expense, the valuation provisions for mortgage loans and foreclosed property held for sale, and amortization of net loan origination fees.

        Net cash used in investing activities during 1995 aggregated $2,097,276 and consisted primarily of purchases of marketable securities and loan disbursements offset by collections of principal from marketable securities and loan repayments. MRC purchased $3,507,381 of marketable securities and disbursed $444,293 in loans. MRC collected $1,345,072 of principal from marketable mortgage-backed securities and $355,151 of loan repayments.

        Financing activities in 1995 consisted of dividend payments to shareholders of $1,540,939 which represented $.34 per outstanding share.

        MRC adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114), as amended by SFAS 118, on January 1, 1995. Under these new standards, a loan is considered impaired, based on current information and events, if it is probable that MRC will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on the discounted cash flows of the underlying collateral. The cumulative effect of adopting the provisions of SFAS No. 114 was not significant.

        MRC adopted SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," at December 31, 1995; SFAS 107 requires disclosure of fair value information about financial instruments along with the valuation method and significant assumptions used.


        MRC's policy is to declare and pay cash dividends on a quarterly basis. MRC declared and paid dividends aggregating $.34 per share during the year ended December 31, 1995, compared to $.63 per share during the year ended December 31, 1994 and $.54 per share during the year ended December 31, 1993. MRC declared a dividend of $.11 per share of common stock to its shareholders of record on March 25, 1996 was paid on March 29, 1996 from MRC's money market funds.

               MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING

MRC's Current Management Structure

        Board of Directors.

        MRC's Bylaws provide that it is managed by a Board of Directors of not less than three (3) nor more than twenty-four (24) directors, as fixed by the shareholders of MRC or by the affirmative vote of seventy-five percent (75%) of the directors. The number of directors has been set at twenty-two (22). The Board of Directors is elected at each annual meeting. Each director serves for a term ending at the succeeding annual meeting, unless such individual's service as a director is terminated earlier by death, resignation or removal.

        Each shareholder has the right to nominate as many persons to the Board as such shareholder would be entitled to elect to the Board under the cumulative voting provisions of MRC's Articles of Incorporation. Nine (9) of MRC's shareholders nominated and elected sixteen (16) of MRC's twenty-two (22) directors at MRC's 1995 annual meeting of shareholders.

        Committees.

        The Bylaws of MRC provide that the Executive Committee shall be comprised of seven (7) members, to be selected as follows:

        (1) The directors elected at each annual meeting of shareholders from among those persons nominated by the shareholders which hold sufficient shares to elect at least one (1) director at an annual meeting of shareholders, excluding the directors selected as regular member of the Loan Committee pursuant to (1) - (5) below, select four (4) from among their number to serve as members of the Executive Committee.

        (2) The Board of Directors of MRC, as a whole, selects the remaining members of the Executive Committee.

        The Executive Committee exercises all power and authority of the Board in the management of the business and affairs of MRC, except that the Executive Committee does not have power or authority to amend the Articles of Incorporation; adopt an agreement of merger or consolidation; recommend to shareholders the sale, lease or exchange of all or substantially all of MRC's property and assets; recommend to shareholders a dissolution of MRC or a revocation of a dissolution; amend the Bylaws; fill vacancies on the Board of Directors; fix the compensation of the directors for serving on the Board of Directors or on a committee; or unless expressly authorized by the Board of Directors, declare a dividend or authorize the issuance of stock.

        The Bylaws of MRC provide that the Loan Committee is comprised of nine
(9) regular members and three (3) alternate members. The regular members of the Loan Committee are selected as follows:

        (1) Three (3) of the director(s) elected at each annual meeting of shareholders from among those persons nominated by the State Treasurer, State of Michigan serve as regular members of the Loan Committee.

        (2) One (1) of the director(s) elected at each annual meeting of shareholders from among those persons nominated by the Wayne County Employees' Retirement System serves as a regular member of the Loan Committee.

        (3) One (1) of the director(s) elected at each annual meeting of shareholders from among those persons nominated by the Macomb County Employees' Retirement Fund serves as a regular member of the Loan Committee.

        (4) One (1) of the director(s) elected at each annual meeting of shareholders from among those persons nominated by the Policemen and Firemen Retirement System of the City of Detroit serves as a regular member of the Loan Committee.

        (5) One (1) of the director(s) elected at each annual meeting of shareholders from among those persons nominated by the General Retirement System of the City of Detroit serves as a regular member of the Loan Committee.

        (6) The Board of Directors of MRC, as a whole, selects from its number the remaining regular and alternate members of the Loan Committee.

        The Loan Committee has such power and authority as the Board of Directors from time to time delegates to it.

        The Board of Directors, through nominations made by the Chairman of the Board and through approval by resolution passed by a majority of the whole Board, appoints from among its members an Audit Committee composed of three
(3) or more directors. The duties of the Audit Committee may include: (i) recommending independent auditors; (ii) reviewing with the independent auditors the scope of the audit, audit fees, the report of audit and the management letter; (iii) reviewing with management and the independent auditors the financial statements for the year; (iv) reviewing and approving non-audit services by the independent auditors; and (v) consulting with the independent auditors with regard to the adequacy of internal controls.

MRC, LLC

        The diagram which follows depicts the ownership and management structure of MRC, LLC.

             [The remainder of this page intentionally left blank]

        The diagram on page 49 of the Registration Statement on Form S-4 depicts the ownership and management structure of MRC, LLC. Following is a summary of the diagram.


        Upon consummation of the Restructuring, the assets of MRC will be transferred to, and the liabilities of MRC will be assumed by, MRC, LLC in exchange for its Class A Membership Interests and the Majority Shareholders of MRC shall receive in proportion to their common stock holdings in MRC, 100% of the Class A Membership Interests, in liquidation.

        Upon consummation of the Restructuring, MRC, LLC will be managed by its Member-Managers through a Managing Board. The Member-Managers are (a) those Members with a Total Percentage Interest at least equal to the Minimum Percentage and (b) to the extent not previously taken into account, those Class A Members (but excluding their assignees) which held sufficient shares of MRC's common stock immediately prior to the initial Capital Contribution of the Class A Members to elect at least one director at an annual meeting of the shareholders of MRC, and in either case which have not declined in writing to serve as Member-Managers.

        Upon consummation of the Offering, MRC, LLC will issue to the subscribers certificates representing 100% of the Class B Membership Interests. Each Member's Total Percentage Interest in MRC, LLC as a whole will be determined by dividing the Member's total positive Adjusted Capital Account Balances of all Members into such Member's positive Adjusted Capital Account Balance. Those Members with a Total Percentage Interest at least equal to the Minimum Percentage together with the Class A Member-Managers will appoint the Managing Board.

        The Managing Board will appoint an Executive Committee, an Audit Committee, and a Loan Committee and such other subcommittees as the Managing Board shall specify from time to time. These committees will be empowered and structured in a manner substantially identical to the analogous committees which MRC has now.

        The Managing Board shall also elect the officers of MRC, LLC.

Member-Managers.

        The Operating Agreement provides that the business and affairs of MRC, LLC shall be managed by its Member-Managers through the Managing Board. Member-Managers are (a) those Members with a Total Percentage Interest at least equal to the Minimum Percentage and (b) to the extent not previously taken into account, those Class A Members (but excluding their assignees) which held sufficient shares of MRC's common stock immediately prior to the initial Capital Contribution of the Class A Members to elect at least one director at an annual meeting of the shareholders of MRC, and in either case which have not declined in writing to serve as Member-Managers.

        Upon consummation of the Restructuring, holders of Class A Membership Interests with a Total Percentage Interest at least equal to the Minimum Percentage (the "Class A Member-Managers") are as follows:

               Chrysler Corporation Master Retirement Trust
               Ford Motor Company
               General Retirement System of the City of Detroit
               Macomb County Employees Retirement System
               Operating Engineers Local 324 Pension Fund
               Policeman and Fireman Retirement System of the City of Detroit State of Michigan, State Employees Retirement
               State of Michigan, Public School Employees
               Wayne County Retirement System
               NBD Bancorp, Inc.

        Immediately following the Offering of the Class B Membership Interests, each Member's Total Percentage Interest in MRC, LLC as a whole will be determined by dividing the Member's total positive Adjusted Capital Account Balances of all Members into such Member's positive Adjusted Capital Account Balance. Those Members with a Total Percentage Interest at least equal to the Minimum Percentage together with the Class A Member-Managers will appoint the Managing Board.

        Anything to the contrary in the Operating Agreement notwithstanding, Member-Managers in the aggregate must own at least a one (1) percent interest in each material item of MRC, LLC's income, gain, loss, deduction or credit during MRC, LLC's entire existence.

Managing Board after the Restructuring.

        Under the Operating Agreement, the Member-Managers have delegated to the Managing Board all of their rights and powers to manage and control the business and affairs of MRC, LLC.

        The Managing Board shall consist of that number of Managing Board Members appointed from time to time pursuant to the terms hereof by the Member-Managers and the Managing Board of MRC, LLC, but in no event shall the number of Managing Board Members be fewer than three (3) or greater than forty
(40). Each Member-Manager is entitled, but is not required, to appoint the greater of one (1) Managing Board

Member to the Managing Board or that number obtained by dividing such Member-Manager's Total Percentage Interest by the Minimum Percentage, rounded down to the nearest whole number. In the event the Managing Board Members appointed by the Member-Managers do not represent 100% of the Total Percentage Interests, whether because a Member-Manager has declined to appoint a Managing Board Member or otherwise, the Managing Board may appoint one (1) at large Managing Board Member for each full Minimum Percentage of the Membership Interests which would otherwise be unrepresented on the Managing Board. In the event that fewer than three (3) Managing Board Members have been appointed by the Member-Managers, each of the Managing Board Members, in order of their Total Percentage Interests beginning with the largest Total Percentage Interest, will be given the opportunity to appoint one (1) Managing Board Member, until the Managing Board consists of three (3) Managing Board Members. A Managing Board Member may resign by written notice to the MRC, LLC. A Member-Manager may at any time upon written notice to the Managing Board replace a Managing Board Member appointed by it, or fill an opening on the Managing Board (i) which exists because it did not appoint the full number of Managing Board Members to which it is entitled (in which event the Managing Board shall remove the corresponding number of at large Managing Board Members, to the extent necessary to reduce the number of Managing Board Members to forty (40)), (ii) which was created by the death, resignation or removal by such Member-Manager of a Managing Board Member previously appointed by such Member-Manager, or (iii) which was created by an increase in such Member-Manager's Total Percentage Interest. A person is not eligible to be a Managing Board Member if such person serves as a trustee of an employee benefit plan that owns any of MRC, LLC's Membership Interests. A Managing Board Member need not be a resident of Michigan or a Member of MRC, LLC.

        Upon the reduction by any Member-Manager of its Total Percentage Interest to the extent that it no longer has a Total Percentage Interest sufficient to appoint as many Managing Board Members as it had previously appointed, there will be an immediate and corresponding removal from the Managing Board of that number of Managing Board Members such Member-Manager no longer has the ability to elect. The person(s) to be removed will be determined by such Member-Manager and in the event it fails to do so, by the action of the Managing Board.

        It is anticipated that the Class A Member-Managers will appoint to the Managing Board many of the same persons they nominated and elected to MRC's Board of Directors. However, the identity of all Member-Managers and their respective appointees to the Managing Board will not be known until the Restructuring is consummated and the Offering is completed and the Total Percentage Interests of the Members is finally determined.

Compensation and Expense Reimbursement.

        No member of the Managing Board or any other committee shall be entitled to receive compensation for serving as a Managing Board Member in connection with regular or special meetings of the Managing Board or any other committee. However, the Managing Board, by the affirmative vote of a majority of Managing Board Members in office and irrespective of any personal interest of any of them, may (a) reimburse the Managing Board Members and committee members for their reasonable out-of-pocket expenses incurred in connection with attending meetings or otherwise in connection with their duties as Managing Board Members and committee members; and (b) establish reasonable compensation of Managing Board

Members for serving as members of the Executive Committee, Loan Committee, or other committees established under the Operating Agreement.

        No compensation has been established for any Managing Board Member in connection with serving as a member of any committee.

Fiduciary Responsibility of Managing Board Members

        Consistent with the duties and obligations of, and limitations on, the Managing Board Members, and under the laws of the State of Delaware, the Managing Board Members are accountable to the Members as fiduciaries and are required to perform their duties in good faith in a manner each Managing Board Member believes to be in the best interest of MRC, LLC, with such care, including reasonable inquiry as a prudent person in a like position would use under similar circumstances.

Limited Liability of Managing Board Members

        MRC, LLC's Operating Agreement provides that a Managing Board Member shall not be liable to a Member for a breach of the Managing Board Member's fiduciary duty when the Managing Board Member has relied in good faith on the provisions of the Operating Agreement. But liability for monetary damages will remain with respect to the following situations: (a) receipt of a financial benefit to which the Managing Board Member is not entitled; (b) knowing violations of law; (c) unlawful distributions to Members; and (d) transactions in which the Managing Board Member receives an improper financial benefit. MRC, LLC's Operating Agreement does not however, insulate a Managing Board Member from liability for bad faith conduct, limit the right of MRC, LLC or a Member to obtain injunctive or other non-monetary relief (although the availability of such equitable remedies may be of limited usefulness in certain situations such as when a transaction has already been effected), or affect a Managing Board Member's liability under the federal securities laws.

        As a result of the inclusion of such provisions in MRC, LLC's Operating Agreement, Members will receive more limited rights of action than they would otherwise be entitled. However, the Company believes that the inclusion of such provisions serve the best interests of MRC, LLC by giving MRC, LLC's Managing Board Members the greatest degree of discretion in managing MRC, LLC's affairs and by supplementing the protection from personal liability presently provided to Managing Board Members by MRC, LLC's Operating Agreement and by directors' liability insurance (to the extent available), ultimately enabling MRC, LLC to attract and retain talented and qualified Managing Board Members.

Committees after the Restructuring.

        The Managing Board shall appoint an Executive Committee, a Loan Committee, an Audit Committee and such other subcommittees as the Managing Board shall specify from time to time.

        The Executive Committee will be comprised of seven (7) members, to be selected by the Managing Board as a whole from among its number. The Executive Committee exercises all power and authority of the Managing Board in the management of the business and affairs of MRC, LLC except that the Executive

Committee does not have power or authority to take any action or recommend to any Members that any action be taken which requires approval of any Members pursuant to the Operating Agreement.

        The Loan Committee will be comprised of nine (9) regular members and three (3) alternate members. The regular and alternate members of the Loan Committee will be selected by the Managing Board as a whole from among its number. The Loan Committee will have such power and authority as the Managing Board from time to time delegates to it.

        The Managing Board will, through nominations made by the Chairman with approval by resolution passed by a majority of the whole Managing Board, appoint from among its members an Audit Committee composed of three (3) or more Managing Board Members. The duties of the Audit Committee may include:
(i) recommending independent auditors; (ii) reviewing with the independent auditors the scope of the audit, audit fees, the report of audit and the management letter; (iii) reviewing with management and the independent auditors the financial statements for the year; (iv) reviewing and approving non-audit services by the independent auditors; and (v) consulting with the independent auditors with regard to the adequacy of internal controls.

Meetings of Shareholders and Members

        MRC

        An annual meeting of the shareholders of MRC is held on a date, at a time and at a location fixed by resolution of the Board of Directors (generally in June). Directors are elected at each annual meeting and such other business transacted as may come before the meeting. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board or the President and must be called by the President or Secretary at the written request of shareholders holding at least ten percent (10%) of the shares of MRC's Common Stock outstanding and entitled to vote.

        MRC, LLC

        The Operating Agreement does not provide nor require annual or other regular meetings of the Members nor does MRC, LLC anticipate that meetings of the Members will be called on any regular basis. However, meetings of all Members or of a class or classes of Members may be called by the Managing Board, the Executive Committee or by the Chairman of the Managing Board, and must be called upon the written request to the Managing Board of Members holding in the aggregate at least ten percent (10%) of the Total Percentage Interests of MRC, LLC or of the applicable class or classes.

Voting

        MRC

        Each share of MRC Common Stock is entitled to one vote on each matter submitted to a vote. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it is authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation. Directors are elected by a plurality of the votes cast at any election. The Articles of Incorporation provide for cumulative voting for directors.

        MRC, LLC

        When an action is to be taken by a vote of the Members, it will be authorized by the affirmative vote of the holders of a majority of Total Percentage Interests entitled to vote thereon. The holders of a class of Membership Interests may vote separately on any item of business which does not materially affect any other class. Managing Board Members are appointed by the Member-Managers, not elected.

Dissolution

        MRC

        The Articles of Incorporation of MRC provide that the term of the corporation automatically expires on December 31, 2018, unless sooner dissolved and liquidated.

        MRC, LLC

        MRC, LLC will dissolve and its affairs will be wound up on the first to occur of the following events: (a) December 31, 2025; (b) the entry of a decree of judicial dissolution, as provided under Delaware law; (c) by the consent of Members holding at least 75% of the Total Percentage Interests of MRC, LLC as a whole; (d) upon the death, retirement, resignation, expulsion, Bankruptcy, or dissolution of a Member-Manager or the occurrence of any other event that terminates the continued membership of a Member-Manager in MRC, LLC, unless, in the case of disassociation of membership described in clause
(d) above, remaining Members representing either a majority of the Total Percentage Interests of the Company (provided such majority represents a majority of the profit interests of the Company) or, alternatively, a majority of the Percentage Interests of each class or series, consent to the continuation of the business of MRC, LLC within 90 days after the disassociation.

        The foregoing does not purport to be a complete description of the differences between the statutory and other rights of the shareholders of MRC and the Class A Members of MRC, LLC. Such differences can be determined in full only by reference to the laws of the United States, the MBCA, the Delaware Limited Liability Company Act (the "DLLCA"), the Articles of Incorporation and Bylaws of MRC, and the Certificate of Formation and Operating Agreement of MRC, LLC.

          INVESTMENT OBJECTIVES AND POLICIES AFTER THE RESTRUCTURING

General

        The estimated net proceeds from the sale of Units of Class B Membership Interests offered pursuant to the Offering (approximately $24,637,000 if the minimum is sold, and approximately $49,637,000 if the maximum is sold) will constitute the Class B Assets. The Class B Assets will be segregated from and invested separately from the Class A Assets. Upon consummation of the Restructuring, the assets of MRC will constitute the Class A Assets, which as of December 31, 1995 are valued at $41,761,000, of which approximately $15,773,000 are cash and Short-term Investments which are available for investment in Real Estate Investments. Pursuant to the Operating Agreement, the Managing Board must allocate investment opportunities on a fair and equitable basis.

        MRC,LLC intends to invest in Real Estate Investments which will (i) provide current income, (ii) provide the opportunity for growth in income and
(iii) protect Members' capital. MRC,LLC may delegate the duty of management of the assets and the administration of MRC,LLC's day-to-day operations to an advisory company. However, no advisory company has been selected and there are no existing plans to do so. Accordingly, the Managing Board will review, analyze and select potential Real Estate Investments for presentation to the Managing Board for approval. All investments will comply with current underwriting criteria established by the Managing Board, and final investment decisions will be made by the Managing Board in a manner consistent with the policies established from time to time by MRC, LLC. See "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING".

        The Managing Board has the duty to insure that the purchase, sale, retention and disposal of MRC,LLC's assets, and the investment policies of MRC,LLC and the limitations thereon are consistent with the policies, limitations and restrictions contained in MRC,LLC's Operating Agreement. Except as specifically restricted in the Operating Agreement, the investment objectives and policies of MRC,LLC are controlled by the Managing Board, which has the power to modify such policies without the consent of the Members. The Operating Agreement provides that MRC,LLC shall not engage in investment practices or activities involving conflicts of interest, and shall not invest in assets or receive income (to the extent of 90% of MRC,LLC's gross income), except as would be permitted for a qualified real estate investment trust under Section 856 of the Code.

        In order to realize MRC,LLC's objective of participating in the income growth and/or capital appreciation of Real Property, MRC,LLC's First Mortgage and Junior Mortgage investments may contain various participation features including the payment of additional contingent interest equal to (i) a percentage of the gross revenues from the property and/or (ii) a percentage of gross proceeds that may be realized upon sale, other disposition or refinancing of such property.

        Real Estate Investments may consist of different interests in the same project. MRC,LLC may invest a portion of the required proceeds as debt and the remainder as equity so that MRC,LLC becomes a partner with the borrower and owns a portion of the property as well as being a lender, this being known as a debt/equity investment.

        The types of Mortgage Loans in which MRC,LLC intends to invest include First Mortgages and Junior Mortgages secured by office buildings, shopping centers, hotels, multifamily residential properties, mixed use and industrial/warehouse developments. Mortgage Loans may additionally include single-family residential properties. The types of properties in which MRC,LLC might take an equity ownership position include office buildings, shopping centers, hotels, multi- and single-family residential properties, mixed use and industrial/warehouse developments.

        MRC,LLC intends to make where possible the majority of its Real Estate Investments in Detroit, with the balance being in the eight county metropolitan region constituting Southeast Michigan. A selection of any such investments will be made only after MRC,LLC has decided that a particular Real Estate Investment is as desirable to MRC,LLC as other similar alternatives based on the projected return and after taking into account levels of risk.

        There can be no assurance that satisfactory investments of the type described herein can be located or acquired by MRC,LLC. MRC,LLC may in the future conclude that its criteria for the selection of Real Estate Investments may best be satisfied by other types of investments. The Unaffiliated Representatives will review the investment policies of MRC,LLC at least annually and may alter such policies if they determine that such a change is in the best interest of the Members and that investment opportunities are being allocated equitably between the classes.

Underwriting Criteria

        In evaluating potential investments, the Managing Board may consider, among other factors: (i) the experience, past performance, credit rating, competence and managerial and marketing ability of prospective project developers or owners; (ii) the geographic area and type of property in light of MRC,LLC's investment objectives; (iii) the location, construction quality, condition and design of the property; (iv) the projected loan-to-appraised value ratio and the underlying assumptions on which such projections are based; (v) the current and projected cash flow; (vi) the potential for capital appreciation in the case of participating mortgages or equity investments;
(vii) the terms of tenant leases; (viii) the occupancy, supply of and demand for properties of similar type in the vicinity; (ix) the prospects for liquidity through sale, financing or refinancing of the project; and (x) such other factors as become relevant in the course of the evaluation process. No objective standards have been established with respect to the above criteria. Investment selections will be based on the subjective analysis of the criteria applicable to each prospective Real Estate Investment.

        The Managing Board will require borrowers to provide market research for any prospective investment and will perform an analysis of all potential Real Estate Investments, including a review of the existing inventory and vacancy rates of similar properties in the market area. In the case of Real Estate Investments involving construction financing, the total construction budget will be analyzed, including the direct and indirect building costs. The Managing Board intends to review the projected appraised value of the property as it is anticipated to exist upon completion, the interest rates and debt service coverage requirements of permanent lenders in the market, the existence of a permanent financing commitment for the project and the anticipated sources of repayment for the investment.

Types of Investments

        Commercial Mortgage Loans

        MRC,LLC's mortgage activity may include the origination of Mortgage Loans, the purchase of existing Mortgage Loans, the sale of Mortgage Loans or portions thereof, and the participation in Mortgage Loans created by independent mortgage sources. MRC,LLC expects to make Mortgage Loans on commercial projects which include, in addition to base interest at a fixed or variable rate, provisions permitting MRC,LLC to participate in the economic benefits of an increase in the underlying property's revenue stream and/or an increase in the value of the underlying property realized through sale or refinancing. Such participation features may take the form of additional interest, issuance of a limited partnership interest, grant of an option to acquire an equity interest in the Real Property, or acquisition of an interest in the land underlying the improvements. The terms and the extent of any participation features will vary with each transaction, depending on such factors as the equity investment and financial resources of the borrower, the base interest rate of the Mortgage Loan, the projected cash flow from the Real Property and current market conditions.

        In negotiating investments with participation features, MRC,LLC may accept a lower base interest rate or rent than it would have been able to negotiate in the absence of the enhancement. Current income may thereby be reduced in anticipation of greater returns in later years. There can be no assurance that any amounts will be realized from MRC,LLC's equity enhancements. Mortgage Loans with participation features may not permit prepayment by the borrower. In cases where prepayment is permitted, the borrower will be required to pay a premium based upon the projected yield to MRC,LLC over the remaining term of the Mortgage Loan.

        MRC,LLC also may invest in Mortgage Loans which provide for the accrual of a portion of the base interest until maturity or another specific event. Such Mortgage Loans may require that a funded interest reserve be maintained in an escrow account for the purpose of meeting a portion of the interest. Any reserve will be set at an amount which, when added to the projected cash flow from the Real Property, will be sufficient to enable the borrower to pay operating expenses and the debt service associated with the Mortgage Loan until the projected cash flow from the Real Property is sufficient to cover these items. The adequacy of such reserve will depend upon the accuracy of the projections used in its establishment.

        MRC,LLC may make Mortgage Loans which provide for the repayment of principal, in whole or in part, upon maturity in lump-sum "balloon" payments. The borrower's ability to make such payments may depend upon its ability to sell the property or obtain refinancing. Mortgage Loans may or may not be personal obligations of the borrower and may or may not be insured or guaranteed by governmental agencies or otherwise.

        MRC,LLC intends to require, prior to making a Mortgage Loan for a given real estate project, that the owner obtain suitable comprehensive, liability, fire and extended coverage insurance for the property of the types and in the amounts customarily obtained for similar projects. There are certain types of losses, however, that may be either uninsurable or not economically insurable. Should such a loss occur, MRC,LLC could lose its investment in a property as well as its anticipated income from such property.

        Newly constructed or uncompleted properties have no operating history and, accordingly, the decision to invest in such properties must be based on projections as to rental demand, revenues and value upon completion. There can be no assurance that such projections will prove to be accurate. Some of MRC,LLC's Mortgage Loans may be made on properties where few, if any, commitments to lease have been obtained, and there can be no assurance that such properties will in fact be leased or leased at rental rates which will generate the cash flow sufficient to cover MRC,LLC's Mortgage Loan. If the funds disbursed by MRC,LLC with respect to any such property are exhausted before the property achieves rental revenues sufficient to produce cash flow, or if the revenues received from the property when fully leased are insufficient to cover mortgage payments, taxes and other expenses, MRC,LLC's return on investment may be lower than anticipated, or MRC,LLC may incur losses, and MRC,LLC could lose some or all of its investment in such property.

        MRC,LLC's Mortgage Loans may also include Junior Mortgage Loans which are subordinate to liens of First Mortgages. In the event of a default on a First Mortgage, MRC,LLC may make payments to prevent foreclosure on the First Mortgage, without necessarily improving MRC,LLC's position with respect to the subject Real Property. In such event, MRC,LLC may only share in the proceeds after satisfaction of the amounts due to the holder of the First Mortgage. In this regard, MRC,LLC may be required to acquire the position of the holder of the First Mortgage. In the case of a Leasehold Mortgage Loan, a default under the lease could also result in the loss of MRC,LLC's investment unless MRC,LLC is able to cure such default.

        Certain Mortgage Loans by MRC,LLC may involve relatively high "loan-to-value" ratios and/or reliance upon the establishment and maintenance by the borrower or lessee of a reserve to fund a portion of its payment obligations to MRC,LLC.

        Interest charged by MRC,LLC on its Mortgage Loans, including the equity enhancement feature, may be limited by the usury laws of certain states, including Michigan, which impose penalties, including enforceability of the debt, in the making of usurious loans. Uncertainties may exist in determining what constitutes interest, including, among other things, the treatment of loan commitment or other fees payable by the borrower and the treatment of equity enhancements such as rights to participate in a share of the income or capital appreciation of the Real Property securing a Mortgage Loan.

        Some states, including Michigan, impose prohibitions or limits on remedies available to the mortgagee, including its right to recover the debt from the mortgagor. The effect of these prohibitions and limits is to compel a mortgagee to rely upon the value of the mortgaged property to repay the debt. The prohibitions and limits may prevent or impede the mortgagee from obtaining a personal money judgment against the mortgagor.

        Construction Loans

        MRC,LLC may make Construction Loans. Typically a Construction Loan has an interest rate that will float at a fixed percentage over a specified commercial bank's prime lending rate with such rate determined by, among other things, the developer's borrowing strength and credit history, projected cash flow from the project to be constructed, project pre-leasing, current market conditions, and whether there is any recourse to the borrower.

        MRC,LLC may offer developers a commitment to provide intermediate term permanent financing, available for funding at the developer's option, to repay a Construction Loan obtained by the developer from MRC,LLC or a third party in reliance upon such commitment. The term of each commitment generally will be from three to five years. The financing commitment may be for a participating mortgage or a straight fixed rate mortgage. In each of such cases, the Managing Board intends to apply the same underwriting criteria as are applied in connection with all of MRC,LLC's Real Estate Investments. As consideration for providing the standby commitment, MRC,LLC intends to charge a negotiated fee for the commitment.

        Loans to developers to finance construction are subject to special risks, including cost overruns and the inability of the borrower to complete, or complete on a timely basis, construction of the property. Construction Loans are also subject to the risk that upon completion the permanent loan may not fund because one or more conditions to the funding, such as rental achievement or occupancy requirements, are not met, the risk of insolvency of the developer and the risk that the value of the incomplete project securing the loan may not equal the amount of the loan.

        Equity Participations

        MRC,LLC may invest in an equity ownership position in office buildings, shopping centers, hotels, multi- and single- family residential properties, mixed-use and industrial warehouses; however, it is intended that these types of investments will not exceed 25% of the assets of MRC,LLC. The investment goals and underwriting criteria to be utilized are the same as for other types of Real Estate Investments. While MRC,LLC intends primarily to make such investments on an all-cash basis, MRC,LLC may utilize borrowed funds if doing so furthers MRC,LLC's objectives.

        MRC,LLC may also participate in joint ventures with developers of properties. A joint venture may involve special risks, including the possibility that MRC,LLC's co-venturer may have economic or business interests or goals that are inconsistent with those of MRC,LLC, the co-venturer may act contrary to the instructions or requests of MRC,LLC or MRC,LLC's policies or objectives with respect to its investments, or the co-venturer might prove incompetent or become insolvent.

        A portion of the Real Estate Investments may be in the form of debt/equity transactions with developers of individual properties. In such transactions, MRC,LLC will become a partner with the developer. A debt/equity transaction may involve special risks associated with the possibilities that
(i) the developer may at any time have economic or business interests or goals which are inconsistent with those of MRC,LLC, (ii) the developer may act in a manner which is contrary to the instructions or requests of MRC,LLC or contrary to MRC,LLC's policies or objectives with respect to its Real Estate Investments, or (iii) the developer might prove unable to complete the project on schedule and within its budget or might encounter financial difficulties. Among other things, actions by a developer/partner might have the result of subjecting the partnership to liabilities in excess of those contemplated by the terms of the debt/equity transaction or might have other adverse consequences.

        In the case of debt/equity transactions in which MRC,LLC is a general partner, the partnership agreements may provide that MRC,LLC is entitled to exercise certain rights of control over the development of the properties in the event of cost overruns, operating deficits or default. However, in addition to such rights of management control incident to MRC,LLC's status as a general partner, in such cases it may be jointly and severally liable as a general partner for all recourse debts of the partnership. In cases where MRC,LLC is or becomes a limited partner, the partnership agreements may grant to MRC,LLC such rights of control as are consistent with its nonmanagement status as a limited partner. In the event, however, that the exercise of any such rights were to cause MRC,LLC to be deemed a general partner, it would also be jointly and severally liable for partnership recourse debts in such cases, notwithstanding the provisions of the agreement constituting it as a limited partner.

        Debt/equity transactions may also involve special tax risks resulting from MRC,LLC's status as an equity partner with the developer. Such risks include, but are not limited to, possible challenge by the Internal Revenue Service of (i) the allocation of income and expense items, which if reallocated could adversely affect the computation of taxable income of MRC,LLC and (ii) the status of the venture as a partnership (as opposed to a corporation). If the partnerships through which debt/equity transactions are effected are treated as corporations for federal income tax purposes, they would be subject to corporate income taxes. Furthermore, MRC,LLC would not be able to deduct its share of losses, if any, generated by the partnership in computing its taxable income. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS". MRC,LLC will not consummate a debt/equity transaction unless it has received advice from legal counsel to the effect that the entity utilized will be treated for tax purposes as a partnership.

        MRC,LLC may participate in these equity ownership investments with other investors, and may become involved in joint tenancies, partnerships or similar sharing arrangements.

        The on-site management of MRC,LLC's equity Real Estate Investments must be conducted by independent contractors. MRC,LLC, therefore, will be dependent upon the operating skills of other persons, which generally will be companies owned by the developers.

Reinvestment Policy

        MRC,LLC intends to make quarterly distributions of income with respect to MRC,LLC's Real Estate Investments which are part of the Class A Assets. Distributions of principal will be returned as follows:

      (i) prior to 2001, MRC,LLC has the option to reinvest any principal returned with respect to Real Estate Investments which are part of the Class A Assets; and

     (ii) beginning in 2001, a Class A Member may elect each year to receive its pro rata share of (x) principal returned with respect to Real Estate Investments which are part of the Class A Assets, and (y) any cash or cash equivalents which are part of the Class A Assets. Any part of the Class A Assets which is not distributed pursuant to the foregoing may, at the option of MRC,LLC, be reinvested in Real Estate Investments. Any such election must be made by a Member in writing and must be received by MRC, LLC by the November first preceding the fiscal year for which such election is to be effective.

        Any amounts which have not been distributed to Class A Members pursuant to the foregoing shall be reinvested in Real Estate Investments as soon as is practicable consistent with MRC,LLC's investment guidelines and policies.

        Distributions may be made only if the Managing Board determines in its reasonable judgment that the Company has sufficient cash on hand exceeding the current and the anticipated needs of the Company to fulfill its business purposes (including needs for operating expenses, debt service to third parties, acquisitions, reserves, and mandatory distributions, if any). Distributions will be made in cash. No distribution will be declared or made if, after giving it effect, the Company would not be able to pay its debts as they become due in the usual course of business or the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members on dissolution that are superior to the rights of the Members receiving the distribution.

Borrowing Policies

        MRC,LLC may borrow in order to meet the operating expenses of MRC,LLC. Such additional funds shall be obtained from the proceeds of secured or unsecured loans pursuant to such terms, provisions and conditions and in such manner as the Managing Board shall determine. MRC,LLC shall not borrow funds for any other purpose, including, without limitation, for the purpose of acquiring or holding any Real Estate Investments. The aggregate borrowings for MRC,LLC, secured and unsecured, may not exceed $1,000,000.

Arrangements with Advisory Company

        In the event MRC,LLC retains an advisory company, the Managing Board shall evaluate the performance of the advisory company before entering into or renewing any management arrangements. Upon any termination of the initial advisory arrangements, the Managing Board shall determine that any successor advisory company possesses sufficient qualifications (i) to perform the management function for MRC,LLC and (ii) to justify the compensation provided for in its contract with MRC,LLC.

        Each contract for the services of an advisory company entered into by the Managing Board shall have a term of no more than 1 year and may be renewed for successive 1 year terms at or prior to the expiration of the contract. For the initial term of each contract, unless otherwise determined by the Managing Board, such contract shall be terminable by a majority vote of the Managing Board or of the Unaffiliated Representatives in the event the advisory company shall have violated any provision of its agreement and, after notice of such violation, shall have failed to cure such default within 60 days. After the initial term of each contract, such contract shall be terminable by the advisory company upon 120 days' written notice to MRC,LLC and shall be terminable by MRC,LLC, at its option for any reason, upon 60 days' written notice to the advisory company. The Managing Board shall determine that any successor advisory company possesses sufficient qualifications to perform the advisory function for MRC,LLC and to justify the compensation provided for in its contract with MRC,LLC.

Other Operating and Investment Policies

        MRC,LLC does not intend to engage in the active operation or management of Real Property. If the nature of any Real Estate Investment requires that MRC,LLC operate the property or furnish services to tenants, MRC,LLC will do so only through a property manager meeting the requirements of an "independent contractor".

        MRC,LLC has authority to make Short-term Investments, and it may do so pending the investment of funds in Real Estate Investments, payment of expenses or distributions to shareholders. MRC,LLC does not intend to acquire any Real Estate Investments primarily for sale in the ordinary course of business, or to hold any investments with a view to making short-term profits from their sale.

        MRC,LLC will not underwrite securities of other issuers and MRC,LLC does not intend to invest in the securities of other issuers for the purpose of exercising control. While the Certificate of Formation and Operating Agreement do not prohibit MRC,LLC from issuing its securities in exchange for property, at present it does not intend to do so.

        Except as specifically restricted in MRC,LLC's Operating Agreement, the investment policies of MRC,LLC are controlled by the Managing Board, which has the power to modify or alter such policies without the consent of the Members. Although MRC,LLC has no present intention of modifying its investment policies described herein, the Managing Board may in the future conclude that it would be advantageous to MRC,LLC to do so.

        The Managing Board is required under its Operating Agreement to furnish to the Members annual reports concerning the financial conditions and results of operation of MRC,LLC and the Capital Accounts of the Members as required by applicable law and otherwise in the time, manner, and form as the Managing Board determines. The Managing Board will at a minimum provide annual financial statements audited by MRC,LLC's accountant. Each annual report will include a statement by class of Membership Interest of each Member's share of profits and other items of income, gain, loss, deduction and credit and will be prepared and delivered as soon as practicable after the end of the period to which it pertains.

Prohibited Investments and Activities

        The Operating Agreement of MRC,LLC prohibits or restricts certain investment practices and activities of MRC,LLC, including investments which may involve conflicts of interest, and specifically provides that MRC,LLC may not engage in any of the following activities:

        (a) Invest in commodities or commodity future contracts; except that such limitation shall not apply to interest rate futures or options therefor when used solely for hedging purposes.

        (b) Invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. In cases in which a majority of the Unaffiliated Representatives so determines, and in all cases in which the transaction is with the advisory company, if any, a Managing Board Member, a Member-Manager, or an Affiliate thereof, such appraisal must be obtained from an independent, qualified appraiser and such appraisal shall be maintained in MRC,LLC's records for a period of 5 years and shall be available for inspection by MRC,LLC's Members. In addition to an appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the Mortgage or the condition of the title must be obtained.

        (c) Invest in real estate contracts of sale, unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

        (d) Make or invest in Mortgage Loans, including Construction Loans, on any one property if the aggregate amount of all Mortgage Loans outstanding on the property, including the loans of MRC,LLC, would exceed an amount equal to 95% of the appraised value of the property as determined by appraisal, unless a higher percentage is approved by a majority vote of the Managing Board (including a majority of the Unaffiliated Representatives).

        (e) Make or invest in any Mortgage Loans that are subordinate to any Mortgage or equity interest of the advisory company, if any, a Managing Board Member, a Member-Manager, or an Affiliate thereof.

        (f) Issue equity securities that are redeemable at the option of the holder thereof.

        (g) Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service that higher level of debt.

        (h) Invest in the equity securities of any non-governmental issuer, including real estate investment trusts or limited partnerships, for a period in excess of 18 months.

        (i) Issue Membership Interests on a deferred payment basis or similar arrangement.

        (j) Purchase property from the advisory company, if any, any director or Affiliate thereof, unless a majority of the Uninterested Representatives approve the transaction as being fair and reasonable to MRC,LLC and at a price to MRC,LLC no greater than the cost of the asset to such advisory company, if any, Managing Board Member or Affiliate thereof, or, if the price to MRC,LLC is in excess of such cost, that substantial justification for such excess exists and such excess is not unreasonable. In no event shall the cost of such asset to MRC,LLC exceed its current appraised value.

        (k) Sell property to the advisory company, if any, any director or Affiliate thereof.

        (l) Make loans to or borrow money from the advisory company, if any, any director or Affiliate thereof, unless a majority of the Uninterested Representatives approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to MRC,LLC than loans between unaffiliated lenders and borrowers under the same circumstances.

        (m) Invest in joint ventures with the advisory company, if any, any director or Affiliate thereof, unless a majority of the Uninterested Representative approve the transaction as being fair and reasonable to MRC,LLC, and on substantially the same terms and conditions as those received by the other joint ventures.

        (n) Invest in assets or receive income (to the extent of 90% of MRC,LLC's gross income), except as would be permitted for a qualified real estate investment trust under Section 856 of the Code.

        (o) Enter into any other transactions with the advisory company, if any, any director or Affiliate thereof, unless a majority of the Uninterested Representatives approve the transaction as being fair and reasonable to MRC,LLC and on terms and conditions not less favorable to MRC,LLC than those available from unaffiliated third parties.

Annual Review of Investment Policies and Advisor Performance

        The Unaffiliated Representatives shall review the investment policies of MRC,LLC at least annually to determine that the policies then being followed by MRC,LLC are in the best interest of its Members and that investment opportunities are being allocated equitably between the classes.

        MRC,LLC's Operating Agreement provides that the Unaffiliated Representatives are to supervise the performance and the amount of compensation which MRC,LLC contracts to pay to the advisory company, if any, based on such factors as they deem appropriate. Such factors generally include the size of the management fee in relation to the size, composition and profitability of the investment portfolio of MRC,LLC, the success of the advisory company in generating opportunities that meet MRC,LLC's investment objectives, the rates charged to other companies similar to MRC,LLC and to other investors by advisors performing similar services, additional revenues realized by the advisory company and its Affiliates for other services performed for MRC,LLC, the quality and extent of service and advice furnished to MRC,LLC, and the performance of MRC,LLC's investment portfolio.


                        COMPARISON OF MRC CAPITAL STOCK
                   AND MRC, LLC CLASS A MEMBERSHIP INTERESTS

General

        MRC is a corporation incorporated under the MBCA which operates as a real estate investment trust for federal income tax purposes, and MRC, LLC is a limited liability company organized under the DLLCA which is intended to be taxed as a partnership for federal income tax purposes. Accordingly, the shareholders of MRC and the Class A Members of MRC, LLC are generally subject to different rights and restrictions under their respective forms of organization and state laws and to different federal income tax considerations.


        Upon consummation of the Restructuring, Majority Shareholders of MRC will become Class A Members of MRC, LLC; provided however that Minority Shareholders as of October 7, 1996, will receive a cash payment equal to the book value of their shares as of September 30, 1995 ($9.03 per share) in lieu of the distribution of Class A Membership Interests. These cash payments will be made exclusively from the Class A Assets. The Class B Membership Interests will be offered separately. The rights of the Members, in addition to being governed by the DLLCA, will be governed by the Operating Agreement of MRC, LLC. Many of the provisions of the Operating Agreement closely parallel the provisions of the Second Restated Articles of Incorporation and Restated Bylaws of MRC. However, there are a number of differences between the DLLCA and the Operating Agreement and the MBCA and the Second Restated Articles of Incorporation and Restated Bylaws of MRC. The material differences are discussed in the following paragraphs.

        An important difference between MRC Common Stock and MRC, LLC Class A Membership Interests is that MRC Common Stock is listed on the American Stock Exchange and was held by 53 shareholders of record on December 31, 1995 (which management believes represents approximately 635 beneficial owners), and no public market will exist for MRC, LLC Class A Membership Interests, which management believes will be held by approximately 13 owners. However, the average daily trading volume for MRC Common Stock for the one month period ending December 31, 1995 was 490 shares, representing a 2.6% turnover on an annualized basis.

         Information concerning MRC, LLC will be publicly available to the same extent as information is now available with respect to MRC, as MRC, LLC's Membership Interests will be registered under Section 12(g) of the Securities Exchange Act of 1934, and MRC, LLC will be required to file with the Securities and Exchange Commission the same periodic reports which are presently filed by MRC.

Limited Liability Companies

        A limited liability company ("LLC") is a business organization that is generally intended to be taxed as a partnership for federal income taxation purposes, while providing limited liability protection as a corporation for its members. The owners of the equity interests in an LLC are called "members". An LLC, like a partnership, is a pass-through entity, and generally its income and losses are taxed only at the member level. The business affairs of an LLC are governed by an operating agreement, which is analogous to a partnership agreement.

        MRC, LLC has been formed under the DLLCA which contains many provisions that may be varied by agreement among members, and as a result provides a great deal of flexibility in structuring a customized business organization.

Nature of Equity Interests

        MRC

        General.

        The authorized stock of MRC is divided into two classes, Common Stock, $.01 par value, of which MRC is authorized to issue 25,000,000 shares, and Preferred Stock, $.01 par value, of which MRC is authorized to issue 5,000,000 shares. As of June 30, 1996, 4,532,169 shares of Common Stock were issued and outstanding. No shares of Preferred Stock are issued and outstanding and MRC has no current plans to issue any shares of Preferred Stock.


        Certain Anti-Takeover Provisions.

        The MRC Articles do not contain any provisions that could have an effect of delaying, deterring or preventing a merger, tender offer or other takeover attempt of MRC. MRC is not governed by Chapter 7A of the MBCA.

        Common Stock.

        The holders of Common Stock are entitled to one vote for each share held by them upon all matters presented to the shareholders. There is cumulative voting for the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors, out of funds legally available therefor and, in the event of liquidation of MRC, to share ratably in all assets remaining after payment of liabilities, subject to the rights of holders of any Preferred Stock then outstanding. The Common Stock has no preemptive or conversion rights. In the event of any liquidation, dissolution or winding up of MRC, the holders of MRC Common Stock will be entitled to receive pro rata all of the remaining assets of MRC available for distribution to shareholders. The Common Stock is listed on the American Stock Exchange. State Street Bank and Trust is the Transfer Agent, Registrar and Dividend Paying Agent for the Common Stock.


         The following table sets forth the dividends paid per share during each quarter of the years ended December 31, 1995, 1994 and 1993 and during the first two quarters of 1996:


                       1996            1995             1994            1993

                    Dividends        Dividends       Dividends        Dividends
                       Paid            Paid             Paid            Paid
                    ---------        ---------       ---------        ---------
1st Quarter            $.19            $.13             $.22            $.17
2nd Quarter              --(1)          .07              .12            $.14
3rd Quarter             N/A             .07              .05            $.05
4th Quarter             N/A             .07              .24            $.18
                                       $.34             $.63            $.54
                                       ====             ====            ====

(1) No dividends were paid for the quarter ended June 30, 1996 in anticipation of the consummation of the Restructuring.


        Preferred Stock.

        No shares of MRC Preferred Stock have been issued. The shares of MRC Preferred Stock may be issued upon resolution of the Board of Directors and without action or approval by the shareholders, in one or more series, with the rights, preferences, privileges and restrictions of each such series to be determined by the Board of Directors.

        Dividends and Distributions.

        MRC, as a real estate investment trust, is not subject to federal income tax on taxable income with respect to any fiscal year distributed to its shareholders during such fiscal year and the subsequent fiscal year, but prior to filing its federal tax return in such subsequent fiscal year. It is MRC's policy to pay cash dividends to shareholders on a quarterly basis in aggregate amounts sufficient to distribute at least 95% of its "real estate investment trust taxable income" in order to maintain its status as a qualified real estate investment trust.

        MRC, LLC

        General.

        MRC, LLC was formed by MRC on October 23, 1995 as a Delaware limited liability company. The initial Members are Wayne S. Doran and Robert H. Naftaly. Messrs. Doran and Naftaly are directors of MRC and will serve as the initial Members of MRC, LLC until completion of the Restructuring and the close of the Offering at which time they will resign as Members.

        The Restructuring Agreement provides that the Majority Shareholders of MRC shall receive in proportion to their Common Stock holdings in MRC, 100% of the Class A Membership Interests. Following the completion of the Restructuring, no additional Class A Membership Interests will be issued by MRC, LLC. Similarly, in the event of the successful completion of the Offering, at the closing thereof, MRC, LLC will issue to subscribers certificates representing 100% of the Class B Membership Interests. Accordingly, Total Percentage Interests of each subscriber will not be known until both the Restructuring and the Offering are completed.

        Class A Membership Interests will represent an interest in MRC's existing investment pool and other net assets ("Class A Assets"), which will be transferred to MRC, LLC as part of the Restructuring. When an action is to be taken by vote of the Members, it will be authorized by the affirmative vote of the holders of a majority of the Total Percentage Interests entitled to vote thereon. Members of a particular class may vote separately on matters which do not materially affect any other class. Class A Members will be entitled to receive quarterly distributions of 100% of Class A Cash Income, pro rata based upon their Class A Percentage Interests. Distributions of principal will be returned as follows:

      (i) prior to 2001, MRC,LLC has the option to reinvest any principal returned with respect to Real Estate Investments which are part of the Class A Assets; and

     (ii) beginning in 2001, a Class A Member may elect each year to receive its pro rata share of (x) principal returned with respect to Real Estate Investments which are part of the Class A Assets, and (y) any cash or cash equivalents which are part of the Class A Assets. Any part of the Class A Assets which is not distributed pursuant to the foregoing may, at the option of MRC,LLC, be reinvested in Real Estate Investments. Any such election must be made by a Member in writing and must be received by MRC, LLC by the November first preceding the fiscal year for which such election is to be effective.

        Distributions will be made only if the Managing Board determines in its reasonable judgment that MRC, LLC has sufficient cash on hand exceeding the current and the anticipated needs of the MRC, LLC to fulfill its business purposes, and subject to certain other restrictions as provided in the Operating Agreement. See also "THE OPERATING AGREEMENT" for additional information applicable to Class A Membership Interests.

Disposition of Membership Interests.

        In General. Every sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other disposition of any Membership Interest may be made only in compliance with the Operating Agreement. No Membership Interest will be disposed of unless and until:

               (a) such instruments as may be required by applicable law or to effect the continuation of MRC, LLC and MRC, LLC's ownership of its properties are executed and delivered and/or filed;

               (b) the instrument of assignment binds the assignee to all of the terms and conditions of the Operating Agreement, and all amendments thereto, as if the assignee were a signatory party thereto; and

               (c) the instrument of assignment is manually signed by the assignee and assignor and is otherwise acceptable in form and substance to the Managing Board.

        Prohibited Dispositions. Any attempted sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other disposition of any Membership Interest will be null and void if it is not made in compliance with the requirements of the Operating Agreement or:

               (a) if the disposition would cause a termination of MRC, LLC under the Code;

               (b) if the disposition would, in the opinion of tax counsel to MRC, LLC, jeopardize the status of MRC, LLC as a partnership for federal income tax purposes; or

               (c) if the disposition would not be in compliance with any and all state and federal securities laws and regulations.

        Permitted Dispositions. Subject to applicable law, and the provisions of the Operating Agreement, a Member may assign its Membership Interest in MRC, LLC in whole or in part. The assignment of a Membership Interest does not itself entitle the assignee to participate in the management and affairs of MRC, LLC or to become a Member; an assignee is entitled only to receive, to the extent assigned, the distributions to which the assigning Member would otherwise be entitled.

        Admission of Substitute Members. An assignee of a Transferable Membership Interest pursuant to an assignment permitted in the Operating Agreement shall, subject to its provisions, be admitted as a member in MRC, LLC in the place of the assignor Member in respect of the Membership Interest acquired from the assignor Member and shall have all of the rights, powers, obligations, and liabilities, and be subject to all of the restrictions, of the assignor Member, including, without limitation, but without release of the assignor Member, the liability of the assignor Member for any existing unperformed obligations of the assignor Member.

        An assignee of a Restricted Membership Interest pursuant to an assignment permitted in the Operating Agreement shall, subject to its provisions, and with the consent of not less than a majority of the non-transferring Member-Managers, be admitted as a member in MRC, LLC in the place of the assignor Member in respect of the Membership Interest acquired from the assignor Member and shall have all of the rights, powers, obligations, and liabilities, and be subject to all of the restrictions, of the assignor Member, including, without limitation, but without release of the assignor Member, the liability of the assignor Member for any existing unperformed obligations of the assignor Member.

        A Restricted Membership Interest is a Class A or Class B Membership Interest which represents at least 21% of the membership interests of such class. A Transferable Membership Interest is a membership interest which is not a Restricted Membership Interest.

        No persons will be admitted as additional Members of any class.

        Dividends and Distributions.

        It is intended that MRC, LLC will be classified as a partnership for federal income tax purposes. MRC, LLC will make quarterly distributions of 100% of its Class A Cash Income to its Class A Members from time to time, pro rata based on their Class A Percentage Interests. Distributions of principal will be returned as follows:

      (i) prior to 2001, MRC,LLC has the option to reinvest any principal returned with respect to Real Estate Investments which are part of the Class A Assets; and

     (ii) beginning in 2001, a Class A Member may elect each year to receive its pro rata share of (x) principal returned with respect to Real Estate Investments which are part of the Class A Assets, and (y) any cash or cash equivalents which are part of the Class A Assets. Any part of the Class A Assets which is not distributed pursuant to the foregoing may, at the option of MRC,LLC, be reinvested in Real Estate Investments. Any such election must be made by a Member in writing and must be received by MRC, LLC by the November first preceding the fiscal year for which such election is to be effective.

        Distributions will be made only if the Managing Board determines in its reasonable judgment that MRC, LLC has sufficient cash on hand exceeding the current and the anticipated needs of the MRC, LLC to fulfill its business purposes, and subject to certain other restrictions as provided in the Operating Agreement.


                            THE OPERATING AGREEMENT

        This section of the Proxy Statement/Prospectus describes certain of the more important aspects of the Operating Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Operating Agreement, which is set forth as Appendix A to this Proxy Statement/Prospectus. See also "MANAGEMENT AND OPERATIONS AFTER THE RESTRUCTURING" and "COMPARISON OF MRC CAPITAL STOCK AND MRC, LLC CLASS A MEMBERSHIP INTERESTS".

Purpose

        The purpose of MRC, LLC is to engage profitably in any activity within the purposes for which limited liability companies may be organized, to produce the highest rate of return possible to its Members, and strengthen the economy in southeastern Michigan by enabling developers, business owners and other qualified borrowers to create jobs, including, to the extent permitted by law, union jobs, by financing construction or rehabilitation projects. There can be no assurance that this purpose will be realized.

Federal Income Tax Classification


        As provided in the opinion of Coopers & Lybrand L.L.P., MRC, LLC will be classified as a partnership for federal income tax purposes, and a private letter ruling from the Internal Revenue Service to this effect is being sought. The private letter ruling request was submitted to the Internal Revenue Service on January 5, 1996. The request is still pending. Although MRC, LLC at this time anticipates receiving a favorable ruling, the request involves issues of first impression and no firm assurance can be given that the IRS will ultimately decide to issue a ruling. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of MRC, LLC and Members -- Partnership Status".


Classes of Members

        MRC, LLC will initially have two classes of Members, Class A Members and Class B Members. Each class of Members will have equal rights, powers and duties, except as otherwise provided in the Operating Agreement. The Managing Board may from time to time, without the vote or approval of any Member or class or group of Members, amend the Operating Agreement to provide for additional classes or groups of Members having such relative rights, powers and duties as may be established (excluding however, any authority to create rights, powers and duties senior to existing classes and groups of Members), and to grant to all or certain identified Members or a specified class or group of the Members the right to vote separately or with all or any class or group of the Members, on any matter. Voting by such Members may be on a per capita, number, financial interest, class, group or any other basis.

Meetings of Members

        There will be no regularly scheduled meetings of the Members of MRC, LLC. Meetings of all Members or of a class or classes of Members may be called by the Managing Board, the Executive Committee or by the Chairman of the Managing Board, and must be called upon the written request to the Managing Board of Members holding in the aggregate at least ten percent (10%) of the Total Percentage Interests of MRC, LLC or of the applicable class or classes.

Quorum and Voting

        Unless a greater or lesser quorum is required by law, the Members present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the Total Percentage Interests of MRC, LLC entitled to vote at the meeting shall constitute a quorum at the meeting. When an action is to be taken by a vote of the Members, it will be authorized by the affirmative vote of the holders of a majority of Total Percentage Interests entitled to vote thereon. The holders of a class of Membership Interests may vote separately on any item of business which does not materially affect any other class. Managing Board Members are appointed by the Member-Managers, not elected. The Managing Board may from time to time, without the vote or approval of any Member or class or group of Members, amend the Operating Agreement. to provide for additional classes or groups of Members having such relative rights, powers and duties as may be established (excluding, however, any authority to create rights, powers and duties senior to existing classes or groups of Members), and to grant to all or certain identified Members or a specified class or group of the Members the right to vote separately or with all or any class or group of the Members, on any matter. Voting by such Members may be on a per capita, number, financial interest, class, group or any other basis.

Redemption

        MRC may acquire, by purchase, redemption or otherwise, any Membership Interests, on such terms and conditions as may be approved by the Managing Board. Any interest so acquired shall be deemed canceled, unless otherwise determined by the Managing Board.

Initial Class A Contributions and Members

        The assets of MRC, subject to its liabilities, will be contributed to MRC, LLC as the Capital Contribution of the Class A Members. These assets, together with the additions and replacements thereto, will constitute the Class A Assets. The Class A Membership Interests will represent an interest only in the Class A Assets. The interests will be structured so that Class B Cash Income will be passed through quarterly and principal will be reinvested. Fees and expenses attributed solely to the Class A Assets will be allocated to the holders of Class A Membership Interests in proportion to their Capital Accounts.

Class A Capital Accounts

        MRC, LLC will establish and maintain a separate capital account for each Class A Member. Each such capital account will be:

      (i) credited with such Class A Member's share, determined in accordance with its Class A Percentage Interest, of the Class A Assets, consisting of the amount of cash and the initial Gross Asset Value (net of liabilities secured by such contributed property that MRC, LLC assumes or takes subject to) of any other property which is part of the Class A Assets, such Class A Member's distributive share of Profits, and generally any items in the nature of income or gain that are specially allocated to such Class A Member, and

     (ii) debited with the amount of cash and the Gross Asset Value (net of liabilities secured by such distributed property that such Class A Member assumes or takes subject to) of any property distributed to such Class A Member pursuant to any provision of the Operating Agreement, such Class A Member's distributive share of Losses, such Class A Member's share, determined in accordance with its Class A Percentage Interest, of certain expenditures of the MRC, LLC, and generally any items in the nature of expenses or losses that are specially allocated to such Class A Member.

Initial Class B Contributions and Members

        The initial Class B Members will be those persons who purchase Class B Membership Interests as part of the Offering, and the initial Class B Capital Contributions will be the net proceeds of the Offering.

Class B Assets

        The Class B Assets will consist of the Capital Contributions of the Class B Members, together with all additions and replacements thereto. MRC, LLC will establish and maintain a separate bookkeeping account for the Class B Assets.

Class B Capital Accounts

        MRC, LLC will establish and maintain a separate capital account for each Class B Member. Each such capital account will be:

      (i) credited with such Class B Member's share, determined in accordance with its Class B Percentage Interest, of the Class B Assets, consisting of the amount of cash and the initial Gross Asset Value (net of liabilities secured by such contributed property that MRC, LLC assumes or takes subject to) of any other property which is part of the Class B Assets, such Class B Member's distributive share of Profits, and generally any items in the nature of income or gain that are specially allocated to such Class B Member, and

     (ii) debited with the amount of cash and the Gross Asset Value (net of liabilities secured by such distributed property that such Class B Member assumes or takes subject to) of any property distributed to such Class B Member pursuant to any provision of the Operating Agreement, such Class B Member's distributive share of Losses, such Class B Member's share, determined in accordance with its Class B Percentage Interest, of certain expenditures of the MRC, LLC, and generally any items in the nature of expenses or losses that are specially allocated to such Class B Member.

Capital Accounts and Capital Contributions in General

        Except as otherwise provided in the Operating Agreement, (i) no interest will accrue on any Capital Contribution or on the positive balance, if any, in any Capital Account, (ii) no Member will have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution, or to receive any distributions from MRC, LLC, (iii) no Member shall be required to make any contribution to the capital of, or any loan to, MRC, LLC, and (iv) no Member shall have any liability for the return of any other Member's Capital Account or Capital Contributions.

        Anything to the contrary in the Operating Agreement notwithstanding, Member-Managers in the aggregate must maintain throughout the entire existence of MRC, LLC a minimum Capital Account balance equal to the lesser of (i) one
(1) percent of the total positive Capital Account balances, or (ii) $500,000.

Allocation of Expenses

        Class A Assets will be used and applied solely for the benefit of the Class A Members. Except to the extent required by applicable law, Class A Assets will be used only to pay Class A Expenses, the Restructuring Expenses, and the allocable share of General Expenses.

        Class B Assets will be used and applied solely for the benefit of the Class B Members. Except to the extent required by applicable law, Class B Assets will be used only to pay Class B Expenses, the Public Offering Expenses, and the allocable share of General Expenses.

        General Expenses shall be allocated to the Class A Assets according to the following formula: each item of General Expense shall be multiplied by a fraction, the numerator of which is the total of the book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class A Assets and the denominator of which is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of MRC,LLC. General Expenses shall be allocated to the Class B Assets according to the following formula: each item of General Expense shall be multiplied by a fraction, the numerator of which is the total book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class B Assets and the denominator is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of MRC,LLC. The allocation of General Expenses will be the same for GAAP and tax purposes.

Indemnification

        MRC, LLC's Operating Agreement provides that MRC, LLC shall indemnify its member and managers to the fullest extent authorized or permitted by the Delaware Limited Liability Company Act ("DLLCA"), as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a Member-Manager of MRC, LLC and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the MRC, LLC shall not be obligated to indemnify any Member or Manager (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Member-Managers of the MRC, LLC. The right to indemnification includes the right to be paid by MRC, LLC the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. In addition, MRC, LLC may, by action by the Member-Managers, provide indemnification to employees and agents with the same scope and effect as the foregoing indemnification of members and managers.

        INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO MEMBERS, OFFICERS OR PERSONS CONTROLLING MRC, LLC, PURSUANT TO THE FOREGOING PROVISIONS, MRC, LLC, HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                          THE RESTRUCTURING AGREEMENT

The Restructuring

Assignment of Assets and Assumption of Liabilities; Conversion of Common Stock Held by Majority Shareholders into Class A Membership Interests.

        All of the assets and liabilities of MRC will be assigned to and assumed by MRC, LLC, in exchange for all of the Class A Membership Interests of MRC, LLC. Each share of MRC Common Stock held by a Majority Shareholder on the Record Date will be cancelled and retired, and cease to exist, and MRC will, upon surrender of such Majority Shareholder's certificates for MRC Common Stock, distribute to such Majority Shareholder in proportion to the number of shares of MRC Common Stock owned by it on the Record Date, in liquidation, the Class A Membership Interests. A "Majority Shareholder" is a holder of MRC Common Stock whose total holdings both beneficially and of record are 50,000 shares or more on the Record Date. Each Majority Shareholder will, at and after the Effective Date of the Restructuring, cease to have any rights as a shareholder of MRC, except for the right to receive its proportionate share of the Class A Membership Interests upon surrender of its certificates for MRC Common Stock.

Conversion of Common Stock Held by Minority Shareholders into Right to Receive Cash Payment.

        Each share of MRC Common Stock held by a Minority Shareholder on the Record Date will be cancelled and retired, and cease to exist, but will automatically be converted into and the holder thereof will be entitled to receive upon presentation of the certificate or certificates therefor to MRC, LLC, cash in the amount of $9.03 per share of MRC Common Stock, without any interest thereon. A "Minority Shareholder" is a holder of MRC Common Stock whose total holdings both beneficially and of record are fewer than 50,000 shares on the Record Date. Each Minority Shareholder will, at and after the Effective Date of the Restructuring, cease to have any rights as a shareholder of MRC, except for the right to surrender such holder's shares for the cash payment.

Conditions to the Restructuring

        Each of MRC's and MRC, LLC's obligation to effect the Restructuring is subject to the following conditions, among others:

        (a) The Restructuring Agreement shall have been approved and adopted by the affirmative vote of the shareholders of MRC and the members of MRC, LLC by the requisite vote in accordance with applicable law;

        (b) No statute, rule, regulation, executive order, decree, order or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or materially and adversely restricts the consummation of the Restructuring; and

        (c) The Registration Statement on Form S-4 of which this Proxy Statement/Prospectus forms a part and the Registration Statement on Form S-11 with respect to the Class B Membership Interests shall have become effective under the Securities Act and no stop order suspending the effectiveness of such Form S-4 and Form S-11 shall have been issued and no proceeding for that purpose shall have been undertaken or threatened by the SEC.

Effective Date of the Restructuring


        The Restructuring will become effective upon the filing of a Certificate of Dissolution with respect to MRC with the Michigan Secretary of State. It is expected that if the Restructuring is approved by MRC shareholders at the Special Meeting, and assuming that the conditions to the Restructuring are satisfied, the Restructuring will become effective during the fourth calendar quarter of 1996.


Surrender of MRC Stock Certificates

        After the Effective Date of the Restructuring, MRC, LLC will make the cash payments described above to the Minority Shareholders and will distribute the Class A Membership Interests to the Majority Shareholders, as follows. Promptly after the Effective Date of the Restructuring, MRC, LLC will mail to each Minority Shareholder a form letter of transmittal and instructions for use in effecting the surrender for payment therefor of certificates which prior to the Restructuring represented MRC Common Stock, and will mail to each Majority Shareholder a form letter of transmittal and instructions for use in effecting the surrender for Class A Membership Interests of certificates which prior to the Restructuring represented MRC Common Stock. After the Effective Date of the Restructuring and until so surrendered and exchanged, each outstanding certificate which prior to the Effective Date of the Restructuring represented shares of MRC Common Stock owned by a Minority Shareholder will be deemed for all purposes to represent only a right to receive a cash payment of $9.03 per share, and each outstanding certificate which prior to the Effective Date of the Restructuring represented shares of MRC Common Stock owned by a Majority Shareholder will be deemed for all purposes to represent only a right to receive such shareholder's pro rata share of the Class A Membership Interests, and no interest will be paid or accrued on the amount payable upon surrender of any such certificates. Upon surrender to MRC of such certificates by a Minority Shareholder, together with such letter of transmittal duly executed, MRC will pay to the persons entitled thereto, in cash or equivalent, the amount to which such persons are entitled. If payment is to be made to a person other than the one in whose name the certificate surrendered is registered, it will be a condition of such payment that the certificate so surrendered must be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to MRC, LLC any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered, or establish to the satisfaction of MRC, LLC that such tax has been paid or is not applicable. Upon surrender to MRC of such certificates by a Majority Shareholder, together with such letter of transmittal duly executed, such person shall be reflected upon the books and records of MRC, LLC as a Class A Member to the extent of its Percentage Interest. If any holder of MRC Common Stock is unable to surrender such holder's MRC certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to MRC, LLC.

Conduct Pending the Restructuring

        The Restructuring Agreement provides that between the date of the Restructuring Agreement and the Effective Date of the Restructuring:

               (a) No change will be made in the Articles of Incorporation or Bylaws of MRC;

               (b) MRC will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution other than in the ordinary course of business in order to maintain its status as a qualified real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended, or issue, encumber, purchase or otherwise acquire any of its capital stock;

               (c) MRC will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of MRC, LLC, enter into any material commitment, except in the ordinary course of its business;

               (d) No change will be made in the Certificate of Formation or Operating Agreement of MRC, LLC; and

               (e) MRC, LLC will not, without the prior written consent of MRC, enter into any material commitment, except in the ordinary course of its business.

Effect of Restructuring

Operating Agreement and Management.

        The Operating Agreement of MRC, LLC, as in effect on the Effective Date of the Restructuring, will be the Operating Agreement of the Surviving Organization. Each director of MRC who was nominated by those shareholders of MRC which held sufficient shares to elect at least one (1) director at an annual meeting of shareholders of MRC pursuant to its Bylaws immediately prior to the Effective Date of the Restructuring will be an initial Managing Board Member of the Surviving Organization after the Effective Date of the Restructuring. The officers of MRC immediately prior to the Effective Date of the Restructuring will be the officers of the Surviving Organization until their respective successors have been duly appointed by the Managing Board.

Cessation of Business.

        MRC will cease to carry on any business on and after the Effective Date, except as may be necessary for the accomplishment of the transactions contemplated by the Restructuring Agreement. MRC's Board of Directors and its officers will be authorized and empowered to take any and all actions necessary or appropriate to complete the liquidation of MRC.

Closing of Transfer Books

        From the Record Date to and including the Effective Date of the Restructuring, no transfer of shares of MRC Common Stock will be made on the stock transfer books of MRC.

Termination

        The Restructuring Agreement may be terminated at any time prior to the Effective Date of the Restructuring, whether before or after approval of the matters presented in connection with the Restructuring by the consent of MRC and MRC, LLC, or by either MRC or MRC, LLC, if any court of competent jurisdiction or other governmental body in the United States shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Restructuring and such order, judgment or decree shall have become final and nonappealable. In the event of the termination of the Restructuring Agreement and the Restructuring, the Restructuring Agreement shall become void and there shall be no liability hereunder on the part of either party.


                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS


        The following summarizes the opinion of Coopers & Lybrand, L.L.P. regarding the material federal income tax consequences regarding the Restructuring and is based on current law. Much of this discussion is general in nature and does not purport to deal with the tax considerations of particular shareholders or all the ramifications of the Restructuring for certain types of shareholders (including, for example, tax-exempt entities, foreign shareholders, financial institutions, broker-dealers, etc.) who may receive special treatment under the federal income tax laws.


EACH SHAREHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAXES) OF THE RESTRUCTURING (INCLUDING THE ACQUISITION, OWNERSHIP AND SALE OF MEMBERSHIP INTERESTS IN MRC, LLC) AND OF ANY POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

The Restructuring

General.

         Through a series of transactions, MRC proposes to convert to a limited liability organized under Delaware law ("MRC, LLC"). MRC will contribute or assign substantially all of its assets and liabilities to MRC, LLC in exchange for all the Class A Membership Interests in MRC, LLC. Thereafter, existing Majority Shareholders of MRC will receive the Class A Membership Interests in proportion to and in exchange for their stock ownership in MRC in a liquidating transaction. Minority Shareholders as of May 6, 1996, or such later date as may be determined by the Executive Committee of MRC will be entitled to a cash payment in lieu of receiving Class A Membership Interests in MRC, LLC. In addition, MRC, LLC will issue Class B Membership Interests to new investors in exchange for cash.

        In general, holders of the Class A Membership Interests will be entitled to participate proportionately in the Class A Assets, which will consist initially of the former assets of MRC that are transferred to MRC, LLC. Holders of Class B Membership Interests will participate in the Class B Assets, which will consist initially of the net proceeds of the offering of Class B Membership Interests as invested by management. Under the Operating Agreement, certain expenses of MRC, LLC may be borne entirely by the Class A Assets (including income and accretions thereto) or entirely by the Class B Assets (including income and accretions thereto), while other expenses may be borne proportionately among both pools of assets. Notwithstanding MRC, LLC's intention to so apportion expenses, neither the Class A Assets nor the Class B Assets will be beyond the reach of MRC, LLC's general creditors.

Federal Tax Consequences of the Restructuring

The Organizational Transactions.

         No gain or loss will be recognized by MRC upon the contribution of its assets to MRC, LLC in exchange for Class A Membership Interests, provided
(1) MRC, LLC is classified as a partnership for federal income tax purposes, and (2) no more than eighty percent (80%) of the value of MRC, LLC's assets (excluding cash and nonconvertible debt obligations) are represented by readily marketable stocks or securities, or interests (shares) in regulated investment companies or REITs. In addition, no gain or loss will be recognized by holders of Class B Membership Interests upon the contribution of cash to MRC, LLC solely in exchange for such interests.

        After the contribution of its assets to MRC, LLC in exchange for MRC, LLC Class A Membership Interests, MRC will distribute the Class A Membership Interests to the Majority Shareholders in a liquidating distribution. Under
Section 336(a) of the Code, the distribution will be treated as if MRC sold the distributed membership interests to the distributees at fair market value (i.e., net value of property distributed, plus liabilities assumed or taken subject to), and gain or loss will be recognized. Based on the appraised values of MRC's assets, that MRC will realize a net loss as a result of the distribution.

        Amounts received by shareholders in a distribution in complete liquidation will be treated as full payment in exchange for their stock pursuant to Section 331 of the Code. Gain or loss will be recognized based on the difference between the amount of the distribution and the shareholder's tax basis in its MRC stock. Such gain or loss may be excludable from unrelated business taxable income ("UBTI") of a tax exempt shareholder, depending on the circumstances of the particular investor (e.g., whether the investment was "debt-financed"). See "-- Tax Exempt Investors", below, for additional discussion of the UBTI rules.

        The liquidating distribution of Class A Membership Interests to the Majority Shareholders will result in a termination and reconstitution of MRC, LLC solely for tax purposes under Section 708 of the Code. Generally, under a
Section 708 termination, the bases of MRC, LLC's assets will be substituted with the bases of MRC, LLC Class A Membership Interests held by its Class A Members. The new bases will then carryover to the reconstituted MRC, LLC.

Taxation of MRC, LLC and Members


Partnership Status


        In the opinion of Coopers & Lybrand L.L.P., MRC,LLC will be classified and treated as a partnership for federal income tax purposes, as described more fully below. As a partnership, MRC,LLC will not be subject to federal income tax, but will pass through items of income, gain, deduction, loss and credit to Members.

        Prior to obtaining an opinion from Coopers & Lybrand L.L.P., MRC, LLC filed a request on January 5, 1996 for a private letter ruling from the IRS which recognizes that it is classified as a partnership for federal income tax purposes. The request is still pending. Although MRC, LLC at this time anticipates receiving a favorable ruling, the request involves issues of first impression and no firm assurance can be given that the IRS will ultimately decide to issue a ruling. Should the IRS ultimately decide not to issue a ruling, MRC, LLC's classification for tax purposes will not be adversely affected by this decision. However, if the IRS declines to rule, it could also decide to challenge MRC, LLC's classification for tax purposes, notwithstanding the opnion of Coopers & Lybrand L.L.P. If such challenge were successful, then under certain conditions MRC, LLC could be subject to Federal income tax (including applicable alternative minimum tax) on its taxable income at corporate rates.


Partnership Classification Standards

        For purposes of section 7701(a) of the Code, section 301.7701-2 of the Income Tax Regulations, provides that an unincorporated organization that possesses business associates and an objective to carry on business and divide the gains therefrom, will be classified as a partnership if it lacks at least two of the following four corporate characteristics:

        1) continuity of life;
        2) centralized management;
        3) free transferability of interests; and
        4) limited liability.

        Coopers & Lybrand L.L.P. has reviewed the standards and other requirements relating to partnership classification and the pertinent provisions of the Operating Agreement. In the opinion of Coopers & Lybrand L.L.P., MRC,LLC will at least lack the corporate characteristics of continuity of life and free transferability of interests for federal income tax classification purposes. Accordingly, MRC,LLC will be classified as a partnership under section 7701(a) of the Code.

        If MRC, LLC is not classified as a partnership (either because it fails the basic partnership classification standards, or is treated as a PTP or TMP), MRC, LLC or a portion of its assets could be treated as an association that is taxable as a corporation for federal income tax purposes. As an ordinary corporation, MRC, LLC would be subject to an entity level tax.

        However, if MRC, LLC were classified as a corporation, it may be able to elect qualified REIT status on a prospective basis, provided it otherwise satisfies the REIT organizational, asset and income tests.** As a qualified REIT, MRC, LLC would be entitled to a deduction for distributions paid to shareholders, and would thereby avoid an entity level tax on income that is so distributed.

        Under Section 1.856-2(b) of the Income Tax Regulations, a REIT election is made by computing taxable income as a REIT in the tax return for the taxable year for which the election is to be effective. If MRC, LLC files returns other than as a REIT (i.e., as a partnership), and it is subsequently determined that MRC, LLC is not a partnership for federal tax purposes, then MRC, LLC may be subject to an entity level tax for such prior years notwithstanding that it makes a valid REIT election following the adverse determination.

        If MRC, LLC is classified as a corporation, the tax consequences of holding MRC, LLC's Membership Interests would also be affected. Rather than reporting income, gain, loss and deductions under the partnership tax rules, distributions by MRC, LLC would be treated as corporate distributions to the extent they are paid from corporate earnings and profits. Distributions in excess of earnings and profits may be treated either as a return of capital or as a gain if the distributions exceed a Member's tax basis in its Membership Interest. Such treatment may cause a Member to realize a different amount of income for tax purposes than if it were allocated income under the partnership tax rules.

        Furthermore, if MRC, LLC is classified as corporation, but makes a valid election to be taxed as a REIT, the taxation of its distributions may be subject to special rules relating to capital gain distributions and tax withholding under the Foreign Investment In Real Property Tax Act in the case of foreign investors. Although corporate distributions ordinarily are not considered to be unrelated business taxable income for tax-exempt investors, under certain circumstances when a REIT is considered a "pension held REIT" under Section 856(h)(3) of the Code, its distributions or a portion thereof may be UBTI.

Publicly Traded Partnership Rules

        Even though MRC,LLC is classified as a partnership for purposes of section 7701(a) of the Code, in order to be treated as a partnership for federal income tax purposes MRC,LLC cannot be subject to the publicly traded partnership rules in section 7704 of the Code.

        Generally, section 7704(a) provides that a publicly traded partnership ("PTP"), with certain exceptions, will be treated as a corporation for purposes of Title 26. Under section 7704(b), an entity may be classified as a publicly traded partnership ("PTP") if interests in the entity are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof).

- --------
**Under Section 1.856-2(b) of the Income Tax Regulations, MRC, LLC may not be permitted to elect REIT status for any taxable years for which it filed its return as a partnership, notwithstanding an adverse determination classifying it as a corporation.

        However, under section 7704(c)(1) and (2), corporate classification will not be imposed on a partnership if at least 90 percent of its income is qualifying income (irrespective of whether its interests are traded on an established securities market, secondary market, or the substantial equivalent thereof). Under section 7704(d)(1), qualifying income includes rents, interest, dividends, and gains from the sale of real property (including dealer property sales described in section 1221(1))) or from other capital assets.

        With respect to interest, section 7704(d)(2) incorporates the restrictions provided in section 856(f) of the REIT rules, which generally prohibit interest income that is based on the income or profits of another person. Section 7704(d)(2) also provides that qualifying interest does not include interest derived from the conduct of a financial or insurance business.

        Section 7704(d)(4) further provides that the term "qualifying income" for purposes of the PTP rules includes any income that would qualify for REIT purposes under section 856(c)(2). Such income generally includes interest, dividends, rents, gains from the sale of securities or real estate assets, property tax refunds and foreclosure property income.

        The PTP rules do not define what constitutes a financial or insurance business for purposes of section 7704(d)(2), although a similar restriction is also found in the REIT rules. Under section 856(a)(4), a REIT can be neither a financial institution (referred to in section 582(c)(5)[582(c)(2)]), nor an insurance company to which subchapter L applies.

        The legislative history for the financial business restriction in the PTP rules provides that:

        "...[A]n exception is provided for certain partnerships, 90 percent of whose gross income is passive-type income....[P]assive-type income is defined as certain interests, dividends, real property rents, etc....[T]he purpose of distinguishing between passive-type income and other income is to distinguish those partnerships that are engaged in activities commonly considered as essentially no more than investments, and those activities more typically conducted in corporate form that are in the nature of active business activities....[F]or example, interest income from the conduct of a banking business is not treated as passive-type income, as deriving interest is an integral part of the active conduct of the business." The report also refers to a securities broker/dealer as an example of a financial business. House Committee Report, P.L. 100-203.

        Under Article IX, section 9.2(n) of the Operating Agreement, MRC,LLC is required to invest only in assets that would be qualifying REIT assets, and to receive gross income (to the extent of 90 percent of its total gross income) that would be qualifying REIT income under section 856(c)(2) of the Code. MRC,LLC's actual gross income will consists primarily of interest, but may include some rents from real property in the case of foreclosed properties or gains from the sale of properties.

        With respect to interest earned by MRC,LLC on mortgages or other debt instruments, MRC,LLC represents that such amounts will be qualified interest under section 856(f), for purposes of section 7704(d)(2)(B). MRC,LLC further represents that rents from real property will be qualifying rents under section 7704(d)(3) and that it will not hold assets for sale to customers in the ordinary course of a trade or business.

        For purposes of section 7704(d)(2)(A), which prohibits deriving interest from the conduct of a financial or insurance business, MRC,LLC further represents that it will not be a financial institution under section 582(c) (nor an insurance company subject to subchapter L of the Code), since it is not organized under either Federal or state banking laws, will not be a depository institution and will not be engaged in the business of banking. Except in the case of default, MRC,LLC will hold all mortgages for investment purposes until they mature or are refinanced. In addition, MRC,LLC represents that it is not a registered securities broker/dealer, financial advisor or underwriter.

        Although section 7704 does not define a financial business, it is clear from the statute and the legislative history that holding interest-generating obligations for investment purposes only cannot be considered a financial business. The example in the committee report indicates that interest would be considered active income when it was an integral part of another active business, i.e., a bank or a securities broker/dealer.

        Accordingly, based on MRC,LLC's representations regarding the qualification of its income under the REIT rules, the avoidance of dealer property sales and not being classified as a financial institution, securities broker/dealer, insurance company or financial advisor, in the opinion of Coopers & Lybrand L.L.P., MRC,LLC will not be a financial business for purposes of section 7704(d)(2) of the Code. Consequently, MRC,LLC will satisfy the qualifying income exception under the PTP rules and will not be treated as a corporation under section 7704(a) of the Code.

Taxable Mortgage Pool Rules

        Under the taxable mortgage pool ("TMP") rules in section 7701(i) of the Code, an entity, or portion thereof, may be classified as a corporation if substantially all of its assets are debt obligations, at least fifty percent of which are mortgages, and such entity is the obligor under debt obligations with two or more maturities (the payments on which bear a relationship to payments made on the underlying assets).

        The income tax regulations and legislative history provide that the taxable mortgage pool rules are intended to prevent income from escaping federal taxation when a mortgage pool is used to issue multiple class mortgage-backed securities. Furthermore, section 301.7701(i)-1(e)(1) of the regulations provides that debt obligations will have two or more maturities if they have different stated maturities or if the holders of the obligations possess different rights concerning the acceleration of or delay in the maturity of the obligations.

        Section 301.7701(i)-2(a) and (b) of the regulations provides that a portion of an entity includes all assets that support one or more of the same issues of debt obligations, but does not include assets that are unlikely to produce any significant cash flows for the holders of the debt obligations.

        Section 7701(i)(2)(D) of the Code provides that to the extent provided in regulations, equity interests of varying classes which correspond to maturity classes of debt shall be treated as debt for purposes of this subsection.

        The TMP rules are intended to apply to obligations of varying payment classes that are supported by a single pool of mortgages. This type of investment structuring, in which mortgages are "sliced" into fast-pay, slow-pay cash flows may result in the deferral or avoidance of significant amounts of income recognition.

        MRC,LLC's classes of Membership Interests are not interests in a taxable mortgage pool for several reasons. First, both the Class A Membership Interests and the Class B Membership Interests represent traditional equity interests, rather than debt obligations, for purposes of sections 7701(i)(1) and 7701(i)(2)(D). Neither class of Membership Interests includes a stated principal amount, nor an unconditional obligation to repay such an amount. Neither class of Membership Interests includes a stated interest amount for the use or forebearance of money and neither class is considered debt under state law.

        Furthermore, even if the Company's Membership Interests are characterized as debt obligations for purposes of the TMP rules, the classes of shares representing each mortgage pool do not have multiple maturities for purposes of section 7701(i)(2)(A). Under the statute, payments on debt obligations with multiple maturities must bear a relationship to payments received on the assets of the entity or the assets of a portion of the entity. In accordance with the statute and for purposes of determining a portion of an entity, section 301.7701(i)-2(a) and (b) of the regulations segregates those assets of an entity that will support payments on outstanding debt issuances from those assets that are unrelated to such issuances.

        Under the principle set forth in this regulation, each class of interests issued by MRC,LLC is separately analyzed with respect to the underlying assets that support that class. For example, because each Class A Membership Interest participates only in Class A Assets and the Class A Assets support only the Class A Membership Interests, then only the Class A Membership Interests are considered in determining whether the Class A Assets support a debt issuance with multiple maturities. Since the terms of each Class A Membership Interest are identical in all material respects to every other Class A Membership Interest, multiple maturities do not exist and the Class A Assets cannot be a taxable mortgage pool. A comparable analysis applies with respect to the Class B Assets.

        Accordingly, the different classes of Membership Interests will not result in the creation of a taxable mortgage pool within the meaning of section 7701(i) of the Code.

        In conclusion, in the opinion of Coopers & Lybrand L.L.P., MRC,LLC will be classified as a partnership for federal income tax purposes under section 301.7701-2 of regulations and will not be treated as a corporation under either the publicly traded partnership rules of section 7704 of the Code or as a taxable mortgage pool under section 7701(i) of the Code.

Taxation of MRC, LLC Members

        Items of income, gain, loss, deduction or credit of MRC, LLC will be allocated proportionately (based on class of membership interests) to Members, which will be treated as a partners for tax purposes. As partners for tax purposes, Members may be subject to tax on their distributive share of income or gain, without regard to whether they receive a distribution from MRC, LLC.


        Under Section 704(d) of the Code, a Member's distributive share of losses of MRC, LLC (including capital losses) is limited to such Member's adjusted basis in the MRC, LLC interests, determined at the end of the taxable year in which such loss occurred. A loss disallowed under this provision may be deducted in the taxable year when it is repaid to MRC, LLC by the Member.

        Under MRC, LLC's Operating Agreement, Class A Members generally will be allocated items of income, deduction, gain and loss attributable to the Class A Assets, and will receive distributions from income and other sources attributable to the Class A Assets. Class B Members will receive similar allocations and distributions attributable to the Class B Assets. In addition, Class B Members may receive regular distributions of cash attributable to principal repayments on mortgages constituting the Class B Assets. Certain general expenses of MRC, LLC will be allocated proportionately among both classes.

        Under Section 731 of the Code, in the case of a distribution of money to a Member, gain will not be recognized by such Member, except to the extent that any money so distributed exceeds the adjusted basis of the Member's interest in MRC, LLC immediately before the distribution. In addition, losses will not be recognized by Members as a result of a distribution of money (other than in liquidation of a Member's interest in MRC, LLC). Any gain or loss recognized as a result of a distribution will be considered as gain or loss from the sale or exchange of the Member's interest in MRC, LLC.


Member Tax Basis


        The initial basis of an MRC, LLC interest for a Class A Member will be the net fair market value of such interest, plus the Member's share of liabilities of MRC, LLC following the admission of Class B Members. The initial basis of Class B Member's interest will be the amount of cash contributed by such Member, plus the Member's allocable share of liabilities.

        Provided no Member is liable for the liabilities of MRC, LLC, such liabilities will be considered non-recourse for purposes of determining a Member's basis. Under Section 1.752-3 of the Income Tax Regulations, non-recourse liabilities are allocated first to the extent of a Member's
Section 704(b) share of partnership minimum gain; second, to the extent a Member would realize taxable gain under Section 704(c) if all of MRC, LLC's property that is subject to non-recourse debt were sold for the amount of the debt and no other consideration; and, third, in proportion to the Member's share of profits of MRC, LLC. Following the organization of MRC, LLC, it will have no section 704(b) minimum gain or Section 704(c) gain; thus, liabilities will be allocated in accordance with a Member's profits interest.

        The tax basis of a Membership Interest that is attributable to such liabilities will be reduced as the result of the admission of new Members (e.g., the admission of Class B Members following the initial admission of Class A Members), since the new Members will be entitled to their allocable share of liabilities in accordance with their profits interests. To the extent liabilities are thus shifted from a Member, such amount will be treated as a distribution to such Member. This distribution is applied against and reduces the tax basis of such Member's interest in MRC, LLC. To the extent such deemed distribution exceeds a Member's basis, it could create taxable gain.

        However, it is anticipated that MRC, LLC's liabilities will be small relative to its total assets (current liabilities are less than one percent of what will be the Class A Assets). Assuming such liabilities remain de minimis, a deemed distribution resulting from a liability shift will likewise be de minimis and should not exceed a Member's basis.

        Under Section 705 of the Code, a Member's basis in MRC, LLC Membership Interests will also be adjusted for the Member's distributive share of MRC, LLC's taxable income (based on the class of Membership Interest), tax-exempt income, losses and non-capital expenditures that are not otherwise taken into account in computing taxable income. In addition, under Section 733 a Member's basis will be reduced (but not below zero) for non-liquidating distributions by the amount of money distributed to such Member and by the amount of the basis in the hands of the Member of any property distributed to such Member.


Minimum Gain Chargebacks and Qualified Income Offsets


         For income tax regulatory compliance purposes, the Operating Agreement contains minimum gain chargeback and qualified income offset provisions. In the event that either of these mandatory allocations is triggered, it could cause some Class A income to be allocated to Class B Members, or Class B income to be allocated to Class A Members.

        A minimum gain chargeback would be triggered upon a net decrease in partnership minimum gain for a taxable year. Minimum gain is the amount by which MRC, LLC's nonrecourse debt exceeds its basis in property subject to the debt.* A decrease in minimum gain could occur, for example, as the result of the payment of a liability or the sale of a property subject to nonrecourse debt. If there is a reduction in MRC, LLC's minimum gain, then to the extent of the minimum gain chargeback MRC, LLC may be required to allocate proportionately each and every item of gain or income to any Member who was previously allocated nonrecourse deductions.

        MRC, LLC represents that it does not intend to maintain any significant levels of debt and therefore does not anticipate creating any minimum gain that could result in a chargeback. Nevertheless, no assurance can be given that minimum gain chargebacks will not occur.

        A qualified income offset could occur when a Member receives a distribution from MRC, LLC at a time when such Member has an excess negative capital account balance (i.e., a negative balance in excess of a Member's obligation to make additional contributions). In this case, a portion of each and every item of MRC, LLC's income or gain could be allocated to such Member until the capital account is no longer

- --------
*Assuming no Member will bear the economic risk of loss for any debt of the Company, it is likely that all of the Company's debt would be considered nonrecourse.

negative. Although MRC, LLC represents that it does not intend to make distributions that would result in negative capital account balances for any Member, no assurance can be given that qualified income offsets will never be required.


Tax Allocations With Respect To Contributed Properties


         Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the contributed property. The amount of such unrealized gain or loss is generally equal to the difference between a property's fair market value and its adjusted tax basis, and is referred to as the "book-tax difference." Such allocations are solely for tax purposes, and do not affect the book capital accounts or other economic or legal arrangements of the parties.

        MRC, LLC was formed by way of contributions of appreciated or depreciated assets. However, as a result of the formation transactions, any book-tax difference will be eliminated and special allocations should not be required under Section 704(c). However, should other appreciated or depreciated assets be contributed to MRC, LLC, or should a book-tax disparity otherwise arise, special allocations could be required under Section 704(c).

Tax Exempt Investors


General


         Income from unrelated trades or businesses may be subject to tax in the hands of a tax exempt entity. Generally, income from a partnership is deemed to be unrelated business taxable income ("UBTI") for most tax exempt pension and profit-sharing funds, except that the Code specifically excludes from UBTI all dividends, interest, amounts received as consideration for entering into agreements to make loans, royalties, certain gains from sales of investments, certain rents, certain other items, and all deductions directly connected with such income.


Fees


         Certain service fees that MRC, LLC may generate or be reimbursed for (e.g., legal, accounting, appraisal and closing costs) do not represent interest or other excluded forms of income and therefore may be included in UBTI. Typically, these types of fees are reimbursements for costs incurred by MRC, LLC and may be offset at least partially by expense deductions that are directly connected to the fee income.


Real Property Rents


         Although MRC, LLC does not intend to invest in real property for the production of rents, it may nevertheless acquire such properties as a result of foreclosure or other transactions. In such case, in order to avoid generating UBTI, MRC, LLC may manage such properties in accordance with certain restrictions set forth in the federal income tax regulations. These restrictions are not materially different from certain REIT rules that MRC is currently required to follow in managing real property it may hold.

Debt-financed Property


         Generally, a portion of any income from property that is "debt-financed" is considered UBTI. The term "debt-financed" generally means any debt that is incurred or carried in connection with the acquisition or improvement of property. The portion of income that is included in UBTI is that proportion of the total gross income that is derived from or on account of debt-financed property as the average acquisition indebtedness bears to the average amount of the property's adjusted basis throughout the year. To the extent MRC, LLC has no acquisition indebtedness within the meaning of Section 514 of the Code, it should not produce any debt-financed income that is includible in UBTI.


Dealer Property Sales


         Gain or loss realized from the sale, exchange or other disposition of property held primarily for sale to customers in the ordinary course of a trade or business (i.e., dealer property sales) is UBTI. Whether a particular transaction is a dealer property sale depends on all the relevant facts and circumstances of the transaction. Although MRC, LLC does not intend to generate UBTI from dealer property sales, no assurance can be given that such UBTI will always be avoided.





Other Tax Considerations

        MRC, LLC and its Members may be subject to state or local taxation in various state or local jurisdictions. In addition, special tax considerations may apply depending of the tax status and circumstances of particular investors. Consequently, investors are urged to consult their own tax advisor with respect to the Restructuring.


                   CONSIDERATIONS FOR PENSION FUND INVESTORS

        The following summary of the material legal considerations regarding an investment in Class A Membership Interests by certain pension fund investors has been prepared by Bodman, Longley & Dahling LLP and is based on current law. This discussion is general in nature and does not purport to deal in detail with the legal considerations of particular shareholders or with all of the ramifications of an investment in the Class A Membership Interests.

Pension Plans Subject to the Employee Retirement Income Security Act of 1974

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA") should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing or continuing an investment of a portion of such plan's assets in the Class A Membership Interests. Such fiduciary should consider, among other factors, whether the investment satisfies the ERISA prudence and diversification requirements, and whether the investment is in accordance with the documents governing the plan.

        The fiduciary also should consider the ERISA prohibited transaction rules, particularly those which prohibit self-dealing and the receipt of compensation.

        Moreover, the fiduciary should be aware that under Section 2510.3-101 of the United States Department of Labor regulations, 29 CFR ss.2510.3-101 (the "DOL Regulation"), the assets of an entity in which a plan invests may be deemed, under certain circumstances, to be plan assets. In such an event, the officers and directors of the entity will be required to manage the entity's assets in accordance with the fiduciary standards of ERISA. If MRC's assets were deemed to be plan assets, MRC, and its respective Members and Managing Board Members, could be subject to the fiduciary standards under ERISA. Compliance with these standards could interfere with MRC's own investment objectives and policies.

        The DOL Regulation provides that if securities are "publicly-offered securities", within the meaning of such regulation, the assets of the issuer of the securities will not be deemed to be plan assets. MRC has covenanted in the Operating Agreement to do or cause to be done whatever is required so that the Class A and Class B Membership Interests will be "publicly-offered securities" within the meaning of the DOL Regulation, as amended, or any successor provision.

Michigan Public Employee Retirement Systems

        The investment of funds of public employee retirement systems under Michigan law is governed by Act No. 314, Public Acts of Michigan, 1965, as amended (the "Act"). The Act has not been amended since the enactment of the Michigan Limited Liability Company Act, Act. No. 23, Public Acts of Michigan, 1993, as amended, which authorized the formation and operation of limited liability companies in Michigan, and does not explicitly address the investment of assets of public employee retirement systems in membership interests of limited liability companies.

        A fiduciary of a public employee retirement system subject to the Act should consider the fiduciary standards under Section 13 of the Act, as amended, in the context of the system's particular circumstances before authorizing or continuing an investment of a portion of such plan's assets in the Class A Membership Interests. Such fiduciary should consider, among other factors, whether the investment is reasonably designed, as part of the investments of the system, to further the purposes of the system, taking into consideration the risk of loss and the opportunity for gain or other return associated with the investment. The fiduciary should also give consideration to the prudence and diversification requirements of the Act.

        Further, the fiduciary should satisfy itself that the investment by such public employee retirement system in the Class A Membership Interests will not contravene the Act. In this regard, the fiduciary should review with its counsel the applicability to the particular retirement system of Sections 20d of the Act, which provides that a fiduciary may invest up to a certain percentage of the system's assets in investments not otherwise qualified under the Act. That section provides, in part, that a fiduciary of a system having assets of $250,000 or more may invest not more than 10% of the system's assets in investments not otherwise qualified under the Act, and that the fiduciary of a system who is the Treasurer of the State of Michigan may invest not more than 15% of the system's assets in such investments. Because compliance with
Section 20d of the Act is an inherently factual, and not legal, matter, neither MRC nor Bodman, Longley & Dahling LLP expresses any opinion as to whether or not the investment of any public employee retirement system's assets in Class A Membership Interests will be in compliance with the Act.

EACH FIDUCIARY OF A PLAN SUBJECT TO ERISA OR OF A PUBLIC EMPLOYEE RETIREMENT SYSTEM IS URGED TO CONSULT ITS OWN LEGAL COUNSEL REGARDING THE SPECIFIC CONSIDERATIONS UNDER FEDERAL AND STATE LAW CONCERNING AN INVESTMENT IN THE CLASS A MEMBERSHIP INTERESTS AND OF ANY POTENTIAL CHANGES IN APPLICABLE LAWS.


                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        Coopers & Lybrand L.L.P. served as MRC's independent certified public accountants for the year ended December 31, 1995 and has been selected by MRC to serve in such capacity for 1996. Coopers & Lybrand L.L.P. is expected to have representatives at the Special Meeting who will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they so desire.


                                    EXPERTS

        The financial statements and the financial statement schedule of MRC included in Form 10-K and in Form 10-K/A and incorporated by reference in this Prospectus have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., given upon their authority as experts in accounting and auditing.


                                 LEGAL MATTERS


        Legal matters in connection with the Restructuring will be passed upon by Bodman,Longley & Dahling LLP, 100 Renaissance Center, 34th Floor, Detroit, Michigan 48243. F. Thomas Lewand, a member of Bodman, Longley & Dahling LLP, is a director of MRC. As of June 30, 1996, no shares of MRC Common Stock were beneficially owned by attorneys in the firm of Bodman, Longley & Dahling LLP.



                                 OTHER MATTERS

        The MRC Board of Directors, at the date hereof, is not aware of any business to be presented at the Special Meeting, other than that referred to in the Notice of Special Meeting of Shareholders and discussed herein. If any matters should properly come before the Special Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment as to the best interests of MRC.

                              FURTHER INFORMATION

        A registration statement under the Securities Act of 1933 has been filed with the Securities and Exchange Commission, Washington, D.C. with respect to the securities offered hereby. This Proxy Statement/Prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the securities offered hereby, reference is made to the registration statement, including the exhibits filed as a part thereof. This Proxy Statement/Prospectus contains a fair summary of documents referred to herein and which are filed as exhibits to the registration statement.

                                   GLOSSARY

        As used in this Prospectus, the following terms have the definitions hereinafter indicated. Where applicable, calculations to be made pursuant to any such definition will be made in accordance with generally accepted accounting principles, except as otherwise provided in such definition.

        "Act" means Act No. 314, Public Acts of Michigan, 1965, as amended.

        "Adjusted Basis" shall have the meaning given such term in Section 1011 of the Code.

        "Adjusted Capital Account Balance" shall mean with respect to each Member, the balance of such Member's Capital Account at the end of the fiscal year increased by any amount which the Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and (i)(5). In determining the amounts distributable to the Members, it shall be presumed that (i) all of MRC's assets would be sold at their Gross Asset Value, (ii) payments to any holder of a nonrecourse debt would be limited to the Gross Asset Value of the assets secured by repayment of such debt, and (iii) the proceeds of such hypothetical sale would be applied and distributed in accordance with the Operating Agreement.

        "AMEX" means the American Stock Exchange.

        "Appraisal" means the limited appraisal in a summary format prepared by C&W of the market value of each of the mortgage notes secured by mortgages which constitute MRC's loan portfolio as of August 1, 1995 valuation date.

        "Bankruptcy" shall mean, with respect to a person, the happening of any of the following:

               (a) the making of a general assignment for the benefit of creditors;

               (b) the filing of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing an inability to pay debts as they become due;

               (c) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the person to be bankrupt or insolvent;

               (d) the filing of a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

               (e) the filing of an answer or other pleading admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against the Person in any bankruptcy proceeding;

               (f) the filing of an application or other pleading or any action otherwise seeking, consenting to or acquiescing in the appointment of a liquidating trustee, receiver or other liquidator of all or any substantial part of the person's properties;

               (g) the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation which has not been quashed or dismissed within 180 days; or

               (h) the appointment without consent of such person or acquiescence of a liquidating trustee, receiver or other liquidator of all or any substantial part of such person's properties without such appointment being vacated or stayed within 90 days and, if stayed, without such appointment being vacated within 90 days after the expiration of any such stay.

        "Board" or "Board of Directors" shall mean the board of directors of MRC.

        "Capital Contribution" shall mean, with respect to any Member, the amount of money contributed by that Member to the Company and, if property other than money is contributed, the initial Gross Asset Value of such property, net of liabilities assumed or taken subject to by the Company.

        "Class A Assets" will consist of the Capital Contributions of the Class A Members, together with all additions, attachments, accretions, accessions, mutations, replacements, substitutions, renewals, interest, distributions, distributions, rights of any kind, products, or proceeds of or pertaining to any of the foregoing. The Company shall establish and maintain a separate bookkeeping account for the Class A Assets.

        "Class A Capital Account" shall have the following meaning:

        The Company will establish and maintain a separate capital account for each Class A Member. Each such capital account will be:

                    (i) credited with such Class A Member's share, determined in accordance with its Class A Percentage Interest,of the Class A Assets, consisting of the amount of cash and the initial Gross Asset Value (net of liabilities secured by such contributed property that the Company assumes or takes subject to) of any other property which is part of the Class A Assets, such Class A Member's distributive share of Profits, and generally any items in the nature of income or gain that are specially allocated to such Class A Member, and

                   (ii) debited with the amount of cash and the Gross Asset Value (net of liabilities secured by such distributed property that such Class A Member assumes or takes subject to) of any property distributed to such Class A Member pursuant to any provision of the Operating Agreement, such Class A Member's distributive share of Losses, such Class A Member's share, determined in accordance with its Class A Percentage Interest, of certain expenditures of the Company and generally items in the nature of expenses or losses that are specially allocated to such Class A Member.

        "Class A Cash Income" shall mean all cash or cash equivalents received by the Company from Company operations attributable to the Class A Assets, including, without limitation, interest received on Mortgage Loans and other investments, less the sum of all expenses of the Company attributable solely to the Class A Assets, less return of principal on Mortgage Loans or other investments and proceeds from the sale of REO Property that do not represent gain which are attributable solely to the Class A Assets, and less the sum of the following items not attributable to a particular class or series, to the extent paid or set aside by the Company, multiplied by a fraction, the numerator of which is the total of the book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class A Assets and the denominator of which is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company:

        (a) All principal and interest payments on indebtedness of the Company and all other sums paid to lenders;

        (b) All cash expenditures incurred incident to the normal operation of the Company's business; and

        (c) Such reserves as the Managing Board deems reasonably necessary to the proper operation of the Company's business.

        "Class A Expenses" means those expenses and debts incurred by the Company that are attributable solely to the Class A Assets.

        "Class A Member" means those persons admitted as Class A Members pursuant to Section 4.1 of the Operating Agreement and any other person admitted to the Company as a substituted Member of a Class A Member, that has not made a disposition of such person's entire Interest.

        "Class A Membership Interests" means the Class A limited liability company membership interests of MRC, LLC.

        "Class A Percentage Interest" shall mean the percentage identified as such Member's Class A Percentage Interest, as the same may be increased or decreased from time to time to the provisions of the Operating Agreement.

        "Class A Return" shall mean all cash or cash equivalents received by the Company from Company operations attributable to the Class A Assets which does not constitute Class A Cash Income, including, without limitation, return of principal on Mortgage Loans and other investments and the proceeds from the sale of REO Property that do not represent gain; less, to the extent paid or set aside but not taken into account when computing Class A Cash Income, the sum of all expenses of the Company attributable solely to the Class A Assets, and less the sum of the following items not attributable to a particular class or series, to the extent paid or set aside by the Company, multiplied by a fraction, the numerator of which is the total of the book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class B Assets and the denominator of which is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company:

        (a) All principal and interest payments on indebtedness of the Company and all other sums paid to lenders;

        (b) All cash expenditures incurred incident to the normal operation of the Company's business; and

        (c) Such reserves as the Managing Board deems reasonably necessary to the proper operation of the Company's business.

        "Class B Assets" will consist of the Capital Contributions of the Class B Members, together with all additions, attachments, accretions, accessions, mutations, replacements, substitutions, renewals, interest, distributions, distributions, rights of any kind, products, or proceeds of or pertaining to any of the foregoing. The Company will establish and maintain a separate bookkeeping account for the Class B Assets.

        "Class B Capital Account" shall have the following meaning:

        The Company, will establish and maintain a separate account for each Class B Member. Each such capital account will be:

                    (i) credited with such Class B Member's share, determined in accordance with its Class B Percentage Interest, of the Class B Assets, consisting of the amount of cash and the initial Gross Asset Value (net of liabilities secured by such contributed property that the Company assumes or takes subject to) of any other property which is part of the Class B Assets, such Class B Member's distributive share of Profits, and generally any items in the nature of income or gain that are specially allocated to such Class B Member, and

                   (ii) debited with the amount of cash and the Gross Asset Value (net of liabilities secured by such distributed property that such Class B Member assumes or takes subject to) of any property distributed to such Class B Member pursuant to any provision of the Operating Agreement, such Class B Member's distributive share of Losses, such Class B Member's share, determined in accordance with its Class B Percentage Interest, of certain expenditures of the Company, and generally any items in the nature of expenses or losses that are specially allocated to such Class B Member.

        "Class B Cash Income" shall mean all cash or cash equivalents received by the Company from Company operations attributable to the Class B Assets, including, without limitation, interest received on Mortgage Loans and other investments, less the sum of expenses paid or set aside by the Company attributable solely to the Class B Assets, less return of principal on Mortgage Loans or other investments and proceeds from the sale of REO Property that do not represent gain which are attributable to solely the Class B Assets, and less the sum of the following items not attributable to a particular class or series, to the extent paid or set aside by the Company, multiplied by a fraction, the numerator of which is the total of the book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class B Assets and the denominator of which is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company:

        (a) All principal and interest payments on indebtedness of the Company and all other sums paid to lenders;

        (b) All cash expenditures incurred incident to the normal operation of the Company's business; and

        (c) Such reserves as the Managing Board deems reasonably necessary to the proper operation of the Company's business.

        "Class B Expenses" means those expenses and debts incurred by the Company that are attributable solely to the Class B Assets.

        "Class B Member" means those persons admitted as Class B Members pursuant to Section 4.4 of the Operating Agreement, and any other person admitted to the Company as a substituted Member of a Class B Member, that has not made a disposition of such person's entire Interest.

        "Class B Membership Interests" means the Class B limited liability company membership interests of MRC, LLC.

        "Class B Percentage Interest" shall mean the percentage identified as such Member's Class B Percentage Interest, as the same may be increased or decreased from time to time pursuant to the provisions of the Operating Agreement.

        "Class B Return" shall mean all cash or cash equivalents received by the Company from Company operations attributable to the Class B Assets which does not constitute Class B Cash Income, including, without limitation, return of principal on Mortgage Loans and other investments and the proceeds from the sale of REO Property that do not represent gain; less, to the extent paid or set aside but not taken into account when computing Class B Cash Income, the sum of all expenses of the Company attributable solely to the Class B Assets, and less the sum of the following items not attributable to a particular class or series, to the extent paid or set aside by the Company, multiplied by a fraction, the numerator of which is the total of the book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class B Assets and the denominator of which is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company:

        (a) All principal and interest payments on indebtedness of the Company and all other sums paid to lenders;

        (b) All cash expenditures incurred incident to the normal operation of the Company's business; and

        (c) Such reserves as the Managing Board deems reasonably necessary to the proper operation of the Company's business.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" shall mean shares of MRC's Common Stock, $.01 par value.

        "Company" shall mean MRC, LLC.

        "C&W" means Cushman & Wakefield of Michigan, Inc.

        "DLLCA" shall mean the Delaware Limited Liability Company Act.

        "DOL Regulation" means Section 2510.3-101 of the United States Department of Labor regulations, 29 CFR ss.2510.3-101.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "General Expenses" means those expenses and debts incurred by the Company that are not attributable to a particular class of Membership Interest, including but not limited to (a) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders, and (b) all cash expenditures incurred incident to the normal operation of the Company's business. General Expenses shall be allocated to the Class A Assets according to the following formula: each item of General Expense shall be multiplied by a fraction, the numerator of which is the total of the book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class A Assets and the denominator of which is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company. General Expenses shall be allocated to the Class B Assets according to the following formula: each item of General Expense shall be multiplied by a fraction, the numerator of which is the total book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class B Assets and the denominator is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company. The allocation of General Expenses will be the same for GAAP and tax purposes.

        "Gross Asset Value" shall mean with respect to any Company asset, the asset's Adjusted Basis, except as follows:

               (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of that asset, as determined jointly by the contributing Member and the Managing Board;

               (b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values as of the date upon which any of the following occurs: (i) the acquisition of an additional interest in the Company after the effective date of the Operating Agreement by any new or existing Member, in exchange for more than a de minimis Capital Contribution or the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (ii) the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g);

               (c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of that asset on the date of distribution, as determined by the Member receiving that distribution and the other Member; and

               (d) if an election under Section 754 of the Code has been made, the Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the assets pursuant to Code
Section 734(b) or Code Section 743(b), but only to the extent that those adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section 4.3; provided, however, that Gross Asset Value shall not be adjusted pursuant to this subsection (d) to the extent that an adjustment pursuant to subsection (b) is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

        If the Gross Asset Value of an asset has been determined or adjusted hereby, that Gross Asset Value shall thereafter be further adjusted by the Depreciation, if any, taken into account with respect to that asset for purposes of computing Profits and Losses.

        "IRS" means the Internal Revenue Service.

        "LLC" means a limited liability company.

        "Majority Shareholder" shall mean a holder of MRC common stock whose total holdings both beneficially and of record are 50,000 shares or more and who receives Class A Membership Interests in the Restructuring in exchange for their MRC shares.

        "Managing Board" shall mean the entity with the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company.

        "Managing Board Member" shall mean a person appointed by a Member-Manager to the Managing Board.

        "MBCA" shall mean the Michigan Business Corporation Act, as amended.

        "Member" shall mean any person that executes the Operating Agreement as a Member of any class, and any other person admitted to the Company as a substituted Member, that has not made a disposition of such person's entire Interest.

        "Member-Manager" shall mean (a) those Members with a Total Percentage Interest at least equal to the Minimum Percentage and (b) to the extent not previously taken into account, those Class A Members (but excluding their assignees) which held sufficient shares of MRC's common stock immediately prior to the initial Capital Contribution of the Class A Members to elect at least one director at an annual meeting of the shareholders of MRC, and in either case which have not declined in writing to serve as Member-Managers.

        "Membership Interest" shall mean the interest of a Member in the Company as a Member, representing such Member's rights, powers and privileges as specified in the Operating Agreement.

        "Minimum Gain" has the meaning set forth in Regulation Section 1.704-2(d)(1).

        "Minority Shareholder" shall mean a holder of MRC common stock whose total holdings both beneficially and of record are fewer than 50,000 shares and who will receive cash equal to the book value of their MRC shares ($9.03 per share) in exchange for their MRC shares pursuant to the Restructuring Agreement.

        "Minimum Percentage" shall mean a Total Percentage Interest which represents a positive Adjusted Capital Account Balance of $2,500,000.

        "Mortgage" shall mean the security interest in Real Property granted to secure a Mortgage Loan.

        "Mortgage Loan" shall mean a note, bond or other evidence of indebtedness or obligation which is secured or collateralized by an interest in Real Property.

        "MRC" shall mean Metropolitan Realty Corporation, a Michigan corporation and the MRC, LLC's predecessor.

        "MRC, LLC" or "Company" shall mean Metropolitan Realty Company, L.L.C., a Delaware limited liability company and MRC's successor.

        "NASDAQ" means the National Association Securities Dealers Automated Quotation System.

        "Offering" shall mean the offering by MRC, LLC of Units of its Class B Membership Interests to create a new investment pool which will be segregated on the books of MRC, LLC from the existing investment pool.

        "Net Income" for any period shall mean total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or similar non-cash reserves. If the Advisor receives an incentive fee, Net Income, for the purposes of calculating Total Operating Expenses shall exclude the gain from the sale of the Company's assets.

        "Operating Agreement" shall mean the Operating Agreement of the Company, dated as of September 24, 1996, as the same may be amended from time to time.

        "Percentage Interest" shall mean the percentage identified as such Member's Percentage Interest, as the same may be increased or decreased from time to time pursuant to the provisions of the Operating Agreement.

        "Profits" and "Losses" shall mean, for each class or series of Membership Interest and for each fiscal year or other period, an amount equal to the Company's taxable income or loss for that year or period which is attributable for the assets of such class or series of Membership Interest, determined in accordance with Code Section 703(a). For this purpose, expenses of the Company which are attributable to only one class or series of Membership Interest shall be taken into account only by such class or series. Each class or series shall also take into account only that amount of the general expenses of the Company equal to the total sum of such general expenses, multiplied by a fraction, the numerator of which is the total of the outstanding principal balance of the Mortgage Loans which are part of the assets of such class or series and the denominator of which is the total of the outstanding principal balance of all of the Mortgage Loans of the Company. Further, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (a) any income of the Company exempt from federal income tax not otherwise taken into account in computing Profits or Losses shall be added to that taxable income or loss;

               (b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from that taxable income or loss;

               (c) in the event the Gross Asset Value of any Company asset is adjusted as required by subsections (b) or (c) of the definition of Gross Asset Value, the amount of that adjustment shall be taken into account as gain or loss from the disposition of that asset (assuming the asset was disposed of just prior to the adjustment) for purposes of computing Profits or Losses in the fiscal year of adjustment;

               (d) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the Adjusted Basis of that property may differ from its Gross Asset Value;

               (e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing the taxable income or loss, there shall be taken into account the Depreciation for the fiscal year or other period; and

               (f) any items of income, gain, loss or deduction that are specially allocated pursuant to certain provisions of the Operating Agreement shall not be taken into account in computing Profits or Losses.

        "Proxy Statement/Prospectus" means this Proxy Statement/Prospectus.

        "PTP" means a publicly traded partnership under Section 7704 of the Code.

        "Public Offering Expenses" means all expenses incurred by the Company and the Corporation (other than Restructuring Expenses) in connection with the preparation and filing of the Form S-11 registration statement by the Company under the Securities Act of 1933, as amended, and the sale of Units of Class B Membership Interests pursuant to said registration statement.

        "Real Estate Investment" shall mean any interest in land, rights and interests in land, including an equity, mortgage or leasehold interest, and any buildings, structures, improvements, fixtures and equipment and furnishings located on or used in connection with the land or rights or interests therein.

        "Real Property" shall mean and include land, rights, and interests in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures and equipment and furnishings located on or to be located on or used or to be used in connection with land, leasehold interests and rights or interests in land, but does not include Mortgages, Mortgage Loans or interest therein.

        "Record Date" for the MRC Special Meeting shall mean October 7,
, 1996.

        "Registration Statement" means the registration statement on Form S-4, File No. 33-99694 under the Securities Act, of which this Proxy
Statement/Prospectus forms a part.

        "Regulations" shall mean pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as "Treasury Regulations" by the United States Department of the Treasury.

        "REIT" means a real estate investment trust under the Code.

        "REO Property" shall mean all Real Property acquired by the Company or its nominee through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        "Restricted Membership Interest" shall mean a Membership Interest (or portion thereof) that represents at least 21% of a particular class.

        "Restructuring" shall mean the transaction whereunder (i) all the assets and liabilities of MRC will be assigned to and assumed by the Company in exchange for all the Class A Membership Interests of the Company, (ii) MRC's Majority Shareholders will receive in dissolution of MRC their MRC shares for all the Class A Membership Interests, and (iii) MRC's Minority Shareholders will exchange their MRC shares for an amount equal to the book value of their shares ($9.03 per share) pursuant to the Restructuring Agreement.

        "Restructuring Agreement" shall mean the Agreement and Plan of Dissolution and Restructuring between the Company and MRC and dated , 1996 which sets forth the terms and conditions of the Restructuring.

        "Restructuring Expenses" means all expenses incurred by the Company and the Corporation in connection with the preparation, execution and implementation of that certain Agreement and Plan of Reorganization entered into between the Company and the Corporation and the Form S-4 registration statement filed by the Corporation under the Securities Act of 1933, as amended.

        "Restructuring Proposal" means the proposal to approve and adopt the Restructuring Agreement.

        "Schedule 13E-3" means the Schedule 13E-3, File No. 5-40234, filed by MRC under the Exchange Act.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Special Meeting" means the special meeting of the shareholders of MRC held at the _______________________, on December 6, 1996 at ________, and
any adjournments thereof.

        "Short-term Investments" shall mean short-term government guaranteed mortgage-backed securities or other short-term investments permitted for a qualified real estate investment trust under Section 856 of the Code.

        "TMP" means a taxable mortgage pool under Section 7701(i) of the Code.

        "Total Percentage Interest" shall mean with respect to any Member as of any date of determination, a fraction (expressed as a percentage), the numerator of which is the Member's positive Adjusted Capital Account Balance, if any, and the denominator of which is the total positive Adjusted Capital Account Balances of all of the Members, with such adjustments, if any, thereto as a majority of the Managing Board Members shall deem appropriate in the interest of fairness under the circumstances.

        "Transferable Membership Interest" shall mean a Membership Interest (or portion thereof) that is not a Restricted Membership Interest.

        "UBTI" means unrelated business taxable income.

        "Unaffiliated Representative" shall mean persons who are not Affiliates of, directly or indirectly, nor have a material business or professional relationship with, the Advisory Company. An indirect relationship shall include circumstances in which a member of the immediate family of a Managing Board Member has one of the foregoing relationships with the Advisory Company.

        "Uninterested Representative" shall mean a Managing Board Member who has no interest, either directly or through an Affiliate, in the Real Estate Investment or other transaction. In the case of a Real Estate Investment or other transaction in which the Advisory Company, a Member-Manager or an Affiliate thereof has an interest, or in which a Managing Board Member who is an Affiliate of the Advisory Company has an interest, "Uninterested Representative" shall mean an Unaffiliated Representative.

        "Unit" shall mean each $500,000 unit of a Class B Membership Interest subscribed to by a Class B Member.

                        APPENDIX A

                    OPERATING AGREEMENT

- -----------------------------------------------------------------------------







                                 [ LOGO ART ]









                      METROPOLITAN REALTY COMPANY, L.L.C.
                     A DELAWARE LIMITED LIABILITY COMPANY


                              OPERATING AGREEMENT








- -----------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----


ARTICLE I - ORGANIZATION..................................................  1

    1.1    Formation......................................................  1
    1.2    Name...........................................................  1
    1.3    Purpose........................................................  1
    1.4    Duration.......................................................  1
    1.5    Principal Place of Business, Registered Office
             and Resident Agent...........................................  1
    1.6    Title to Company Property......................................  2
    1.7    Intention for Company..........................................  2
    1.8    Definitions....................................................  2

ARTICLE II - BOOKS, RECORDS AND ACCOUNTING................................  2

    2.1    Books and Records..............................................  2
    2.2    Fiscal Year; Accounting........................................  3
    2.3    Bank Accounts..................................................  3
    2.4    Reports........................................................  3
    2.5    Tax Returns....................................................  3

ARTICLE III - MEMBERS AND MEETINGS OF MEMBERS.............................  3

    3.1    Classes of Members.............................................  3
    3.2    Membership Certificates........................................  4
    3.4    Meetings of Members............................................  5
    3.5    Notice of Meetings.............................................  5
    3.6    Record Dates...................................................  5
    3.7    List of Members................................................  5
    3.8    Quorum.........................................................  5
    3.9    Proxies........................................................  6
    3.10   Inspectors of Election.........................................  6
    3.11   Manner of Voting...............................................  6
    3.12   Consent........................................................  6

ARTICLE IV - CAPITAL CONTRIBUTIONS........................................  7

    4.1    Initial Class A Contributions and Members......................  7
    4.2    Class A Assets.................................................  7
    4.3    Class A Capital Accounts.......................................  7
    4.4    Class B Contributions and Members..............................  8

                               TABLE OF CONTENTS
                                  (Continued)

                                                                          Page
                                                                          ----

    4.5    Class B Assets.................................................  8
    4.6    Class B Capital Accounts.......................................  8
    4.7    Capital Accounts and Capital Contributions in General..........  9

ARTICLE V - ALLOCATIONS OF PROFITS AND LOSSES.............................  9

    5.1    Timing and Effect..............................................  9
    5.2    Allocation.....................................................  9
    5.3    Allocation In the Event of Section 754 Election................  9
    5.4    Special Tax Allocations........................................  9
    5.5    Regulatory and Curative Allocations............................ 10
    5.6    Adjustment to Allocations...................................... 11
    5.7    Required Ownership of Member-Managers. ........................ 11
    5.8    Allocation of Expenses......................................... 12

ARTICLE VI - DISTRIBUTIONS

    6.1    Distributions To Class A Members............................... 12
    6.2    Distributions To Class B Members............................... 13
    6.3    Distributions of Uninvested Class B Assets..................... 13
    6.4    Limitations on Distributions....................................13

ARTICLE VII - DISPOSITION OF MEMBERSHIP INTERESTS......................... 13

    7.1    General........................................................ 13
    7.2    Prohibited Dispositions........................................ 14
    7.3    Permitted Dispositions......................................... 14
    7.4    Admission of Substitute........................................ 14

ARTICLE VIII - MANAGEMENT................................................. 15

    8.1    Management of Business......................................... 15
    8.2    Managing Board................................................. 15
    8.3    General Powers of Managing Board............................... 17
    8.4    Limitations.................................................... 17
    8.5    Executive and Loan Committees.................................. 18
    8.6    Power and Authority of Committees.............................. 18
    8.7    Dissents....................................................... 20
    8.8    Compensation and Expense Reimbursement......................... 20

                               TABLE OF CONTENTS
                                  (Continued)

                                                                          Page
                                                                          ----

    8.9    Officers....................................................... 20
    8.10   Term of Office, Resignation and Removal........................ 21
    8.11   Vacancies...................................................... 21
    8.12   Authority...................................................... 21
    8.13   Compensation................................................... 21
    8.14   Chairman....................................................... 21
    8.15   Vice Chairman.................................................. 21
    8.16   President...................................................... 21
    8.17   Vice Presidents................................................ 21
    8.18   Secretary...................................................... 22
    8.19   Treasurer...................................................... 22
    8.20   Assistant Secretaries and Treasurers........................... 22
    8.21   Standard of Care............................................... 22
    8.22   Liability...................................................... 22
    8.23   Other Interests................................................ 22

ARTICLE IX - INVESTMENT OBJECTIVES AND POLICIES........................... 23

    9.1    Duties and Responsibilities; Investment Allocation............. 23
    9.2    Prohibited Investments and Activities.......................... 23
    9.3    Annual Review.................................................. 24
    9.4    Borrowing Policies............................................. 25
    9.5    Consideration for Realty....................................... 25
    9.6    Arrangements with Advisory Company............................. 25
    9.7    Conflicts of Interest.......................................... 26

ARTICLE X - INDEMNIFICATION............................................... 27

    10.1   Indemnification................................................ 27
    10.2   Certain Actions................................................ 27
    10.3   Expenses of Successful Defense................................. 28
    10.4   Determination that Indemnification is Proper................... 28
    10.5   Indemnification for Portion of Expenses........................ 29
    10.6   Expense Advances............................................... 29
    10.7   Indemnification of Employees and Agents of the Company......... 29
    10.8   Former Managing Board Members, Officers, Employees and Agents.. 29
    10.9   Insurance...................................................... 30
    10.10  Contract Right to Indemnity.................................... 30

                               TABLE OF CONTENTS
                                  (Continued)

                                                                          Page
                                                                          ----

    10.11  Exclusivity; Other Indemnification............................. 30
    10.12  Amendment or Deletion.......................................... 30

ARTICLE XI - DISSOLUTION, WINDING UP AND REDEMPTION....................... 30

    11.1   Dissolution.................................................... 30
    11.2   Winding Up..................................................... 30
    11.3   Redemption..................................................... 31
    11.4   Adjustments to Percentage Interests............................ 31

ARTICLE XII - MISCELLANEOUS PROVISIONS.................................... 31

    12.1   Counterparts................................................... 31
    12.2   Entire Agreement............................................... 31
    12.3   Severability................................................... 31
    12.4   Amendment...................................................... 31
    12.5   Power of Attorney.............................................. 32
    12.6   Notices........................................................ 32
    12.7   Binding Effect................................................. 33
    12.8   Governing Law.................................................. 33

ARTICLE XIII - DEFINITIONS................................................ 33

                              OPERATING AGREEMENT

                                      FOR

                      METROPOLITAN REALTY COMPANY, L.L.C.
                     A Delaware Limited Liability Company



        THIS OPERATING AGREEMENT is made as of _____________, 199 by Metropolitan Realty Company, L.L.C. (the "Company"), and the persons executing this Agreement as members of the Company and those persons who will hereafter be admitted as members (the "Members"), who agree as follows:


                                   ARTICLE I
                                 ORGANIZATION

        1.1 Formation. The Company has been organized as a Delaware limited liability company pursuant to the laws of the State of Delaware, including the Delaware Limited Liability Company Act, all as the same may be amended from time to time (all of such applicable law being hereinafter referred to as the "Limited Liability Company Law"), by the filing of a Certificate of Formation ("Certificate") with the Office of the Secretary of State of the State of Delaware as required by the Limited Liability Company Law. The Managing Board shall cause the execution, filing, and recording of all such other certificates and documents, including amendments to the Certificate of the Company, and shall do or cause to be done such other acts as may be appropriate to comply with all requirements for the formation, continuation, and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

        1.2 Name. The name of the Company will be Metropolitan Realty Company, L.L.C.. The Company may also conduct its business under one or more assumed names.

        1.3 Purpose. The purpose of the Company is to engage for a competitive profit in any activity within the purposes for which limited liability companies may be organized under the Limited Liability Company Law, and in particular to strengthen the economy in the Detroit metropolitan area by enabling developers, business owners and other qualified borrowers to create jobs, including, to the extent permitted by law, union jobs, by financing construction or rehabilitation projects. Where possible, the majority of the Company's investments shall be in the City of Detroit, with the balance being in the eight county metropolitan region constituting Southeast Michigan. The Company will have all the powers necessary or convenient to effect that purpose, including all powers granted by the Limited Liability Company Law.

        1.4 Duration. The Company will continue in existence for the period fixed in the Certificate for the duration of the Company or until the Company is sooner dissolved and its affairs wound up in accordance with the Limited Liability Company Law or this Agreement.

        1.5 Principal Place of Business, Registered Office and Resident Agent. The principal office of the Company shall be located at 535 Griswold, Suite 748, Detroit, Michigan 48226, or such other address as may be designated from time to time by the Managing Board. The Company shall have

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 2



an office at such other address(es) as may be designated from time to time by the Managing Board. The address of the office of the Company in the State of Delaware required to be maintained pursuant to the Limited Liability Company Law is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, or such other address as may be designated from time to time by the Managing Board. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, or such other agent and address as may be designated from time to time by the Managing Board. The name and address of the registered agent for service of process on the Company in the State of Michigan is F. Thomas Lewand, 100 Renaissance Center, 34th Floor, in the City of Detroit, County of Wayne, Michigan, or such other agent and address as may be designated from time to time by the Managing Board. If a resident agent resigns, the Company will promptly appoint a successor.

        1.6 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of a nominee.

        1.7 Intention for Company. The Members have formed the Company as a limited liability company under the Limited Liability Company Law. The Members specifically agree that, except for purposes of federal income tax classification, the Company will not be a partnership (including a limited partnership) or any other venture, but a limited liability company under the Limited Liability Company Law. Except for purposes of federal income tax classification, no Member or Managing Board Member will be construed to be a partner in the Company or a partner of any other Member or person; and the Certificate, and this Agreement and the relationship it creates, will not be construed to suggest otherwise.

        1.8 Definitions. Certain capitalized terms used in this Agreement are defined in Article XIII.


                                  ARTICLE II
                         BOOKS, RECORDS AND ACCOUNTING

        2.1 Books and Records. The Company will maintain at its principal office complete and accurate books of account and records of the Company's business and affairs as required by the Limited Liability Company Law, and showing by class of Membership Interest the assets, liabilities, costs, expenditures, receipts, profits and losses of the Company, and which books of account and records shall include provision for separate Capital Accounts by class of Membership Interest for the Members and for each Member within a class, and shall provide for such other matters and information as a Member shall reasonably request, together with copies of all documents executed on behalf of the Company. Each Member and its representatives, duly authorized in writing, shall have the right to inspect and examine, at all reasonable times, at the Company's principal office, all such books of account, records, and documents. The Managing Board shall appoint a firm of certified public accountants to audit the Company's annual financial statements.

METROPOLITAN REALTY COMPANY, L.L.C.                                     Page 3




        2.2 Fiscal Year; Accounting. The Company's fiscal year will be the calendar year. The Company shall follow generally accepted accounting principles and use the accrual method of accounting in preparation of its financial statements and the appropriate tax method in preparation of its tax returns.

        2.3 Bank Accounts. One or more accounts in the name of the Company shall be maintained in such bank or banks as the Managing Board may from time to time select. Any checks of the Company may be signed by any person(s) designated, from time to time, by the Managing Board.

        2.4 Reports. The Managing Board will provide reports concerning the financial condition and results of operation of the Company and the Capital Accounts of the Members to the Members as required by applicable law and otherwise in the time, manner, and form as the Managing Board determines. The Managing Board will at a minimum provide annual financial statements audited by the Company's accountant. Each annual report will include a statement by class of Membership Interest of each Member's share of profits and other items of income, gain, loss, deduction and credit, and will be prepared and delivered as soon as practicable after the end of the period to which it pertains.

        2.5 Tax Returns. As soon as practicable after the end of each fiscal year, the Company shall cause to be prepared and transmitted to the Members federal and appropriate state and local Partnership Income Tax Schedules "K-1," or any substitute therefor, with respect to such fiscal year on appropriate forms prescribed.


                                  ARTICLE III
                        MEMBERS AND MEETINGS OF MEMBERS

        3.1    Classes of Members.

               (a) The Company shall have two classes of Members, Class A Members and Class B Members. Each such class of Members shall have equal rights, powers and duties, except as otherwise provided in this Agreement. Class A Membership Interests shall be issued to shareholders of the Corporation pursuant to that certain Agreement and Plan of Reorganization entered into between the Company and the Corporation. Except as otherwise provided in this Section 3.1(a), no additional Class A Membership Interests shall thereafter be issued by the Company at any time. Class B Membership Interests shall be issued pursuant to the Company's Form S-11 registration statement filed by the Company under the Securities Act of 1933, as amended (Registration No. 33-99696). Except as otherwise provided in this Section 3.1(a), no additional Class B Membership Interests shall thereafter be issued by the Company. Notwithstanding any contrary provision of this Agreement, the Company shall do or cause to be done whatever is required so that the Class A and Class B Membership Interests shall be "Publicly-offered Securities" within the meaning of Section 2510.3-101 of the Department of Labor Regulations, 29 CFR section 2510.3-101, as amended, or any successor provision. The Managing Board may, in its discretion, in order to comply with the foregoing requirement, issue for such consideration as it may determine (including by gift)

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 4



Class A Membership Interests and/or Class B Membership Interests to such persons and in such Percentage Interests as it may determine.

               (b) Notwithstanding any contrary provision of this Agreement, the Managing Board may from time to time, without the vote or approval of any Member or class or group of Members, amend this Agreement to provide for additional classes or groups of Members having such relative rights, powers and duties as may be established, excluding rights, powers and duties senior to existing classes and groups of Members with respect to the assets of the Company attributable to such classes and groups, and to grant to all or certain identified Members or a specified class or group of the Members the right to vote separately or with all or any class or group of the Members, on any matter. Voting by such Members may be on a per capita, number, financial interest, class group or any other basis.

        3.2    Membership Certificates.

               (a) Every holder of a Membership Interest in the Company shall be entitled to have a certificate signed, in the name of the Company (i) by the Chairman, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the Membership Interest owned by him in the Company.

               (b) Where a certificate is countersigned by (i) a transfer agent other than the Company or its employee, or (ii) a registrar other than the Company or its employee, any other signature on the certificate may be a facsimile. In any case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

               (c) The Managing Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Managing Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

               (d) Membership Interests of the Company shall be transferable in the manner prescribed by law and in this Agreement. Transfers of Membership Interests shall be made on the books of the Company only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

        3.3 Place of Meetings. All meetings of Members shall be held at the principal office of the Company or at such other place as shall be determined by the Managing Board and stated in the notice of meeting.

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 5




        3.4 Meetings of Members. Meetings of all Members or of a class or classes of Members may be called by the Managing Board, the Executive Committee or by the Chairman of the Managing Board (if such office is filled), and shall be called upon the written request to the Managing Board of Members holding in the aggregate at least ten percent (10%) of the Total Percentage Interests of the Company or of the Percentage Interests of the applicable class or classes. The request shall state the purpose or purposes for which the meeting is to be called.

        3.5 Notice of Meetings. In the case of a meeting requested by Members holding at least ten percent (10%) in the aggregate of the Total Percentage Interests of the Company, the notice shall be delivered to the Members of the Company or class of Members, as applicable, within 10 business days of receipt of such request. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of Members or class or classes of Members shall be given not less than 10 nor more than 60 days before the date of the meeting to each Member or Member of such applicable class or classes, either personally or by mailing such notice to its last address as it appears on the books of the Company. No notice need be given of an adjourned meeting provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each applicable Member of record on the new record date entitled to notice as provided in this Agreement.

        3.6 Record Dates. The Managing Board or the Chairman of the Managing Board (if such office is filled) may fix in advance a date as the record date for the purpose of determining Members entitled to notice of and to vote at a meeting of Members or class or classes of Members or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining Members entitled to receive payment of a distribution or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 20 days before the date of the meeting, nor more than 60 days before any other action. In such case only such Members as shall be Members of record, or Members of record of an applicable class or classes, on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such distribution or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any Membership Interests on the books of the Company, or otherwise, after any such record date. Nothing in this Agreement shall affect the rights of a Member and its transferee or transferor as between themselves.

        3.7 List of Members. The Secretary of the Company or the agent of the Company having charge of the transfer records for Membership Interests of the Company shall make and certify a complete list of the Members entitled to vote at a Members' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the Percentage Interest of, each Member; shall be produced at the time and place of the meeting; shall be subject to inspection by any Member during the whole time of the meeting; and shall be prima facie evidence as to who are the Members entitled to examine the list or vote at the meeting.

        3.8 Quorum. Unless a greater or lesser quorum is required in the Certificate or by the Limited Liability Company Law, the Members present at a meeting in person or by proxy who, as

METROPOLITAN REALTY COMPANY, L.L.C.                                     Page 6



of the record date for such meeting, were holders of a majority of the Total Percentage Interests of the Company entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of Members may be adjourned by a vote of the Membership Interests present in person or by proxy. The holders of a class or series of Membership Interests may vote separately on any item of business which does not materially affect any other class or series, and as otherwise provided in this Agreement, and in such event this Section 3.7 shall be applied in determining the presence of a quorum of such class or series for transaction of such item of business.

        3.9 Proxies. A Member entitled to vote at a meeting of Members or to express consent or dissent without a meeting may authorize other persons to act for it by proxy. A proxy shall be signed by the Member or its authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the Member executing it except as otherwise provided by the Limited Liability Company Law.

        3.10 Inspectors of Election. The Managing Board, in advance of a Members' meeting, may, and on request of a Member entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Managing Board in advance of the meeting or at the meeting by the person presiding thereat. If appointed, the inspectors shall determine the Total Percentage Interests represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members. On request of the person presiding at the meeting or a Member entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

        3.11 Manner of Voting. Votes shall be cast in writing, signed by the Member or its proxy. When an action is to be taken by a vote of the Members, it shall be authorized by the affirmative vote of the holders of a majority of the Total Percentage Interests entitled to vote thereon, unless a greater plurality is required by the Certificate or by the Limited Liability Company Law. When the holders of a class or series of Membership Interests are entitled to vote separately on an item of business, this Section 3.10 applies with respect to the Percentage Interests of such class or series for transaction of such item of business.

        3.12 Consent. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by all of the Members entitled to vote with respect to such matter. Each written consent will bear the date and signature of each Member who signs the consent.

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 7


                                  ARTICLE IV
                             CAPITAL CONTRIBUTIONS

        4.1 Initial Class A Contributions and Members. Concurrently with the execution of this Agreement, the Company and the Corporation have entered into that certain Agreement and Plan of Reorganization, whereby all of the assets of the Corporation, subject to its liabilities, have been contributed to the Company as the Capital Contribution of the Class A Members.

        4.2 Class A Assets. The Class A Assets shall consist of the Capital Contribution of the Class A Members, together with all additions, attachments, accretions, accessions, mutations, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind, products, or proceeds of or pertaining to any of the foregoing. The Company shall establish and maintain a separate bookkeeping account for the Class A Assets.

        4.3    Class A Capital Accounts.

               (a) The Company shall establish and maintain a separate capital account for each Class A Member ("Class A Capital Account"), including a substituted Class A Member who shall pursuant to the provisions hereof acquire a Class A Membership Interest, which Class A Capital Account shall be:

                    (i) credited with such Class A Member's share, determined in accordance with its Percentage Interest, of the Class A Assets, consisting of the amount of cash and the initial Gross Asset Value (net of liabilities secured by such contributed property that the Company assumes or takes subject to) of any other property which is part of the Class A Assets, such Class A Member's distributive share of Profits, and any items in the nature of income or gain that are specially allocated to such Class A Member (other than pursuant to Section 5.4 hereof), and

                   (ii) debited with the amount of cash and the Gross Asset Value (net of liabilities secured by such distributed property that such Class A Member assumes or takes subject to) of any property distributed to such Class A Member pursuant to any provision of this Agreement, such Class A Member's distributive share of Losses, such Class A Member's share, determined in accordance with its Percentage Interest, of any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and any items in the nature of expenses or losses that are specially allocated to such Class A Member (other than pursuant to Section 5.4 hereof).

               (b) This definition of Class A Capital Account and the other provisions in this Agreement relating to the maintenance of Class A Capital Accounts are intended to comply with Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with those Regulation Sections, and in the event of any conflict, those Regulation Sections shall prevail.

METROPOLITAN REALTY COMPANY, L.L.C.                                     Page 8




        4.4 Class B Contributions and Members. The Company intends to issue and sell in a public offering pursuant to a Form S-11 registration statement under the Securities Act of 1933 as amended, not less than $25,000,000 nor more than $50,000,000 in Class B Membership Interests and to admit as Class B Members the persons who contribute cash to the capital of the Company for such Class B Membership Interests. Class B Membership Interests shall be issued in Units of $500,000 each (a "Unit"). A minimum of 50 Units and a maximum of 100 Units shall be issued pursuant to said registration statement.

        4.5 Class B Assets. The Class B Assets shall consist of the Capital Contributions of the Class B Members, together with all additions, attachments, accretions, accessions, mutations, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind, products, or proceeds of or pertaining to any of the foregoing. The Company shall establish and maintain a separate bookkeeping account for the Class B Assets.

        4.6    Class B Capital Accounts.

               (a) The Company shall establish and maintain a separate capital account for each Class B Member ("Class B Capital Account"), including a substituted Class B Member who shall pursuant to the provisions hereof acquire a Class B Membership Interest, which Class B Capital Account shall be:

                    (i) credited with such Class B Member's share, determined in accordance with its Percentage Interest, of the Class B Assets, consisting of the amount of cash and the initial Gross Asset Value (net of liabilities secured by such contributed property that the Company assumes or takes subject to) of any other property which is part of the Class B Assets, such Class B Member's distributive share of Profits, and any items in the nature of income or gain that are specially allocated to such Class B Member (other than pursuant to Section 5.4 hereof), and

                   (ii) debited with the amount of cash and the Gross Asset Value (net of liabilities secured by such distributed property that such Class B Member assumes or takes subject to) of any property distributed to such Class B Member pursuant to any provision of this Agreement, such Class B Member's distributive share of Losses, such Class B Member's share, determined in accordance with its Percentage Interest, of any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and any items in the nature of expenses or losses that are specially allocated to such Class B Member (other than pursuant to Section 5.4 hereof).

               (b) This definition of Class B Capital Account and the other provisions in this Agreement relating to the maintenance of Class B Capital Accounts are intended to comply with Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with those Regulation Sections, and in the event of any conflict, those Regulation Sections shall prevail.

METROPOLITAN REALTY COMPANY, L.L.C.                                     Page 9




        4.7    Capital Accounts and Capital Contributions in General.

               (a) In the event that a Member's Membership Interest or a portion thereof is transferred in accordance with the provisions of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Membership Interest or portion thereof so transferred.

               (b) Except as otherwise provided in this Agreement, (i) no interest will accrue on any Capital Contribution or on the positive balance, if any, in any Capital Account, (ii) no Member will have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution, or to receive any distributions from the Company, (iii) no Member shall be required to make any contribution to the capital of, or any loan to, the Company, and (iv) no Member shall have any liability for the return of any other Member's Capital Account or Capital Contributions.

               (c) Anything to the contrary in this Agreement notwithstanding, Member- Managers in the aggregate must maintain throughout the entire existence of the Company a minimum Capital Account balance equal to the lesser of (i) one (1) percent of the total positive Capital Account balances, or (ii) $500,000.


                                   ARTICLE V
                       ALLOCATIONS OF PROFITS AND LOSSES

        5.1    Timing and Effect. Except as otherwise provided in this
Article V, Profits and Losses shall be allocated to the Members for any fiscal year in a manner so as to comply with the requirements of Regulation Section 1.704-1(b)(2)(iv).

        5.2 Allocation. Profits and Losses will be allocated to the Members of each respective class or series in proportion to their Percentage Interests of such class or series. Public Offering Expenses and Restructuring Expenses will be allocated in accordance with Section 5.8.

        5.3 Allocation In the Event of Section 754 Election. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code
Section 734(b) or Code Section 743(b) is required pursuant to Regulation
Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of that adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), then that gain or loss shall be specially allocated to the Members of the applicable class in the manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Regulation.

        5.4    Special Tax Allocations.

               (a) Contributed Property. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the assets of a particular class of the Company shall, solely for tax purposes, be allocated among

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 10



the Members of the applicable class so that a contributing Member, to the maximum extent possible, recognizes the variation, if any, between the Adjusted Basis and the initial Gross Asset Value of the property contributed by that Member.

               (b) Adjusted Property. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to that asset shall take into account any variation between the Gross Asset Value of that asset before such adjustment and its Gross Asset Value after such adjustment in the same manner as the variation between Adjusted Basis and Gross Asset Value is taken into account under Section 5.4(a) with respect to contributed property, and such variation shall be allocated in accordance with the principles of Regulation Section 1.704-1(b)(2)(iv)(f).

               (c) Recapture of Deductions and Credits. If any "recapture" of deductions or credits previously claimed by the Company is required under the Code upon the sale or other taxable disposition of any property, those recaptured deductions or credits shall, to the extent possible, be allocated to the Members of the applicable class pro rata in the same manner that the deductions and credits giving rise to the recapture items were originally allocated using the "first-in, first-out" method of accounting; provided, however, that this Section 5.4(c) shall only affect the characterization of income allocated among the Members for tax purposes.

        5.5    Regulatory and Curative Allocations.

               (a) Qualified Income Offset. In the event any Member unexpectedly receives any adjustment, allocation or distribution described in Regulation Sections 1.704-1(b)(2)(ii)(d) (4), (5) or (6), items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of that Member as quickly as possible.

               (b) Gross Income Allocation. In the event that any Member has a deficit Capital Account at the end of any Company fiscal year that is in excess of the sum of (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Regulation Sections 1.704-2(g)(1) and
(i)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.5(b) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been made as if Sections 5.5(a) and 5.5(b) were not in the Agreement.

               (c) Minimum Gain Chargeback. To the extent required under Regulation Section 1.704-2(f), if there is a net decrease in the Minimum Gain during any fiscal year, each Member shall be allocated, before any other allocation of Company items for such taxable year, items of income and gain for such year (and, if necessary, subsequent years), in proportion to, and to the extent of, an amount equal to the portion of such Member's share of such net decrease in Minimum Gain as determined under Regulation Section 1.704-2(g). The items so allocated shall be determined in accordance with Regulation Section 1.704-2(j)(2)(i). This Section 5.5(c) is intended to comply with

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 11



the minimum gain chargeback requirements of the Regulations and shall be interpreted consistently therewith.

               (d) Member Minimum Gain Chargeback. To the extent required under Regulation Section 1.704-2(i), if there is a net decrease in minimum gain attributable to Member nonrecourse debt during a Company taxable year, any Member with a share of that Member nonrecourse debt minimum gain (determined under Regulation Section 1.704-2(i)(5)) as of the beginning of the year must be allocated items of income and gain for the year (and if necessary, for subsequent years) equal to that Member's share of the net decrease in the Member nonrecourse debt minimum gain. A Member's share of the net decrease in Member nonrecourse debt minimum gain is determined in a manner consistent with the provisions of Regulation Section 1.704-2(i)(5). The items so allocated shall be determined in accordance with Regulation Section 1.704-2(j)(2)(ii). This Section 5.5(d) is intended to comply with the minimum gain chargeback requirements of the Regulations and shall be interpreted consistently therewith.

               (e) Curative Allocation. The allocations set forth in Sections 5.5(a), (b), (c) and (d) (the "Regulatory Allocations") are intended to comply with certain requirements of Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

        5.6 Adjustment to Allocations. It is the intention of the Members that the Profit or Loss for each fiscal year will be allocated to the Members in such a manner that would cause each Member's "Adjusted Capital Account Balance" to equal the amount that would be distributed to such Member pursuant to Section 11.2 upon a hypothetical liquidation of the Company. For purposes of this Section 5.6, the "Adjusted Capital Account Balance" of a Member equals the balance of such Member's Capital Account at the end of the fiscal year increased by any amount which the Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and
(i)(5). In determining the amounts distributable to the Members under Section
11.2 upon a hypothetical liquidation, it shall be presumed that (i) all of the Company's assets would be sold at their Gross Asset Value, (ii) payments to any holder of a nonrecourse debt would be limited to the Gross Asset Value of the assets secured by repayment of such debt, and (iii) the proceeds of such hypothetical sale would be applied and distributed in accordance with Section
11.2. If, upon the advice of the public accounting firm retained to prepare the income tax returns of the Company, it is determined that the intentions set forth in this Section 5.6 are not being met by the allocations in Sections
5.1 and 5.2, the Members shall make such allocations of Profit or Loss, or items of income, gain, loss, or deduction comprising such Profit or Loss, as necessary to achieve the intention set forth in this Agreement.

        5.7 Required Ownership of Member-Managers. Anything to the contrary in this Agreement notwithstanding, Member-Managers in the aggregate must own at least a one (1) percent interest in each material item of the Company's income, gain, loss, deduction or credit during the Company's entire existence.

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 12




        5.8    Allocation of Expenses.

               (a) Class A Assets shall be used and applied solely for the benefit of the Class A Members. Except to the extent required by applicable law, Class A Assets shall be used only to pay Class A Expenses, and the Restructuring Expenses, and the allocable share of General Expenses.

               (b) Class B Assets shall be used and applied solely for the benefit of the Class B Members. Except to the extent required by applicable law, Class B Assets shall be used only to pay Class B Expenses, and the Restructuring Expenses, and the allocable share of General Expenses.


                                  ARTICLE VI
                                 DISTRIBUTIONS

        6.1    Distributions To Class A Members.

               (a) Class A Cash Income. Subject to the provisions of Section 6.4, the Company shall make distributions of its Class A Cash Income to its Class A Members from time to time, as follows. The Class A Members shall receive a distribution of 100% of Class A Cash Income, pro rata based on their Class A Percentage Interests. This amount shall be paid (i) within 90 days after and as of the end of the Company's first fiscal year, and each fiscal year thereafter, and (ii) within 90 days after and as of the end of each of the Company's fiscal quarters commencing with the first fiscal quarter ending in 1996, and each fiscal quarter thereafter (other than the last fiscal quarter of each year).

               (b) Uninvested Cash and Class A Return. Subject to the provisions of Section 6.4, each Class A Member may (but shall not be required to) elect to receive annual distributions of its pro rata share of uninvested cash or cash equivalents and Class A Return each fiscal year.
Distributions of Class A Return will be made as follows:

             (i) prior to January 1, 2001, the Company may, at its sole option, reinvest any Class A Return; and

            (ii) commencing with the fiscal year beginning January 1, 2001, a Class A Member may elect with respect to a fiscal year to receive its pro rata share of (x) the Class A Return with respect to such fiscal year, and (y) any cash or cash equivalents which are part of the Class A Assets. Any part of the Class A Assets which is not distributed pursuant to the foregoing may, at the option of the Company, be reinvested in Real Estate Investments, and pending such reinvestment, shall be invested by the Company as permitted under the terms of this Agreement.

The election described in clause (ii) above must be made in writing by the electing Class A Member, and must be received by the Company by the November 1 preceding the fiscal year for which such election is to be effective. By way of example, an election by a Class A Member to receive a distribution of the Class A Return with respect to the fiscal year beginning January 1,

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 13




2001 must be received by the Company by November 1, 2000. The number of elections which a Class A Member may make shall be unlimited; provided, however, that an election will be effective only with respect to the fiscal year for which such election was made. An amount to be paid pursuant to this
Section 6.1(b) shall be paid within days after and as of the end of the Company's fiscal year in which such amount became distributable.

        6.2    Distributions To Class B Members.

               (a) Class B Cash Income. Subject to the provisions of Section 6.4, the Company shall make distributions of its Class B Cash Income to its Class B Members from time to time, as follows.

               (b) Class B Return. Subject to the provisions of Section 6.4, the Company shall make distributions of its Class B Return to its Class B Members from time to time, as follows. The amount of the Class B Return shall be paid within 90 days after and as of the end of each of the Company's fiscal years, commencing after the Company's fiscal year beginning January 1, 2000.

        6.3    Distributions of Uninvested Class B Assets.

        Subject to the provisions of Section 6.4, all cash or cash equivalents which constitute part of the Class B Assets which have not been invested in Real Estate Investments by December 31, 1999 shall be distributed to the Class B Members, pro rata based on their Class B Percentage Interests within days after and as of the end of such year.

        6.4 Limitations on Distributions. The distributions to be made pursuant to this Article VI are subject to the limitations of this Section
6.4. Distributions may be made only if the Managing Board determines in its reasonable judgment that the Company has sufficient cash on hand exceeding the current and the anticipated needs of the Company to fulfill its business purposes (including needs for operating expenses, debt service to third parties, acquisitions, reserves, and mandatory distributions, if any). Distributions will be made in cash. No distribution will be declared or made if, after giving it effect, the Company would not be able to pay its debts as they become due in the usual course of business or the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members on dissolution that are superior to the rights of the Members receiving the distribution.

                                  ARTICLE VII
                      DISPOSITION OF MEMBERSHIP INTERESTS

        7.1 General. Every sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other disposition of any Membership Interest will be made only in compliance with this Article VII. No Membership Interest will be disposed of unless and until:

               (a) such instruments as may be required by the Limited Liability Company Law or other applicable law or to effect the continuation of the Company and the Company's ownership of its properties are executed and delivered and/or filed;

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 14




               (b) the instrument of assignment binds the assignee to all of the terms and conditions of this Agreement, and all amendments thereto, as if the assignee were a signatory party hereto; and

               (c) the instrument of assignment is manually signed by the assignee and assignor and is otherwise acceptable in form and substance to the Managing Board.

        7.2 Prohibited Dispositions. Any attempted sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other disposition of any Membership Interest will be null and void if it is not made in compliance with this Article VII or:

               (a) if the disposition would cause a termination of the Company under the Code;

               (b) if the disposition would, in the opinion of tax counsel to the Company, jeopardize the status of the Company as a partnership for federal income tax purposes; or

               (c) if the disposition would not be in compliance with any and all state and federal securities laws and regulations.

        7.3 Permitted Dispositions. Subject to applicable law, and the provisions of this Article VII, a Member may assign its Membership Interest in the Company in whole or in part. The assignment of a Membership Interest does not itself entitle the assignee to participate in the management and affairs of the Company or to become a Member. Such assignee is entitled only to receive, to the extent assigned, the distributions to which the assigning Member would otherwise be entitled.

        7.4    Admission of Substitute.

               (a) An assignee of a Transferable Membership Interest pursuant to an assignment permitted in this Agreement shall, subject to the provisions of this Article VII, be admitted as a member in the Company in the place and stead of the assignor Member in respect of the Membership Interest acquired from the assignor Member and shall have all of the rights, powers, obligations, and liabilities, and be subject to all of the restrictions, of the assignor Member, including, without limitation, but without release of the assignor Member, the liability of the assignor Member for any existing unperformed obligations of the assignor Member.

               (b) An assignee of a Restricted Membership Interest pursuant to an assignment permitted in this Agreement shall, subject to the provisions of this Article VII, and with the consent of not less than a majority of the non-transferring Member-Managers, be admitted as a member in the Company in the place and stead of the assignor Member in respect of the Membership Interest acquired from the assignor Member and shall have all of the rights, powers, obligations, and liabilities, and be subject to all of the restrictions, of the assignor Member, including, without limitation, but without release of the assignor Member, the liability of the assignor Member for any existing unperformed obligations of the assignor Member.

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 15




               (c) If admitted, the substitute Member has, to the extent assigned, all of the rights and powers and is subject to all of the restrictions and liabilities of a Member of its class.

               (d) No persons will be admitted as additional Members of any class.


                                 ARTICLE VIII
                                  MANAGEMENT

        8.1 Management of Business. The business and affairs of the Company shall be managed by its Members-Managers through the Managing Board. The Member-Managers are (a) those Members with a Total Percentage Interest of at least the Minimum Percentage and (b) to the extent not previously taken into account, those Class A Members (but excluding their assignees) which held sufficient shares of the Corporation's common stock immediately prior to the initial Capital Contribution of the Class A Members to elect at least one director at an annual meeting of the shareholders of the Corporation, and in either case which have not declined in writing to serve as Member-Managers. The Member-Managers hereby delegate to the Managing Board all of their rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company, and to delegate by a management agreement or another agreement with, or otherwise to, other persons. No Member, in its individual capacity, shall have the power or authority to legally bind the Company, except as otherwise provided herein.

        8.2    Managing Board.

               (a) Number and Eligibility. Each Member-Manager shall be entitled, but shall not be required, to appoint the greater of one (1) Managing Board Member to the Managing Board or that number obtained by dividing such Member-Manager's Total Percentage Interest by the Minimum Percentage, rounded down to the nearest whole number. By way of example, if the Minimum Percentage is two and one-half percent (2.5%), a Member-Manager with a Total Percentage Interest of seven percent (7.0%) may appoint two Managing Board Members to the Managing Board. In the event the Managing Board Members appointed by the Member- Managers do not represent 100% of the Total Percentage Interests, whether because a Member- Manager has declined to appoint a Managing Board Member or otherwise, the Managing Board may appoint one (1) at large Managing Board Member for each full Minimum Percentage of the Membership Interests which would otherwise be unrepresented on the Managing Board. The Managing Board shall consist of that number of Managing Board Members appointed from time to time pursuant to the terms hereof by the Member-Managers of the Company and the Managing Board, but in no event shall the number of Managing Board Members be fewer than three (3) or greater than forty (40). In the event that fewer than three (3) Managing Board Members have been appointed by the Member-Managers, each of the Managing Board Members, in order of their Total Percentage Interests beginning with the largest Total Percentage Interest, will be given the opportunity to appoint one Managing Board Member, until the Managing Board consists of three Managing Board Members. A Managing Board Member may resign by written notice to the Company. The resignation is effective upon its receipt by the Company or a subsequent time as set forth in the notice of resignation.A Member-Manager may at any time upon written notice to the Managing Board replace a Member Representative appointed by it, or fill an opening on the Managing Board (i) which exists because it did not appoint

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 16




the full number of Member Representatives to which it is entitled (in which event the Managing Board shall remove the corresponding number of at large Managing Board Members, to the extent necessary to reduce the number of Managing Board Members to forty (40)), (ii) which was created by the death, resignation or removal by such Member-Manager of a Managing Board Member previously appointed by such Member-Manager, or (iii) which was created by an increase in such Member-Manager's Total Percentage Interest. A person is not eligible to be a Managing Board Member if such person serves as a trustee of an employee benefit plan that owns any of the Company's Membership Interests. A Managing Board Member need not be a resident of Michigan or a Member of the Company.

               (b) Removals. Upon the reduction by any Member-Manager of its Total Percentage Interest to the extent that it no longer has a Total Percentage Interest sufficient to appoint as many Managing Board Members as it had appointed in accordance with Section 8.2(a) above, there shall be an immediate and corresponding removal of from the Managing Board of that number of Managing Board Members such Member-Manager no longer has the ability to elect. The person(s) to be removed shall be determined by such Member-Manager and in the event it shall fail to do so, by the action of the Managing Board.

               (c) Composition and Affiliation. A majority of the Managing Board Members shall at all times be persons who are not Affiliates of, directly or indirectly, nor have a material business or professional relationship with, the Advisory Company ("Unaffiliated Representative"). An indirect relationship shall include circumstances in which a member of the immediate family of a Managing Board Member has one of the foregoing relationships with the Advisory Company. No person may be appointed as a Managing Board Member if, after such appointment, the requirements of this
Section 8.2(c) would not be met.

               (d) Annual Meeting. The Managing Board shall meet each year on a business day during the fifth or sixth calendar month after the end of the Company's fiscal year, on a date, at a time and at a location to be fixed by the Managing Board, for the purpose of appointing officers, employees and agents of the Company and consideration of such business that may properly come before the meeting; provided, that if less than a majority of the Managing Board Members appear for an annual meeting of the Managing Board the holding of such annual meeting shall not be required, and the matters which might have been taken up therein may be taken up at any later annual or special meeting or by written consent. Special meetings of the Managing Board may be called by the Chairman of the Managing Board (if such office is filled) or any member of the Executive Committee and shall be called by the Chairman upon the written request of any two Managing Board Members.

               (e) Notices. No notice shall be required for annual or regular meetings of Managing Board or for adjourned meetings, whether regular or special. Three days' written notice shall be given for special meetings of the Managing Board, and such notice shall state the time, place and purpose or purposes of the meeting.

               (f) Quorum and Voting. A majority of the Managing Board Members then in office (including a majority of the Unaffiliated Representatives) constitutes a quorum for the transaction of business. Each Managing Board Member shall be entitled to one vote. The vote of a majority of the

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 17



Managing Board Members present at any meeting at which there is a quorum shall be the acts of the Managing Board, except as a larger vote may be required by the Limited Liability Company Law.

               (g) Participation via Telecommunications Equipment. A member of the Managing Board or of a committee designated by the Managing Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

        8.3 General Powers of Managing Board. Except as may otherwise be provided in this Agreement, the ordinary and usual decisions concerning the business and affairs of the Company will be made by the Managing Board. The Managing Board has the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company, including, without limitation, the power to: (a) make Mortgage Loans; (b) purchase, lease or otherwise acquire any real or personal property; (c) sell, convey, mortgage, grant a security interest in, pledge, lease, exchange, or otherwise dispose or encumber any real or personal property; (d) open one or more depository accounts and make deposits into and checks and withdrawals against such accounts; (e) borrow money, incur liabilities, and other obligations; (f) enter into agreements and execute contracts, documents, and instruments; (g) engage employees and agents, define their duties, and establish their compensation or remuneration; (h) obtain insurance covering the business and affairs of the Company and its property and its employees and agents; and (i) prosecute or defend any proceeding in the Company's name.

        8.4 Limitations. Notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, no act will be taken, sum expended, decision made, obligation incurred, or power exercised by the Managing Board or any officer on behalf of the Company except by the affirmative vote of Members holding at least 66 2/3% of the Total Percentage Interests, based upon each Member's Total Percentage Interests as of the end of the Company's most recent fiscal __________, with respect to (a) the adoption of an agreement of merger or consolidation; (b) the sale, lease or exchange of all or substantially all of the Company's property and assets; (c) the dissolution of the Company or revocation of a dissolution, provided, that the Managing Board shall have the power to liquidate the assets attributable to a particular class or series and to distribute such assets in accordance with Section 11.1 upon a determination by the Managing Board that it is no longer in the best interest of the Company or the Members of such class or series to maintain such class or series; (d) any amendment or restatement of the Certificate or this Agreement, unless required, in the opinion of tax counsel to the Company, to permit the Company to be taxed as a partnership for federal income tax purposes, and except as provided in Section 3.1(b) of this Agreement; (e) any matter other than a distribution of Class A Return or Class B Return to Members in the ordinary course of the Company's business character of the Company's capital; (f) any change in the character of the business and affairs of the Company; (g) the commission of any act that would make it impossible for the Company to carry on its ordinary business and affairs; or (h) any act that would contravene any provision of the Certificate, this Agreement, or the Limited Liability Company Law.

        In the event any of the foregoing actions shall materially affect less than all of the Company's classes or series of Membership Interests, the holders of such affected classes or series shall be

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 18



pursuant to this Agreement which could result in a change in the amount or entitled to vote separately on such an item of business. The voting as a class or series shall be in addition to any other vote required by this Agreement.

        8.5 Executive and Loan Committees. The Managing Board shall appoint an Executive Committee and a Loan Committee as follows:

               (a) Loan Committee. The Loan Committee shall be comprised of nine (9) regular members (a majority of whom shall be Unaffiliated Representatives) and three (3) alternate members (a majority of whom shall be Unaffiliated Representatives). The regular and alternate members of the Loan Committee shall be selected by the Managing Board as a whole from among its number.

               (b) Executive Committee. The Executive Committee shall be comprised of seven (7) members, a majority of whom shall be Unaffiliated Representatives, to be selected by the Managing Board as a whole from among its number.

               (c) Exclusivity. No Managing Board Member may serve as a regular member on both the Executive Committee and on the Loan Committee. Members of the Executive Committee may serve as alternate members of the Loan Committee.

               (d) Removals and Vacancies. Upon the reduction by any Member-Manager of its Total Percentage Interest to the extent that it no longer has a Total Percentage Interest sufficient to appoint as many Managing Board Members as it had appointed in accordance with Section 8.2(a) above, there shall be an immediate and corresponding removal of any member of the Executive Committee or of the Loan Committee who was so appointed by such Member- Manager as a Managing Board Member and subsequently selected as a member of the Executive Committee or of the Loan Committee pursuant to subsection (a) above or (b) above, respectively, on the basis of one (1) committee member for each one (1) Managing Board Member such Member-Manager no longer has the ability to elect. Any vacancy occurring in the membership of the Executive Committee or of the Loan Committee as a result of such a removal or otherwise shall be filled by the action of the Managing Board of the Company, as a whole.

        8.6    Power and Authority of Committees.

               (a) Executive Committee. The Executive Committee shall exercise all power and authority of the Managing Board in the management of the business and affairs of the Company, except that the Executive Committee shall not have power or authority to take any action or recommend to any Members that any action be taken which requires approval of any Members pursuant to this Agreement.

               (b) Loan Committee. The Loan Committee shall have such power and authority as the Managing Board shall from time to time delegate to it.

               (c) Audit Committee. The Managing Board shall, through nominations made by the Chairman with approval by resolution passed by a majority of the whole Managing Board, appoint from among its members an Audit Committee composed of three (3) or more Managing Board Members. All members of the Audit Committee shall be composed of Unaffiliated Representatives.

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 19



The duties of the Audit Committee shall include, in addition to any other duties approved by the Managing Board: (i) recommending independent auditors to the Company; (ii) reviewing with the Company's independent auditors the scope of the audit, audit fees, the report of audit and the management letter;
(iii) reviewing with management and the independent auditors the financial statements for the year; (iv) reviewing and approving non-audit services by the independent auditors; and (v) consulting with the independent auditors and, if necessary, with internal financial personnel of the Advisory Company, with regard to the adequacy of internal controls.

               (d) Other Committees. The Managing Board from time to time may, through nominations made by the Chairman and through approval by resolution passed by a majority of the whole Managing Board, appoint such other committees of one or more Managing Board Members and one or more persons who are not Managing Board Members to have such authority as shall be specified by the Managing Board in the resolution making such appointments including, without limitation, the authority to advise and make recommendations to the Managing Board, the Executive Committee or other committees concerning actions to be taken by such committees in connection with their responsibilities and obligations to the Company, provided that the majority of the members of each such committee shall be Unaffiliated Representatives.

               (e) Alternate Members. A member of any committee other than Executive, Loan or Audit Committee may, unless the Executive Committee acts in such member's stead (through nominations made by the Chairman and through approval by resolution passed by a majority of the Executive Committee), designate an alternate member from among the Managing Board or from outside the Managing Board as the case may be, but not among such committee, with such alternate member to have full power and authority, in the absence of the appointed member, to attend meetings, to receive applicable attendance fees, and in all other ways, to act in the place of the appointed member at any such meeting thereof.

               (f) Quorum. A majority of the whole voting membership of the Loan Committee then designated (including alternate members when applicable) constitutes a quorum for the transaction of business. One-third of the whole voting membership of any other committee then designated (including alternate members when applicable) constitutes a quorum for the transaction of business. Notwithstanding anything in this Agreement to the contrary, the Chairman of the Managing Board or, if the Chairman is unavailable, the Vice Chairman, may appoint any member of the Managing Board to serve as an ad hoc member of any committee in order to permit a committee to obtain a quorum for any given meeting. Ad hoc members may be appointed notwithstanding any limitations on committee memberships contained in this Agreement. No more than one ad hoc member may be appointed to the Loan Committee for any one meeting.

               (g) Voting.

                   (i) General. Each member of a committee shall be entitled to one vote. The vote of a majority of the whole voting membership of a committee (including alternate members when applicable) shall be the act of a committee, except as provided in subsection (ii) below and except as a larger vote may be required by the Limited Liability Company Law.

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 20





                   (ii) Loan Committee. The affirmative vote of at least six (6) members of the Loan Committee, whether regular members or alternate members entitled to vote as provided below, shall constitute acts of the Loan Committee. The alternate members of the Loan Committee shall be entitled to attend and to participate in all meetings of the Loan Committee; provided, however, that alternate members shall not be entitled to vote at such meetings unless one or more of the regular members are not present at such a meeting, in which case one (1) alternate member, in the order designated by the majority of regular members present (which may be by lot), shall be entitled to vote in the place of each regular member that is not present at any meeting.

               (h) Chairman of Committees. The Managing Board may appoint a chairman of each committee. If the Managing Board does not appoint a chairman of any committee, such committee shall select a chairman from among its regular members. The Chairman of the Managing Board shall not be eligible to serve as the chairman of any committee.

        8.7 Dissents. A Managing Board Member who is present at a meeting of the Managing Board, or a Managing Board Member or a person who is not a Managing Board Member who is present at a meeting of a committee, at which action on a Company matter is taken, is presumed to have concurred in that action unless his or her dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company promptly after the adjournment of the meeting. Such right to dissent does not apply to a person who voted in favor of such action. A person who is absent from a meeting of the Managing Board, or a committee thereof of which he or she is a member, at which any such action is taken is presumed to have concurred in the action unless he or she files his or her written dissent with the Secretary of the Company within a reasonable time after he or she has knowledge of the action.

        8.8 Compensation and Expense Reimbursement. No member of the Managing Board or any other committee shall be entitled to receive compensation for serving as a Managing Board Member in connection with regular or special meetings of the Managing Board or any other committee; provided, however, that the Managing Board, by affirmative vote of a majority of Managing Board Members in office and irrespective of any personal interest of any of them, may:

               (a) Reimburse the Managing Board Members and committee members for their reasonable out-of-pocket expenses incurred in connection with attending meetings or otherwise in connection with their duties as Managing Board Members and committee members; and

               (b) Establish reasonable compensation of Managing Board Members for serving as members of the Executive Committee, Loan Committee or other committees established hereunder.

        8.9 Officers. The Managing Board shall elect a Chairman, Vice Chairman, a President, a Secretary and a Treasurer, and may elect an Executive Vice President, one or more additional Vice Presidents, Assistant Secretaries and/or Assistant Treasurers. The Chairman, the Vice Chairman, the Secretary and the Treasurer shall be selected from members of the Managing Board. If the President is not selected from members of the Managing Board, the President shall be a non-voting, ex-officio member of the Managing Board. Any two of the above officers, except those of President and Vice

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 21




President and those of Chairman and Vice Chairman, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity.

        8.10 Term of Office, Resignation and Removal. An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer may resign by written notice to the Company. The resignation is effective upon its receipt by the Company or at a subsequent time specified in the notice of resignation. An officer may be removed by the Managing Board with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

        8.11 Vacancies. The Managing Board may fill any vacancies in any office occurring for whatever reason.

        8.12 Authority. All officers, employees and agents of the Company shall have such authority and perform such duties in the conduct and management of the business and affairs of the Company as may be designated by the Managing Board and this Agreement.

        8.13 Compensation. The salaries of all officers of the Company shall be fixed by the Managing Board.

        8.14 Chairman. The Chairman shall preside at all meetings of the Members and of the Managing Board at which he or she is present. He or she shall further perform such other duties as the Managing Board may from time to time prescribe.

        8.15 Vice Chairman. The Vice Chairman shall preside at all meetings of the Members and of the Managing Board in the absence of the Chairman at which time he is present. He or she shall further perform such other duties as the Managing Board may from time to time prescribe.

        8.16 President. The President shall be the chief executive officer of the Company. The President shall see that all orders and resolutions of the Managing Board are carried into effect and shall have the general powers of supervision and management usually vested in the chief executive officer of a company, including, without limitation, the authority to vote all securities of other corporations and business organizations which are held by the Company.

        8.17 Vice Presidents. The Executive Vice President shall have such authority and perform such duties in the conduct and management of the business and affairs of the Company as may be designated by the Managing Board or the President of the Company. The Executive Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The other Vice Presidents, in order of their seniority, shall, in the absence or disability of the President and the Executive Vice President, perform the duties and exercise the powers of the President and the Executive Vice President and shall perform such other duties as the Managing Board or the President may from time to time prescribe.

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 22




        8.18 Secretary. The Secretary shall attend all meetings of the Managing Board and of Members and shall record all votes and minutes of all proceedings in a book to be kept for that purpose. He or she shall give or cause to be given notice of all meetings of the Members and of the Managing Board. The Secretary may delegate any of his or her duties, powers and authorities to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

        8.19 Treasurer. The Treasurer shall have the custody of the Company's funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the Company; and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managing Board. He or she shall render to the President and Managing Board Members, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Company. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation be disapproved by the Managing Board.

        8.20 Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of his or her absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of his or her absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Managing Board may prescribe.

        8.21 Standard of Care. Each Managing Board Member, officer and person appointed by the Managing Board or any committee thereof to perform duties for the Company will discharge his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the Company.

        8.22 Liability. To the extent that, at law or in equity, a Member, Managing Board Member, officer or other person has duties (including fiduciary duties) and liabilities thereto to the Company or to another Member, Managing Board Member or officer, any such Member, Managing Board Member, officer or other person acting under this Agreement shall not be liable to the Company or to any such other Member, Managing Board Member or officer for the Member's, Managing Board Member's, officer's or other person's good faith reliance on the provisions of this Agreement. No Member, Managing Board Member, officer or any other person shall be liable for any monetary damages to the Company for any breach of such duties except for receipt of a financial benefit to which the Member, Managing Board Member, officer or other person is not entitled, voting for or assenting to a distribution to Members in violation of this Agreement or the Limited Liability Company Law, or a knowing violation of law.

        8.23 Other Interests. Subject to Section 9.7 and applicable law, each of the Members, Managing Board Members and officers may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others including, but not limited to, participation in other limited liability companies and partnerships engaged in the business of the Company. Neither the Company, the Managing Board

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 23



Members, the officers nor any of the Members shall have any rights in and to such independent ventures or the income or profits therefrom by reason of any position in the Company.


                                  ARTICLE IX
                      INVESTMENT OBJECTIVES AND POLICIES

        9.1 Duties and Responsibilities; Investment Allocation. It shall be the duty of the Managing Board to ensure that the purchase, sale, retention and disposal of the Company's assets, and the investment policies of the Company and the limitations thereon or amendment thereof are at all times consistent with such policies, limitations and restrictions as are contained in this Article IX. Except as specifically restricted in this Agreement, the investment objectives and policies of the Company shall be controlled by the Managing Board (including a majority of the Unaffiliated Representatives), which has the power to modify or alter such policies without the consent of the Members. It is understood that the Managing Board's duties and responsibilities hereunder are with respect to more than one class of Membership Interest. The Members agree that the Managing Board may take action in the performance of its duties with respect to any class, which may differ from the timing or nature of any action taken with respect to any other class, so long as the Managing Board, to the extent practical, allocates investment opportunities between each of the classes over a period of time on a fair and equitable basis.

        9.2 Prohibited Investments and Activities. Unless approved by the Members of the Company, the Company shall not engage in investment practices or activities involving conflicts of interest, and, in particular, shall not engage in any of the following activities:

               (a) Invest in commodities or commodity future contracts; except that such limitation shall not apply to interest rate futures or options therefor when used solely for hedging purposes.

               (b) Invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. In cases in which a majority of the Unaffiliated Representatives so determines, and in all cases in which the transaction is with the Advisory Company, a Managing Board Member, a Member-Manager or an Affiliate thereof, such appraisal must be obtained from an independent, qualified appraiser and such appraisal shall be maintained in the Company's records for a period of five (5) years and shall be available for inspection by the Company's Members. In addition to an appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the Mortgage or the condition of the title must be obtained.

               (c) Invest in real estate contracts of sale, unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

               (d) Make or invest in Mortgage Loans, including Construction Loans, on any one property if the aggregate amount of all Mortgage Loans outstanding on the property, including the loans of the Company, would exceed an amount equal to ninety-five percent (95%) of the appraised value of the property as determined by appraisal, unless a higher percentage is approved by a majority vote of the Managing Board (including a majority of the Unaffiliated Representatives).

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 24



               (e) Make or invest in any Mortgage Loans that are subordinate to any Mortgage or equity interest of the Advisory Company, a Managing Board Member, a Member-Manager, or an Affiliate thereof.

               (f) Issue equity securities that are redeemable at the option of the holder thereof.

               (g) Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service that higher level of debt.

               (h) Invest in the equity securities of any nongovernmental issuer, including real estate investment trusts or limited partnerships, for a period in excess of eighteen (18) months.

               (i) Issue Membership Interests on a deferred payment basis or similar arrangement.

               (j) Purchase property from the Advisory Company, any director or Affiliate thereof, unless a majority of the Uninterested Representatives approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Advisory Company, Managing Board Member or Affiliate thereof, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is not unreasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

               (k) Sell property to the Advisory Company, any director or Affiliate thereof.

               (l) Make loans to or borrow money from the Advisory Company, any director or Affiliate thereof, unless a majority of the Uninterested Representatives approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated lenders and borrowers under the same circumstances.

               (m) Invest in joint ventures with the Advisory Company, any director or Affiliate thereof, unless a majority of the Uninterested Representatives approve the transaction as being fair and reasonable to the Company, and on substantially the same terms and conditions as those received by the other joint venturers.

               (n) Invest in assets or receive income (to the extent of 90% of the Company's gross income), except as would be permitted for a qualified real estate investment trust under Section 856 of the Code.

               (o) Enter into any other transactions with the Advisory Company, any director or Affiliate thereof, unless a majority of the Uninterested Representatives approve the transaction as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

        9.3 Annual Review. The Unaffiliated Representatives shall review the investment policies of the Company at least annually to determine that the policies then being followed by the Company

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 25




are in the best interests of its Members and that investment opportunities are being allocated equitably between the classes. Each such determination and the basis therefor shall be set forth in the minutes of the Managing Board.

        9.4 Borrowing Policies. The Members acknowledge that funds may be required in addition to the Capital Contributions made pursuant to Sections
4.1 and 4.3 hereof in order to meet the operating expenses of the Company. All additional funds required for such purpose shall be obtained from the proceeds of secured or unsecured loans pursuant to such terms, provisions and conditions and in such manner as the Managing Board shall determine. The Company shall not borrow funds for any other purpose, including, without limitation, for the purpose of acquiring or holding any Real Estate Investments. The aggregate borrowings of the Company, secured and unsecured, shall not exceed $1,000,000 and shall be reviewed by the Managing Board at least quarterly.

        9.5 Consideration for Realty. The consideration paid for real property acquired by the Company shall ordinarily be based on the fair market value of the property as determined by a majority of the Managing Board. In cases in which a majority of the Uninterested Representatives so determines, and in all cases in which assets are acquired from the Advisory Company, a Managing Board Member, a Member-Manager or an Affiliate of same, such fair market value shall be as determined by a qualified independent real estate appraiser selected by a majority of the Uninterested Representatives.

        9.6    Arrangements with Advisory Company.

               (a) Delegation of Duty and Supervision of Relationship. The Managing Board may delegate the duty of management of the assets and the administration of the Company's day-to-day operations to an advisory company (the "Advisory Company") pursuant to a written contract or contracts, or any renewal thereof, which have obtained the requisite approvals of the Managing Board, including a majority of the Unaffiliated Representatives, and as may be required under the Limited Liability Company Act. The Managing Board shall have a duty to supervise such advisory relationship in the interest of the Company and the Members.

               (b) Evaluation of Performance. The Managing Board shall evaluate the performance of the Advisory Company before entering into or renewing any management arrangements. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Managing Board in making such evaluation. Upon any termination of the initial advisory arrangements, the Managing Board shall determine that any successor Advisory Company possess sufficient qualifications (i) to perform the management function for the Company and (ii) to justify the compensation provided for in its contract with the Company.

               (c) Term of Arrangement. Each contract for the services of an Advisory Company entered into by the Managing Board shall have a term of no more than one (1) year and may be renewed for successive one (1) year terms at or prior to the expiration of the contract. For the initial term of each contract, unless otherwise determined by the Managing Board, such contract shall be terminable by a majority vote of the Managing Board or of the Unaffiliated Representatives in the event the Advisory Company shall have violated any provision of its agreement and, after notice of such violation, shall have failed to cure such default within sixty (60) days. After the initial term of

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 26



each contract, unless otherwise determined by the Managing Board, such contract shall be terminable by the Advisory Company upon one hundred twenty
(120) days' written notice to the Company and shall be terminable by the Company, at its option for any reason, upon sixty (60) days' written notice to the Advisory Company. The Managing Board shall determine that any successor Advisory Company possesses sufficient qualifications to perform the advisory function for the Company and to justify the compensation provided for in its contract with the Company.

               (d) Compensation of Advisory Company. The Unaffiliated Representatives shall determine at least annually that the compensation which the Company contracts to pay the Advisory Company is reasonable in relation to the nature and quality of services performed and shall also supervise performance of the Advisory Company and the compensation paid to it by the Company to determine that the provisions of such contract are being carried out. Each such determination shall be based upon the following factors, and all other factors the Unaffiliated Representatives may deem relevant, which findings of the Unaffiliated Representatives on each of such factors shall be recorded in the minutes of the Managing Board:

                    (i) The size of the management fee in relation to the size, composition and profitability of the investment portfolio of the Company;

                   (ii) The success of the Advisory Company in generating opportunities that meet the investment objectives of the Company;

                  (iii) The rates charged to other companies similar to the Company and to other investors by advisors performing similar services;

                   (iv) Additional revenues realized by the Advisory Company and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business;

                    (v) The quality and extent of service and advice furnished to the Company; and

                   (vi) The performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations.

        9.7    Conflicts of Interest.

               (a) No Duty to Disclose Business Opportunities to the Company. If a Member or Managing Board Member becomes aware of a Real Estate Investment opportunity, the Managing Board Member shall not be obligated to notify the Company of such opportunity.

               (b) Duty to Disclose Interest in Real Estate Investments. If a Managing Board Member becomes aware of the fact that he or she, individually, the Member-Manager which appointed such Managing Board Member or an Affiliate has a direct or indirect interest in a Real

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 27



Estate Investment which is under consideration by the Company, the Managing Board Member shall disclose such interest to the Managing Board or any committee of the Managing Board reviewing such Real Estate Investment, promptly, but in all events prior to a vote by the Managing Board or committee with respect to the transaction.

               (c) Duty to Abstain From Deliberations and Voting. When any Managing Board Member becomes aware of the fact that he or she, individually, the Member-Manager which appointed such Managing Board Member or an Affiliate has a direct or indirect interest in a Real Estate Investment which is under consideration by the Company, the Managing Board Member shall excuse himself or herself from any deliberations of the Managing Board or any committee of the Managing Board with respect to a Real Estate Investment in which he or she has an interest.

               (d) Majority Vote of Uninterested Managing Board Members Required. Any Real Estate Investment as to which a Managing Board Member has disclosed an interest as provided above must be approved by a majority of the members of the Managing Board or committee thereof who are Uninterested Representatives.

                                   ARTICLE X
                                INDEMNIFICATION

        10.1 Indemnification. Subject to all of the other provisions of this Article, the Company shall indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Company, by reason of the fact that he or she is or was a Managing Board Member or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its Members, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, does not, itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonable believed to be in or not opposed to the best interests of the Company or its Members, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        10.2 Certain Actions. Subject to all of the provisions of this Article, the Company shall indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a Managing Board Member or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 28



and reasonable attorneys' fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company or its Members. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Company unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

        10.3 Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 10.1 or 10.2 of this Agreement, or in defense of a claim, issue or matter in the action, suit, or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section 10.3.

        10.4 Determination that Indemnification is Proper. An indemnification under Section 10.1 or 10.2 of this Agreement, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 10.1 or 10.2, whichever is applicable. Determination that indemnification is proper shall be made as follows:

               (a) Managing Board Members and Advisors. For the indemnification of Managing Board Members and Advisors of the Company, such determination shall be made only if all of the following conditions shall be satisfied:

                    (i) The Managing Board Member or Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company.

                   (ii) Such liability or loss was not the result of gross negligence or misconduct by the Managing Board Member or Advisor.

                  (iii) Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

                   (iv) Such determination shall be made in any of the following ways: (A) by a majority vote of a quorum of the Managing Board consisting of Managing Board Members who were not parties to the action, suit or proceeding; (B) if such quorum is not obtainable, then by a majority vote of a committee of Managing Board Members who are not a party to the action, with such committee consisting of not less than two disinterested Managing Board Members; (C) by independent legal counsel in a written opinion: or (D) by the Members.

        If and only to the extent prohibited by applicable law, indemnification will not be allowed on any liability imposed by judgment, and costs associated therewith, including attorneys' fees,

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 29



arising from or out of a violation of state or federal securities laws associated with the offer and sale of the Company's Membership Interests. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either: (1) approves the settlement and finds that indemnification of the settlement and related costs should be made; or (2) approves indemnification of litigation costs if a successful defense is made.

               (b) Others. For the indemnification of all persons other than Managing Board Members and Advisors of the Company, such determination shall be made in any of the following ways:

                    (i) By a majority vote of a quorum of the Managing
        Board consisting of Managing Board Members who were not parties to the action, suit or proceeding;

                   (ii) If such quorum is not obtainable, then by a majority vote of a committee of Managing Board Members who are not a party to the action, with such committee consisting of not less than two disinterested Managing Board Members;

                  (iii) By independent legal counsel in a written opinion; or

                   (iv) By the Members.

        10.5 Indemnification for Portion of Expenses. If a person is entitled to indemnification under Section 10.1 or Section 10.2 of this Agreement for a portion of expenses including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the Company may indemnify the person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.

        10.6 Expense Advances. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 10.1 or 10.2 of this Agreement may be paid by the Company in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the person involved to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Company. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

        10.7 Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Managing Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of Managing Board Members and officers of the Company.

        10.8 Former Managing Board Members, Officers, Employees and Agents. The indemnification provided in the foregoing Sections of this Article X continues as to a person who has ceased to be a Managing Board Member, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 30




        10.9 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Managing Board Member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have power to indemnify him or her against such liability under this Agreement or the laws of the State of Delaware.

        10.10 Contract Right to Indemnity. The right to indemnification conferred in this Article X shall be a contract right, and shall apply to services of a Managing Board Member or officer as an employee or agent of the Company as well as in such person's capacity as a Managing Board
Member or officer. Except as provided in Section 10.3 of this Agreement, the Company shall have no obligations under this Article X to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Managing Board.

        10.11 Exclusivity; Other Indemnification. The indemnification or advancement of expenses provided under this Article X is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Company. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

        10.12 Amendment or Deletion. No amendment or deletion of this Article X shall apply to or have any effect on any Managing Board Member or officer of the Company for or with respect to any acts or omissions of any such person occurring prior to such amendment or repeal.


                                  ARTICLE XI
                    DISSOLUTION, WINDING UP AND REDEMPTION

        11.1 Dissolution. The Company will dissolve and its affairs will be wound up on the first to occur of the following events: (a) December 31, 2025;
(b) the entry of a decree of judicial dissolution, as provided under the Limited Liability Company Law; (c) by the consent of Members holding at least seventy-five percent (75%) of the Membership Interests; (d) upon the death, retirement, resignation, expulsion, Bankruptcy, or dissolution of a Member-Manager or the occurrence of any other event that terminates the continued membership of a Member-Manager in the Company, unless, in the case of disassociation of membership described in clause (d) above, remaining Members representing either a majority of the Total Percentage Interests of the Company (provided such majority represents a majority of the profits interests of the Company) or, alternatively, a majority of the Percentage Interests of each class or series, consent to the continuation of the business of the Company within 90 days after the disassociation.

        11.2 Winding Up. Upon dissolution, the Company will cease carrying on its business and affairs, will commence the winding up of the Company's business and affairs, and will complete the winding up as soon as practicable. Upon the winding up of the Company, the assets of the Company will be distributed first to creditors to the extent permitted by law in satisfaction of the Company's

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 31



debts, liabilities, and obligations; and then to Members and former Members, in accordance with Article VI and their relative positive Adjusted Capital Account Balances, by class. Such proceeds will be paid to such Members as soon as practicable after the date of winding up.


        11.3 Redemption. The Company may acquire, by purchase, redemption or otherwise, any Membership Interest, on such terms and conditions as may be approved by the Managing Board. Any interest so acquired shall be deemed canceled, unless otherwise determined by the Managing Board.

        11.4 Adjustments to Percentage Interests. In the event of any distribution of Class A Return or Class B Return pursuant to Article VI of this Agreement, or redemption, reorganization or similar event in respect of any Membership Interest, then the Percentage Interests and the Total Percentage Interests of the Members shall be appropriately adjusted, as of the effective date of such event.


                                  ARTICLE XII
                           MISCELLANEOUS PROVISIONS

        12.1 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which will constitute one and the same.

        12.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties and contains all of the agreements among the parties with respect to its subject matter. This Agreement supersedes all other agreements, either oral or written, among the parties with respect to its subject matter.

        12.3 Severability. The invalidity or unenforceability of any particular provision of this Agreement will not affect its other provisions, and this Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted.

        12.4   Amendment.

               (a) In General. Subject to Sections 3.1(b) and 8.4 and the limitations provided in Section 12.4(b), this Agreement may be amended, in whole or in part, by the Members or by the Managing Board at any meeting duly held in accordance with this Agreement, provided that notice of the meeting includes notice of the proposed amendment, and provided further that the Managing Board shall not make or alter any provisions of this Agreement fixing its number, qualifications, classifications or term of office.

               (b) Limitations. The Managing Board shall not alter, modify or delete any of the following provisions of this Agreement, which provisions may be substantively altered, modified or deleted only by the affirmative vote of Members holding at least 66 2/3% of the Total Percentage Interests:

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 32




                    (i) Section 3.4, relating to the Percentage Interests of Members entitled to call a meeting;

                   (ii) the first and second sentences of Section 3.5;

                  (iii) Section 8.2(c);

                   (iv) The provisions of Section 8.5(b) and Section 8.6(c) which provide that a majority of the members of the Executive Committee shall be Unaffiliated Directors and all members of the Audit Committee shall be Unaffiliated Directors;

                    (v) Article IX, except as may be necessary to insure that the Company will be taxed as a partnership for federal income tax purposes; and

                   (vi) this Section 12.4.

        Further, any alteration, modification or deletion of Section 9.4 shall require the unanimous consent of all of the Members.

               (c) Adoption. Any amendment adopted pursuant to this Agreement shall be executed by the Chairman, President or Secretary on behalf of the Company and by the Members pursuant to the power of attorney granted in
Section 12.5 and maintained with the records of the Company. A copy of each such amendment shall be promptly provided to each Member.

        12.5 Power of Attorney. Each Member constitutes and appoints the Chairman of the Managing Board and the President of the Company, and each of them, with full power of substitution, its true and lawful attorney to make, execute, and acknowledge and file in its name, place and stead:

               (a) Any certificate or other instrument, including registrations or filings concerning the use of fictitious names and necessary or appropriate filings under the federal and state securities laws;

               (b) Documents required to dissolve and terminate the Company;

               (c) Amendments and modifications to the Certificate or any of the instruments described above;

               (d) Amendments and modifications to this Agreement which have been approved pursuant to the terms hereof; and

               (e) All loan and security agreements, notes, instruments, deeds of trust, and other similar documents which are necessary or desirable for the Company to conduct its business as contemplated by this Agreement.

        This power of attorney is coupled with an interest and is irrevocable.

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 33




        12.6 Notices. Any notice permitted or required under this Agreement will be conveyed to the party at the address given below and will be deemed to have been given when deposited in the United States mail, postage paid, or when delivered in person, by courier, or by facsimile transmission.

        12.7 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and will inure to the benefit of the parties and their distributees, heirs, successors, and assigns.

        12.8 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.


                                 ARTICLE XIII
                                  DEFINITIONS

        The following terms used in this Agreement shall have the meanings described below:

        "Adjusted Basis" shall have the meaning given such term in Section 1011 of the Code.

        "Adjusted Capital Account Balance" shall have the meaning given such term in Section 5.6.

        "Adjusted Capital Account Deficit" means with respect to any Member, the deficit balance, if any, in that Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:
(a) credit to that Capital Account the amount by which that Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Regulation Sections 1.704-2(g)(1) and (i)(5) and (b) debit to that Capital Account the items described in paragraphs (4), (5) and
(6) in section 1.704-1(b)(2)(ii)(d) of the Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of
Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

        "Advisor" or "Advisory Company" shall mean a person retained by the Company pursuant to Section 9.6 of this Agreement.

        "Affiliate" of another person shall mean (a) any person directly or indirectly controlling, controlled by or under common control with, another person, (b) any person directly or indirectly owning or controlling ten percent (10%) or more of the outstanding voting securities or beneficial interests of such other person, (c) any officer, director, trustee or partner of such other person, and (d) if such other person is an officer, director, trustee or partner of another entity, then the entity for which such other person acts in such capacity.

        "Agreement" means this Operating Agreement, as the same may be amended from time to time.

        "Audit Committee" means the committee established pursuant to Section 8.6, as the same may be constituted from time to time.

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 34



        "Bankruptcy" means, with respect to a person, the happening of any of the following:

               (a) the making of a general assignment for the benefit of creditors;

               (b) the filing of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing an inability to pay debts as they become due;

               (c) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the person to be bankrupt or insolvent;

               (d) the filing of a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

               (e) the filing of an answer or other pleading admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against the person in any bankruptcy proceeding;

               (f) the filing of an application or other pleading or any action otherwise seeking, consenting to or acquiescing in the appointment of a liquidating trustee, receiver or other liquidator of all or any substantial part of the person's properties;

               (g) the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation which has not been quashed or dismissed within 180 days; or

               (h) the appointment without consent of such person or acquiescence of a liquidating trustee, receiver or other liquidator of all or any substantial part of such person's properties without such appointment being vacated or stayed within 90 days and, if stayed, without such appointment being vacated within 90 days after the expiration of any such stay.

        "Capital Contribution" means, with respect to any Member, the amount of money contributed by that Member to the Company and, if property other than money is contributed, the initial Gross Asset Value of such property, net of liabilities assumed or taken subject to by the Company.

        "Certificate" shall have the meaning given such term in Section 1.1.

        "Class A Assets" shall have the meaning given such term in Section
4.2.

        "Class A Capital Account" shall have the meaning given such term in
Section 4.3.

        "Class A Cash Income" shall mean all cash or cash equivalents received by the Company from Company operations attributable to the Class A Assets, including, without limitation, interest received on Mortgage Loans and other investments, less the sum of all expenses of the Company attributable solely to the Class A Assets, less return of principal on Mortgage Loans or other investments and proceeds from the sale of REO Property that do not represent gain which are attributable solely to

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 35




the Class A Assets, and less the sum of the following items not attributable to a particular class or series, to the extent paid or set aside by the Company, multiplied by a fraction, the numerator of which is the total of the book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class A Assets and the denominator of which is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company:

        (a) All principal and interest payments on indebtedness of the Company and all other sums paid to lenders;

        (b) All cash expenditures incurred incident to the normal operation of the Company's business; and

        (c) Such reserves as the Managing Board deems reasonably necessary to the proper operation of the Company's business.

        "Class A Expenses" means those expenses and debts incurred by the Company that are attributable solely to the Class A Assets.

        "Class A Member" means those persons admitted as Class A Members pursuant to Section 4.1, and any other person admitted to the Company as a substituted Member of a Class A Member, that has not made a disposition of such person's entire Interest.

        "Class A Percentage Interest" means the percentage set forth across from a Class A Member's name on Schedule 1 attached hereto, and identified as such Member's Class A Percentage Interest, as the same may be increased or decreased from time to time pursuant to the provisions of this Agreement.

        "Class A Return" shall mean all cash or cash equivalents received by the Company from Company operations attributable to the Class A Assets which does not constitute Class A Cash Income, including, without limitation, return of principal on Mortgage Loans and other investments and the proceeds from the sale of REO Property that do not represent gain; less, to the extent paid or set aside but not taken into account when computing Class A Cash Income, the sum of all expenses of the Company attributable solely to the Class A Assets, and less the sum of the following items not attributable to a particular class or series, to the extent paid or set aside by the Company, multiplied by a fraction, the numerator of which is the total of the book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class A Assets and the denominator of which is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company:

        (a) All principal and interest payments on indebtedness of the Company and all other sums paid to lenders;

        (b) All cash expenditures incurred incident to the normal operation of the Company's business; and

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 36




        (c) Such reserves as the Managing Board deems reasonably necessary to the proper operation of the Company's business.

        "Class B Assets" shall have the meaning given such term in Section
4.5.

        "Class B Capital Account" shall have the meaning given such term in
Section 4.6.

        "Class B Cash Income" shall mean all cash or cash equivalents received by the Company from Company operations attributable to the Class B Assets, including, without limitation, interest received on Mortgage Loans and other investments, less the sum of expenses paid or set aside by the Company attributable solely to the Class B Assets, less return of principal on Mortgage Loans or other investments and proceeds from the sale of REO Property that do not represent gain which are attributable to solely the Class B Assets, and less the sum of the following items not attributable to a particular class or series, to the extent paid or set aside by the Company, multiplied by a fraction, the numerator of which is the total of the book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class B Assets and the denominator of which is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company:

        (a) All principal and interest payments on indebtedness of the Company and all other sums paid to lenders;

        (b) All cash expenditures incurred incident to the normal operation of the Company's business; and

        (c) Such reserves as the Managing Board deems reasonably necessary to the proper operation of the Company's business.

        "Class B Expenses" means those expenses and debts incurred by the Company that are attributable solely to the Class B Assets.

        "Class B Member" means those persons admitted as Class B Members pursuant to Section 4.1 of this Agreement, and any other person admitted to the Company as a substituted Member of a Class B Member, that has not made a disposition of such person's entire Interest.

        "Class B Percentage Interest" means the percentage set forth across from a Class B Member's name on Schedule 1 attached hereto, and identified as such Member's Class B Percentage Interest, as the same may be increased or decreased from time to time pursuant to the provisions of this Agreement.

        "Class B Return" shall mean all cash or cash equivalents received by the Company from Company operations attributable to the Class B Assets which does not constitute Class B Cash Income, including, without limitation, return of principal on Mortgage Loans and other investments and the proceeds from the sale of REO Property that do not represent gain; less, to the extent paid or set aside but not taken into account when computing Class B Cash Income, the sum of all expenses of the Company attributable solely to the Class B Assets, and less the sum of the following

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 37




items not attributable to a particular class or series, to the extent paid or set aside by the Company, multiplied by a fraction, the numerator of which is the total of the book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class B Assets and the denominator of which is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company:

        (a) All principal and interest payments on indebtedness of the Company and all other sums paid to lenders;

        (b) All cash expenditures incurred incident to the normal operation of the Company's business; and

        (c) Such reserves as the Managing Board deems reasonably necessary to the proper operation of the Company's business.

        "Code" shall mean the Internal Revenue Code of 1986 (or successor thereto), as amended from time to time.

        "Company" shall mean Metropolitan Realty Company, L.L.C., a Delaware limited liability company.

        "Construction Loan" shall mean a short-term Mortgage Loan, the proceeds of which are to provide funds for the actual construction of real estate projects, or acquisition and/or redevelopment of Real Property, and for carrying costs paid or incurred by the borrower during the term of this loan.

        "Corporation" shall mean Metropolitan Realty Corporation, a Michigan corporation.

        "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for that year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the fiscal year or other period, Depreciation shall be an amount which bears the same ratio to that different Gross Asset Value (as originally computed) as the federal income tax depreciation, amortization, or other cost recovery deduction for that fiscal year or other period bears to the adjusted tax basis (as originally computed); provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for the applicable year or period is zero, Depreciation shall be determined with reference to the Gross Asset Value (as originally computed) using any reasonable method selected by the Managing Board.

        "Executive Committee" means the committee established pursuant to
Section 8.5, as the same may be constituted from time to time.

        "General Expenses" means those expenses and debts incurred by the Company that are not attributable to a particular class of Membership Interest, including but not limited to (a) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders, and (b) all cash expenditures incurred incident to the normal operation of the Company's business. General

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 38



Expenses shall be allocated to the Class A Assets according to the following formula: each item of General Expense shall be multiplied by a fraction, the numerator of which is the total of the book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class A Assets and the denominator of which is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company. General Expenses shall be allocated to the Class B Assets according to the following formula: each item of General Expense shall be multiplied by a fraction, the numerator of which is the total book value of any REO Property and the outstanding principal balance of the Mortgage Loans which are part of the Class B Assets and the denominator is the total of the book value of any REO Property and the outstanding principal balance of all of the Mortgage Loans of the Company.

        "Gross Asset Value" shall mean with respect to any Company asset, the asset's Adjusted Basis, except as follows:

               (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of that asset, as determined jointly by the contributing Member and the Managing Board;

               (b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values as of the date upon which any of the following occurs: (i) the acquisition of an additional interest in the Company after the effective date of this Agreement by any new or existing Member, in exchange for more than a de minimis Capital Contribution or the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (ii) the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g);

               (c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of that asset on the date of distribution, as determined by the Member receiving that distribution and the Managing Board; and

               (d) if an election under Section 754 of the Code has been made, the Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the assets pursuant to Code
Section 734(b) or Code Section 743(b), but only to the extent that those adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section 4.3 and Section 4.6; provided, however, that Gross Asset Value shall not be adjusted pursuant to this subsection (d) to the extent that an adjustment pursuant to subsection
(b) is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

        If the Gross Asset Value of an asset has been determined or adjusted hereby, that Gross Asset Value shall thereafter be further adjusted by the Depreciation, if any, taken into account with respect to that asset for purposes of computing Profits and Losses.

        "Limited Liability Company Law" shall have the meaning given such term in Section 1.1.

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 39




        "Loan Committee" means the committee established pursuant to Section 8.5, as the same may be constituted from time to time.

        "Managing Board" means the board established pursuant to Section 8.3, as it may be constituted from time to time.

        "Managing Board Member" means a person appointed by a Member-Manager to the Managing Board pursuant to Section 8.2.

        "Member" means any person admitted as a Member of any class, and any other person admitted to the Company as a substituted Member, that has not made a disposition of such person's entire Interest.

        "Member-Manager" shall have the meaning given such term in Section
8.1.

        "Membership Interest" means the interest of a Member in the Company as a Member, representing such Member's rights, powers and privileges as specified in this Agreement.

        "Minimum Gain" has the meaning set forth in Regulation Section 1.704-2(d)(1).

        "Minimum Percentage" shall mean a Total Percentage Interest which represents a positive Adjusted Capital Account Balance of $2,500,000.

        "Mortgage" shall mean the security interest in Real Property granted to secure a Mortgage Loan.

        "Mortgage Loan" shall mean a note, bond or other evidence of indebtedness or obligation which is secured or collateralized by an interest in Real Property.

        "Percentage Interest" means the percentage set forth across from a Member's name on Schedule 1 attached hereto, and identified as such Member's Class A or Class B Percentage Interest, as the same may be increased or decreased from time to time pursuant to the provisions of this Agreement.

        "Profits" and "Losses" shall mean, for each class or series of Membership Interest and for each fiscal year or other period, an amount equal to the Company's taxable income or loss for that year or period which is attributable for the assets of such class or series of Membership Interest, determined in accordance with Code Section 703(a). For this purpose, expenses of the Company which are attributable to only one class or series of Membership Interest shall be taken into account only by such class or series. Each class or series shall also take into account only that amount of the general expenses of the Company equal to the total sum of such general expenses, multiplied by a fraction, the numerator of which is the sum of the total of the outstanding principal balance of the Mortgage Loans and the total book value of any REO Property which is part of the assets of such class or series and the denominator of which is the sum of the total of the outstanding principal balance of all of the Mortgage Loans and the total book value of any REO Property of the Company.

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 40




Further, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (a) any income of the Company exempt from federal income tax not otherwise taken into account in computing Profits or Losses shall be added to that taxable income or loss;

               (b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from that taxable income or loss;

               (c) in the event the Gross Asset Value of any Company asset is adjusted as required by subsections (b) or (c) of the definition of Gross Asset Value, the amount of that adjustment shall be taken into account as gain or loss from the disposition of that asset (assuming the asset was disposed of just prior to the adjustment) for purposes of computing Profits or Losses in the fiscal year of adjustment;

               (d) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the Adjusted Basis of that property may differ from its Gross Asset Value;

               (e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing the taxable income or loss, there shall be taken into account the Depreciation for the fiscal year or other period; and

               (f) any items of income, gain, loss or deduction that are specially allocated pursuant to Sections 4.3, 4.4, 4.5 or 4.6 shall not be taken into account in computing Profits or Losses.

        "Public Offering Expenses" means all expenses incurred by the Company and the Corporation (other than Restructuring Expenses) in connection with the preparation and filing of the Form S-11 registration statement by the Company under the Securities Act of 1933, as amended, and the sale of Units of Class B Membership Interests pursuant to said registration statement.

        "Real Estate Investment" shall mean any interest in land, rights and interests in land, including an equity, mortgage or leasehold interest, and any buildings, structures, improvements, fixtures and equipment and furnishings located on or used in connection with the land or rights or interests therein.

        "Real Property" shall mean and include land, rights, and interests in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures and equipment and furnishings located on or to be located on or used or to be used in connection with land, leasehold interests and rights or interests in land, but does not include Mortgages, Mortgage Loans or interest therein.

METROPOLITAN REALTY COMPANY, L.L.C.                                    Page 41



        "REO Property" shall mean all Real Property acquired by the Company or its nominee through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        "Regulations" shall mean pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as "Treasury Regulations" by the United States Department of the Treasury.

        "Regulatory Allocations" are the allocations set forth in Section 5.5.

        "Restricted Membership Interest" means a Membership Interest (or portion thereof) that represents at least 21% of a particular class, as identified in Schedule 1 attached hereto.

        "Restructuring Expenses" means all expenses incurred by the Company and the Corporation in connection with the preparation, execution and implementation of that certain Agreement and Plan of Reorganization entered into between the Company and the Corporation and the Form S-4 registration statement filed by the Corporation under the Securities Act of 1933, as amended.

        "Total Percentage Interest" means with respect to any Member as of any date of determination, a fraction (expressed as a percentage), the numerator of which is the Member's positive Adjusted Capital Account Balance, if any, and the denominator of which is the total positive Adjusted Capital Account Balances of all of the Members.

        "Transferable Membership Interest" means a Membership Interest (or portion thereof) that is not a Restricted Membership Interest.

        "Unaffiliated Representative" shall mean a person as defined in
Section 8.2(c) of this Agreement.

        "Uninterested Representative" shall mean a Managing Board Member who has no interest, either directly or through an Affiliate, in the Real Estate Investment or other transaction. In the case of a Real Estate Investment or other transaction in which the Advisory Company, a Member-Manager or an Affiliate thereof has an interest, or in which a Managing Board Member who is an Affiliate of the Advisory Company has an interest, "Uninterested Representative" shall mean an Unaffiliated Representative.

        "Unit" shall mean each $500,000 Unit of Class B Membership Interest subscribed to by a Class B Member.

METROPOLITAN REALTY COMPANY, L.L.C.                                   Page 42


        IN WITNESS WHEREOF, the parties execute this Agreement on the dates set below their names, to be effective on the date first above written.



                                  THE COMPANY

                                  METROPOLITAN REALTY COMPANY, L.L.C.



                                  By:__________________________________________
                                      Wayne S. Doran, Initial Member



                                  By:__________________________________________
                                      Robert H. Naftaly, Initial Member

                                  APPENDIX B

                       AGREEMENT AND PLAN OF DISSOLUTION
                               AND RESTRUCTURING

              AGREEMENT AND PLAN OF DISSOLUTION AND RESTRUCTURING



        AGREEMENT AND PLAN OF DISSOLUTION AND RESTRUCTURING (the "Agreement") dated as of _________, 1995, among METROPOLITAN REALTY CORPORATION, a Michigan corporation ("MRC") and METROPOLITAN REALTY COMPANY, LLC, a Delaware limited liability company ("MRC,LLC"). MRC and MRC,LLC are hereinafter collectively referred to as the "Constituent Organizations".

        WHEREAS, the Board of Directors of MRC and the Members of MRC,LLC have approved the restructuring of MRC into MRC,LLC, upon the terms and subject to the conditions set forth herein;

        NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, and intending to be legally bound hereby, MRC and MRC,LLC agree as follows:

                                   ARTICLE I
                               THE RESTRUCTURING

        1.1 The Restructuring. Subject to the terms and conditions of this Agreement, all of the assets and liabilities of MRC shall be assigned to and assumed by MRC,LLC, in exchange for all of the Class A Membership Interests of MRC,LLC (hereinafter referred to as the "Restructuring"). Immediately thereafter, MRC shall be dissolved and the Class A Membership Interests of MRC,LLC shall be distributed pro rata to certain shareholders of MRC in liquidation, with MRC,LLC being the surviving organization (hereinafter referred to with respect to the period following the Reorganization as the "Surviving Organization"), effective upon the filing of a Certificate of Dissolution with the Michigan Department of Commerce, Corporation & Securities Bureau (the time of such filing is hereinafter referred to as the "Effective Date of the Restructuring").

        1.2 Certificate of Formation. The Certificate of Formation of MRC,LLC as in effect on the Effective Date of the Reorganization shall continue in full force and effect as the Operating Agreement of the Surviving Organization, until amended as provided therein and by law.

        1.3 Operating Agreement. The Operating Agreement of MRC,LLC, as in effect on the Effective Date of the Restructuring, shall be the Operating Agreement of the Surviving Organization, until the same shall be altered, amended, or repealed in accordance with law, the Certificate of Formation of the Surviving Organization or such Operating Agreement.

        1.4 Managing Board Members. Each director of MRC who was nominated by those shareholders of MRC which held sufficient shares to elect at least one (1) director at an annual meeting of shareholders of MRC pursuant to
Section 5.02 of the Bylaws of MRC immediately prior to the Effective Date of the Restructuring shall be an initial Managing Board Member of the Surviving Organization after the Effective Date of the Restructuring. Thereafter, the appointment, resignation and removal of Managing Board Members shall be governed by the provisions of the Operating Agreement.

        1.5 Officers. The officers of MRC immediately prior to the Effective Date of the Restructuring shall be the officers of the Surviving Organization until their respective successors shall have been duly appointed by the Managing Board.

        1.6    Required Actions and Effect of the Restructuring.

               (a) Upon the Effective Date of the Restructuring, (i) the Surviving Organization shall issue all of its Class A Membership Interests to MRC in accordance with the provisions hereof, and (ii) the Constituent Organizations shall execute and deliver all such proper deeds, assignments and assurances in law and do all acts necessary or proper to vest, perfect or confirm title to and possession in the Surviving Organization of any and all singular rights, privileges, immunities, powers and franchises of MRC, whether of a public or of a private nature, and all the property, real, personal and mixed, of MRC, and all debts due to MRC on whatever account, including subscriptions to shares and all other things in action, or belonging to MRC, and all such rights, properties or assets shall be taken and deemed to be transferred to, and shall be vested in, the Surviving Organization; and all property, rights, privileges, immunities, powers and franchises and all and every other interest shall thereafter as effectually be the property of the Surviving Organization as they were of MRC, and the title to any real estate which had been vested by deed or otherwise in MRC prior to the Effective Date of the Restructuring shall not revert or be in any way impaired by reason of the Restructuring.

               (b) The Constituent Organizations shall execute and deliver all such proper assumption agreements and assurances in law and do all acts necessary or proper so that the Surviving Corporation will thenceforth be liable for all debts, liabilities, obligations, duties and penalties of MRC, and all said debts, liabilities, obligations, duties and penalties shall thenceforth attach to the Surviving Organization and may be enforced against it to the same extent as if said debts, liabilities, obligations, duties and penalties had been incurred or contracted by it; provided, however, that all such liens shall attach only to those assets to which they were attached prior to the Effective Date. No liability or obligation due or to become due at the Effective Date of the Restructuring, or any claim or demand for any cause then existing against MRC or any stockholder, officer, director or agent thereof, shall be released or impaired by the Restructuring and all rights of creditors and all liens upon any property of MRC shall be preserved and unimpaired.

               (c) Any action or proceeding, whether civil, criminal or administrative, pending by or against MRC, shall be prosecuted as if the Restructuring had not taken place, and the Constituent Organizations shall do or cause to be done all acts necessary or proper so that the Surviving Organization shall be substituted as a party in such action or proceeding in place of MRC.

               (d) If, at any time after the Effective Date of the Restructuring, the Surviving Organization shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Organization its rights, title or interest in, to or under any of the rights, properties or assets of MRC acquired or to be acquired by the Surviving Organization as a result of, or in connection with, the Restructuring, or (ii) otherwise carry out the purposes of this Agreement, MRC and its proper officers and directors shall be deemed to have granted to the Surviving Organization an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Organization and otherwise carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Organization are fully authorized in the name of MRC or otherwise to take any and all such action.

                                  ARTICLE II
                          DISSOLUTION AND LIQUIDATION

        2.1 Cancellation of Shares. Upon the Effective Date of the Restructuring and without any action on the part of any holder thereof:

               (a) Each share of MRC Common Stock, $0.01 par value ("Common Stock") held by a Majority Stockholder on the Record Date shall be cancelled and retired, and cease to exist, and MRC shall distribute to such Majority Stockholders in proportion to the number of shares of MRC Common Stock owned by them on the Record Date, in liquidation, the Class A Membership Interests. A "Majority Stockholder" is a holder of MRC Common Stock whose total holdings both beneficially and of record are 50,000 shares or more on the Record Date. The "Record Date" means _________, 1995, or such later date as may be determined by the Executive Committee of MRC. Each Majority Shareholder shall, at and after the Effective Date of the Restructuring, cease to have any rights as a shareholder of MRC, except for the right to surrender such holder's shares pursuant to Section 2.2 of this Article II.

               (b) Each share of MRC Common Stock held by a Minority Shareholder (as hereinafter defined) on the Record Date shall be cancelled and retired, and cease to exist, but shall automatically be converted into and the holder thereof will be entitled to receive upon presentation of the certificate or certificates therefor to MRC,LLC, cash in the amount of Nine and 03/100 Dollars ($9.03) per share of MRC Common Stock, without any interest thereon. A "Minority Shareholder" is a holder of MRC Common Stock whose total holdings both beneficially and of record are fewer than 50,000 shares on the Record Date. Each Minority Shareholder shall, at and after the Effective Date of the Restructuring, cease to have any rights as a shareholder of MRC, except for the right to surrender such holder's shares pursuant to
Section 2.2 of this Article II.

        2.2    Surrender of MRC Certificates.

               (a) At and after the Effective Date of the Restructuring, the Surviving Organization shall make available from time to time such funds as are necessary to make the payments provided for by Section 2.1(b) of this
Article II. Promptly after the Effective Date of the Restructuring, the Surviving Organization shall (i) mail to each

Majority Shareholder a form letter of transmittal and instructions for use in effecting the surrender for Class A Membership Interests of certificates which prior to the Restructuring represented MRC Common Stock, and (ii) mail to each Minority Shareholder a form letter of transmittal and instructions for use in effecting the surrender for payment therefor of certificates which prior to the Restructuring represented MRC Common Stock.

               (b) After the Effective Date of the Restructuring and until so surrendered and exchanged, each outstanding certificate which prior to the Effective Date of the Restructuring represented shares of MRC Common Stock owned by a Majority Shareholder shall be deemed for all purposes to represent only a right to receive Class A Membership Interests as provided for by
Section 2.1(a) of this Article II, and no interest or other sums will be paid or accrued and a Majority Shareholder shall have no rights as a Class A Member of MRC,LLC or with respect to such Class A Membership Interests until surrender of such certificate. Upon surrender to the Surviving Organization of such certificate, together with such letter of transmittal duly executed and such other documents or instruments as the Surviving Organization may reasonably require to evidence such Majority Shareholder's agreement to be bound by the provisions of the Operating Agreement, such Majority Shareholder shall be admitted as a Class A Member of MRC,LLC.

               (c) After the Effective Date of the Restructuring and until so surrendered and exchanged, each outstanding certificate which prior to the Effective Date of the Restructuring represented shares of MRC Common Stock owned by a Minority Shareholder shall be deemed for all purposes to represent only a right to receive payment as provided for by Section 2.1(b) of this
Article II and no interest will be paid or accrued on the amount payable upon surrender of such certificate. Upon surrender to the Surviving Organization of such certificates, together with such letter of transmittal duly executed, the Surviving Organization shall pay to the persons entitled thereto, in cash or equivalent, the amount to which such persons are entitled. If payment is to be made to a person other than the one in whose name the certificate surrendered is registered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Surviving Organization any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Organization that such tax has been paid or is not applicable.

               (d) If any holder of MRC Common Stock shall be unable to surrender such holder's MRC certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an Affidavit, and, if required by the Surviving Organization, an indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Organization.

        2.3 Closing of Transfer Books. From the Record Date to and including the Effective Date of the Restructuring, no transfer of shares of MRC Common Stock shall be made on the stock transfer books of MRC.

        2.4 Payment in Exchange for MRC Certificates. After the Effective Date of the Restructuring, each Minority Shareholder of MRC Common Stock, upon presentation and surrender of the certificate thereof to the Surviving Organization, shall be entitled to receive in exchange therefor the payment from the Surviving Organization to which it is entitled as provided in Section

2.1(b). Until so presented and surrendered, the certificate which represented issued and outstanding shares of MRC Common Stock on the Effective Date of the Restructuring shall be deemed for all purposes to evidence the right to receive such payment from the Surviving Organization into which such MRC Common Stock has been converted pursuant to the Restructuring.

        2.5 Cessation of Business. MRC will cease to carry on any business on and after the Effective Date, except as may be necessary for the accomplishment of the transactions contemplated hereby. MRC's Board of Directors and its officers shall be authorized and empowered to take any and all actions necessary or appropriate to complete the liquidation of MRC.

                                  ARTICLE III
                       CONDUCT PENDING THE RESTRUCTURING

        3.1 Conduct of MRC. MRC covenants with MRC,LLC that between the date of this Agreement and the Effective Date of the Restructuring:

               (a) No change will be made in the Articles of Incorporation or Bylaws of MRC;

               (b) MRC will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution other than in the ordinary course of business in order to maintain its status as a qualified real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended, or issue, encumber, purchase or otherwise acquire any of its capital stock;

               (c) MRC will submit this Agreement to its stockholders at a meeting called for the purpose of voting upon this Agreement. MRC agrees to take all steps necessary to duly call, give notice of and hold such meeting. MRC agrees that its Board of Directors will recommend that its stockholders approve this Agreement and the Restructuring;

               (d) MRC will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of MRC,LLC, enter into any material commitment, except in the ordinary course of its business.

        3.2 Conduct of MRC,LLC. MRC,LLC covenants with MRC that between the date of this Agreement and the Effective Date of the Restructuring:

               (a) No change will be made in the Certificate of Formation or Operating Agreement of MRC,LLC;

               (b) MRC,LLC will submit this Agreement to its members at a meeting called for that purpose (or for approval by action without a meeting);

               (c) MRC,LLC will not, without the prior written consent of MRC, enter into any material commitment, except in the ordinary course of its business.

                                  ARTICLE IV
                CONDITIONS TO CONSUMMATION OF THE RESTRUCTURING

        4.1 Conditions to Each Party's Obligation to Effect the Restructuring. The respective obligations of each party to effect the Restructuring are subject to the satisfaction at or prior to the Effective Date of each of the following conditions:

               (a) This Agreement shall have been approved and adopted by the affirmative vote of the stockholders of MRC and the members of MRC,LLC by the requisite vote in accordance with applicable law.

               (b) No statute, rule, regulation, executive order, decree, order or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or materially and adversely restricts the consummation of the Restructuring.

               (c) the Registration Statement on Form S-4 with respect to the Class A Membership Interests and the Restructuring and the Registration Statement on Form S-11 with respect to the Class B Membership Interests shall have become effective under the Securities Act and no stop order suspending the effectiveness of either such registration statement shall have been issued and no proceeding for that purpose shall have been undertaken or threatened by the SEC;

               (d) MRC,LLC shall have received subscriptions and there shall have been deposited into escrow the purchase price for Class B Membership Interests in a minimum amount of $25,000,000.

                                   ARTICLE V
                                    CLOSING

        5.1 Closing. The closing of the Restructuring contemplated hereby shall take place at the offices of Bodman, Longley & Dahling LLP, 100 Renaissance Center, 34th Floor, Detroit, Michigan, on the first business day after the satisfaction of the conditions set forth in Article IV hereof, or at such other time or place as mutually agreed upon by the parties. At the closing, the parties shall cause the Certificate of Dissolution to be filed in accordance with the provisions of the Michigan Business Corporation Act and shall take any and all other lawful actions and do any and all other lawful things necessary to effect the Restructuring and to enable the Restructuring to become effective.

                                  ARTICLE VI
                          TERMINATION AND ABANDONMENT

        6.1 Termination. Notwithstanding approval and adoption of this Agreement by the stockholders of MRC and the members of MRC,LLC, this Agreement may be terminated, and the

Restructuring abandoned, at any time prior to the Effective Date of the
Restructuring:

               (a) by the consent of MRC and MRC,LLC; or

               (b) by either MRC or MRC,LLC, if any court of competent jurisdiction or other governmental body in the United States shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Restructuring and such order, judgment or decree shall have become final and nonappealable.

        6.2 Effect of Termination. In the event of the termination of this Agreement and the Restructuring pursuant to Section 6.1, this Agreement shall become void and there shall be no liability hereunder on the part of either party.

                                  ARTICLE VII
                                 MISCELLANEOUS

        7.1 Expenses. All costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

        7.2 Headings. The descriptive headings of the several articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        7.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other party.

        7.4 Complete Agreement. This Agreement contains the entire understanding of the parties with respect to the Restructuring and the related transactions and supersede all prior arrangements or understandings with respect thereto.

        7.5 Modifications, Amendments and Waivers. At any time prior to the Effective Date of the Restructuring (notwithstanding any stockholder or member approval), if authorized by MRC and MRC,LLC and to the extent permitted by law, (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived by the party which is entitled to the benefits thereof, provided that after such stockholder approval by MRC, no amendment shall be made which decreases the consideration to be paid in the Restructuring without stockholder approval.

        7.6 Governing Law. This Agreement shall be governed by the laws of the State of Michigan.

        7.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        7.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        IN WITNESS WHEREOF, MRC and MRC,LLC have caused this Agreement to be signed by their respective officers or members thereunto duly authorized, all as of the date first written above.

                                METROPOLITAN REALTY CORPORATION



                                By:________________________________
                                   Jay B. Rising, President




                                METROPOLITAN REALTY COMPANY, LLC



                                By:_______________________________
                                   Wayne S. Doran, Member



                                By:_______________________________
                                   Robert H. Naftaly, Member

STATE OF MICHIGAN    )
                     ) SS.
COUNTY OF WAYNE      )

        The foregoing instrument was acknowledged before me this       day of
            , 1995 by Jay B. Rising, the President of Metropolitan Realty Corporation, a Michigan corporation, on behalf of said entity.


                                            _________________________________
                                            Notary Public
                                            ________________ County, Michigan
                                            My commission expires:


STATE OF MICHIGAN    )
                     ) SS.
COUNTY OF WAYNE      )

        The foregoing instrument was acknowledged before me this day of , 1995 by Wayne S. Doran and Robert H. Naftaly, the members of Metropolitan Realty Company, a Delaware limited liability company, on behalf of said entity.


                                            __________________________________
                                            Notary Public
                                            _________________ County, Michigan
                                            My commission expires:

                INDEX TO THE FINANCIAL STATEMENTS AND SCHEDULE

                                  ---------


                                                                   PAGES
                                                                   -----

REPORT OF INDEPENDENT ACCOUNTANTS                                   F-2

BALANCE SHEET, DECEMBER 31, 1995 AND 1994                           F-3

STATEMENT OF OPERATIONS FOR THE YEARS ENDED
           DECEMBER 31, 1995, 1994 AND 1993                         F-4

STATEMENT OF SHAREHOLDERS' EQUITY FOR THE YEARS
           ENDED DECEMBER 31, 1995, 1994 AND 1993                   F-5

STATEMENT OF CASH FLOWS FOR THE YEARS ENDED
           DECEMBER 31, 1995, 1994 AND 1993                         F-6

NOTES TO FINANCIAL STATEMENTS                                   F-7  -  F-30

FINANCIAL STATEMENT SCHEDULE:

           Schedule II - Valuation and Qualifying Accounts          F-31

BALANCE SHEET, JUNE 30, 1996 (UNAUDITED) AND DECEMBER 31,
           1995                                                     F-32

STATEMENT OF OPERATIONS FOR THE THREE MONTHS AND SIX
           MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)
           AND THE YEAR ENDED DECEMBER 31, 1995                     F-33

STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30,
           1996 AND 1995 (UNAUDITED)                                F-34

NOTES TO UNAUDITED FINANCIAL STATEMENTS                         F-35 - F-40

                   [Letterhead of Coopers & Lybrand L.L.P.]



                       Report of Independent Accountants



To the Board of Directors and Shareholders of Metropolitan Realty Corporation:

We have audited the financial statements and the financial statement schedule of Metropolitan Realty Corporation listed on page F-1 of this Form 10-K. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan Realty Corporation as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


/s/ Coopers & Lybrand L.L.P.


Detroit, Michigan
March 15, 1996


                        METROPOLITAN REALTY CORPORATION

                   BALANCE SHEET, December 31, 1995 and 1994


                                                                          1995             1994
                                                                          ----             ----
ASSETS

Cash and cash equivalents .........................................   $  2,446,221    $  3,529,334

Marketable securities .............................................     13,326,733      10,783,048

Mortgage notes receivable:
   Notes, earning .................................................     22,757,998      22,155,822
   Notes, related party ...........................................      4,206,330       4,238,157
   Allowance for loan losses ......................................     (1,600,000)     (1,000,000)
                                                                      ------------    ------------
                                                                        25,364,328      25,393,979
Real estate owned:
   Foreclosed property held for sale, net of accumulated
    depreciation of $65,866 at December 31, 1994 ..................             --       2,034,134
   Valuation allowance ............................................             --      (1,134,134)
                                                                      ------------    ------------
                                                                                --         900,000

Accrued interest and other receivables ............................        282,620         255,724

Other assets ......................................................        340,999         163,083
                                                                      ------------    ------------

                     Total assets .................................   $ 41,760,901    $ 41,025,168
                                                                      ============    ============



LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Accounts payable:
    Shareholder ...................................................   $      5,500    $      9,036
    Trade .........................................................        120,032         175,869
  Deferred income .................................................        153,952         129,552
  Deposits from borrowers for property taxes ......................        146,385         163,452
  Security deposits ...............................................             --          66,087
  Other ...........................................................          1,705           1,748
                                                                      ------------    ------------

                     Total liabilities ............................        427,574         545,744
                                                                      ------------    ------------

Shareholders' equity:
  Preferred stock, $.01 par value; 5,000,000 shares
    authorized; no shares issued and outstanding ..................             --              --
  Common stock, $.01 par value; 25,000,000 shares
    authorized; 4,532,169 shares issued and
    outstanding ...................................................         45,322          45,322
  Additional paid-in-capital ......................................     43,355,529      43,355,529
  Unrealized holding gains (losses) on marketable securities
     available for sale ...........................................         47,690        (356,949)
  Distributions in excess of net investment income ................     (2,115,214)     (2,564,478)
                                                                      ------------    ------------

                     Total shareholders' equity ...................     41,333,327      40,479,424
                                                                      ------------    ------------

                         Total liabilities and shareholders' equity   $ 41,760,901    $ 41,025,168
                                                                      ============    ============

   The accompanying notes are an integral part of the financial statements.


                        METROPOLITAN REALTY CORPORATION

                            STATEMENT OF OPERATIONS
             for the years ended December 31, 1995, 1994 and 1993



                                                   1995           1994          1993
                                                   ----           ----          ----
Income:

  Interest income:

           From mortgage notes                  $ 2,363,121   $ 2,678,387    $ 2,705,726

           From mortgage notes, related party       391,854       394,843        408,150

  Investment income                                 866,168       555,849        475,322

  Miscellaneous income                              142,916       228,949        126,787
                                                -----------   -----------    -----------

          Total income                            3,764,059     3,858,028      3,715,985
                                                -----------   -----------    -----------

Operating expenses:

  Change in allowance for loan losses               600,000      (461,500)            --

  General and administrative                        841,903       436,562        583,925

  Net loss from foreclosed
    property held for sale                          331,953     1,295,416        337,699

  Amortization of organization costs                     --            --         93,463
                                                -----------   -----------    -----------

          Total operating expenses                1,773,856     1,270,478      1,015,087
                                                -----------   -----------    -----------

          Net investment income                 $ 1,990,203   $ 2,587,550    $ 2,700,898
                                                ===========   ===========    ===========

Net investment income per share                 $       .44   $       .57    $       .60
                                                ===========   ===========    ===========

Weighted average shares of common stock
  outstanding                                     4,532,169     4,532,169      4,532,169
                                                ===========   ===========    ===========

   The accompanying notes are an integral part of the financial statements.


                        METROPOLITAN REALTY CORPORATION

                       STATEMENT OF SHAREHOLDERS' EQUITY
             for the years ended December 31, 1995, 1994 and 1993


                                          Common Stock                         Unrealized      Distributions
                                          ------------                        Holding Gains     in Excess of
                                                                Additional     (Losses) on           Net          Total
                                                                  Paid-in       Marketable       Investment    Shareholders'
                                      Shares           Amount     Capital       Securities        Income1         Equity
                                      ------           ------   ----------    -------------     ------------   -------------
Balances at January 1, 1993          4,532,169        $45,322   $ 43,355,529                   $ (2,550,289)   $ 40,850,562

Net investment income                                                                             2,700,898       2,700,898

Cash dividend of $.54 per share                                                                  (2,447,371)     (2,447,371)
                                     ---------        -------   ------------                   ------------    ------------

Balances at December 31, 1993        4,532,169         45,322     43,355,529                     (2,296,762)     41,104,089

Net investment income                                                                             2,587,550       2,587,550

Cash dividend of $.63 per share                                                                  (2,855,266)     (2,855,266)

Adjustment to beginning balance                                                $      3,624                           3,624
  for change in accounting
  principle (Note 2)

Change in unrealized holding                                                       (360,573)                       (360,573)
  gains (losses) on marketable
  securities
                                     ---------        -------   ------------   ------------    ------------    ------------
Balances at December 31, 1994        4,532,169         45,322   $ 43,355,529       (356,949)     (2,564,478)     40,479,424

Net investment income                                                                             1,990,203       1,990,203

Change in unrealized holding                                                        404,639                         404,639
  gains (losses) on marketable
  securities

Cash dividend of $.34 per share                                                                  (1,540,939)     (1,540,939)
                                     ---------        -------   ------------   ------------    ------------    ------------

Balances at December 31, 1995        4,532,169        $45,322   $ 43,355,529   $     47,690    $ (2,115,214)   $ 41,333,327
                                     =========        =======   ============   ============    ============    ============

- ---------
1   See Note 7 to the financial statements.

   The accompanying notes are an integral part of the financial statements.


                        METROPOLITAN REALTY CORPORATION

                            STATEMENT OF CASH FLOWS
             for the years ended December 31, 1995, 1994 and 1993


                                                                              1995           1994           1993
                                                                              ----           ----           ----
Cash flows from operating activities:
  Net investment income ................................................   $ 1,990,203    $ 2,587,550    $ 2,700,898
                                                                           -----------    -----------    -----------

  Adjustments to reconcile net investment income to net cash provided by operating activities:
    Amortization of net loan origination fees ..........................       (50,095)      (104,008)       (83,832)
    Allowance for loan losses (recovery) expense .......................       600,000       (461,500)            --
    Valuation provision for foreclosed property ........................       314,421        994,134             --
    Depreciation and amortization expense ..............................        43,702         71,012         98,641
    Expiration of commitment and application fees ......................       (15,000)       (22,838)       (21,000)
    Other ..............................................................        23,263         16,557         24,223
    (Increase) decrease in assets:
      Accrued interest and other receivables ...........................       (26,896)       (33,784)        40,085
      Other assets .....................................................      (181,926)      (131,293)           190
    Increase (decrease) in liabilities:
      Accounts payable .................................................       (59,373)        16,615         28,566
      Other liabilities ................................................       (83,197)        24,566         57,050
                                                                           -----------    -----------    -----------

                           Total adjustments ...........................       564,899        369,461        143,923
                                                                           -----------    -----------    -----------

                           Net cash provided by operating
                             activities ................................     2,555,102      2,957,011      2,844,821
                                                                           -----------    -----------    -----------

Cash flows from investing activities:
  Purchases of marketable securities ...................................    (3,507,381)    (4,767,232)            --
  Collections of principal from marketable securities ..................     1,345,072      1,093,691      1,874,708
  Loan disbursements ...................................................      (444,293)      (150,000)    (1,800,000)
  Loan repayments ......................................................       355,151      4,876,191        211,043
  Commitment and loan extension fees received ..........................        73,525         38,000         40,223
  Cash proceeds from sale of foreclosed property, net ..................        92,157             --             --
  Loan origination expenses paid .......................................       (10,237)            --        (15,601)
  Capital expenditures .................................................        (1,270)            --             --
  Other receivable repayments ..........................................            --             --         16,785
                                                                           -----------    -----------    -----------

                           Net cash provided by (used in)
                             investing activities ......................    (2,097,276)     1,090,650        327,158
                                                                           -----------    -----------    -----------

Cash flows used in financing activities,
  dividends paid .......................................................    (1,540,939)    (2,855,266)    (2,447,371)
                                                                           -----------    -----------    -----------

Net increase (decrease) in cash and cash
  equivalents ..........................................................    (1,083,113)     1,192,395        724,608

Cash and cash equivalents, beginning of year ...........................     3,529,334      2,336,939      1,612,331
                                                                           -----------    -----------    -----------

Cash and cash equivalents, end of year .................................   $ 2,446,221    $ 3,529,334    $ 2,336,939
                                                                           ===========    ===========    ===========

Supplemental disclosure of cash flow information, noncash investing activities: Receivable from sale of foreclosed property - $455,000.

   The accompanying notes are an integral part of the financial statements.

                        METROPOLITAN REALTY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


1.         ORGANIZATION:

           Metropolitan Realty Corporation (the "Company"), incorporated November 13, 1986, was organized to qualify as a real estate investment trust ("REIT") under the provisions of the Internal Revenue Code. As a REIT, the Company is required to invest most of its assets in real estate assets, cash and government securities. The Company intends to invest substantially all of its assets in mortgage loans to real estate projects located in southeastern Michigan in the counties of Wayne and Macomb. At December 31, 1995, the Company's total mortgage loan portfolio is invested 74% in projects located in the City of Detroit, 11% in projects located in the County of Macomb, and 15% in projects located in the County of Wayne outside of the City of Detroit.

           The Company's mortgage loans include financing for industrial and mixed-use facilities, office buildings, and retail and residential centers. The Company has favored investments that will provide a competitive return and permanent financing for projects which create construction jobs and stimulate the Southeast Michigan economy. All mortgage loans to date are collateralized by a first lien on real property. At December 31, 1995, the Company's largest loan approximates 10% of its total assets, and the carrying value of all mortgage loans approximates 61% of its total assets.

2.         ACCOUNTING POLICIES:

           The preparation of these financial statements, in order to be presented in conformity with generally accepted accounting principles, requires that management use estimates and assumptions regarding events anticipated and transpired, together with their potential effects upon the reported amounts of assets and liabilities, as well as the disclosures and assessments of contingent liabilities at the date of the financial statements, and in determining the reported amounts of revenues, costs and expenses of the reporting periods.
           Actual results could differ from those estimates.

           Cash Equivalents

                     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

           Marketable Securities

                     The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115), effective January 1, 1994. Under SFAS No. 115, marketable securities available for sale are carried at market value, and unrealized gains and losses are included in a separate component of shareholders' equity. Shareholders' equity includes net unrealized holding gains on marketable securities of $47,690 at December 31, 1995 ($38,133 related to mortgage-backed securities and $9,557 related to U.S. Treasury

                                   Continued

                        METROPOLITAN REALTY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


2.         ACCOUNTING POLICIES, continued:

           Marketable Securities, continued:

                     notes) and net unrealized holdings losses on marketable mortgage-backed securities of $356,949 at December 31, 1994. Realized gains or losses on sales of securities are determined based upon specific identification. The realized net loss on marketable securities, included in investment income in the accompanying statement of operations, resulted from called mortgaged-backed securities and aggregated $23,263 for the year ended December 31, 1995 and $16,557 for the year ended December 31, 1994. At December 31, 1995 and 1994, all marketable securities are considered available for sale.

           Allowance for Loan Losses

                     The Company adopted SFAS 114, "Accounting by Creditors for Impairment of a Loan", on January 1, 1995. Under the new standard, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The cumulative effect of adopting the provisions of SFAS 114 was not significant.

                     The Company provides for possible losses on its portfolio of mortgage notes receivable based on an evaluation of each mortgage note. In determining the allowance for possible losses, the Company has considered various indicators of value, including market evaluations of the underlying collateral, the cost of money, operating cash flow from the property during the projected holding period and expected capitalization rates applied to the stabilized net operating income of the specified property.

                     The allowance for loan losses is established through charges to earnings in the form of a provision for credit losses. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in the provision for credit losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.


                                   Continued

                        METROPOLITAN REALTY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


2.         ACCOUNTING POLICIES, continued:

           Allowance for Loan Losses, continued:

                     The allowance is based upon management's estimates and ultimate losses may vary from the current estimates. These estimates are reviewed by management at least quarterly, and as adjustments become necessary, they are reported in the statement of operations in the period in which they become known.

           Foreclosed Property Held for Sale

                     Property acquired through loan foreclosure is initially recorded at the lesser of mortgage loan balance or fair value at the date of foreclosure. Losses, if any, attributable to the excess of the recorded investment including accrued interest over fair value are charged to the allowance for loan losses on mortgage loans at the time of foreclosure. A valuation allowance is also established at the time of foreclosure for the estimated costs to sell the property, as the Company is dependent on the liquidation of the property for the recovery of its investment in foreclosed real estate. Subsequent to foreclosure, the property is carried at the lower of cost or fair value less estimated costs to sell. The property's operating income and expenses from the date of foreclosure are reflected in the statement of operations. Depreciation of the property commences one year from the date of foreclosure. Income from guarantor settlements is recognized when received.

           Organization Costs

                     Certain costs related to the organization of the Company were capitalized at cost and amortized on a straight-line basis over 60 months. Organization costs became fully amortized in fiscal 1993.

           Income Taxes

                     The Company intends to operate at all times to qualify as a real estate investment trust under the provisions of the Internal Revenue Code. In general, each year qualification is met, income is not subject to federal income tax at the company level to the extent distributed to shareholders.

           Revenue Recognition

                     Loan origination fees received from the borrower, in excess of loan origination costs paid, are amortized to interest income using the effective interest method over the life of the mortgage loan.


                                   Continued

                        METROPOLITAN REALTY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


2.         ACCOUNTING POLICIES, continued:

           Revenue Recognition, continued:

                     Interest income is accrued when earned. The Company discontinues the accrual of interest income when circumstances exist which cause the collection of interest to be doubtful. The determination to discontinue accruing interest is made after a review by the Company's management of all relevant facts, including delinquency of principal and/or interest, and financial stability of the borrower. The Company classifies loans on which the accrual of interest has been discontinued as nonearning. Interest income on nonaccrual loans is recognized on a cash basis if the future collectibility of the recorded loan balance is expected. When the future collectibility of the recorded loan balance is doubtful, collection of interest will be applied as a reduction to outstanding loan principal. All mortgage loans held by the Company are classified as earning loans at December 31, 1995 and 1994.


3.         MARKETABLE SECURITIES:

           Marketable securities at December 31, 1995 and 1994 consisted of the following:

                                                              1995                           1994
                                                 -----------------------------    --------------------------

                              Interest Rate at
                                  12/31/95           Cost         Market Value        Cost      Market Value
                              -----------------      ----         ------------        ----      ------------
U.S. Treasury Note                   6.125%     $ 3,507,383       $ 3,516,940

Federal National                6.36%-6.44%       5,956,601         5,948,714     $ 6,504,138   $ 6,218,604
Mortgage Association,
pass through

Federal Home Loan               7.92%-8.02%       3,815,059         3,861,079       4,635,859     4,564,444
                                                -----------       -----------     -----------   -----------
Mortgage Corporation,
pass through

                                                $13,279,043       $13,326,733     $11,139,997   $10,783,048
                                                ===========       ===========     ===========   ===========


           The U.S. Treasury note has a scheduled maturity in July 1996. The mortgage-backed securities mature according to payment characteristics of the underlying loans. The ultimate maturity dates of the mortgage-backed securities held by the Company at December 31, 1995 range from January 2017 to August 2024.



                                   Continued

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE:

           Mortgage notes receivable as of dates indicated are summarized as follows:

=============================================================================================================================



                                                                          Final
                                          Interest                      Maturity                     Periodic
        Description                         Rate                          Date                     Payment Terms

- -----------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Industrial and Mixed-Use Facilities and Office Buildings:
First mortgage note                    9.09%                         December 2000     Monthly payments of principal and
on parking garage in                                                                   interest of $35,494 until maturity, at
Detroit, Michigan                                                                      which time the remaining unpaid
                                                                                       principal balance of approximately
                                                                                       $4,010,000 is due. The note may be
                                                                                       prepaid in whole, but not in part, for
                                                                                       a fee ranging from 1 percent to 1.5
                                                                                       percent of the outstanding principal
                                                                                       balance at the time of prepayment.

First mortgage on             10.25% through March 31,                 April 2000      Monthly payments in varying
rehabilitation of             1995 adjusted to 9.26% on                                installments of principal and interest
historic office               April 1, 1995**                                          until maturity, at which time the
building located in                                                                    remaining unpaid principal balance
Detroit, Michigan                                                                      of approximately $1,858,000 is due.
                                                                                       The note may be prepaid in whole,
                                                                                       but not in part, for a set fee based
                                                                                       upon the rate by which the annual
                                                                                       yield on certain U.S. Treasury
                                                                                       securities exceeds the yield on the
                                                                                       note through April 1997, after which
                                                                                       time the fee ranges from 1 percent
                                                                                       to 3 percent of the outstanding
                                                                                       principal balance at the time of
                                                                                       prepayment.

================================================================================================================================
                                                                                                                    Principal
                                                                                                                    Amount of
                                                                           Carrying Amount of                     Loans Subject
                                          Face                          Mortgages at December 31,*                      to
                           Prior        Amount of                       -------------------------                   Delinquent
        Description        Liens        Mortgage              1995                1994                 1993         Principal
                                                                                                                   and Interest
- --------------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Industrial and Mixed-Use Facilities and Office Buildings:
First mortgage note        None        $4,376,000          $4,206,330           $4,238,157          $4,265,018
on parking garage in
Detroit, Michigan

First mortgage on          None         1,900,000           1,812,889            1,836,190           1,703,506
rehabilitation of
historic office
building located in
Detroit, Michigan

- ---------
* The carrying amount is reduced for unamortized loan origination fees received in excess of loan origination costs paid.

** Adjustment based on the U.S. Treasury Securities weekly average yield adjusted to a constant maturity of 5 years plus 2.25%.

Continued                         F-11

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, Continued:

=============================================================================================================================



                                                                          Final
                                          Interest                      Maturity                     Periodic
        Description                         Rate                          Date                     Payment Terms

- -----------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Industrial and Mixed-Use Facilities and Office Buildings:
First mortgage                             9.875%                     February 1999     Monthly payments in varying
permanent loan on a                                                                     installments of principal and interest
light industrial                                                                        until maturity, at which time the
building located in                                                                     remaining unpaid principal balance
Plymouth Township,                                                                      of approximately $2,402,000 is due.
Michigan                                                                                The note may be prepaid in whole,
                                                                                        but not in part, for a fee based upon
                                                                                        the rate by which the annual yield
                                                                                        on certain U.S. Treasury securities
                                                                                        exceeds the yield on the note at the
                                                                                        time of prepayment.

First mortgage on                          10.50%                     December 2000     Monthly payments of interest only
day care center                                                                         until January 1993 when payments
located in Plymouth,                                                                    in varying installments of principal
Michigan                                                                                and interest commence until
                                                                                        maturity, at which time the
                                                                                        remaining unpaid principal balance
                                                                                        of approximately $908,000 is due.
                                                                                        The note may be prepaid in whole,
                                                                                        but not in part, for a fee based upon
                                                                                        the rate by which the annual yield
                                                                                        on certain U.S. Treasury securities
                                                                                        exceeds the yield on the note at the
                                                                                        time of prepayment.

================================================================================================================================
                                                                                                                    Principal
                                                                                                                    Amount of
                                                                           Carrying Amount of                     Loans Subject
                                          Face                          Mortgages at December 31,*                      to
                           Prior        Amount of                       -------------------------                   Delinquent
        Description        Liens        Mortgage              1995                1994                 1993         Principal
                                                                                                                   and Interest
- --------------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Industrial and Mixed-Use Facilities and Office Buildings:
First mortgage             None        $2,525,000          $2,445,235          $2,458,787           $2,471,031
permanent loan on a
light industrial
building located in
Plymouth Township,
Michigan

First mortgage on          None           960,000             940,653             945,613              950,070
day care center
located in Plymouth,
Michigan

- ---------
* The carrying amount is reduced for unamortized loan origination fees received in excess of loan origination costs paid.

Continued                                  F-12

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, Continued:

=============================================================================================================================



                                                                          Final
                                          Interest                      Maturity                     Periodic
        Description                         Rate                          Date                     Payment Terms

- -----------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Industrial and Mixed-Use Facilities and Office Buildings:
First mortgage on             9.875% through October 31,             October 2000      Monthly payments in varying
retail tire                   1995 adjusted to 7.25% on                                installments of principal and interest
center located in             November 1, 1995 based on                                until maturity, at which time the
Woodhaven,                    the U.S. Treasury average                                remaining unpaid principal balance
Michigan                      weekly yield adjusted to a                               of approximately $647,000 is due.
                              constant maturity of 5 years                             The note may be prepaid in whole,
                              plus 1.5% at that date                                   but not in part, for a fee of 1 percent
                                                                                       of the outstanding principal balance
                                                                                       or based upon the rate by which the
                                                                                       annual yield on certain U.S.
                                                                                       Treasury securities exceeds the yield
                                                                                       on the note at the time of
                                                                                       prepayment.

First mortgage on             9.50% through February 28,             February 2001     Monthly payments in varying
retail tire center            1996. The interest rate will                             installments of principal and interest
located in Sterling           be adjusted on March 1,                                  until maturity, at which time the
Heights, Michigan             1996 to the U.S. Treasury                                remaining unpaid principal balance
                              weekly average yield                                     of approximately $693,000 is due.
                              adjusted to a constant                                   The note may be prepaid in whole,
                              maturity of 5 years plus 1.5%                            but not in part, for a fee of 1 percent
                                                                                       to 2 percent of the outstanding
                                                                                       principal balance or based upon the
                                                                                       rate by which the annual yield on
                                                                                       certain U.S. Treasury securities
                                                                                       exceeds the yield on the note at the
                                                                                       time of prepayment.

================================================================================================================================
                                                                                                                    Principal
                                                                                                                    Amount of
                                                                           Carrying Amount of                     Loans Subject
                                          Face                          Mortgages at December 31,*                      to
                           Prior        Amount of                       -------------------------                   Delinquent
        Description        Liens        Mortgage              1995                1994                 1993         Principal
                                                                                                                   and Interest
- --------------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Industrial and Mixed-Use Facilities and Office Buildings:
First mortgage on          None        $  695,000          $  669,449           $  673,579          $  676,731
retail tire
center located in
Woodhaven,
Michigan

First mortgage on          None           750,000             719,601              723,425             726,887
retail tire center
located in Sterling
Heights, Michigan

- ---------
* The carrying amount is reduced for unamortized loan origination fees received in excess of loan origination costs paid.

Continued                           F-13

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, Continued:

=============================================================================================================================



                                                                          Final
                                          Interest                      Maturity                     Periodic
        Description                         Rate                          Date                     Payment Terms

- -----------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Industrial and Mixed-Use Facilities and Office Buildings:
First mortgage on                        10.25%                      April 2003        Monthly payments of interest only
office building                                                                        through April 1995 and varying
located in Detroit,                                                                    installments of principal and interest
Michigan                                                                               from May 1995 until maturity, at
                                                                                       which time the remaining unpaid
                                                                                       principal balance of approximately
                                                                                       $1,695,000 is due. The note may be
                                                                                       prepaid in whole, but not in part, at
                                                                                       varying prepayment rates, based on
                                                                                       the date of prepayment.

First mortgage on                        10.50%                      July 1997**       Monthly payments of principal and
Industrial building                                                                    interest of $11,933 until maturity, at
located in Van Buren                                                                   which time the remaining unpaid
Township, Michigan                                                                     principal balance of approximately
                                                                                       $1,185,230 is due. The note may be
                                                                                       prepaid in whole, but not in part, for
                                                                                       a fee based upon the rate by which
                                                                                       the annual yield on certain U.S.
                                                                                       Treasury securities exceeds the yield
                                                                                       on the note at the time of
                                                                                       prepayment.

================================================================================================================================
                                                                                                                    Principal
                                                                                                                    Amount of
                                                                           Carrying Amount of                     Loans Subject
                                          Face                          Mortgages at December 31,*                      to
                           Prior        Amount of                       -------------------------                   Delinquent
        Description        Liens        Mortgage              1995                1994                 1993         Principal
                                                                                                                   and Interest
- --------------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Industrial and Mixed-Use Facilities and Office Buildings:
First mortgage on          None        $1,800,000          $1,741,822           $1,743,332          $1,739,059
office building
located in Detroit,
Michigan

First mortgage on          None          1,250,000                 --                  --            1,212,924
Industrial building
located in Van Buren
Township, Michigan

- ---------
* The carrying amount is reduced for unamortized loan origination fees received in excess of loan origination costs paid.

** On November 9, 1994, the outstanding principal balance of this mortgage note was prepaid. The Company also received a prepayment penalty of approximately $114,000.

Continued                           F-14

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, Continued:

=============================================================================================================================



                                                                          Final
                                          Interest                      Maturity                     Periodic
        Description                         Rate                          Date                     Payment Terms

- -----------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Industrial and Mixed-Use Facilities and Office Buildings:
Renovation of office          1% Over Prime (Prime Rate              July 1997         Monthly payments in varying
building located in           at December 31, 1995 was                                 installments of interest until
Detroit, Michigan             8.5%)                                                    maturity, at which time it is
                                                                                       anticipated that it will convert to a
                                                                                       permanent loan. The construction
                                                                                       note may be prepaid in whole, but
                                                                                       not in part, for a fee based upon the
                                                                                       rate by which the annual yield on
                                                                                       certain U.S. Treasury Securities
                                                                                       exceeds the yield on the rate at the
                                                                                       time of prepayment.

================================================================================================================================
                                                                                                                    Principal
                                                                                                                    Amount of
                                                                           Carrying Amount of                     Loans Subject
                                          Face                          Mortgages at December 31,*                      to
                           Prior        Amount of                       -------------------------                   Delinquent
        Description        Liens        Mortgage              1995                1994                 1993         Principal
                                                                                                                   and Interest
- --------------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Industrial and Mixed-Use Facilities and Office Buildings:
Renovation of office       None        $1,365,000          $420,406                 --                  --
building located in                    (of which
Detroit, Michigan                      $921,000 is
                                       undisbursed at
                                       December 31,
                                       1995)

- ---------
* The carrying amount is reduced for unamortized loan origination fees received in excess of loan origination costs paid.

Continued                              F-15

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, Continued:

=============================================================================================================================



                                                                          Final
                                          Interest                      Maturity                     Periodic
        Description                         Rate                          Date                     Payment Terms

- -----------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Shopping Centers:
Shopping center               10.50% through December                December 1999     Monthly payments in varying
located in Detroit,           31, 1994 adjusted to                                     installments of principal and interest
Michigan                      10.875% on January 1,                                    until maturity, at which time the
                              1995**                                                   remaining unpaid principal balance
                                                                                       of approximately $941,000 is due.
                                                                                       The note may be prepaid in whole,
                                                                                       but not in part, for a fee ranging
                                                                                       from 1 percent to 5 percent of the
                                                                                       outstanding principal balance or
                                                                                       based upon the rate by which the
                                                                                       annual yield on certain U.S.
                                                                                       Treasury securities exceeds the yield
                                                                                       on the note at the time of
                                                                                       prepayment.

Shopping center                            9.3752%                   January 2000      Monthly payments of principal and
located in Sterling                                                                    interest of $18,298 until maturity, at
Heights, Michigan                                                                      which time the remaining unpaid
                                                                                       principal balance of approximately
                                                                                       $2,028,000 is due. The note may be
                                                                                       prepaid in whole, but not in part, for
                                                                                       a fee based upon the rate by which
                                                                                       the annual yield on certain U.S.
                                                                                       Treasury securities at the time of
                                                                                       prepayment exceeds the yield on
                                                                                       the note through January 1997. After
                                                                                       such date, the note may be prepaid
                                                                                       without a fee.

================================================================================================================================
                                                                                                                    Principal
                                                                                                                    Amount of
                                                                           Carrying Amount of                     Loans Subject
                                          Face                          Mortgages at December 31,*                      to
                           Prior        Amount of                       -------------------------                   Delinquent
        Description        Liens        Mortgage              1995                1994                 1993         Principal
                                                                                                                   and Interest
- --------------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Shopping Centers:
Shopping center            None        $1,080,500          $  965,898           $  971,030          $  975,153
located in Detroit,
Michigan

Shopping center            None         2,200,000           2,111,851            $2,127,504          2,141,578
located in Sterling
Heights, Michigan

- ---------
* The carrying amount is reduced for unamortized loan origination fees received in excess of loan origination costs paid.

** Adjustment based on the U.S. Treasury Securities weekly average yield adjusted to constant maturity of 5 years plus 3%.

Continued                           F-16

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, Continued:

=============================================================================================================================



                                                                          Final
                                          Interest                      Maturity                     Periodic
        Description                         Rate                          Date                     Payment Terms

- -----------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Shopping Centers:
Shopping center                             9.17%                    June 1994         Monthly payments of interest only of
located in St. Clair                                                                   $25,218 until maturity, at which
Shores, Michigan                                                                       time the remaining unpaid principal
                                                                                       balance of $3,300,000 is due.

Rehabilitation of                          11.25%                    October 2000      Monthly payments of principal and
shopping center                                                                        interest of $16,471 until maturity, at
located in Detroit,                                                                    which time the remaining unpaid
Michigan                                                                               principal balance of approximately
                                                                                       $1,477,000 is due. The note may be
                                                                                       prepaid in whole, but not in part, for
                                                                                       a fee based upon the rate by which
                                                                                       the annual yield on certain U.S.
                                                                                       Treasury securities exceeds the yield
                                                                                       on the note at the time of
                                                                                       prepayment.

Rehabilitation of                          11.25%                    October 2000      Monthly payments of principal and
shopping center                                                                        interest of $21,961 until maturity, at
located in Detroit,                                                                    which time the remaining unpaid
Michigan                                                                               principal balance of approximately
                                                                                       $1,969,000 is due. The loan may be
                                                                                       prepaid in whole, but not in part,
                                                                                       and may require payment of a fee
                                                                                       based upon the rate by which the
                                                                                       annual yield on certain U.S.
                                                                                       Treasury securities exceeds the yield
                                                                                       on the note at the time of
                                                                                       prepayment.

================================================================================================================================
                                                                                                                    Principal
                                                                                                                    Amount of
                                                                           Carrying Amount of                     Loans Subject
                                          Face                          Mortgages at December 31,*                      to
                           Prior        Amount of                       -------------------------                   Delinquent
        Description        Liens        Mortgage              1995                1994                 1993         Principal
                                                                                                                   and Interest
- --------------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Shopping Centers:
Shopping center            None        $3,300,000                 --                   --           $3,300,000
located in St. Clair
Shores, Michigan

Rehabilitation of          None         1,650,000          $1,575,680           $1,589,953           1,602,673
shopping center
located in Detroit,
Michigan

Rehabilitation of          None         2,200,000           2,100,907            2,119,938           2,136,897
shopping center
located in Detroit,
Michigan

- ---------
* The carrying amount is reduced for unamortized loan origination fees received in excess of loan origination costs paid.

Continued                          F-17

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, Continued:

=============================================================================================================================



                                                                          Final
                                          Interest                      Maturity                     Periodic
        Description                         Rate                          Date                     Payment Terms

- -----------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Shopping Centers:
Shopping center                            10.25%                      April 1997      Monthly payments in varying
located in Detroit,                         and                                        installments of principal and interest
Michigan                                    9.75%                                      until maturity, at which time the
                                                                                       remaining unpaid principal balance
                                                                                       of approximately $2,277,000 is due.
                                                                                       The note may be prepaid in whole,
                                                                                       but not in part, for a fee based upon
                                                                                       the rate by which the annual yield
                                                                                       on certain U.S. Treasury securities
                                                                                       exceeds the yield on the note at the
                                                                                       time of prepayment.

================================================================================================================================
                                                                                                                    Principal
                                                                                                                    Amount of
                                                                           Carrying Amount of                     Loans Subject
                                          Face                          Mortgages at December 31,*                      to
                           Prior        Amount of                       -------------------------                   Delinquent
        Description        Liens        Mortgage              1995                1994                 1993         Principal
                                                                                                                   and Interest
- --------------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Shopping Centers:
Shopping center            None        $2,500,000          $2,329,018           $2,362,444          $2,392,384
located in Detroit,
Michigan

- ---------
* The carrying amount is reduced for unamortized loan origination fees received in excess of loan origination costs paid.

Continued                            F-18

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, Continued:


=============================================================================================================================



                                                                          Final
                                          Interest                      Maturity                     Periodic
        Description                         Rate                          Date                     Payment Terms

- -----------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Apartment Buildings:
Renovation of 75-                           8.0%                       August 2000     Monthly payments of interest only
unit building located                        and                                       through April 1994 and varying
in Detroit, Michigan                        9.5%                                       installments of principal and interest
                                                                                       from May 1994 until maturity, at
                                                                                       which time the remaining unpaid
                                                                                       principal balance of approximately
                                                                                       $1,284,000 is due. The note may be
                                                                                       prepaid in whole, but not in part,
                                                                                       and may require payment of a fee
                                                                                       based upon the rate by which the
                                                                                       annual yield on certain U.S.
                                                                                       Treasury securities exceeds the yield
                                                                                       on the note at the time of
                                                                                       prepayment.

================================================================================================================================
                                                                                                                    Principal
                                                                                                                    Amount of
                                                                           Carrying Amount of                     Loans Subject
                                          Face                          Mortgages at December 31,*                      to
                           Prior        Amount of                       -------------------------                   Delinquent
        Description        Liens        Mortgage              1995                1994                 1993         Principal
                                                                                                                   and Interest
- --------------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Apartment Buildings:
Renovation of 75-          None        $1,260,000**        $1,361,789           $1,369,349          $1,369,463
unit building located
in Detroit, Michigan

- ---------
* The carrying amount is reduced for unamortized loan origination fees received in excess of loan origination costs paid.

** During 1993, the Company modified the terms of this mortgage note, pursuant to which approximately $125,000 of interest was added to the principal balance of the mortgage.

Continued                             F-19

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, Continued:

=============================================================================================================================



                                                                          Final
                                          Interest                      Maturity                     Periodic
        Description                         Rate                          Date                     Payment Terms

- -----------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Apartment Buildings:
Renovation of 54-                            9.25%                   September 2000    Monthly payments of principal and
unit building located                                                                  interest of $5,800 until maturity, at
in Detroit, Michigan                                                                   which time the remaining unpaid
                                                                                       principal balance of approximately
                                                                                       $557,000 is due. The note may be
                                                                                       prepaid in whole, but not in part,
                                                                                       and may require payment of a fee
                                                                                       based upon the rate by which the
                                                                                       annual yield on certain U.S.
                                                                                       Treasury securities exceeds the yield
                                                                                       on the note at the time of
                                                                                       prepayment.**

24-unit building                            10.25%                   January 2001      Monthly payments in varying
located in Detroit,                                                                    installments of principal and interest
Michigan                                                                               until maturity, at which time the
                                                                                       remaining unpaid principal balance
                                                                                       of approximately $241,000 is due.
                                                                                       The note may be prepaid in whole,
                                                                                       but not in part, and may require
                                                                                       payment of a fee based upon the
                                                                                       rate by which the annual yield on
                                                                                       certain U.S. Treasury securities
                                                                                       exceeds the yield on the note at the
                                                                                       time of prepayment.

================================================================================================================================
                                                                                                                    Principal
                                                                                                                    Amount of
                                                                           Carrying Amount of                     Loans Subject
                                          Face                          Mortgages at December 31,*                      to
                           Prior        Amount of                       -------------------------                   Delinquent
        Description        Liens        Mortgage              1995                1994                 1993         Principal
                                                                                                                   and Interest
- --------------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Apartment Buildings:
Renovation of 54-          None        $728,000            $614,211             $622,842            $703,403
unit building located
in Detroit, Michigan

24-unit building           None         275,000             258,623              261,166             263,451
located in Detroit,
Michigan

- ---------
* The carrying amount is reduced for unamortized loan origination fees received in excess of loan origination costs paid.

** In December 1994, the Company modified the terms of this loan pursuant to which $75,000 of principal was prepaid and the interest rate was reduced from 11% to 9.25%.


Continued                           F-20

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, Continued:

=============================================================================================================================



                                                                          Final
                                          Interest                      Maturity                     Periodic
        Description                         Rate                          Date                     Payment Terms

- -----------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Apartment Buildings:
Renovation of 167                     10.25% and 12.25%                April 1997      Monthly payments in varying
unit building located                                                                  installments of principal and interest
in Detroit, Michigan                                                                   until maturity, at which time the
                                                                                       remaining unpaid principal balance
                                                                                       of approximately $1,910,857 is due.
                                                                                       The note may be prepaid in whole,
                                                                                       but not in part, for a fee based upon
                                                                                       the rate by which the annual yield
                                                                                       on certain U.S. Treasury securities
                                                                                       exceeds the yield on the note at the
                                                                                       time of prepayment.

205-unit high-rise                         10.00%                      August 2000     Monthly payments in varying
apartment building                                                                     installments of principal and interest
located in Detroit,                                                                    until maturity, at which time the
Michigan                                                                               remaining unpaid principal balance
                                                                                       is due. The note may be prepaid in
                                                                                       whole or in part at anytime.

================================================================================================================================
                                                                                                                    Principal
                                                                                                                    Amount of
                                                                           Carrying Amount of                     Loans Subject
                                          Face                          Mortgages at December 31,*                      to
                           Prior        Amount of                       -------------------------                   Delinquent
        Description        Liens        Mortgage              1995                1994                 1993         Principal
                                                                                                                   and Interest
- --------------------------------------------------------------------------------------------------------------------------------
First Mortgage Notes on Apartment Buildings:
Renovation of 167          None        $      2,500,000    $      2,239,156     $      2,350,670    $     2,418,934
unit building located
in Detroit, Michigan

205-unit high-rise         None                 455,000             450,810                   --                 --
apartment building
located in Detroit,
Michigan
                                       ----------------    ----------------     ----------------    ---------------
                                             33,769,500          26,964,328           26,393,979         31,049,162        --
Allowance for
loan losses                                                      (1,600,000)          (1,000,000)        (1,461,500)
                                       ----------------    ----------------     ----------------    ---------------
Mortgage notes
receivable, net of
allowance for loan
losses                                 $     33,769,500    $     25,364,328     $     25,393,979    $    29,587,662        --
                                       ================    ================     ================    ===============

- ---------
* The carrying amount is reduced for unamortized loan origination fees received in excess of loan origination costs paid.

Continued                          F-21

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, Continued:


Aggregate, contractual annual maturities of mortgage note receivable principal are as follows:

           1996                                     $   440,034
           1997                                       5,088,625
           1998                                         283,573
           1999                                       3,631,394
           2000                                      15,361,258
           2001 and after                             2,403,406
                                                    -----------
                                                     27,208,290
Less unamortized net loan
  origination fees                                      243,962
                                                    -----------
                                                    $26,964,328
                                                    ===========

Continued                        F-22

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, continued:

           A reconciliation of the carrying value of mortgage notes receivable for the years ended December 31, 1995, 1994 and 1993 is as follows:

                                                              December 31,
                                                --------------------------------------------
                                                    1995           1994             1993
                                                    ----           ----             ----
Mortgage notes receivable:
Balance, beginning of year                      $ 26,393,979    $ 31,049,162    $ 29,328,358
                                                ------------    ------------    ------------

Additions:
    New mortgage loans                               899,293         150,000       1,800,000
    Amortization of net loan origination fees         50,095         104,008          60,946
    Amortization of loan discount                         --              --          22,886
    Interest deferred until maturity
       of mortgage loan                                   --              --         124,550
                                                ------------    ------------    ------------

                     Total additions                 949,388         254,008       2,008,382
                                                ------------    ------------    ------------

Deductions:
    Collections of principal                        (355,151)     (4,876,191)       (211,043)
    Loan origination fees received                   (23,888)        (33,000)        (76,535)
                                                ------------    ------------    ------------

                     Total deductions               (379,039)     (4,909,191)       (287,578)
                                                ------------    ------------    ------------

Balance, close of year                            26,964,328      26,393,979      31,049,162
                                                ------------    ------------    ------------

Allowance for loan losses:
Balance, beginning of year                        (1,000,000)     (1,461,500)     (1,461,500)
                                                ------------    ------------    ------------

(Provisions to) recovery from operations            (600,000)        461,000              --

Balance, close of year                            (1,600,000)     (1,000,000)     (1,461,500)
                                                ------------    ------------    ------------

Mortgage notes receivable, net of
    allowance for loan losses                   $ 25,364,328    $ 25,393,979    $ 29,587,662
                                                ============    ============    ============

During the year ended December 31, 1995, the Company earned approximately $392,000 or 10.4% of its total income on one mortgage note with a carrying value of approximately $4,206,000.

Two mortgage notes carried at an aggregate carrying value of approximately $3,677,000; four mortgage notes carried at an aggregate carrying value of approximately $3,201,000 and two mortgage notes carried at an aggregate carrying value of approximately $2,162,228 at December 31, 1995, made with entities affiliated through common ownership earned the Company $423,940, $313,898 and $204,687, respectively, during the year ended December 31, 1995.

                                   Continued
                                     F-23

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, continued:

           The Company evaluates its portfolio of mortgage loans on an individual basis, comparing the amount at which the investment is carried to its estimated net realizable value. In making its evaluations, the Company has assumed that it will be able to acquire property collateralizing mortgage loans by foreclosure, if deemed appropriate, and hold and dispose of such assets and real estate currently owned in the ordinary course of business to maximize the return to the Company. The evaluations and related assumptions are dependent upon current estimates of future operations, proceeds, costs, events and general market and economic conditions all of which are influenced by many unpredictable factors. Accordingly, the ultimate realizations of the Company's investments, including future income, may differ from amounts presently estimated.

           The Company had maintained an allowance for doubtful accounts of $1,461,500 from December 31, 1992 through the third quarter of 1994 to reflect the expected recoverable cash flows from three troubled loans. During 1994, the cash flows generated by one of the above loans which had previously been in default, collateralized by a shopping center, increased significantly. As this increase was supported by an improvement in tenant base, the Company determined at December 31, 1994 that this loan no longer required a loss reserve. The loan loss reserve was reduced, accordingly, by $461,500 during the fourth quarter of 1994 to $1,000,000. The other loan with an affiliated borrower, which was also formerly in default, had not exhibited the same magnitude of improvement in cash flows and tenants during 1994. The loan loss reserve, however, was further reduced by $250,000 in the second quarter of 1995, based on the Company's determination that the continued assignment of rents reduced the risk of loss associated with this loan.

           During the third quarter of 1995, the Company determined that an $850,000 increase in the allowance related to certain loans was necessary as a result of the continued deterioration of the underlying collateral and limited market rent potential on these loans. In its analysis of the adequacy of the allowance for loan losses, the Company used operating cash flow analyses and other information obtained through an independent valuation of the Company's mortgage portfolio performed in conjunction with the proposed restructuring discussed in Note 11. The Company believes that the allowance for loan losses of $1,600,000 at December 31, 1995 is adequate to properly reflect the portfolio of mortgage loans at estimated net realizable value.

           The Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114), as amended by SFAS 118, on January 1, 1995. Under these new standards, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on the discounted cash flows of the underlying collateral. The cumulative effect of adopting the provisions of SFAS No. 114 was not significant. At December 31, 1995, the total recorded investment in impaired loans, as defined by SFAS 114, was $5,308,000. The allowance related to these loans totaled $1,600,000 at December 31, 1995. The average recorded investment in impaired loans was approximately $5,328,000 and interest income was $536,117 for the

                                   Continued
                                     F-24

                        METROPOLITAN REALTY CORPORATION

4.         MORTGAGE NOTES RECEIVABLE, continued:

           year ended December 31, 1995. All impaired loans were classified as earning loans during 1995, with interest income recognized on an accrual basis.


5.         REAL ESTATE OWNED:

           At December 23, 1992, the Company obtained an apartment building located in Detroit, Michigan, through a foreclosure sale. This property was the collateral for a construction loan under which the borrower defaulted during 1992. The carrying value of the property was written down to its estimated fair value at the time of foreclosure of $2,100,000, based upon a July 1992 independent appraisal, net of a $140,000 valuation allowance for the estimated costs to sell the property. At December 31, 1994, the carrying value of the property was reduced to $900,000 to reflect an updated property valuation based on the results of the Company's marketing efforts to locate a buyer for the property. The carrying value of the property was further written down to $555,000 during the quarter ended June 30, 1995 as the result of an offer to purchase the property.


           On August 1, 1995, the sale of this property was consummated. In accordance with the terms of the purchase agreement, the Company received $100,000 of the purchase price at the August 1, 1995 settlement date. The remaining $455,000 of the purchase price will be paid, pursuant to the terms of a mortgage note bearing interest at 10% per annum, in monthly installments of principal and interest of $4,889 commencing in September 1995 until maturity in August 2000, at which time the remaining unpaid principal of approximately $375,000 is due. The mortgage note is guaranteed by the borrower and may be prepaid in whole or in part at any time.

           The property's operating income and expenses from the date of foreclosure are reflected in the statement of operations. The net loss from foreclosed property held for sale, for the years ended December 31, 1995, 1994, and 1993 totaled $331,953, $1,295,416 and
           $337,699 and consisted of the following:


                                   Continued
                                     F-25

                        METROPOLITAN REALTY CORPORATION

5.         REAL ESTATE OWNED, continued:


                               1995         1994         1993
                               ----         ----         ----
Rental income              $  432,292   $  661,679   $  553,668
                           ----------   ----------   ----------

Expenses:
  Operating expenses          380,011      840,950      834,503
  Valuation provision         314,421      994,134           --
  Depreciation expense         38,422       65,866           --
  Management fees              23,779       37,538       40,123
  Professional fees             7,612       18,607       16,741
                           ----------   ----------   ----------

    Total expenses            764,245    1,957,095      891,367
                           ----------   ----------   ----------

Net loss from foreclosed
  property held for sale   $  331,953   $1,295,416   $  337,699
                           ==========   ==========   ==========



6.         FINANCIAL INSTRUMENTS:

           The estimated fair value of financial instruments held by the Company at December 31, 1995 and 1994, and the valuation techniques used to estimate the fair value, were as follows:


                                               1995                               1994
                                              ------                             ------
                                      Carrying       Estimated          Carrying       Estimated
                                       Value         Fair Value           Value        Fair Value
                                      --------       ----------         --------       ----------
Cash and cash equivalents           $ 2,446,221      $ 2,446,221      $ 3,529,334      $ 3,529,334

Marketable securities                13,326,733       13,374,423       10,783,048       10,426,099

Mortgage notes receivable, net       25,364,328       25,490,028       25,393,979       25,203,520

Accrued interest and other              282,620          282,620          255,724          255,724
receivables

Accounts payable                        125,532          125,532          184,905          184,905

           Cash and cash equivalents     --     The carrying amount is a
                                                reasonable estimate of fair
                                                value.

           Marketable securities         --     The estimated fair value of
                                                marketable securities is
                                                estimated based on quoted
                                                market prices.



                                   Continued
                                     F-26

                        METROPOLITAN REALTY CORPORATION

6.         FINANCIAL INSTRUMENTS, continued:


           Mortgage notes receivable,
           net                           --     The fair value of mortgage
                                                notes receivable is estimated
                                                by discounting future cash
                                                flows using an estimated
                                                discount rate which reflects
                                                the current credit, interest
                                                rate and prepayment risks
                                                associated with similar types
                                                of instruments.

           Accrued interest and other
           receivables                   --     The carrying amount is a
                                                reasonable estimate of fair
                                                value.

           Accounts payable              --     The carrying amount is a
                                                reasonable estimate of fair
                                                value.

7.         FEDERAL INCOME TAX:

           A real estate investment trust is not subject to federal income tax on taxable income distributed to its shareholders during its fiscal year and subsequent year, but prior to filing its federal tax return. If, however, the real estate investment trust has retained income within the limits allowed under the federal tax laws, it must pay tax at corporate rates on its undistributed income. Furthermore, if the real estate investment trust fails to distribute, during the fiscal year, an amount equal to 85% of its taxable income for that year, it is subject to a 4% excise tax on the shortfall. The excise tax is not deductible for federal income tax purposes. Income for tax and financial reporting purposes is reconciled as follows:



                                   Continued
                                     F-27

                        METROPOLITAN REALTY CORPORATION

7.         FEDERAL INCOME TAX, continued:

- -------------------------------------------------------------------------------------------------
                                                           1995           1994           1993
                                                           ----           ----           ----
- -------------------------------------------------------------------------------------------------
Investment income before income
tax on undistributed earnings                           $ 1,990,203    $ 2,587,550    $ 2,700,898


Increase (decrease) in taxable income resulting from:

    Loan origination and appli-
      cation fees, net                                        8,430        (88,845)       (57,324)

    Provision for valuation
      allowances, net                                       914,421        532,634             --

    Realized loss on sale of
      foreclosed property                                (1,566,594)            --             --

    Bad debt expense                                             --       (312,000)            --

    Dividends declared on
      investment income                                  (1,314,329)    (2,764,623)    (2,673,980)


    Other, net                                              (32,131)        45,284         30,406
                                                        -----------    -----------    -----------

      Taxable investment income                                  --             --             --
                                                        ===========    ===========    ===========


8.         RELATED PARTY TRANSACTIONS:

           The Company was involved in various transactions with affiliates as follows:

           o One of the Company's legal counselors is also a member of the Company's Board of Directors. Fees for legal services provided by the director's law firm amount to $306,394, $153,296 and $57,599 for the years ended December 31, 1995, 1994 and 1993, respectively, of which $227,586 and $70,076 of the fees earned in 1995 and 1994, respectively, relate to the transaction discussed in Note
                     11. Accrued legal fees of $30,860 and $22,524 are included in accounts payable in the accompanying balance sheet at December 31, 1995 and 1994, respectively.


                                   Continued
                                     F-28

                        METROPOLITAN REALTY CORPORATION

8.         RELATED PARTY TRANSACTIONS, continued:

           o Fees aggregating $23,920, $19,831, and $19,261 for the years ended December 31, 1995, 1994 and 1993, respectively, were earned by a shareholder of the Company for providing various investment and other services to the Company.

           o Consulting fees under a contractual agreement aggregating $44,520, $42,400 and $40,000 were earned by an officer of the Company in 1995, 1994 and 1993 respectively.

           o During 1995, one of the Company's board members became the vice president of an entity which has a mortgage note with the Company. The carrying amount of the mortgage note receivable totaled $4,206,330 and $4,238,157 at December 31, 1995 and 1994, respectively and earned the Company $391,854, $394,843 and $408,150 during the years ended December 31, 1995, 1994 and 1993, respectively.


9.         DIVIDEND DECLARATION:

           Under pertinent provisions of the Internal Revenue Code, a real estate investment trust may consider a dividend declared in a subsequent year to be a distribution of income of the immediately prior year and thus reduce income subject to income tax. On March 13, 1996, the Board of Directors of the Company declared a cash dividend of $.11 per share of common stock to its shareholders of record on March 25, 1996, payable on March 29, 1996. Of this dividend, $.01 will be paid from income earned by the Company in 1995. This dividend will be taxable to shareholders as ordinary income.

10.        COMMITMENTS:

           At December 31, 1995, the Company had outstanding loan commitments aggregating $921,000.

11.        OTHER:

           On September 8, 1995, the Company's Board of Directors gave its approval for a proposed restructuring of the Company into a limited liability company ("LLC") and the generation of additional capital through the LLC. The Company expects to raise new capital of $25 to $50 million through the private placement of securities by the LLC. Distributions to current company shareholders under the proposed LLC restructuring are expected to remain consistent with current levels. At December 31, 1995, $626,000 of professional fees have been incurred in connection with this transaction, of which $313,000 have been deferred.


                                   Continued
                                     F-29

                        METROPOLITAN REALTY CORPORATION

12.        INTERIM FINANCIAL INFORMATION (unaudited):


=======================================================================
                                                         Net Investment
                        Total        Net Investment      Income (Loss)
Quarters Ended         Income         Income (Loss)        per Share
- -----------------------------------------------------------------------
Fiscal 1995

December 31         $   913,133        $   674,776         $    .15
September 30            973,527           (183,720)            (.04)(1)
June 30                 926,886            736,626              .16
March 31                950,513            762,521              .17
                    -----------        -----------         --------

                    $ 3,764,059        $ 1,990,203         $    .44
                    ===========        ===========         ========



Fiscal 1994

December 31         $ 1,052,728        $   250,564         $    .05(2)
September 30            937,150            814,839              .18
June 30                 929,888            809,875              .18
March 31                938,262            712,272              .16
                    -----------        -----------         --------

                    $ 3,858,028        $ 2,587,550         $    .57
                    ===========        ===========         ========

- --------
     1 The results of operations for the third quarter of fiscal year 1995 include a $850,000 increase in the allowance for loan losses and a $200,000 increase in general and administrative expenses for costs associated with the Company's proposed restructuring into a limited liability company. See Notes 4 and 11 to the financial statements.

     2 The results of operations for the fourth quarter of fiscal year 1994 include a $994,000 increase in the valuation provision for foreclosed property held for sale offset by a $462,000 decrease in the allowance for loan losses and recognition of $114,000 in income from loan prepayment penalties. See Notes 4 and 5 to the financial statements.


                        METROPOLITAN REALTY CORPORATION
                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
             for the years ended December 31, 1995, 1994 and 1993

=======================================================================================================
                                       Additions,          Charged                           Balance
                                       Charged to       (Credited) to                          at
                      Balance at        Costs and           Other                           December
      Description      January 1        Expenses          Accounts         Deductions          31
- -------------------------------------------------------------------------------------------------------
Allowance for
Loan Losses:

   1995                 $1,000,000        $600,000                                           $1,600,000

   1994                  1,461,500                                       $ (461,500)(1)       1,000,000

   1993                  1,461,500                                                            1,461,500

Valuation
Allowance:

   1995                  1,134,134         314,421                       (1,448,555)(2)              --

   1994                    140,000         994,134                                            1,134,134

   1993                    140,000                                                              140,000

- ---------
1 Decrease in allowance for loan losses was charged against operating expenses.

2  Foreclosed property sold in 1995.



                        METROPOLITAN REALTY CORPORATION
                                 BALANCE SHEET
                June 30, 1996 (unaudited) and December 31, 1995

===============================================================================================================
                                                                        June 30, 1996         December 31, 1995
- ---------------------------------------------------------------------------------------------------------------
ASSETS:
Cash and cash equivalents.............................................  $  1,781,496          $  2,446,221
Marketable securities.................................................    14,873,710            13,326,733
Mortgage notes receivable:
  Notes, unaffiliated.................................................    22,873,170            22,757,998
  Notes, affiliated...................................................     4,193,405             4,206,330
  Allowance for loan losses...........................................    (1,600,000)           (1,600,000)
                                                                        ------------          ------------
                                                                          25,466,575            25,364,328

Accrued interest and other receivables................................       311,367               282,620
Other assets..........................................................       367,522               340,999
                                                                        ------------          ------------
               Total assets...........................................  $ 42,800,670          $ 41,760,901
                                                                        ============          ============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
  Accounts payable:
    Shareholder.......................................................  $     16,500          $      5,500
    Trade.............................................................       103,594               120,032
  Deferred income.....................................................       129,552               153,952
  Deposits from borrowers for property taxes..........................       186,338               146,385
  Other...............................................................         1,627                 1,705
                                                                        ------------          ------------
               Total liabilities......................................       437,611               427,574
                                                                       -------------          ------------

Commitments...........................................................            --                    --

Shareholders' equity:
  Preferred stock, $.01 par value; 5,000,000
    shares authorized; no shares issued
    and outstanding...................................................            --                    --
  Common Stock, $.01 par value; 25,000,000
    shares authorized; 4,532,169 shares issued
    and outstanding...................................................        45,322                45,322
  Additional paid-in-capital..........................................    43,355,529            43,355,529
  Unrealized holding gains (losses) on marketable
    securities available for sale.....................................       (97,735)               47,690
  Distributions in excess of net investment
    income............................................................      (940,057)           (2,115,214)
                                                                        ------------          ------------

               Total shareholders' equity.............................    42,363,059            41,333,327
                                                                        ------------          ------------

                      Total liabilities and
                      shareholders' equity............................  $ 42,800,670          $ 41,760,901
                                                                        ============          ============

==============================================================================
   The accompanying notes are an integral part of the financial statements.

                                       F-32


                        METROPOLITAN REALTY CORPORATION
                            STATEMENT OF OPERATIONS
for the three months and six months ended June 30, 1996 and 1995 (unaudited)
                     and the year ended December 31, 1995


=================================================================================================================================
                                                        Three months ended            Six months ended                 Year ended

                                                June 30, 1996    June 30, 1995    June 30, 1996    June 30, 1995    Dec. 31, 1995
- ---------------------------------------------------------------------------------------------------------------------------------
Income:
  Interest income:
    From mortgage notes, unaffiliated.......    $ 590,966        $ 577,973        $1,182,964       $1,157,684        $2,363,121
    From mortgage notes, affiliated.........       97,001           97,784           194,217          194,703           391,854
  Investment income.........................      216,321          239,023           482,992          438,691           866,168
  Miscellaneous income......................       11,723           12,106            51,800           86,321           142,916
                                                ---------        ---------        ----------       ----------        ----------

        Total income........................      916,011          926,886         1,911,973        1,877,399         3,764,059
                                                ---------        ---------        ----------       ----------        ----------

Operating expenses:
  General and administrative................      113,611          115,899           238,277          293,187           600,000
  Change in allowance for
    loan losses.............................           --         (250,000)               --         (250,000)          841,903
  Net loss from foreclosed
   property held for sale...................           --          324,361                --          335,065           331,953
                                                ---------        ---------        ----------       ----------        ----------

        Total operating expenses............      113,611          190,260           238,277          378,252         1,773,856
                                                ---------        ---------        ----------       ----------        ----------
        Net investment income...............    $ 802,400        $ 736,626        $1,673,696       $1,499,147        $1,990,203
                                                =========        =========        ==========       ==========        ==========
Net investment income per share.............    $     .18        $     .16        $      .37       $      .33        $      .44
                                                =========        =========        ==========       ==========        ==========
Weighted average shares of common stock
   outstanding..............................    4,532,169        4,532,169         4,532,169        4,532,169         4,532,169
                                                =========        =========        ==========       ==========        ==========

==============================================================================
   The accompanying notes are an integral part of the financial statements.



                        METROPOLITAN REALTY CORPORATION
                            STATEMENT OF CASH FLOWS
            for the six months ended June 30, 1996 and 1995 (unaudited)


====================================================================================================================
                                                                                     Six months ended

                                                                               June 30, 1996         June 30, 1995
- --------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net investment income................................................        $  1,673,696          $   1,499,147
                                                                               ------------          -------------
  Adjustments to reconcile net investment income to
   net cash provided by operating activities:
    Change in allowance for loan losses................................                  --               (250,000)
    Valuation provision for foreclosed property........................                  --                312,066
    Amortization of loan origination fees..............................             (25,177)               (24,166)
    Depreciation expense...............................................               1,477                 34,231
    Expiration of commitment and application fees......................             (29,400)                    --
    Other..............................................................              14,197                  7,935
    Increase in assets:
      Accounts receivable..............................................             (28,747)               (19,625)
      Other assets.....................................................             (28,000)              (239,177)
    Increase (decrease) in liabilities:
      Accounts payable.................................................              (5,438)               (37,524)
      Deferred income and other liabilities............................              39,875                 47,687
                                                                               ------------          -------------
               Total adjustments.......................................             (61,213)              (168,573)
                                                                               ------------          -------------
               Net cash provided by operating activities...............           1,612,483              1,330,574
                                                                               ------------          -------------
Cash flows from investing activities:
  Commitment and loan extension fees received..........................               5,000                 44,400
  Purchase of marketable securities....................................          (4,029,062)                    --
  Collections of principal from marketable securities..................           2,322,463                450,548
  Loan repayments......................................................             267,996                209,522
  Loan disbursements...................................................            (345,066)                    --
                                                                               ------------          -------------
               Net cash (used in) provided by investing
                 activities............................................          (1,778,669)               704,470
                                                                               ------------          -------------

Cash flows from financing activities:
  Dividends paid.......................................................            (498,539)              (906,434)
                                                                               ------------          -------------

Net (decrease) increase in cash and cash equivalents...................            (664,725)             1,128,610

Cash and cash equivalents, beginning of period.........................           2,446,221              3,529,334
                                                                               ------------          -------------

Cash and cash equivalents, end of period...............................        $  1,781,496          $   4,657,944
                                                                               ============          =============

=============================================================================
   The accompanying notes are an integral part of the financial statements.

                        METROPOLITAN REALTY CORPORATION

                  NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.      Basis of Presentation

        The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the three months and six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995.

        The accompanying financial statements for the three months and six months ended June 30, 1995 reflect certain reclassifications to be consistent with the presentation adopted for the three months and six months ended June 30, 1996.

2.      Earnings per Share

        The earnings per share for the three months and six months ended June 30, 1996 and 1995 and the year ended December 31, 1995 are based on the weighted average number of shares of common stock outstanding during the period.

3.      Marketable Securities

        Marketable securities available for sale are carried at market value and unrealized gains and losses are included in a separate component of shareholders' equity. Shareholders' equity at June 30, 1996 includes net unrealized holding losses on marketable securities of $97,735. Marketable securities at June 30, 1996 and December 31, 1995 consist of Federal National Mortgage Association and Federal Home Loan Mortgage Corporation mortgage-backed securities and U.S. Treasury Notes. Realized gains and losses on sales of securities are determined based upon specific identification.

        The net loss on the sales of marketable securities included in investment income in the accompanying statements of operations aggregated $8,478 and $14,197 for the three months and six months ended June 30, 1996, and $3,714 and $7,935 for the three months and six months ended June 30, 1995. At June 30, 1996 and 1995, all marketable securities are considered available for sale.

                        METROPOLITAN REALTY CORPORATION
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

4.      Mortgage Notes Receivable

        Mortgage notes receivable as of the dates indicated are summarized as follows:

===================================================================================================================
                                                                       June 30, 1996             December 31, 1995
- -------------------------------------------------------------------------------------------------------------------
9.09% Mortgage note receivable, net of loan origination fees of
$35,382 at June 30, 1996 and $27,668 at December 31,                   $ 4,193,405               $  4,206,330
1995, due monthly in installments of principal and interest of
$35,494 through December 2000

10.875% Mortgage note receivable, net of loan origination fees
of $5,830 at June 30, 1996 and $6,505 at December 31,                      963,241                    965,898
1995, due monthly in varying installments of principal and
interest through December 1999

9.3752% Mortgage note receivable, net of loan origination fees
of $7,542 at June 30, 1996 and $6,541 at December 31,                    2,101,841                  2,111,851
 1995, due monthly in installments of principal and interest of
$18,298 through January 2000

9.26% Mortgage note receivable, net of loan origination fees of
$16,111 at June 30, 1996 and $17,951 at December 31,                     1,798,817                  1,812,889
1995, due monthly in varying installments of principal and
interest through April 2000

8.0% and 9.5% Mortgage note receivable, net of loan
origination fees of $5,454 at June 30, 1996 and $5,998 at                1,362,222                  1,361,789
December 31, 1995, due monthly in varying installments of
principal and interest through August 2000

9.25% Mortgage note receivable, net of loan origination fees of
$8,040 at June 30, 1996 and $8,856 at December 31, 1995,                   609,417                    614,211
due monthly in installments of principal and interest of $5,800 through September 2000

7.25% Mortgage note receivable, net of loan origination fees of
$5,541 at June 30, 1996 and $6,103 at December 31, 1995,                   665,683                    669,449
due monthly in varying installments of principal and interest through October 2000

10.5% Mortgage note receivable, net of loan origination fees of
$3,853 at June 30, 1996 and $4,194 at December 31, 1995,                   938,110                    940,653
due monthly in varying installments of principal and interest through December 2000

11.25% Mortgage note receivable, net of loan origination fees
of $12,172 at June 30, 1996 and $13,272 at December 31,                  2,090,884                  2,100,907
1995, due monthly in installments of principal and interest of
$21,961 through October 2000

10.25% Mortgage note receivable, net of loan origination fees
of $3,390 at June 30, 1996 and $3,693 at December 31,                      257,273                    258,623
1995, due monthly in varying installments of principal and
interest through January 2001

                        METROPOLITAN REALTY CORPORATION
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

4.      Mortgage Notes Receivable, continued

- -------------------------------------------------------------------------------------------------------------
11.25% Mortgage note receivable, net of loan origination fees
of $9,129 at June 30, 1996 and $9,954 at December 31,                  $ 1,568,163               $  1,575,680
1995, due monthly in installments of principal and interest of
$16,471 through October 2000

9.5% Mortgage note receivable through February 28, 1996
adjusted to 6.75% (based on the U.S. Treasury Securities                   716,065                    719,601
weekly average yield adjusted to a constant maturity of 5 years plus 1.5%) on March 1, 1996 to maturity, net of loan origination fees of $8,440 at June 30, 1996 and $9,232 at December 31, 1995, due
monthly in varying installments of
principal and interest through February 2001

9.875% Mortgage note receivable, net of loan origination fees
of $14,401 at June 30, 1996 and $15,636 at December 31,                  2,438,279                  2,445,235
1995, due monthly in varying installments of principal and
interest through January 1999

10.25% and 9.75% Mortgage notes receivable, net of loan
origination fees of $12,220 at June 30, 1996 and $19,911 at              2,311,204                  2,329,018
December 31, 1995, due monthly in varying installments of
principal and interest through April 1997

10.25% and 12.25% Mortgage notes receivable, net of loan
origination fees of $7,354 at June 30, 1996 and $11,989 at               2,102,351                  2,239,156
December 31, 1995, due monthly in varying installments of
principal and interest through April 1997

10.25% Mortgage note receivable, net of loan origination fees
of $50,030 at June 30, 1996 and $52,570 at December 31,                  1,739,896                  1,741,822
1995, due monthly in installments of interest only through April
1995 at which time varying installments of principal and
interest will be due monthly through April 2003

Bank prime rate plus 1% Mortgage note receivable, net of loan
origination fees of $23,888 at June 30, 1996 and 1995, due                 765,471                    420,406
monthly in installments of interest only until final closing, July
1997, at which time payments of principal and interest of
$12,355 will be due monthly through July 2007

10.00% Mortgage note receivable due monthly in installments
of principal and interest of $4,889 through August 2000                    444,253                    450,810
                                                                       -----------               ------------


                                                                        27,066,575                 26,964,328

Allowance for loan losses
                                                                        (1,600,000)                (1,600,000)
                                                                       -----------               ------------
Mortgage notes receivable, net of allowance for loan losses            $25,466,575               $ 25,364,328
                                                                       ===========               ============

=============================================================================

                        METROPOLITAN REALTY CORPORATION
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

4.      Mortgage Notes Receivable, continued

        The Company's portfolio of mortgage notes receivable are reported at their principal outstanding balance net of charge-offs and deferred loan origination fees and costs on originated loans. Interest income is generally recognized when income is earned using the interest method. Loan origination fees and certain direct loan origination costs are deferred and the net amounts are amortized as adjustments of the loans' yields.

        The Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114), as amended by SFAS 118, on January 1, 1995. Under the new standard, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on the fair value of the underlying collateral. The cumulative effect of adopting the provisions of SFAS No. 114 was not significant.

        The adequacy of the allowance for loan losses (substantially all of the allowance is related to the provision for impaired loans as discussed above) is periodically evaluated by the Company in order to maintain the allowance at a level that is sufficient to absorb probable credit losses. Management's evaluation of the adequacy of the allowance is based on a review of known and inherent risks in the loan portfolio, including adverse circumstances that may affect the ability of the borrower to repay interest and/or principal and the estimated value of collateral. In determining the allowance for possible losses, the Company has considered many indicators of value, including market evaluations of the underlying collateral, the cost of money, operating cash flow from the property during the projected holding period and expected capitalization rates applied to the stabilized net operating income of the specified property.

        The allowance for credit losses is established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of impaired loans are included in the provision for credit losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

        At June 30, 1996, the total recorded investment in impaired loans was $5,289,500. The allowance related to these loans totalled $1,600,000. The average recorded investment in impaired loans was approximately $5,298,000 with interest income of $267,000 for the six months ended June 30, 1996. All impaired loans were classified as earning during 1996 with interest income recognized on an accrual basis. The Company believes that the allowance for loan losses of $1,600,000 at June 30, 1996 is at a level that is sufficient to absorb probable credit losses in the mortgage loan portfolio.

                        METROPOLITAN REALTY CORPORATION
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

5.      Real Estate Owned

        A sale of the property which was foreclosed by the Company in 1992 was consummated on August 1, 1995. In accordance with the terms of the purchase agreement, the Company received $100,000 of the purchase price at the August 1, 1995 settlement date. The remaining $455,000 of the purchase price will be paid, pursuant to the terms of the mortgage note bearing interest at 10% per annum, in monthly installments of principal and interest of $4,889 commencing in September 1995 until maturity in August 2000, at which time the remaining unpaid principal of approximately $375,000 is due. The mortgage note is guaranteed by the borrower and may be prepaid in whole or in part at any time.
        The property's 1995 operating income and expenses are reflected in the statement of operations. The net loss from foreclosed property held for sale totalled $335,065 for the six months ended June 30, 1995 and was largely attributable to a $312,066 increase in the valuation provision.

6.      Dividends

        Under pertinent provisions of the Internal Revenue Code (the "Code"), a real estate investment trust may consider a dividend declared in a subsequent year to be a distribution of income of the immediately prior year and thus reduce income subject to income tax. On March 13, 1996, the Board of Directors of the Company declared a cash dividend of $.11 per share of common stock, to its shareholders of record on March 25, 1996, payable on March 29, 1996. Of this dividend, $.01 was payable from income earned by the Company in 1995 and $.10 was payable from 1996 income. These dividends are taxable to shareholders as ordinary income. For the quarter ending June 30, 1996, no cash dividend was declared by the Board of Directors of the Company in anticipation of the consummation of the restructuring of the Company into a limited liability company in accordance with the transaction discussed in Note 10.

7.      Income Taxes

        The Company currently intends to operate as a qualified real estate investment trust under the Code (See Note 10). In general, each year qualification is met, income is not subject to federal income tax at the Company level to the extent distributed to shareholders. The Company distributes at least 95% of its net taxable investment income to its shareholders. Accordingly, no provision for income taxes has been made for the three and six months ended
        June 30, 1996.

8.      Related Party Transactions

        The Company was involved in various transactions with affiliates as follows:

        Consulting fees under a contractual agreement aggregating $23,373 and $22,260 were earned by an officer of the Company during the six months ended June 30, 1996 and 1995, respectively.

        Fees aggregating $11,018 and $12,546 during the six months ended June 30, 1996 and 1995, respectively were earned by a shareholder of the Company for providing various investment and other services to the Company.

                        METROPOLITAN REALTY CORPORATION
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

8.      Related Party Transactions, continued

        During 1995, one of the Company's board members became the vice president of an entity which has a mortgage note with the Company. The carrying amount of the mortgage note receivable totaled $4,193,405 and $4,223,200 at June 30, 1996 and 1995, respectively and earned the Company $194,217 and $194,703 during the six months ended June 30, 1996 and 1995, respectively.

        During the six months ended June 30, 1996 and 1995, one of the Company's directors was a member of a law firm which provides legal services to the Company. Fees for legal services provided by the law firm amounted to $49,932 and $159,120, for the six months ended June 30, 1996 and 1995, respectively. Of the fees earned in 1996 and 1995, $3,500 and $118,618, respectively, relate to the transaction discussed in Note 10.

9.      Commitments

        At June 30, 1996, the Company had outstanding loan commitments aggregating $576,000.

10.     Other

        On September 8, 1995, the Company's Board of Directors gave its approval for a proposed restructuring of the Company into a limited liability company ("LLC") and the generation of additional capital through the LLC. The Company expects to raise new capital of $25 to $50 million through the private placement of securities by the LLC. Distributions to current company shareholders under the proposed LLC restructuring are expected to remain consistent with current levels. At June 30, 1996, $688,000 of professional fees have been incurred in connection with this transaction, of which $344,000 have been deferred.

[ Outside back cover, column 1 ]


        No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Proxy Statement/Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any Underwriter. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Class A Membership Interests offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Proxy Statement/Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                              SUMMARY OF TABLE OF
                                   CONTENTS

Summary.....................................................................1
Risk Factors...............................................................13
Introduction...............................................................18
The Companies..............................................................18
The Special Meeting........................................................20
Special Factors Concerning the Restructuring...............................22
The Offering...............................................................36
Pro Forma Financial Information............................................36
MRC, LLC Pro Forma Condensed Balance Sheet.................................37
Selected Financial Data of Metropolitan
        Realty Corporation.................................................38
Management's Discussion and Analysis of Financial
        Condition and Results of Operations................................39
Management and Operations After the
        Restructuring......................................................47
Investment Objectives and Policies After
        the Restructuring..................................................55
Comparison of MRC Capital Stock and
   MRC, LLC Class A Membership Interests...................................64
The Operating Agreement....................................................70
The Restructuring Agreement................................................75
Material Federal Income Tax Considerations.................................78
Considerations for Pension Fund Investors..................................89
Relationship with Independent Accountants..................................91
Experts....................................................................91
Legal Matters..............................................................91
Other Matters..............................................................91
Further Information........................................................92
Glossary...................................................................93
Appendix A -- Operating Agreement.........................................A-1
Appendix B -- Agreement and Plan of Dissolution
      and Restructuring...................................................B-1
Financial Statements......................................................F-1

[ Outside back cover, column 2 ]



                                  ---------


                              METROPOLITAN REALTY
                                  CORPORATION
                                PROXY STATEMENT


                                  ---------





                                  ---------


                              METROPOLITAN REALTY
                                COMPANY, L.L.C.
                                  PROSPECTUS


                                  ---------






                             September 24, 1996

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.       Indemnification of Directors and Officers.

        Article X of MRC, LLC's Operating Agreement provides that MRC, LLC shall indemnify its member and managers to the fullest extent authorized or permitted by the Delaware Limited Liability Company Act ("DLLCA"), as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a Member-Manager of MRC, LLC and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the MRC, LLC shall not be obligated to indemnify any Member or Manager (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Member-Managers of the MRC, LLC. The right to indemnification conferred in this Article X shall include the right to be paid by MRC, LLC the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. In addition, MRC, LLC may, by action by the Member-Managers, provide indemnification to employees and agents with the same scope and effect as the foregoing indemnification of members and managers.

Item 21.       Exhibits and Financial Statement Schedules.

        (a) The following documents are being filed herewith unless otherwise indicated:

               Description

            2 Agreement and Plan of Dissolution and Restructuring between Metropolitan Realty Company, L.L.C. and Metropolitan Realty Corporation (attached hereto as Appendix B).

         *3.1  Certificate of Formation of Metropolitan Realty Company,
               L.L.C..

          3.2 Operating Agreement of Metropolitan Realty Company, L.L.C. (attached hereto as Appendix A).

         *3.3 Certificate of Amendment to Certificate of Formation of Metropolitan Realty Company, L.L.C..

            4 Operating Agreement of Metropolitan Realty Company, L.L.C. (attached hereto as Appendix A).


          5.1  Opinion of Bodman, Longley & Dahling LLP


        **8.1  Opinion of Coopers & Lybrand L.L.P.

         *8.2  Opinion of Coopers & Lybrand L.L.P.

         *8.3  Opinion of Coopers & Lybrand L.L.P.

         23.1  Consent of Bodman, Longley & Dahling LLP (included in Exhibit
               5.1).

- --------
*Previously filed.
** Previously filed as Exhibit 5.2.

        *23.2  Consent of Coopers & Lybrand L.L.P.

        *23.3  Consent of Cushman & Wakefield of Michigan, Inc.

        *23.4  Consent of Coopers & Lybrand L.L.P.

        *23.5  Consent of Coopers & Lybrand L.L.P.

        *23.6  Consent of Coopers & Lybrand L.L.P.

        *23.7  Consent of Coopers & Lybrand L.L.P.

        *23.8  Consent of Coopers & Lybrand L.L.P.

         23.9  Consent of Coopers & Lybrand L.L.P.

        *24.1  Power of Attorney of Wayne S. Doran.

        *24.2  Power of Attorney of Robert H. Naftaly.

        *99.1  Appraisal of Cushman & Wakefield of Michigan, Inc.
               Valuation Advisory Services

        *99.2  Proxy Card of Metropolitan Realty Corporation


        * Previously filed.

        (b)    Financial Statement Schedules:


        All financial statement schedules are omitted because they are not applicable, or the required information is included in the selected financial data of Metropolitan Realty Corporation, predecessor of Metropolitan Realty Company, L.L.C.



Item 22.       Undertakings.

        The undersigned registrant hereby undertakes:

        A. That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        B. (1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

               (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           C. (1) To deliver or caused to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or caused to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

               (2) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

               (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        D. That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on September 20, 1996.




                          METROPOLITAN REALTY COMPANY, L.L.C.


                          By: *
                               ------------------------------------------
                               Name: Wayne S. Doran
                               Its: Member (Principal Executive Officer)



                          By: *
                               --------------------------------------------
                               Name: Robert H. Naftaly
                               Its: Member (Principal Financial Officer and
                               Principal Accounting Officer)


                          * \s\ F. Thomas Lewand
                          -------------------------------------------------
                             Name: F. Thomas Lewand, Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit No.                                                          Page No.
- -----------                                                          --------

  2   Agreement and Plan of Dissolution and Restructuring between
      Metropolitan Realty Company, L.L.C. and Metropolitan Realty
      Corporation (attached hereto as Appendix B).........................

 *3.1 Certificate of Formation of Metropolitan Realty Company, L.L.C......

  3.2 Operating Agreement of Metropolitan Realty Company, L.L.C.
      (attached hereto as Appendix A).....................................

 *3.3 Certificate of Amendment to Certificate of
      Formation of Metropolitan Realty
      Company, LLC........................................................

    4 Operating Agreement of Metropolitan Realty Company, L.L.C.
      (attached hereto as Appendix A).....................................

  5.1 Opinion of Bodman, Longley & Dahling LLP............................

**8.1 Opinion of Coopers & Lybrand L.L.P..................................

 *8.2 Opinion of Coopers & Lybrand L.L.P..................................

 *8.3 Opinion of Coopers & Lybrand L.L.P..................................

 23.1 Consent of Bodman, Longley & Dahling LLP (included on Exhibit 5.1)..

*23.2 Consent of Coopers & Lybrand L.L.P..................................

*23.3 Consent of Cushman & Wakefield of Michigan, Inc.....................

*23.4 Consent of Coopers & Lybrand L.L.P..................................

*23.5 Consent of Coopers & Lybrand L.L.P..................................

*23.6 Consent of Coopers & Lybrand L.L.P..................................

- --------
*Previously filed.
**Previously filed as Exhibit 5.2.

*23.7 Consent of Coopers & Lybrand L.L.P..................................

*23.8 Consent of Coopers & Lybrand L.L.P..................................

 23.9 Consent of Coopers & Lybrand L.L.P..................................

*24.1 Power of Attorney of Wayne S. Doran.................................

*24.2 Power of Attorney of Robert H. Naftaly..............................

*99.1 Appraisal of Cushman & Wakefield of Michigan, Inc.
      Valuation Advisory Services.........................................

*99.2 Proxy Card of Metropolitan Realty Corporation.......................